File No. 000-56839

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Fidelity Core Real Estate Fund

(Exact name of registrant as specified in its charter)

Maryland	88-6504113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 Summer Street, Boston Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

617-563-7000

(Registrant’s telephone number, including area code)

with copies to:

Lindsey Magaro Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 (404) 881-7410	Aaron Hendricson Alston & Bird LLP 2200 Ross Avenue, Suite 2300 Dallas, TX 75201 (214) 922-3412

Securities to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Securities to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Shares of beneficial interest

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

FIDELITY CORE REAL ESTATE FUND

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Explanatory Note

The Company is filing this General Form for Registration of Securities on Form 10 (as may be amended, this “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register its common shares of beneficial interest (“Shares”) under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder.

When used in this Registration Statement, “the Company” refers to Fidelity Core Real Estate Fund, a Maryland statutory trust, and, as required by context, Fidelity Core Real Estate Operating Partnership LP, a Delaware limited partnership, which the Company refers to as the “Operating Partnership,” and to its respective subsidiaries.

This Registration Statement does not constitute an offer of the Company’s Shares or any other securities. Once this Registration Statement has been deemed effective, the Company will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require the Company, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and the Company will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. Additionally, the Company will be subject to the proxy rules in Section 14 of the Exchange Act and the Company, trustees, executive officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

This Registration Statement contains forward-looking statements about the Company’s business, including, in particular, statements about its plans, strategies and objectives. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to originations, acquisitions, statements regarding future performance and statements regarding identified but not yet closed originations or acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. The Company believes these factors also include but are not limited to those described under “Item 1A. Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Summary Risk Factors

The following is a summary of the principal risks that may adversely affect the Company’s business, financial condition and results of operations and cash flows. The following summary is not intended to be exhaustive and should be read in conjunction with the complete discussion of risk factors the Company faces, which are set forth below under “Item 1A. Risk Factors.”

Risks Related to the Company’s Organizational Structure

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The Company has held certain of its current investments for only a limited period of time, and investors will not have the opportunity to evaluate the Company’s future investments before it makes them.

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Since there is no public trading market for the Company’s Shares, repurchase of its Shares by the Company will likely be the only way to dispose of your Shares. The Company’s share repurchase plan provides shareholders with the opportunity to request that the Company repurchases their Shares on a quarterly basis, but the Company is not obligated to repurchase any Shares and may choose to repurchase only some, or even none, of the Shares that have been requested to be repurchased in any particular quarter in its discretion. In addition, repurchases are subject to available liquidity and other significant restrictions, including quarterly repurchase limits. Further, the Company’s Trustee (as defined below) may modify or suspend (potentially indefinitely) the share repurchase plan if it deems such action to be in the Company’s best interest and the best interest of its shareholders. As a result, the Company’s Shares should be considered as having only limited liquidity and at times may be illiquid.

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The Company cannot guarantee that it will make distributions, and if it does, it may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and the Company has no limits on the amounts it may pay from such sources.

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The purchase and repurchase price for the Company’s Shares are generally based on the most recently determined net asset value (“NAV”) (subject to material changes) and are not based on any public trading market. While there are independent annual appraisals of the Company’s properties, the Company’s NAV may not accurately reflect the actual price at which its properties could be liquidated on any given day.

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The Company is dependent on the diligence, skill, experience and network of business contacts of the Investment Manager (as defined below). There can be no assurances that certain members of the team will continue to provide investment services to the Investment Manager. The loss of key personnel would limit the Company’s ability to achieve its investment objective and operate as anticipated.

•	Operational risks, including the risk of cyberattacks, may disrupt the Company’s businesses, result in losses or limit growth.

•	Valuations and appraisals of the Company’s assets are estimates of fair value and may not necessarily correspond to realizable value.

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The Company’s NAV per Share amounts may change materially if the appraised values of its properties materially change from prior appraisals or the actual operating results for a particular month differ from what it originally budgeted for that month.

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The return on an investment in the Company’s Shares may be reduced if the Company is required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

•	The Company’s shareholders have limited voting rights and will not participate in the day-to-day management or control of the Company.

Risks Related to Investments in Real Estate

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The Company is subject to the risks generally attributable to the ownership of real property, including changes in global, national, regional or local economic, demographic or capital market conditions that impact the real estate market in general.

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The Company’s portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, its aggregate return may be substantially affected by the unfavorable performance of even a single investment.

•	The Company’s Trustee may change the Company’s investment and operational policies or investment guidelines at any time without shareholder consent.

•	Due to the relatively illiquid nature of the Company’s investments, it may have difficulty promptly selling its properties on favorable terms.

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The Company faces competition from various entities for investment opportunities in properties, including REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers.

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Joint venture investments could be adversely affected by the Company’s lack of sole decision-making authority, its reliance on the financial condition of its joint venture partners and disputes between the Company and its joint venture partners.

•	The inability of property managers to effectively operate the Company’s properties and leasing agents to profitably lease vacancies in its properties would hurt financial performance.

•	The Company’s properties face significant competition from other comparable properties in their markets.

Risks Related to Debt Financing

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The Company has incurred mortgage indebtedness and other borrowings and expects to incur additional debt, which may increase its business risks, hinder its ability to make distributions and decrease the value of shareholders’ investments. There is no limit on the amount that the Company may borrow with respect to any individual asset or with respect to its entire portfolio.

•	Increases in interest rates could increase the amount of the Company’s loan payments and adversely affect its ability to make distributions to shareholders.

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Volatility in the financial markets and challenging economic conditions could adversely affect the Company’s ability to secure debt financing on attractive terms and its ability to service any future indebtedness that it may incur.

•	In the event the Company defaults under a mortgage loan, credit facility or other financing arrangement, the Company’s business could be adversely affected.

•	When providing financing, lenders may impose restrictions on the Company that affect its distribution and operating policies and its ability to obtain additional loans.

Risks Related to Conflicts of Interest

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The Management Fee (as defined below) and Incentive Fee (as defined below) the Company pays to the Investment Manager may not create proper incentives or may induce the Investment Manager to make certain investments, including speculative investments that increase the risk of the Company’s real estate portfolio.

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The Investment Manager faces a conflict of interest because the compensation it receives for services performed is based in part on the Company’s NAV, which the Investment Manager is ultimately responsible for reviewing and confirming.

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The Investment Manager, the Trustee and their respective affiliates, principals and employees, including the members of the Real Estate Investment Committee (as defined below), are not required to devote all or any specific portion of their working time to the Company’s affairs and will face potential conflicts of interest in allocating their time and services among the Company and such other business activities unrelated to the Company.

•	The Company may retain certain of the Investment Manager’s affiliates from time to time for services relating to the Company’s investments and operations.

Risks Related to the Company’s REIT Status and Certain Other Tax Items

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If the Company does not qualify as a REIT, it will face serious tax consequences that will substantially reduce the funds available to satisfy its obligations, to implement its business strategy and to make distributions to its shareholders for each of the years involved.

•	Compliance with REIT requirements may cause the Company to forego otherwise attractive opportunities.

•	Compliance with REIT requirements may force the Company to liquidate or restructure otherwise attractive investments.

•	The Company may incur tax liabilities that would reduce its cash available for distribution to shareholders.

•	The Company’s Trustee may revoke the Company’s REIT election without shareholder approval, which may cause adverse consequences to shareholders.

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Item 1. Business

The Company

The Company is a Maryland statutory trust formed in 2022 under the Maryland Statutory Trust Act (Title 12 of the Corporations and Associations Article of the Annotated Code of Maryland).

The Company acquires and actively manages stabilized, income-generating real estate assets primarily located in the United States. Its investments will be diversified across a range of asset classes, with a focus on industrial, residential, office and retail properties. The Company may also, to a lesser extent, invest in other asset types. The Company may also invest in real estate debt and real estate-related securities, including the equity securities of public REITs and real estate investment funds, agency and non-agency residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”) and collateralized debt obligations (“CDOs”).

The Company owns all of its investments through Fidelity Core Real Estate Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). Fidelity CRET Trustee LLC, a Delaware limited liability company, is the Company’s sole trustee (the “Trustee”). The Company is externally managed by Fidelity Diversifying Solutions LLC, a Delaware limited liability company and an affiliate of the Trustee (the “Investment Manager”). FMR LLC, a Delaware limited liability company (“FMR”), is the parent company of the Trustee and the Investment Manager.

The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with its taxable year ended December 31, 2023. Furthermore, the Company intends to continue to operate in such a manner as to continue to qualify for taxation as a REIT under the applicable provisions of the Code for so long as the Trustee determines that REIT qualification remains in its best interest. The Company is structured as a non-listed, perpetual-life REIT, and therefore its securities are not listed on a national securities exchange and, as of the date of this Registration Statement, there is no plan to list its securities on a national securities exchange.

The Company is conducting a continuous private offering of up to $750 million in its Shares, provided that the Trustee may increase the amount of Shares offered and may terminate the offering at any time. The offering is being conducted pursuant to the exemption from registration provided by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The Company’s principal executive offices are located at 245 Summer Street, Boston Massachusetts 02205, and the telephone number of its principal executive offices is 617-563-7000.

Fidelity

Since Fidelity’s founding in 1946, the firm has been known for its professional money management and comprehensive client services. Fidelity Investments is one of the world’s largest providers of financial services with assets under administration of $17.87 trillion, including managed assets of $6.52 trillion, as of March 31, 2026. In 1977, Edward C. Johnson 3d became Chairman and Chief Executive Officer of FMR, succeeding his father, Edward C. Johnson 2d. In 2014, Abigail P. Johnson, daughter of Edward 3d, was named Chief Executive Officer of FMR. In 2016, Edward C. Johnson 3d retired as Chairman of FMR, Fidelity’s parent company. Abigail P. Johnson, Chief Executive Officer of Fidelity, assumed the role of Chairman of FMR, with responsibility for the management of all FMR businesses, including Fidelity Financial Services and Fidelity’s other diversified businesses and investments. Fidelity is a privately held company, with its stock entirely owned by employees and members of the Johnson family. Headquartered in Boston, Massachusetts, Fidelity employs more than 80,000 associates with a global presence spanning nine other countries across North America, Europe, Asia, and Australia.

The Trustee

The Trustee is a Delaware limited liability company and a wholly owned subsidiary of FMR. Pursuant to the Company’s Declaration of Trust (as amended, restated or supplemented, the “Declaration of Trust”), its business and affairs are managed exclusively by or under the direction of the Trustee. Except as set forth in the Declaration of Trust, the Trustee has exclusive and absolute power, control and authority over the Company’s business, affairs and property, and no holders of Shares (referred to herein as the Company’s “shareholders”) have any right to participate in or exercise control or management power over the Company’s business and affairs. The Trustee will serve until its resignation or removal in accordance with the terms of the Declaration of Trust. See “Item 5. Trustees and Executive Officers” for additional information regarding the Trustee.

The Trustee may, from time to time, appoint, remove and replace the Company’s officers, to serve at the pleasure of the Trustee, with such powers and duties as the Trustee may determine. The Company’s officers may include a chief executive officer, a president, one or more vice presidents, a chief financial officer, a treasurer, a secretary, and such other officers with such powers and duties as the Trustee may deem necessary or desirable. See “Item 5. Trustees and Executive Officers” for additional information regarding the Company’s executive officers.

The Investment Manager

The Investment Manager is a Fidelity Investments company and a wholly owned subsidiary of FMR that primarily provides discretionary advisory and sub-advisory services. The Investment Manager is registered with the Commodity Futures Trading Commission as a commodity trading advisor and commodity pool operator, is a member of the National Futures Association and is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Pursuant to an Investment Management Agreement among the Company, the Operating Partnership and the Investment Manager (the “Investment Management Agreement”), the Investment Manager provides advisory and management services to the Company and the Operating Partnership. The Investment Manager leverages the resources of the entire Fidelity organization in advising and managing the Company. Pursuant to the Investment Management Agreement, the Trustee has delegated to the Investment Manager the authority to, among other things, source, evaluate and monitor investment opportunities and negotiate and execute upon the acquisition, management, financing and disposition of the Company’s assets, subject in all cases to the terms of the Declaration of Trust, applicable law and the ultimate oversight of the Trustee. The Company’s acquisitions and dispositions of real properties are reviewed and approved by the Investment Manager’s Real Estate Investment Committee (as defined below).

Pursuant to the Investment Management Agreement, the Investment Manager has authority to engage and supervise, on the Company’s and the Operating Partnership’s behalf and at the Company’s and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers and other service providers (which may include affiliates of the Investment Manager) that provide various services with respect to the Company and the Operating Partnership.

The Investment Management Agreement will remain in effect until the Company is terminated in accordance with the terms of the Declaration of Trust; provided, however, that either the Company or the Investment Manager may terminate the Investment Management Agreement at any time upon not less than 75 days’ prior written notice to the other party. In addition, the Investment Management Agreement will automatically terminate in the event that the Trustee or one of its affiliates ceases to be the Company’s trustee.

See “Item 7. Certain Relationships and Related Transactions, and Trustee Independence” for additional information regarding the Investment Management Agreement, including the fees and expense reimbursements the Company pays to the Investment Manager pursuant to the Investment Management Agreement.

Real Estate Investment Committee

The Investment Manager has established a standing committee (the “Real Estate Investment Committee”) that reviews and approves the Company’s real estate asset acquisitions and dispositions on behalf of the Investment Manager. The Real Estate Investment Committee meets as frequently as necessary to fulfill its duties. The Company will not enter into any binding agreement or commitment to acquire a real property or other asset without the Real Estate Investment Committee’s prior approval. The Real Estate Investment Committee will typically employ a two-step process in which the Real Estate Investment Committee will give an initial, conditional approval of a proposed investment (e.g., subject to the Investment Manager completing due diligence) and will thereafter confer again to confirm that all due diligence or other conditions have been satisfied and provide a final approval.

In addition to approving asset acquisitions and dispositions, the Real Estate Investment Committee will meet periodically to review the Company’s portfolio composition, the fair market values of individual real properties and the Company’s financial performance.

The Real Estate Investment Committee currently comprises six senior Fidelity professionals from various real estate, portfolio management and research disciplines, three of whom are also the Company’s executive officers. See “Item 5. Trustees and Executive Officers” for a discussion of the members of the Real Estate Investment Committee.

Investment Objectives

The Company’s investment objectives are to invest in a diversified portfolio of high-quality commercial real estate assets that will enable it to:

•	provide current income in the form of regular cash distributions;

•	preserve and protect invested capital;

•	realize long-term capital appreciation through selective investment and proactive asset management; and

•	provide an investment alternative for shareholders seeking to allocate a portion of their long-term investment portfolios to commercial real estate.

The Company cannot provide any guarantee that it will achieve its investment objectives. See “Item 1A. Risk Factors.”

Investment Strategy

The Company acquires and actively manages stabilized, income-generating real estate assets. Its investments will be diversified across a range of asset classes, with a focus on industrial, residential, office, and retail properties. The Company may also, to a lesser extent, invest in other asset types. Diversification will primarily be achieved by acquiring a blend of properties across asset classes and geographic markets. The Company expects its real estate investments will focus primarily on properties located in the United States. However, the Company may eventually make proportionately smaller investments outside of the United States.

The Company believes that a property’s value is primarily based on its ability to generate positive cash flows. The Company’s strategic priority is to identify investment opportunities that it believes can generate strong and durable cash flows and seek to acquire such properties at a competitive price that it believes will support long-term potential capital appreciation at or above the long-term rate of inflation. The Company will not invest in unimproved land or ground-up real estate development projects; however, it may acquire real estate assets that allow for future ground-up development as a secondary (and not primary) investment strategy. For example, the Company might acquire an income-generating commercial real estate property with potential upside from the expansion of the building through limited development on the property site. Development of such expansion would not be necessary to meet the Company’s original return objectives and therefore would be a secondary investment strategy to the income-generating commercial property.

The Company may also invest in real estate debt and real estate-related securities, including the equity securities of public REITs and real estate investment funds, agency and non-agency RMBS, CMBS and CDOs. The Company may also invest in money market instruments and other cash equivalents and short-term investments.

As an affiliate of Fidelity Investments, the Company benefits from the research capabilities and institutional knowledge of an organization that has managed through multiple investment cycles since its founding in 1946. Accordingly, the Company’s approach to investment decision-making is based upon a commitment to independent, rigorous fundamental research. The Company believes this data driven approach will support the acquisition and management of real estate assets that can sustain performance through market cycles.

Furthermore, the Investment Manager’s real estate investment team is comprised of seasoned real estate investment professionals with decades of combined global investment experience.

The Company believes that its intended structure as a perpetual-life REIT will allow it to acquire and manage its investment portfolio in an active and flexible manner. For example, if the Company considers a sector or market to be overvalued, it can apply its focus to another market or sector that it considers to be overlooked or to have better fundamentals. The Company also believes this structure is advantageous to its shareholders as it is not limited by a pre-determined operational period and the need to liquidate assets, potentially in an unfavorable market, to satisfy a liquidity event at the end of fund life.

As of the date hereof, the Company owns 13 properties, comprised of 3 residential properties, 5 industrial properties, 4 retail properties and 1 property it categorizes as “other.” See “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investment Portfolio” for additional information regarding the Company’s current property portfolio.

Investment Process

Asset Class Selection

The Investment Manager invests across four main real estate asset classes: industrial, residential, office, and retail, based upon the ability of each sector to generate cash flow growth and capital appreciation.

Specific factors the Investment Manager takes into consideration when assigning a target allocation to each sector within the Company’s portfolio include:

•	market pricing relative to risk-free and long-term average capitalization rates;

•	strength of occupational demand for the asset class;

•	compelling supply/demand dynamics;

•	lease terms that support income growth; and

•	capital intensity.

Geographic Market Selection

The Investment Manager believes the most attractive geographic markets for real estate investment are those characterized by strong, sustainable economic growth. For each of the asset class allocations, the Investment

Manager evaluates and selects geographic markets by utilizing a proprietary multi-step filtering process based on both macroeconomic and regional real estate market factors. The Investment Manager then analyzes the supply-demand and capital markets dynamics of each of the four target asset classes (industrial, residential, office, and retail) in each target market. The Investment Manager’s final step is to select target market and asset class combinations it believes will produce the most attractive investment opportunities consistent with the Company’s overall investment objectives. The final list of target market and asset class combinations will vary over time. The Investment Manager is continually monitoring markets and trends, and will update the geographic market selection model as needed given market changes.

Property Selection

Within the Company’s target markets, it seeks to acquire well-located, income-generating properties at a discount to replacement cost (i.e., the cost to rebuild a property).

The Company capitalizes upon the Investment Manager’s existing relationships with real estate owners, brokers, operating partners, and property managers to source opportunities that meet its investment objectives. Once the Investment Manager has identified a target property, the Investment Manager engages in a comprehensive underwriting process in order to validate the attractiveness of the investment and determine a purchase price and, if a non-binding offer is accepted, the Investment Manager presents the opportunity to the Real Estate Investment Committee for preliminary approval.

As part of Fidelity Investments, one of the largest asset managers in the world, the Company believes that counterparties have confidence in its ability to execute on acquisitions with speed and certainty, thereby enhancing the attractiveness of its bids.

Once an offer on a target property is approved by the Real Estate Investment Committee (as discussed above), the Investment Manager undertakes a due diligence process on the target property as set forth below.

Target Property Underwriting and Due Diligence

Underwriting

The Investment Manager’s underwriting process is designed to ensure that a target property meets the Company’s investment objectives based on a long-term business plan and proposed acquisition price. The underwriting process includes, but is not limited to, the following considerations:

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Financial. The Investment Manager projects the financial performance of each potential acquisition, including revenue, expenses, and capital projections. The Investment Manager develops projection assumptions from its analysis of historical operating performance, discussions with local real estate contacts or sector experts and a review of published sources and data from its experience. Lastly, the Investment Manager analyzes various scenarios and exit strategies to establish the Company’s bid range.

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Physical. The Investment Manager tours each target property, the surrounding area, and comparable and relevant properties to assess market position, income potential, functionality, obsolescence risk, ongoing maintenance, and future capital improvements. If needed, the Investment Manager engages experts (internal or external) to provide input on structural engineering or environmental considerations.

•	Legal and Tax. The Investment Manager conducts preliminary legal and tax review of material issues such as encumbrances, title, local zoning restrictions, and non-standard lease terms.

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Debt. The Investment Manager works with potential lenders and debt brokers to understand the cost and structure of debt that is available for each potential acquisition. Those inputs, as well as interim movements in interest rate markets, are incorporated into the Investment Manager’s financial projections.

Due Diligence

The Investment Manager’s due diligence process includes, but is not limited to, the following considerations:

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Books and Records. Third-party accounting consultants are used as deemed necessary to review relevant books and records. For example, such consultants may be engaged to compare rent rolls to leases for industrial buildings, confirm cash flow information provided by the seller and conduct other similar types of analyses.

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Physical and Environmental. Physical and environmental due diligence consists of an analysis of engineering and environmental matters by third-party consultants. Conclusions from these reviews are incorporated into the Investment Manager’s financial projections.

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Legal and Tax. The Investment Manager works closely with outside counsel to review, diligence and negotiate applicable legal and property specific documents pertaining to an investment (e.g., loan documents, leases, management agreements, purchase contracts, evidence of marketable title subject to liens and encumbrances, and title and liability insurance policies). Additionally, the Investment Manager works with internal and external tax advisors to structure investments in an efficient manner and to ensure the Company maintains compliance with its intended structure as a perpetual-life REIT.

Following such review, the Investment Manager negotiates applicable legal documentation (e.g., a purchase and sale agreement or a joint venture agreement) and confirms certain financial, operating, and capital assumptions as well as the Company’s business plan for its ownership period. The Investment Manager also undertakes a final review of the potential investment opportunity with the Real Estate Investment Committee for approval following the due diligence period and prior to making any non-refundable monetary commitments in connection with the acquisition of the property.

Exit Strategies

One of the Investment Manager’s primary considerations in evaluating any potential investment opportunity is the potential exit strategy. The Company typically plans to hold properties for an extended period; however, it may opportunistically exit an investment earlier than anticipated. When determining whether to sell a particular property, the Investment Manager will take the following steps:

•	Monitor Market. Monitor market conditions to identify favorable conditions for asset sales.

•	Evaluate Asset. Evaluate the condition of the property and identify any investment needed to ready the asset for a successful sale.

•	Assess Investment Return. Assess whether the expected sale price exceeds the net present value of retaining the property.

Form of Ownership

The Operating Partnership or a wholly owned subsidiary of the Operating Partnership acquires properties on the Company’s behalf. In many cases, it acquires the entire equity ownership interest in properties and exercises control over such properties. However, as discussed below, the Company may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors, including affiliates of the Investment Manager, to acquire properties. The Company generally acquires fee simple interests for the properties (in which a subsidiary of the Operating Partnership owns both the land and the building improvements), but it may invest in leased fee and leasehold interests if the Investment Manager believes the investment is consistent with the Company’s investment strategy and objectives.

Joint Ventures and Other Co-Ownership Arrangements

The Company may enter into joint ventures, partnerships, tenant-in-common investments or other co-ownership arrangements with entities affiliated with the Investment Manager, as well as with third parties, for the acquisition or improvement of properties. In some cases, the Company may not control the management of the affairs of the joint venture. The Company believes that a joint venture creates an alignment of interest with a private source of capital for the benefit of its shareholders. In determining whether to invest in a particular joint venture, the Investment Manager evaluates the real property that such joint venture owns or is being formed to own under the same criteria described herein for the selection of direct investments in properties.

The terms of any joint venture are established on a case-by-case basis considering all relevant facts, including the nature and attributes of the potential joint venture partner, the proposed structure of the joint venture, the nature of the operations, the liabilities and assets associated with the proposed joint venture and the size of the Company’s interest in the joint venture. Other factors that the Company considers include its ability to manage and control the joint venture, its ability to exit the joint venture and its ability to control transfers of interests held by other partners to the joint venture. The Company’s interests may not be totally aligned with those of its joint venture partners.

In the event that the Company’s joint venture partner elects to sell a property or other asset held in any such joint venture, the Company may lack sufficient funds to exercise any right of first refusal or other purchase right that it may otherwise have the right to exercise. Entering into joint ventures with affiliates of the Investment Manager may result in certain conflicts of interest.

Investments in Real Estate-Related Assets

Real Estate Debt

The Company’s real estate debt strategy is focused on generating current income and contributing to its overall net returns. The type of real estate debt investments the Company seeks to acquire are obligations backed principally by real estate of the type that generally meets its criteria for direct investment. The Company may source and manage a real estate debt portfolio consisting of subordinated mortgages, mezzanine loans, loan participations and other forms of debt investments made with respect to real estate and real estate-related assets as well as mortgage loans, bank loans, and other interests relating to real estate and debt of companies in the business of owning or operating real estate-related businesses. Mezzanine loans may take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than mortgage lending because the investment may become unsecured as a result of foreclosure by the senior lender. The Company expects that these investments will be generally illiquid in nature. Mortgage loans are typically secured by single-family, multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by a multifamily or commercial property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. The Company does not intend to make loans to other persons or to engage in the purchase and sale of any types of investments other than those related to real estate. The Company may also invest in agency and non-agency RMBS, CMBS and CLOs.

The Company’s investments in real estate debt currently consist of CMBS. As of March 31, 2026, such CMBS had an aggregate fair value of $26.2 million.

Real Estate-Related Securities

The Company’s investments in real estate-related securities will serve as a cash management strategy before investing offering proceeds into longer-term real estate assets. In addition, the Company believes that, subject to applicable law, its real estate-related securities could be used, in part, to maintain appropriate liquidity levels to provide funds to satisfy repurchase requests under its share repurchase plan (the “SRP”).

The Company’s investments in securities focus on the equity securities of public REITs and real estate investment funds. The Company expects that for any investment in such real estate-related securities, the underlying real estate will generally meet its criteria for direct investment.

The Company may invest in equity securities of REITs and other real estate-related companies that invest in commercial real estate, including common stock and preferred equity securities. These investments will be subject to the risks of the real estate market and securities market. Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. The Company may invest in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale.

The Company’s investments in real estate-related securities currently consist of shares of common stock of publicly-traded REITs. As of March 31, 2026, such shares had an aggregate fair value of $0.5 million (based on the closing price of the common stock as reported by the applicable national securities exchange).

Cash, Cash Equivalents and Other Short-Term Investments

The Company intends to continue to hold cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with maintaining the Company’s qualification as a REIT under the Code:

•

money market funds, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations.

The Company may temporarily sweep its uninvested cash into short-term money market funds, including those affiliated with the Investment Manager. To the extent that the Company makes such investments in money market instruments or funds managed by or receiving transfer agent and/or other services from the Investment Manager or any of its affiliates, any fees charged in respect of such money market instruments or funds by the Investment Managers or such affiliates for such services will not be waived with respect to the Company or otherwise offset against the Management Fee (as defined below) payable by the Company to the Investment Manager.

As of March 31, 2026, the Company’s investments in money market funds had an aggregate fair value of $65.7 million (based on closing net asset value).

Other Investments

The Company may, but does not presently intend to, make investments other than as described above. At all times, the Company intends to make investments in such a manner consistent with qualifying as a REIT under the Code.

Environmental and Sustainability

The Company reviews, to the extent possible, financially material environmental and sustainability factors in connection with its real estate investment process. Among other criteria, the Investment Manager may assess industry-standard property sustainability credentials (e.g., LEED accreditation, Energy Star score), evaluate the cost and impact of current and future regulatory changes, and analyze the materiality of these factors on tenant demand. These determinations may not be conclusive and properties and the securities of companies may be purchased and retained, without limit, regardless of potential environmental and sustainability impact. The impact of environmental and sustainability analysis on the Company’s performance is not specifically measurable as investment decisions are discretionary regardless of these considerations.

Issuing Securities for Property

Subject to limitations contained in the Declaration of Trust, the Company may issue, or cause to be issued, Shares or limited partnership units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate. The Company’s shareholders have no preemptive rights to purchase any such Shares or limited partnership units, and any such issuance might cause a dilution of a shareholder’s investment. The Company may enter into additional contractual arrangements with contributors of property under which it would agree to repurchase a contributor’s units in the Operating Partnership for Shares or cash, at the option of the contributor, at specified times.

Leverage Policies

The Company uses financial leverage to provide additional funds to support its investment activities. The Company believes that the prudent use of leverage will allow it to make more investments than would otherwise be possible, resulting in a broader and more diversified investment portfolio, and will enhance investor returns.

The Company’s target leverage ratio with respect to indebtedness is approximately 40% to 50%. As used herein, its “leverage ratio” is measured by dividing (i) consolidated property-level (consisting of mortgages secured by real properties) and entity-level (consisting of the Company’s line of credit) debt net of cash and debt-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in settled real estate debt and real estate related investments. All of the above components of the leverage ratio are net of non-controlling interests in joint ventures. There is no limit, pursuant to the Declaration of Trust or otherwise, on the amount that the Company may borrow with respect to any individual asset or with respect to its entire portfolio. Subject to the terms of the Investment Management Agreement, the Investment Manager determines the terms of the Company’s financings. The Company may exceed or fall below the target leverage ratio set forth above based upon the Investment Manager’s determinations regarding the Company’s financings, as well as due to the factors described below.

The Company’s actual leverage level will be affected by a number of factors, some of which are outside of its control. Significant inflows of proceeds from the sale of Shares generally will cause the leverage ratio to decrease at least temporarily. The leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of the Company’s portfolio. In such cases, the Company’s leverage may remain at the higher level for an extended period until it receives additional net proceeds from its continuous offering of Shares or sell some of its assets to repay outstanding indebtedness.

The Company will seek to obtain both secured and unsecured debt. Secured debt may include long-term, fixed-rate, non-recourse financing on an interest-only or amortizing basis. The Company intends to blend exposure to floating-rate and fixed rate debt and stagger loan maturities across assets in order to manage downside risk.

Line of Credit

Effective January 27, 2023 (and as amended as of March 18, 2026), the Operating Partnership obtained a $50 million revolving line of credit from FMR, an affiliate of the Investment Manager (the “Line of Credit”). Loans under the Line of Credit may be used for, among other things, facilitating property acquisitions, funding working capital needs, and providing funds in anticipation of financing events or the receipt of the proceeds from the sale of Shares in the Company’s ongoing private offering. Loans under the Line of Credit bear interest at a rate per annum equal to the Secured Overnight Financing Rate (“SOFR”) plus a margin of 1.75%. Upon the occurrence and during the continuation of any event of default under the Line of Credit, the outstanding principal balance of all loans will bear interest at a rate per annum equal to 2.00% plus the rate otherwise applicable.

The Company will pay an annual facility fee in the amount of 0.15% of the total commitment under the Line of Credit as well as an undrawn commitment fee of 0.15% of any undrawn commitment under the Line of Credit. The maturity date of the Line of Credit is March 18, 2029. The maturity date will be extended automatically for one three-year period unless either FMR or the Company elects not to extend the agreement 30 days before the then-current maturity date. The aggregate outstanding principal balance of all outstanding loans, and all accrued and unpaid interest thereon due under the Line of Credit will be due and payable in full on the earlier of (i) 180 days following the borrowing date thereof and (ii) the maturity date of the Line of Credit. See Note 7 to the Company’s consolidated financial statements included in this Registration Statement for further details on the terms of the Line of Credit.

As of March 31, 2026, there were no amounts outstanding under the Line of Credit.

Temporary Strategies

During any periods in which the Company determines that economic or market conditions are unfavorable to real estate investors and a defensive investment strategy would be to its benefit, the Company may temporarily depart from its investment strategy as set forth above. During these periods, subject to compliance with applicable law and the Company’s objective to maintain its qualification as a REIT for U.S. federal income tax purposes, the Company may deviate significantly from any target investment allocations that it may establish or invest all or any portion of its assets in U.S. government securities, including bills, notes and bonds that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities, certificates of deposit issued against funds deposited in a bank or a savings and loan association, commercial paper, bankers’ acceptances, fixed time deposits, shares of money market funds, credit-linked notes or any other fixed income securities that it considers consistent with such a defensive investment strategy. It is impossible to predict when, or for how long, the Company will use these alternative strategies. There can be no assurance that such strategies will be successful.

Investment Allocation Policies

General

The Investment Manager and its affiliates may form, sponsor, advise, manage or invest in other investment funds, companies, vehicles, client accounts and firms in addition to the Company, including those with investment objectives and strategies substantially similar to the Company’s investment objective and strategies. Such clients currently include other accounts and pooled investment vehicles that are currently investing or seeking to invest in real estate or real estate-related opportunities. The Investment Manager and its affiliates may give advice or take action with respect to other investment vehicles that differs from the advice given with respect to the Company. There is no assurance that any particular investment opportunity will be made available to the Company or that it will receive a meaningful allocation of otherwise appropriate investment opportunities. The Company and the other investment funds, companies, vehicles and client accounts that the Investment Manager manages or advises are collectively referred to in this Registration Statement as “Clients” and each as a “Client.”

Real Property Investments

Investment opportunities may be appropriate for the Company and one or more other Clients, including the existing Clients described above and any future Clients with overlapping or adjacent investment mandates, including where multiple other Clients pursuing substantially similar strategies are actively investing. The Investment Manager’s policies will seek to ensure the equitable allocation of such investment opportunities among the Company and other Clients over time. In cases where an investment may potentially be appropriate for several Clients, the Investment Manager will make a determination of the appropriateness of the investment opportunity for a particular Client based on a variety of factors the Investment Manager deems relevant (including, without limitation, the Client’s investment objectives and focus, available capital (including the relative amount of capital available to other Clients for investment in such opportunities), focus investments, investment size, the Client’s existing portfolio, geographical location, target market, property type, investment limitations and other factors).

It is not expected that real estate investments will be divided among Clients. Where the Investment Manager determines that a particular investment opportunity would be appropriate for more than one Client managed by the Company’s real estate investment team, investment opportunities will generally be allocated by the Investment Manager on a rotational basis (i.e., opportunities will be allocated among Clients for whom the investment is deemed appropriate first to the Client that has gone the longest since last being awarded an opportunity under the rotation policy); provided that if an investment opportunity is a good fit (i) for a Client for which the investment opportunity falls within the focused market, strategy or asset class (the “Focus Strategy Client”) and a Client for which such an investment is a supplemental investment not representing the focused market, strategy or asset class, the opportunity will be allocated to the Focus Strategy Client, or (ii) where a Client that is a fund has a need to make such investment to satisfy tax or regulatory requirements in connection with an upcoming closing, such Client would generally be given priority over other Clients. Accordingly, a Client may be bypassed in the rotation described above where another Client is determined to have priority due to such considerations. New Clients will start at the end of the rotation queue unless such client qualifies for an applicable exception as described above.

Potential investments in real estate may only be recommended to Proprietary Accounts if they do not meet the investment objectives or guidelines of Clients, have not been reviewed by the Real Estate Investment Committee, and such referral is approved by an allocation, conflicts or similar internal committee or sub-committee and the responsible compliance officer of the Investment Manager. Warehousing and similar arrangements for the benefit of Investment Manager-advised clients will be treated as third-party Client accounts and not as Proprietary Accounts. For purposes of this Registration Statement, “Proprietary Accounts” shall mean the accounts of FMR, its affiliates or their (or their Clients’) respective directors, officers or employees including certain funds managed by FMR or one of its affiliated advisers.

Prior to making any allocation of an investment opportunity among the Company and other Clients, the Investment Manager will determine what additional factors may restrict or limit the offering of an investment opportunity to a particular Client in favor of other Clients. Possible restrictions or limitations include, but are not limited to:

•	Obligation to Offer: The Investment Manager may be required to offer an investment opportunity to one or more other Clients.

•

Related Investments: The Investment Manager may first offer an investment opportunity related to an investment previously made by another Client to such other Client at the exclusion of, or resulting in a limited offering to, the Company.

•

Legal and Regulatory Exclusions: The Investment Manager may determine that a particular Client or investors in the Client (for funds) should be excluded from participating in an investment opportunity due to specific legal, regulatory and contractual restrictions placed on the participation of such persons in certain types of investment opportunities.

In all cases, the Investment Manager will seek to make allocations of investment opportunities in a fair and equitable manner over time, and will not favor or disfavor, consistently or consciously, any Client in relation to any other Client. Further, the Investment Manager will not allocate investment opportunities based, in whole or in part, on (i) the relative fee structure or amount of fees paid by any Client or (ii) the profitability of any Client. The Investment Manager’s allocation policies are subject to revision over time.

The Investment Manager will, on an ongoing basis, monitor investment activity to determine whether a real estate investment opportunity being reviewed by the Company’s real estate investment team for the Company is also being reviewed by a separate portfolio management team on behalf of another Client. In cases where such an investment opportunity is being evaluated on behalf of, and may be appropriate for, both the Company and another Client and falls outside of the allocation methodology discussed above, the Investment Manager will consult with an allocation, conflicts or similar internal committee or sub-committee to decide on an appropriate allocation of a particular investment opportunity as between the Company and such other Client, which may take into account, among other things, the factors discussed above.

Securities Investments

To the extent a particular investment in a public issuer, including public REITs, is suitable for both the Company and other Clients, it is the practice of the Investment Manager, when appropriate, to bunch orders of various accounts, including those of the Company and the other Clients and, in certain instances, Proprietary Accounts of the Investment Manager or its affiliates, for order entry and execution. Bunched orders may be executed through one or more broker-dealers. The allotment of trades among brokers is based on a variety of factors, which may include price, order size, the time of order, the security and market activity. A bunched trade executed with a particular broker is generally allocated pro rata among the accounts that are participating in the bunched trade until any account has been filled, after which the trade is allocated pro rata among the remaining accounts. Each broker’s execution of a bunched order may be at a price different from another broker’s bunched order execution price for the same security. Simultaneous portfolio transactions for the Company and one or more other Clients may decrease the prices received and increase the prices required to be paid by the Company for sales and purchases.

The Investment Manager and its affiliates that execute trades on behalf of the Company and other Clients have established allocation policies for their various accounts (including Proprietary Accounts) and security types (e.g., equity, fixed income, and high income) to ensure allocations are appropriate given the clients’ differing investment objectives and other considerations. These policies also apply to initial and secondary offerings. When, in the opinion of the executing party, the supply or demand is insufficient under the circumstances to satisfy all outstanding trade orders, across all security types the amount executed generally is distributed among participating accounts based on account asset size (for purchases), and security position size (for sales), or otherwise according to the allocation policies. With limited exceptions, the trading systems contain rules that allocate trades on an automated basis in accordance with these policies. Generally, any exceptions to these policies (i.e., special allocations) must be approved by senior trading and compliance personnel and documented.

The Investment Manager’s trade allocation policies define the applicable net assets to be used in the allocation process, generally by reference to the assets managed by each of the equity, high income or fixed income divisions, and by reference to certain security and portfolio types, such as equity, high income, or investment grade securities and portfolios. For portfolios that raise capital through private offerings, the equity, high income, and fixed income trade allocation policies define net assets based on expected, secured, or funded capital, or a combination thereof, depending upon the stage of the portfolio’s fundraising process.

Government Regulations

As an owner of real estate, the Company’s operations are subject, in certain instances, to supervision and regulation by U.S. and other governmental authorities, and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, include among other things: (i) federal and state securities laws and regulations; (ii) federal, state and local tax laws and regulations; (iii) state and local laws relating to real property; (iv) federal, state and local environmental laws, ordinances, and regulations; and (v) various laws relating to housing, including permanent and temporary rent control and stabilization laws, the Americans with Disabilities Act of 1990 and the Fair Housing Amendment Act of 1988, among others.

Compliance with the federal, state and local laws described above has not had a material, adverse effect on the Company’s business, assets, results of operations, financial condition and ability to pay distributions, and the Company does not believe that its existing portfolio will require it to incur material expenditures to comply with these laws and regulations.

Competition

The Company faces competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers.

In addition to third-party competitors, the Company may compete with other programs sponsored by the Investment Manager and its affiliates, particularly those with investment strategies that overlap with the Company’s, subject to the Investment Manager’s allocation policies as described herein. Many of these entities may have greater access to capital to acquire assets than the Company has.

In the face of this competition, the Company has access to the professionals of the Investment Manager and its affiliates and their industry expertise and relationships, which the Company believes provide it with a competitive advantage and help it source, evaluate and compete for potential investments. The Company believes these relationships will enable it to compete more effectively for attractive investment opportunities. However, the Company may not be able to achieve its business goals or expectations due to the competitive risks that it faces.

Human Capital

The Company does not currently have any employees and does not expect to have any employees in the future. The Company’s operations are conducted by the Investment Manager. Each of the Company’s executive officers is an executive officer of the Trustee and is employed by FMR, an affiliate of the Investment Manager. See “Item 7. “Certain Relationships and Related Transactions, and Trustee Independence.”

REIT Qualification

The Company has elected to be taxed as a REIT under the Code commencing with the Company’s taxable year ended December 31, 2023. The Company believes that it has been organized and has operated and will continue to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as its Trustee determines that REIT qualification remains in its best interest. So long as the Company qualifies as a REIT, it generally will not be subject to U.S. federal income tax on REIT-taxable income that it distributes annually to its shareholders. In order to qualify as a REIT for U.S. federal income tax purposes, the Company must continually satisfy tests concerning, among other things, the real estate qualification of sources of its income, the composition and values of its assets, the amounts it distributes to its shareholders and the diversity of ownership of its Shares. In order to comply with REIT requirements, the Company may need to forego otherwise attractive opportunities and limit expansion opportunities and limit the manner in which it conducts its operations or otherwise conduct some activities through a taxable REIT subsidiary (“TRS”), which will be subject to U.S. federal corporate income tax on its net income. See “Item 1A. Risk Factors—Risks Related to the Company’s REIT Status and Certain Other Tax Items.”

Emerging Growth Company Status

The Company is and will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the date of an initial public offering of the Company’s securities pursuant to an effective registration statement under the Securities Act, (ii) in which it has total annual gross revenue of at least $1.235 billion, or (iii) in which it is deemed to be a large accelerated filer, which means the market value of its Shares held by non-affiliates exceeds $700 million as of the date of its most recently completed second fiscal quarter, and (b) the date on which it has issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as the Company remains an “emerging growth company” it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”). Also, because the Company is not a large accelerated filer or an accelerated filer under Section 12b-2 of the Exchange Act, and will not be for so long as its Shares are not traded on a securities exchange, the Company will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once it is no longer an emerging growth company. The Company cannot predict if investors will find its Shares less attractive because it may rely on some or all of these exemptions.

Investment Company Act Considerations

The Company intends to engage primarily in the business of investing in real estate and to conduct its operations, directly and through wholly or majority-owned subsidiaries, so that neither the Company, the Operating Partnership nor any of the subsidiaries of the Operating Partnership is required, as such requirements have been interpreted by the SEC, to register as an investment company under the Investment Company Act. A company is an “investment company” under the Investment Company Act:

•	under Section 3(a)(1)(A), if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•

under Section 3(a)(1)(C), if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns, or proposes to acquire, “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of government securities and cash items) on an unconsolidated basis, which the Company refers to as the “40% test.” The term “investment securities” generally includes all securities except U.S. government securities and securities of majority-owned subsidiaries that are not themselves investment companies and are not relying on the exemption from the definition of investment company under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

The Company intends to acquire real estate, real estate debt and real estate-related securities directly, primarily by acquiring fee interests in real property and by originating and acquiring real estate debt. The Company may also make investments indirectly through joint venture entities, including joint venture entities in which it does not own a controlling interest. The Company plans to conduct its businesses primarily through the Operating Partnership, a majority-owned subsidiary, and expects to establish other direct or indirect majority-owned subsidiaries to hold particular assets.

The Company conducts operations so that it, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership comply with the 40% test. The Company continuously monitors its holdings on an ongoing basis to determine compliance with this test. The Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership do not rely on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, interests in the Operating Partnership and in these subsidiaries of the Operating Partnership (which are expected to constitute a substantial majority of the Company’s assets) generally do not constitute “investment securities.” Accordingly, the Company believes that it, the Operating Partnership and most, if not all, of the wholly and majority-owned subsidiaries of the Operating Partnership are not considered investment companies under Section 3(a)(1)(C) of the Investment Company Act.

In addition, the Company believes that neither it, the Operating Partnership nor any of the wholly or majority-owned subsidiaries of the Operating Partnership are considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because they do not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, the Company, the Operating Partnership and the subsidiaries of the Operating Partnership are primarily engaged in non-investment company businesses related to real estate. Consequently, the Company conducts its and the Operating Partnership and its subsidiaries’ respective operations such that none of them are required to register as an investment company under the Investment Company Act.

The Company determines whether an entity is a majority-owned subsidiary. The Investment Company Act defines a majority-owned subsidiary of a person as a company of which 50% or more of the outstanding voting securities are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. The Company treats entities in which it owns at least 50% of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. The

Company has not requested that the SEC or its staff approve its treatment of any entity as a majority-owned subsidiary, and neither has done so. If the SEC or its staff was to disagree with the Company’s treatment of one or more subsidiary entities as majority-owned subsidiaries, the Company would need to adjust its strategy and its assets in order to continue to pass the 40% test. Any adjustment in the Company’s strategy could have a material adverse effect.

If the Company, the Operating Partnership or any of the wholly or majority-owned subsidiaries of the Operating Partnership would ever inadvertently fall within one of the definitions of “investment company,” the Company intends to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC staff has taken the position that this exemption generally requires that at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying assets,” and at least another 25% of the entity’s assets must be comprised of additional qualifying assets or a broader category of assets that the Company refers to as “real estate-related assets” under the Investment Company Act (and no more than 20% of the entity’s assets may be comprised of miscellaneous assets).

The Company classifies its assets for purposes of its 3(c)(5)(C) exemption based upon no-action positions taken by the SEC staff and interpretive guidance provided by the SEC and its staff. These no-action positions are based on specific factual situations that may be substantially different from the factual situations the Company may face, and a number of these no-action positions were issued more than 20 years ago. No assurance can be given that the SEC or its staff will concur with the Company’s classification of its assets. In addition, the SEC or its staff may, in the future, issue further guidance that may require the Company to re-classify its assets for purposes of the Investment Company Act. If the Company is required to re-classify its assets, it may no longer be in compliance with the exemption from the definition of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act.

For purposes of determining whether the Company satisfies the 55%/25% test, based on certain no-action letters issued by the SEC staff, it intends to classify its fee interests in real property, held by the Company directly or through its wholly owned or majority-owned subsidiaries, as qualifying assets. In addition, based on no-action letters issued by the SEC staff, the Company will treat its investments in any joint ventures that in turn invest in qualifying assets such as real property as qualifying assets, but only if the Company is active in the management and operation of the joint venture and has the right to approve major decisions by the joint venture; otherwise, they will be classified as real estate-related assets. The Company will not participate in joint ventures in which it does not have or share control to the extent that it believes such participation would potentially threaten its status as a non-investment company exempt from the Investment Company Act. This may prevent the Company from receiving an allocation with respect to certain investment opportunities that are suitable for both the Company and one or more other Clients. The Company expects that no less than 55% of its assets will consist of investments in real property, including any joint ventures that it controls or in which it shares control. The Company will treat any investments in real estate-related securities as real estate-related assets, for purposes of determining whether it satisfies the 55%/25% test.

Qualifying for an exemption from registration under the Investment Company Act will limit the Company’s ability to make certain investments. For example, these restrictions may limit the Company’s and its subsidiaries’ ability to invest directly in debt and equity tranches of securitizations and certain asset-backed securities, non-controlling equity interests in real estate companies or in assets not related to real estate. Although the Company intends to monitor its portfolio, there can be no assurance that it will be able to maintain this exemption from registration.

A change in the value of any of the Company’s assets could negatively affect its ability to maintain its exemption from regulation under the Investment Company Act. To maintain compliance with the Section 3(c)(5)(C) exemption, the Company may be unable to sell assets it would otherwise want to sell and may need to sell assets it would otherwise wish to retain. In addition, the Company may have to acquire additional assets that it might not otherwise have acquired or may have to forego opportunities to acquire assets that it would otherwise want to acquire and would be important to its investment strategy.

To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the definition of investment company and the exemptions to that definition, the Company may be required to adjust its strategy accordingly. On August 31, 2011, the SEC issued a concept release and request for comments regarding the Section 3(c)(5)(C) exemption (Release No. IC-29778) in which it contemplated the possibility of issuing new rules or providing new interpretations of the exemption that might, among other things, define the phrase “liens on and other interests in real estate” or consider sources of income in determining a company’s “primary business.” Any additional guidance from the SEC or its staff could provide additional flexibility to the Company, or it could further inhibit its ability to pursue the strategies it has chosen.

If the Company is required to register as an investment company under the Investment Company Act, it would become subject to substantial regulation with respect to its capital structure (including the ability to use borrowings), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), and portfolio composition, including disclosure requirements and restrictions with respect to diversification and industry concentration, and other matters. Compliance with the Investment Company Act would, accordingly, limit the Company’s ability to make certain investments and require it to significantly restructure its business plan. For additional discussion of the risks that the Company would face if it were required to register as an investment company under the Investment Company Act, see “Item 1A. Risk Factors–Risks Related to the Company–Not Registered as an Investment Company.”

The Company’s Private Offering

Overview

The Company is conducting a continuous private offering of up to $750 million in Shares, provided that the Trustee may increase the amount of Shares offered and may terminate the offering at any time. The offering is being conducted pursuant to the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated under the Securities Act. Shares are available for purchase in the Company’s private offering only to “accredited investors,” as such term is defined by Rule 501(a) of the Securities Act.

The Company commenced its private offering on February 1, 2023. As of May 31, 2026, the Company has sold 36,314,001 Shares in the private offering (inclusive of 2,283,684 Shares issued pursuant to the distribution reinvestment plan (“DRIP”)) for aggregate gross proceeds of $396,796,879.

Transaction Price

Shares are sold in the private offering on a monthly basis at the then-current “transaction price,” which will vary and will generally equal the most recently determined NAV per Share. The Company’s NAV may vary significantly from one month to the next. Although the transaction price for Shares is generally based on the most recently determined NAV per Share, the NAV per Share as of the date on which a shareholder’s purchase is settled may be significantly different. The Company generally does not expect to change the transaction price from the most recently determined NAV per Share, but may offer Shares at a price that it believes reflects the NAV per Share more appropriately than the most recently determined NAV per Share, including by updating a previously disclosed transaction price, or suspend its offering in exceptional cases where it believes there has been a material change (positive or negative) to its NAV per Share since the most recently determined NAV due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events.

NAV Per Share

Generally, within 15 calendar days after the last calendar day of each month, the Company will determine its NAV per Share as of the last calendar day of such month, which will generally be the transaction price for the following month. However, in certain circumstances, the transaction price will not be made available until a later time. The Company will make the transaction price for each month available via the Company’s website at https://i.fidelity.com/corereit. For additional information on how the NAV per Share is calculated, see “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.”

Subscription Procedures

Subscriptions to purchase Shares may be made on an ongoing basis, but investors may only purchase Shares pursuant to accepted subscription orders as of the first business day of each month (based on the current transaction price), and to be accepted, a subscription request must be made with completed and executed subscription documents in good order and payment of the full purchase price of the Shares being subscribed for at least five business days prior to the first business day of the month. If a subscription is received less than five business days prior to the first business day of the month, unless waived by the Company, the subscription will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, and unless the subscription is cancelled prior to its acceptance, the price per Share at which a shareholder’s subscription is executed may be different than the price per Share for the month in which they submitted their subscription.

For example, if an investor wishes to subscribe for Shares effective as of November 1st (or the next business day thereafter if November 1st is not a business day), its subscription request must be received in good order at least five business days before November 1st (or the next business day thereafter if November 1st is not a business day). Generally, the transaction price paid by the investor for the Shares it subscribed for will equal the NAV per Share as of the last calendar day of September (i.e., the most recently determined NAV per Share as of the applicable closing date). If accepted, the investor’s subscription will be effective on November 1st (or the next business day thereafter if November 1st is not a business day).

Generally, investors will not be provided with direct notice of the transaction price when it becomes available. Therefore, a prospective investor who wishes to know the transaction price prior to their subscription being accepted must ask their financial intermediary or refer to the Company’s website at https://i.fidelity.com/corereit prior to the time their subscription is accepted.

Subscribers are not committed to purchase Shares at the time their subscriptions are submitted and any subscription may be canceled at any time up to the third business day before the time it has been accepted. Subscribers may cancel or withdraw a purchase request by utilizing the Fidelity online portal or notifying their financial intermediary.

The Company can reject any subscription for any reason. If for any reason the Company rejects the subscription, or if the subscription request is canceled or withdrawn before it is accepted, the Company will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, the Company’s NAV is calculated monthly using its valuation methodology, and the price at which the Company sells new Shares and repurchases outstanding Shares does not change depending on the level of demand by investors or the volume of requests for repurchases.

Distribution Reinvestment Plan

The Company has adopted a DRIP whereby shareholders may elect to have the cash distributions otherwise payable to them by the Company automatically reinvested in additional Shares. If any shareholder initially elects not to be a participant in the DRIP, they may later become a participant by subsequently completing and executing an enrollment form or any appropriate authorization form as the Company may make available. Any cash distributions attributable to the Shares owned by participants who elect to participate in the DRIP will be immediately reinvested in additional Shares on behalf of the participants on the business day such distributions would have been paid to such participants.

The per Share purchase price for Shares purchased pursuant to the DRIP will be equal to the transaction price for Shares at the time the distribution is payable (which will generally be equal to the most recently determined NAV per Share as of the distribution payment date). For example, with respect to a quarterly distribution with a March 31st record date that is paid on April 25th, the price per Share pursuant to the DRIP will generally equal the NAV per Share calculated as of March 31st (i.e., the most recently determined NAV per Share as of the distribution payment date).

As of May 31, 2026, the Company has issued 2,283,684 Shares pursuant to the DRIP for gross proceeds of approximately $25.5 million.

See “Item 11. Description of Registrant’s Securities to be Registered—Distribution Reinvestment Plan” for additional information regarding the DRIP.

Share Repurchase Plan

The Company’s shareholders may request that it repurchases all or a portion of their Shares on a quarterly basis, subject to the terms and conditions of the SRP. To the extent that the Company chooses to repurchase any Shares in a quarter, it will repurchase Shares as of the last calendar day of such quarter (a “Repurchase Date”). Accepted repurchase requests will be effected at a repurchase price equal to the transaction price applicable to such Repurchase Date (which will generally be equal to the most recently determined NAV per Share as of the Repurchase Date); provided, however, that any Shares that have been held for less than 12 months as of the Repurchase Date will be repurchased at a price equal to 98% of the applicable transaction price.

For example, if a shareholder wishes to request the repurchase of its Shares as of the June 30, 2026 Repurchase Date, its repurchase request must be received in good order by 4:00 p.m. (Eastern time) on June 29, 2026 (i.e., the second to last Business Day of that quarter). The repurchase price received by such investor when its Shares are repurchased (if at all) on the June 30, 2026 Repurchase Date will generally equal the NAV per Share as of May 31, 2026 (i.e., the most recently determined NAV per Share as of the Repurchase Date).

The Company is not obligated to repurchase any Shares pursuant to the SRP and may choose to repurchase only some, or none, of the Shares that have been requested to be repurchased in any quarter in the Trustee’s sole discretion. In addition, the aggregate NAV of total repurchases of Shares will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average NAV as of the end of the three immediately preceding months (e.g., for a June 30th Repurchase Date, the average of the March 31st, April 30th and May 31st NAVs)). In the event that the Trustee determines to repurchase some but not all of the Shares submitted for repurchase during any quarter, Shares submitted for repurchase during such quarter will be repurchased on a pro rata basis.

See “Item 11. Description of Registrant’s Securities to be Registered—Share Repurchase Plan” for additional information regarding the SRP.

Term

The Company will continue in existence indefinitely unless dissolved and terminated in accordance with the terms of the Declaration of Trust upon the occurrence of one of the following events (each a “Dissolution Event”):

•	the written election of the Trustee at any time;

•	an Event of Withdrawal (as defined below); and

•

the removal of the Trustee by the Company’s shareholders pursuant to the terms of the Declaration of Trust, subject to the election of the Company’s shareholders to appoint a replacement trustee pursuant to the terms of the Declaration of Trust.

See “Item 5. Trustees and Executive Officers” for additional information regarding removal of the Trustee by the Company’s shareholders.

The Declaration of Trust defines an “Event of Withdrawal” as (i) the commencement by the Trustee of any case or other action: (a) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors; or (b) seeking appointment of a receiver, trustee, custodian or other similar official for it or its assets; (ii) the Trustee making a general assignment for the benefit of its creditors; (iii) any case or other action of a nature referred to in clause (i) against the Trustee resulting in the entry of an order for relief or any such adjudication or appointment; (iv) any case or other action seeking issuance of a warrant of attachment, execution or similar process against the Trustee’s assets; (v) the Trustee’s consent to, approval of, or acquiescence in, any of the acts or relief described in clause (i), (ii), (iii) or (iv); (vi) the Trustee generally being unable to pay its debts as they become due; (vii) the resignation of the Trustee as the trustee of the Company, other than withdrawal and substitution of an affiliate of the Trustee; or (viii) the occurrence of any other event of withdrawal of the Trustee under applicable law.

As part of the Company’s indefinite term structure, shareholders may request the repurchase of their common Shares on a quarterly basis pursuant to the SRP (as discussed above).

Reporting Obligations

The Company is filing this Registration Statement with the SEC under the Exchange Act to register under Section 12(g) of the Exchange Act and comply with applicable requirements thereunder. Upon the effectiveness of this Registration Statement, the Company will file with the SEC annual reports (containing audited financial statements), quarterly reports, and such other periodic reports as it determines to be appropriate or as may be required by the Exchange Act and the rule promulgated thereunder.

The Company’s filings with the SEC will be available free of charge on the website maintained by the SEC at www.sec.gov.

Item 1A. Risk Factors.

The following are some of the risks and uncertainties that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements. You should consider carefully the risks described below and the other information in this Form 10, including the Company’s consolidated financial statements and the related notes included elsewhere in this Form 10. The risks and uncertainties described below are not the only ones the Company faces but do represent those risks and uncertainties that the Company believes are material to its business. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also harm the Company’s business.

Risks Related to the Company

Limited Operating History; Loss of Capital

The Company has a limited operating history upon which prospective investors can evaluate performance. No guarantee or representation is made that the Company will achieve its investment objective or that shareholders will not lose all or substantially all of their investment in Shares. A prospective investor should not subscribe for Shares unless it can readily bear the consequences of such loss. The past performance of the Investment Manager or its affiliates is no guarantee of the Company’s future performance. There is no assurance that the Company will be profitable. The success of the Company will in a large part depend on its ability to identify and make profitable investments. Identifying and making profitable investments is difficult and involves a high degree of risk, competition and uncertainty, and the availability of such investments is subject to general market conditions. There is no assurance that the Company will be able to successfully implement its investment strategy or attain profitability. The Company’s profitability is dependent upon many factors beyond its control.

Availability of Suitable Investment Opportunities

There can be no assurance that the Investment Manager will be able to locate and complete additional suitable investments that satisfy the Company’s objectives and that the Investment Manager believes will provide performance commensurate with its targets. If the Investment Manager does not locate suitable and compelling investment opportunities in which to deploy all of the Company’s capital, it may not invest fully the Company’s available capital which may result in an adverse effect on performance results.

Competition for Investment Opportunities

Other entities, including commercial banks, commercial financing companies, business development companies, insurance companies and other private funds compete with the Company to make the types of investments that the Company plans to make. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than the Company may have or will have and offer a wider array of financial services than the Company does. There may be intense competition for financings or investments of the type the Company intends to make, and such competition may result in less favorable financing or investment terms than might otherwise exist. The competitive pressures the Company faces may have a material adverse effect on its business, financial condition, results of operations and cash flows.

Dependence on the Trustee and Investment Manager

The Company’s shareholders have no control over the management of its business activities or affairs, all of which will be left to the discretion of the Trustee and the Investment Manager. The Company’s ability to achieve its investment objective depends on the Investment Manager’s ability to manage the Company, to identify, invest in and monitor investments that meet its investment criteria, and to provide competent, attentive and efficient services to the Company. The Investment Manager’s team of investment professionals have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. Any failure to manage the Company’s business and its future growth effectively could have a material adverse effect on its business, financial condition, results of operations and cash flows.

Dependence on Key Personnel of the Investment Manager

The Company depends on the diligence, skill, experience and network of business contacts of the Investment Manager’s investment team. There can be no assurances that certain members of the team will continue to provide investment services to the Investment Manager. The loss of key personnel would limit the Company’s ability to achieve its investment objective and operate as anticipated.

Due Diligence Risk

When conducting due diligence and making an assessment regarding a potential investment, the Investment Manager is required to rely on resources available to it, including internal sources of information as well as information provided by existing and potential obligors, any equity sponsor(s), lenders and other independent sources. The due diligence process may at times rely on limited or incomplete information.

The Investment Manager will select investments for the Company in part on the basis of publicly available information filed with various government regulators or information made directly available to the Investment Manager. Although the Investment Manager will evaluate all such information and data and seek independent corroboration when it considers it appropriate and reasonably available, the Investment Manager will not be in a position to confirm the completeness, genuineness or accuracy of such information and data. The Investment Manager is dependent upon the integrity of the management of the entities filing such information and of such companies and third parties providing such information, as well as the financial reporting process in general. The value of an investment made by the Company may be affected by fraud, misrepresentation or omission on the part of a company or any related parties to such company, or by other parties to the investment (or any related collateral and security arrangements). Such fraud, misrepresentation or omission may adversely affect the value of the investment or the value of the collateral underlying the investment in question and may adversely affect the Company’s ability to enforce its contractual rights relating to that investment or the relevant obligor’s ability to repay the principal or interest on the investment.

In addition, the Investment Manager may rely upon independent consultants or experts in connection with its evaluation of proposed investments. There can be no assurance that these consultants or experts will accurately evaluate such investments. Investment analyses and decisions by the Investment Manager may be undertaken on an expedited basis in order to make it possible for the Company to take advantage of short-lived investment opportunities. In such cases, the available information at the time of an investment decision may be limited, inaccurate or incomplete. In addition, the financial information available to the Investment Manager may not be accurate or provided based upon accepted accounting methods. Accordingly, the Investment Manager cannot guarantee that the due diligence investigation it carries out with respect to any investment opportunity will reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity which may have a material adverse effect on the Company’s performance.

Diverse Shareholder Group

The group of the Company’s prospective investors may have conflicting investment, tax and other interests with respect to their investments in Shares. The conflicting interests of individual shareholders may relate to or arise from, among other things, the nature of the Company’s investments, the structuring or the acquisition of investments and the timing of disposition of investments. Thus, conflicts of interest may arise in connection with decisions made by the Investment Manager or the Trustee that may be more beneficial for one shareholder than for another, especially with respect to each shareholder’s individual tax situations. In selecting and structuring investments appropriate for the Company, the Investment Manager considers the Company’s investment and tax objectives and the Company’s shareholders as a whole, not the investment, tax or other objectives of any individual shareholder. Thus, certain shareholders may experience adverse investment or tax treatment compared to other shareholders.

Non-Specified Investments and Discretion in Determining Use of Proceeds

The Company has held certain of its current investments for a relatively limited period of time and the net proceeds of the ongoing private offering will be used to make investments that will not be meaningfully described to the Company’s shareholders prior to such investment except as described in one or more supplements to its private placement memorandum. The Investment Manager has not yet identified all of the potential investments that the Company will acquire with the net proceeds of the Company’s private offering. No assurance can be given as to when the Company will fund any additional investments. The Company’s shareholders will not have an opportunity to evaluate the specific merits or risks of any prospective investment. As a result, shareholders will be dependent on the judgment of the Investment Manager in connection with the investment and management of the proceeds of the Company’s private offering, including the selection of the investments. The Company’s reliance on the Investment Manager is substantially increased in a “blind” investment offering such as the Company’s private offering (i.e., in which specific investments have not been targeted), because the Company will be reliant upon the Investment Manager to locate, evaluate and negotiate investments suitable for the Company. The number of investments that the Company makes and the diversification of its investments may be dependent on the amount of proceeds raised herein and will be reduced if less than the maximum amount of the offering is raised. There can be no guarantee that a sufficient number of investments will be available and that the Company will therefore be able to invest all of the net proceeds of the Company’s private offering.

Amount of Distributions

The Company’s ability to make distributions to its shareholders may be adversely affected by a number of factors, including the risks described herein. The Trustee will make determinations regarding distributions based upon, among other factors, the Company’s financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. Among the factors that could impair the Company’s ability to make distributions to shareholders are:

•	the limited size of the Company’s portfolio in the early stages of its development;

•	changes in the economy;

•	The Company’s inability to invest the proceeds from sales of Shares on a timely basis in income-producing properties;

•	The Company’s inability to realize attractive risk-adjusted returns on the Company’s investments;

•	high levels of expenses or reduced revenues that reduce the Company’s cash flow or non-cash earnings; and

•	defaults on the Company’s investment portfolio or decreases in the value of its investments.

As a result, the Company may not be able to make distributions to shareholders at any time in the future, and the level of any distributions that the Company does make may not increase or be maintained over time, any of which could materially and adversely affect the value of an investment in Shares.

Source of Distributions

The Company may not generate sufficient cash flow from operations to fully fund distributions to shareholders. Therefore, the Company may fund distributions to shareholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of its Shares or Operating Partnership units). The extent to which the Company pays distributions from sources other than cash flow from operations will depend on various factors, including how quickly the Company invests the proceeds from its private offering and any future offering and the performance of its investments. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of the Company’s private offering will result in the Company having less funds available to make investments. As a result, the return shareholders realize on their investment may be reduced. Doing so may also negatively impact the Company’s ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute the shareholders’ interest in the Company on a percentage basis and may impact the value of an investment in the Company especially if it sells these securities at prices less than the price shareholders paid for their Shares. The Company may be required to continue to fund its regular distributions from a combination of some of these sources if the Company’s investments fail to perform, if expenses are greater than the Company’s revenues or due to numerous other factors. The Company has not established a limit on the amount of its distributions that may be paid from any of these sources.

To the extent the Company borrows funds to pay distributions, it would incur borrowing costs and these borrowings would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact the Company’s ability to pay distributions in future periods, decrease the Company’s NAV, decrease the amount of cash it has available for operations and new investments and adversely impact the value of the Shares.

Delay in Return of Capital

It is uncertain as to when profits, if any, will be realized by the Company. Losses on unsuccessful investments may be realized before gains on successful investments are realized. The return of capital and the realization of gains, if any, will generally occur only upon the partial or complete disposition of an investment by the Company. Furthermore, the Company’s expenses of operating (including the Management Fees (as defined below)) may exceed its income, thereby requiring that the difference be paid from the Company’s capital.

Restricted Securities; Limitations on SRP

The Shares have not been registered under the Securities Act, the securities laws of any U.S. state, or the securities laws of any other jurisdiction, and therefore, cannot be sold unless they are subsequently registered under the Securities Act and other applicable securities laws or an exemption from registration is available. It is not expected that the Shares will be registered under the Securities Act or other securities laws. Further, transfers of the Shares are subject to the restrictions set forth in the Declaration of Trust. There is no current trading market for Shares, and the Company does not expect that such a market will develop. Therefore, it may be difficult or impossible to sell or transfer the Shares and repurchase of Shares by the Company pursuant to the SRP may be the only way for shareholders to dispose of Shares.

The aggregate NAV of total repurchases of Shares under the SRP will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding three months). In addition, should repurchase requests, in the Trustee’s judgment, place an undue burden on the Company’s liquidity, adversely affect its operations or impose an adverse impact on the company as a whole, or should the Trustee otherwise determine that investing the Company’s liquid assets in real properties or other investments rather than repurchasing Shares is in the best interests of the company as a whole, the Trustee may determine to repurchase fewer Shares in any particular quarter than have been requested to be repurchased (including relative to the 5% quarterly limit under the SRP), or none at all. The Company may receive repurchase requests that exceed the limits under the SRP.

Further, the Trustee may without shareholder consent make exceptions to, modify or suspend (potentially indefinitely) the SRP if, in its reasonable judgment, it deems such action to be in the best interest of the Company and its shareholders. The Trustee cannot terminate the SRP absent a liquidity event which results in the Company’s shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

If the Company does not repurchase all of the Shares submitted for repurchase during any quarter under the SRP, Shares submitted for repurchase during such quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted after the start of the next quarter, or upon the recommencement of the SRP, as applicable.

There is no minimum holding period for Shares and shareholders can request that the Company repurchase their Shares at any time. However, subject to limited exceptions, Shares that have not been outstanding for at least one year will be repurchased at 98% of the applicable transaction price on the applicable Repurchase Date.

The substantial majority of the Company’s assets will consist of properties that cannot generally be readily liquidated without impacting its ability to realize full value upon their disposition. Therefore, the Company may not always have a sufficient amount of cash to immediately satisfy repurchase requests. As a result of the foregoing factors, your ability to have your Shares repurchased by the Company may be limited and at times you may not be able to liquidate your investment. For additional information regarding the SRP, see “Item 11. Description of Registrant’s Securities to be Registered—Share Repurchase Plan.”

Economic Events May Cause Shareholders to Request Share Repurchases

Events affecting economic conditions in the United States and/or elsewhere or globally, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), market volatility, trade conflict, civil unrest, national and international security events, war (including ongoing conflicts in the Middle East and Ukraine), extreme weather events (including climate change, hurricanes, wild fires, earthquakes or floods) or the spread of infectious illnesses, pandemics or other public health emergencies, could cause the Company’s shareholders to seek the repurchase of their Shares pursuant to the SRP at a time when such events are adversely affecting the performance of the Company’s assets. Even if the Company decides to satisfy all resulting repurchase requests, its cash flow and liquidity could be materially adversely affected, and the Company may incur additional leverage. In addition, if the Company determines to sell assets to satisfy repurchase requests (which the Company is not obligated to do), the Company may not be able to realize the return on such assets that the Company may have been able to achieve had the Company sold at a more favorable time, and the Company’s results of operations and financial condition, including, without limitation, breadth of the Company’s portfolio by property type and location, could be materially adversely affected.

In addition, the Company’s shareholders have and may continue to seek to repurchase some or all of the Shares that they hold. A significant volume of repurchase requests in a given period may cause requests to exceed the 5% quarterly limits under the SRP, resulting in less than the full amount of repurchase requests being satisfied in such period.

Mandatory Redemption

In certain limited circumstances, the Trustee may, in its discretion, redeem a shareholder’s Shares with immediate effect upon the delivery of written notice.

Distributions In-Kind

Though the Company expects to distribute primarily cash to shareholders, it may make distributions in-kind. Distributions in-kind, if made by the Company, involve certain risks. In the event that distributions are made of property other than cash, the amount of any such distribution shall be accounted for and valued as provided in the Declaration of Trust, although there is no guarantee that such investments will ultimately be realized at such valuations. Shareholders may incur costs and expenses associated with disposing of such investments, which would reduce the cash shareholders would ultimately receive. Investments distributed in-kind may not be readily marketable or saleable and may have to be held by shareholders for an indefinite period of time.

Management Fees Payable to Investment Manager

The Company pays the Investment Manager a Management Fee (as defined below) based on its NAV pursuant to the Investment Management Agreement. The Management Fee is payable to the Investment Manager regardless of the performance of the Company’s portfolio or the services provided by the Investment Manager. The Company will be required to pay the Investment Manager the Management Fee in a particular period despite the Company experiencing a net loss or a decline in the value of its portfolio during such period. The Investment Manager’s entitlement to a Management Fee which is not based or conditioned upon the achievement of performance metrics or goals might reduce the Investment Manager’s incentive to devote its time and effort to seeking investments that provide attractive risk-adjusted returns for the Company’s portfolio. The Management Fee was not determined based upon an arms-length negotiation. For additional information regarding the Management Fee, see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Investment Manager.”

Incentive Fees Payable to Investment Manager

The Company pays the Investment Manager an Incentive Fee (as defined below) pursuant to the Investment Management Agreement. The Investment Manager’s right to receive the Incentive Fee may create an incentive for the Investment Manager to make riskier or more speculative investments on the Company’s behalf, cause the Company to incur more leverage, or dispose of assets prematurely for a gain in an effort to increase the Incentive

Fee to which the Investment Manager is entitled. Due to the fact that the Incentive Fee to which the Investment Manager is entitled is based in part on increases in the Company’s NAV and the NAV of the Operating Partnership, the Investment Manager may also be motivated to accelerate acquisitions in order to increase such NAV. The Incentive Fee was not determined based upon an arms-length negotiation. For additional information regarding the Incentive Fee, see “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Investment Manager.”

Investment Manager’s Role in Calculation of NAV

The Company’s NAV is calculated on a monthly basis by the Administrator (as defined below) and such calculation is reviewed and confirmed by the Investment Manager. The Investment Manager therefore faces an inherent conflict of interest due to the fact that the Investment Manager is entitled to receive Management Fees and Incentive Fees, both of which are based on the Company’s NAV and the NAV of the Operating Partnership. The valuation of the Company’s investments and the Company’s NAV will affect the amount and timing of the Management Fees and Incentive Fees (if any) paid to the Investment Manager. As a result, there may be circumstances where the Investment Manager is incentivized to determine valuations that are higher than the actual fair value of the Company’s investments or manage the NAV calculation process in a manner that results in a higher NAV.

Allocation of Time of Investment Manager and its Affiliates

The Investment Manager, the Trustee and their respective affiliates, principals and employees, including the members of the Real Estate Investment Committee, are not required to devote all or any specific portion of their working time to the Company’s affairs. Rather, such persons will devote so much of their time and effort to the Company’s affairs as they determine is reasonably necessary in order to accomplish the Company’s purposes. Further, none of such persons will be required to refrain from any other business or investment activity unrelated to the Company or disgorge any profits from any such activity. By way of example, Ms. Hall serves as a Non-Executive Director at Grosvenor Property Americas, the U.S. affiliate of an investment manager based in the United Kingdom. Without limiting the generality of the foregoing, the Investment Manager, the Trustee and their respective affiliates, principals and employees serve as investment adviser, manager, general partner or consultant (or similar roles or capacities) to other Clients. Such other Clients may have investment objectives and investment strategies that are substantially similar to the Company’s and may compete with the Company for investment opportunities. Potential conflicts of interest will arise in allocating such persons’ time and services among the Company and such other Clients or other business activities unrelated to the Company. Such persons may give advice to or take action with respect to the other Clients that differs from the advice given with respect to the Company and may also conduct investment activities for their own accounts and make investments of their own personal assets in the Company and in other Clients.

Fund Expenses; Potential Conflicts in Calculation of Certain Costs and Expenses

The Company’s expenses may be a higher percentage of net assets than would be found in other investment entities. The Declaration of Trust provides that the Company will be responsible for all costs and expenses in connection with its operation, other than the costs and expenses that will be the responsibility of the Trustee or the Investment Manager. A potential conflict of interest exists in the determination whether certain costs or expenses that are incurred in connection with the Company’s operations meet the definition of expenses for which the Company is responsible, or whether such expenses should be borne by the Trustee or the Investment Manager. The Company will be reliant on the determinations of the Trustee and the Investment Manager in this regard, and also in regard to the allocation of investment expenses and any common operating expenses as between the Company and the other funds or vehicles managed by affiliates of the Trustee and the Investment Manager.

Rate of Return

There can be no assurance that the Company’s investments will yield comparable results to those described herein. Such investment rates of return are not a prediction of the Company’s potential or actual future performance. Where based on historical performance, such rates of return were achieved in the past under different economic and industry environments with investment professionals who may differ from the investment professionals currently employed by the Investment Manager. Accordingly, there can be no assurance that these or comparable returns (or even positive returns) will be achieved by investments individually or in the aggregate or that there will be any return of capital.

Deployment of Capital

In light of the nature of the Company’s private offering and its investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, the Company may have difficulty identifying and making suitable investments on attractive terms. There could be a delay between the time that the Company receives net proceeds from the sale of Shares and the time that the Company invests the net offering proceeds. The Company may also from time to time hold cash pending deployment into investments or have less than its targeted leverage, which cash or shortfall in target leverage may at times be significant, particularly at times when the Company is receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account that may be invested in money market accounts or other similarly temporary investments. In the event that the Company is unable to find suitable investments, such cash may be maintained for longer periods which would be dilutive to overall investment returns. This could cause a substantial delay in the time it takes for an investment to realize its full potential return and could adversely affect the Company’s ability to pay regular distributions of cash flow from operations. It is not anticipated that the temporary investment of cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and low interest payments on the temporarily invested cash may adversely affect overall returns. In the event that the Company fails to timely invest the net proceeds of the Company’s private offering or does not deploy sufficient capital to meet its targeted leverage, the Company’s results of operations and financial condition may be adversely affected.

Inability to Successfully Integrate New Investments and Manage the Company’s Growth

The Company may be unable to successfully and efficiently integrate newly acquired investments into its existing portfolio or otherwise effectively manage its assets or growth. In addition, increases in the size of the Company’s investment portfolio or changes in the Company’s investment focus may place significant demands on the Investment Manager’s administrative, operational, asset management, financial and other resources which could lead to decreased efficiency. Any failure to effectively manage such growth or increase in scale could adversely affect the Company’s results of operations and financial condition.

Purchases and Repurchases of Shares are Made at the Most Recently Determined NAV per Share as of the Date of Purchase or Repurchase

Generally, the Company’s offering price per Share and the price at which it repurchases Shares will equal the NAV per Share as of the most recently determined NAV per Share. The NAV per Share, if calculated as of the date on which a shareholder makes a subscription request or repurchase request, may be significantly different than the offering price such shareholder pays or the repurchase price such shareholder receives. Certain of the Company’s investments or liabilities may be subject to high levels of volatility from time to time and could change in value significantly between the end of the prior month as of which the NAV is determined and the date that a shareholder acquires or the Company repurchases its Shares; however, the most recently determined NAV per Share will generally continue to be used as the offering price per Share and repurchase price per Share.

In exceptional circumstances, the Company may, in its sole discretion, but is not obligated to, offer and repurchase Shares at a different price that the Company believes reflects the NAV per Share more appropriately than the most recently determined NAV per Share, including by updating a previously disclosed transaction price, in cases where the Company believes there has been a material change (positive or negative) to its NAV per Share since the most recently determined NAV per Share and the Company believes an updated price is appropriate. In such exceptional cases, the offering price and the repurchase price will not equal the NAV per Share as of any time.

NAV Per Share Amounts May Change Materially

The Company anticipates that annual appraisals of its properties will be conducted on a rolling basis, such that properties are appraised at different times but each property will be appraised at least once per year. When these appraisals are reflected in the Company’s NAV calculations, there may be a material change in the NAV per Share amounts from those previously reported. The changes in a property’s value may be a result of property-specific changes or a result of more general changes to real estate values resulting from local, national or global economic changes. In addition, actual operating results for a given month may differ from what the Company originally budgeted for that month, which may cause a material increase or decrease in the NAV per Share amounts. The Company will not retroactively adjust the NAV per Share reported for the previous month. Therefore, because a new annual appraisal may differ materially from the prior appraisal or the actual results from operations may be better or worse than what the Company previously budgeted for a particular month, the adjustment to reflect the new appraisal or actual operating results may cause the NAV per Share to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It May be Difficult to Accurately Reflect Material Events that may Impact the Company’s Monthly NAV

The Investment Manager’s determination of the Company’s monthly NAV per Share is based in part on independent appraisals of each of the Company’s properties provided at least annually by independent third-party appraisal firms in individual appraisal reports reviewed by the Company’s independent valuation service provider. As a result, the NAV per Share in any given month may not fully reflect any or all changes in value that may have occurred since the most recent appraisal or valuation. The Investment Manager will review appraisal reports and monitor the Company’s properties, and is responsible for notifying the Company’s independent valuation service provider of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of the Company’s assets or liabilities between valuations, or to quickly obtain complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material increase or decrease in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per Share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that the NAV may be appropriately adjusted in accordance with the Company’s valuation guidelines. Depending on the circumstance, the resulting potential disparity in the NAV may be in favor or to the detriment of shareholders who buy new Shares, shareholders who have their Shares repurchased, or existing shareholders.

NAV Calculations are Not Governed by Governmental or Independent Rules or Standards

The method used by the Administrator for calculating the Company’s NAV (as reviewed and confirmed by the Investment Manager), including the components used in calculating the Company’s NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and the Company’s NAV is not audited by its independent registered public accounting firm. The Company will calculate NAV for purposes of establishing the price at which it will sell and repurchase Shares and the calculation of the Management Fee and Incentive Fee, and prospective investors should not view the NAV as a measure of the Company’s historical or future financial condition or performance. The components and methodology used in calculating the Company’s NAV may differ from those used by other companies now or in the future. In addition, calculations of the Company’s NAV, to the extent that they incorporate valuations of the Company’s assets and liabilities, are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These valuations may differ from liquidation values that could be realized in the event that the Company was forced to sell its assets. Additionally, errors may occur in calculating NAV, which could impact the price at which the Company sells and repurchases Shares and the amount of the Management Fee and the Incentive Fee. If such errors were to occur, the Investment Manager, depending on the circumstances surrounding each error and the extent of any impact the error has on the price at which Shares were sold or repurchased or on the amount of the Management Fee or the Incentive Fee, may determine in its sole discretion to take certain corrective actions in response to such errors, including, subject to the Investment Manager’s policies and procedures, making adjustments to prior NAV calculations. You should carefully review the disclosure of the Company’s valuation policies and how NAV will be calculated in “Net Asset Value Calculations.”

Issuance of Preferred Shares of Beneficial Interest

Pursuant to the Declaration of Trust, the Trustee is permitted, subject to certain restrictions set forth in the Declaration of Trust, to authorize the issuance of shares of beneficial interest of any class or series without shareholder approval. Further, the Trustee may without shareholder approval amend the Declaration of Trust to classify or reclassify any unissued shares of beneficial interest into other classes or series of shares of beneficial interest and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the shares and increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that the Company has authority to issue. As a result, the Trustee could authorize the Company to issue shares of beneficial interest ranking senior to the Shares sold hereby with respect to distribution rights upon the Company’s liquidation, dissolution or winding up or with terms and conditions that could have the effect of delaying, deferring or preventing the Company’s change in control, including an extraordinary transaction such as a merger, or sale of all or substantially all of the Company’s assets, that might provide a premium price for its shareholders.

Claims Against the Trustee and Officers

The Declaration of Trust limits the personal liability of the Trustee and the Company’s officers for monetary damages to the maximum extent permitted by Maryland law. Moreover, the Declaration of Trust requires the Company’s to indemnify and advance expenses to the Trustee and the Company’s officers for losses they may incur by reason of their service in those capacities to the maximum extent permitted by Maryland law, subject to certain limitations with respect to such indemnification and advancement as set forth in the Declaration of Trust. As a result, the Company and the Company’s shareholders may have more limited rights against the Trustee or the Company’s officers than might otherwise exist under common law, which could reduce any recovery from these persons if they act in a manner that causes the Company to incur losses. In addition, the Company is obligated to fund the defense costs incurred by these persons in some cases.

Amendments to Declaration of Trust

Pursuant to the Declaration of Trust, the Company’s shareholders have limited rights to approve amendments to the Declaration of Trust. Generally, the Declaration of Trust may be amended or waived by the Trustee without the vote or approval of the Company’s shareholders; provided, however, that the Declaration of Trust may not be amended in any manner which would adversely affect the contract rights of any shareholders without the prior consent of the shareholders entitled to cast a majority of the votes entitled to be cast on the matter. The foregoing shareholder consent requirement does not apply to amendments to the Declaration of Trust made by the Trustee in order to classify or reclassify new series or classes of shares of beneficial interest, which amendments do not require shareholder consent.

Further, pursuant to the Declaration of Trust, if any provision in the Declaration of Trust or under applicable law requires the consent or approval of the Company’s shareholders, a shareholder shall be conclusively deemed to have given such consent or approval if: (i) the Trustee sends such shareholder a notice setting forth the matter on which its consent or approval is requested; (ii) such notice requests that such shareholder grant its consent or approval; (iii) such notice states that, if such shareholder fails within 20 days (or such later date as the Trustee may determine) of its receipt of such notice to give a notice of non-consent or non-approval to the Trustee, such shareholder shall be deemed to have granted such consent or approval; and (iv) such shareholder fails to give the Trustee such notice within such 20 day period (or such later date as the Trustee may determine).

Lack of Annual Meeting

The Company is not required, by the Declaration of Trust or otherwise, to hold an annual meeting of its shareholders in any year. The Trustee may cause the Company to call meetings of the shareholders to act on any matter that may properly be brought before the shareholders and will cause the Company to call a meeting of the shareholders to act on any matter that may properly be brought before the shareholders upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter, stating the purpose of such meeting. Except as set forth above, shareholders are not entitled to call meetings of the shareholders. The lack of a requirement to hold an annual meeting of the shareholders and the requirement that only shareholders entitled to cast at least a majority of the votes entitled to be cast may call a meeting of the shareholders may have the effect of making it more difficult for the Company’s shareholders to effectively take certain actions, including the removal of the Trustee in accordance with the terms of the Declaration of Trust.

Removal of Trustee

Pursuant to the Declaration of Trust, following the occurrence of a Cause Event (as defined below), the Company’s shareholders will have the right to remove the Trustee as its sole trustee upon the affirmative vote or consent of the Company’s shareholders holding at least 75% of the issued and outstanding Shares not held by the Trustee, the Investment Manager, FMR and their respective subsidiaries, executives, employees, owners, officers and affiliates (and the family members and estate planning vehicles of the foregoing persons). A “Cause Event” is defined by the Declaration of Trust as the entry of a final, non-appealable judgment, verdict or order by any court or governmental body of competent jurisdiction that either the Trustee or Investment Manager has committed acts or omissions in connection with the performance of their respective duties that constitute fraud, bad faith, willful misconduct or gross negligence. In the event that a Cause Event has occurred but the requisite 75% vote or consent of the shareholders to remove the Trustee for such Cause Event cannot be obtained, the Company may suffer adverse consequences, including a loss of investor faith and goodwill, reputational harm, difficulty raising capital, and potentially costly and time consuming litigation or other legal claims and disputes. Such consequences may have an adverse effect on the Company’s ability to achieve its investment objectives and the value of an investment in the Company.

Dilution of Shareholders

Shareholders will not have preemptive rights to any shares of beneficial interest that the Company issues in the future. The Declaration of Trust authorizes the Company to issue an unlimited number of shares of beneficial interest. In addition, the Trustee may without shareholder approval amend the Declaration of Trust to classify or reclassify any unissued shares of beneficial interest into other classes or series of shares of beneficial interest and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of the shares and increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class or series that the Company has authority to issue. The Trustee may elect, without shareholder approval, to, among other things: (i) sell additional shares of the Company’s beneficial interest in future public or private offerings; (ii) sell Operating Partnership units in private offerings; and (iii) issue shares of the Company’s beneficial interest or Operating Partnership units to sellers of properties that it acquires. To the extent that the Company issues additional shares of beneficial interest, the percentage ownership interest of the Company’s existing shareholders will be diluted. Because the Company will hold all or substantially all of its assets through the Operating Partnership, to the extent that the Operating Partnership issues additional Operating Partnership units, the percentage ownership interest in the Company’s assets of its shareholders assets will be diluted. Because Operating Partnership units may, in the discretion of the Trustee, be exchanged for the Company’s shares of beneficial interest, any merger, exchange or conversion between the Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of the Company’s beneficial interest, thereby diluting the percentage ownership interest of other shareholders. For the foregoing and other reasons, investors in Shares may experience substantial dilution in their percentage ownership of Shares or their interests in the Company’s underlying assets.

Not Required to Comply with Certain Reporting Requirements

The Company is, and expects to continue to be, exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. In addition, so long as the Company is externally managed by the Investment Manager and does not directly compensate its executive officers, or reimburse the Investment Manager or its affiliates for salaries, bonuses, benefits and severance payments for persons who also serve as one of its executive officers or as an executive officer of the Investment Manager, the Company does not have any executive compensation to disclose or report. As a result, the Company is not required to comply with certain disclosure and reporting requirements that apply to other public companies.

UPREIT Structure

The Trustee and the Company’s officers have certain duties to the Company and its shareholders under Maryland law and the Declaration of Trust in connection with their management of the Company. At the same time, the Company, as general partner, has fiduciary duties under Delaware law to the Operating Partnership and to the limited partners of the Operating Partnership in connection with the management of the Operating Partnership. The Company’s duties as general partner of the Operating Partnership and its partners may come into conflict with the duties of the Trustee and the Company’s officers to the Company and its shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the limited partnership agreement of the Operating Partnership (the “Operating Partnership Agreement”). The Operating Partnership Agreement provides that, for so long as the Company owns a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either the Company’s shareholders or the limited partners may be resolved in favor of the Company’s shareholders.

Additionally, the Operating Partnership Agreement expressly limits the Company’s liability by providing that the Company and its officers, trustees, agents and employees will not be liable or accountable to the Operating Partnership for losses sustained, liabilities incurred or benefits not derived if the Company or its officers, trustees, agents or employees acted in good faith. In addition, the Operating Partnership is required to indemnify the Company and its officers, trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of the Operating Partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and the Company has not obtained an opinion of counsel covering the provisions set forth in the Operating Partnership Agreement that purport to waive or restrict its fiduciary duties.

Compliance with Applicable Law

Although the Investment Manager will seek to comply with all U.S. federal, state and local lending regulations and to obtain all required licenses, there is no assurance that the Company or the Trustee will be able to obtain all required licenses or always be compliant or that there will not be allegations of non-compliance even if the Company or the Trustee were or are fully compliant. Any violation of applicable law or failure to comply with regulatory requirements could result in, among other things, revocation of required licenses or registrations, loss of approval status, termination of contracts without compensation, damages, fines, penalties, litigation costs, investigation costs and even restrictions on the Company’s ability to conduct business.

Litigation Risk

The Trustee will act in good faith and use reasonable judgment in managing the Company. It is impossible for the Trustee to foresee what allegations may be brought by a regulatory agency or a third party, including but not limited to allegations related to the disclosures and risks set forth herein, or how those allegations will be asserted, such as in civil lawsuits, regulatory penalties, enforcement actions, or other proceedings. The Trustee will seek to avoid litigation, if, in the Trustee’s judgment, the circumstances warrant an alternative resolution. If an allegation is brought or litigation is commenced against the Company, the Company will incur legal fees and costs to respond to the allegations and to defend any resulting litigation, this could have an adverse effect on the Company’s financial performance.

Possibility of Fraud or Other Misconduct of Employees and Service Providers

Misconduct by employees of the Investment Manager, service providers to the Company or its respective affiliates could cause significant losses to us. Misconduct may include entering into transactions without authorization, the failure to comply with operational and risk procedures, the improper use or disclosure of confidential information, which could result in litigation or serious financial harm, including limiting the Company’s business prospects or future marketing activities, and non-compliance with applicable laws or regulations and the concealing of any of the foregoing. Such activities may result in reputational damage, litigation, business disruption, or financial losses to the Company.

Investor Due Diligence Information

Due in part to the fact that potential investors in Shares may ask different questions and request different information, the Investment Manager may provide certain information to one or more prospective investors that it does not provide to all of the prospective or current investors in Shares.

Systems and Operational Risks

The Company depends on the Investment Manager to develop and implement appropriate systems for the Company’s activities. The Company also relies heavily and on a regular basis on financial, accounting and other data processing systems to evaluate investments, to monitor the Company’s portfolio and capital, and to generate risk management and other reports that are critical to oversight of the Company’s activities. In addition, the Company relies on information systems to store sensitive information about the Company, the Trustee, the Investment Manager, their affiliates, and the Company’s shareholders. Certain of the Company’s, the Trustee’s and the Investment Manager’s activities will be dependent upon systems operated by third parties, including custodians, market counterparties and other service providers, and the Company, the Trustee and the Investment Manager may not be in a position to adequately verify the risks or reliability of such third-party systems. These programs or systems may be subject to certain defects, failures or interruptions, including, but not limited to, those caused by computer “worms,” viruses and power failures. Failures in the systems employed by the Trustee, the Investment Manager, administrators, custodians, counterparties, exchanges and similar clearance and settlement facilities and other parties could result in mistakes made in the confirmation or settlement of transactions, or in transactions not being properly booked, evaluated or accounted for. Disruptions in the Company’s operations or breach of the Company’s information systems may cause the Company to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory penalties or reputational damage. Any of the foregoing failures or disruptions could have a material adverse effect on the Company and an investment in Shares.

Public Disclosure Obligations

The Company may be required to disclose confidential information relating to the Company’s investments and its financial results to third parties that may request such information if and to the extent required by U.S. federal, state or local law or regulation applicable to the Company or any of its investors. Such disclosure obligations may adversely affect certain shareholders, particularly shareholders who are not otherwise subject to public disclosure of information relating to the private holdings of funds in which they invest.

Cybersecurity Risk

Cybersecurity risks and data protection could result in the loss of data, interruptions in the Company’s business, damage to the Company’s reputation, and subject the Company to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on its business and results of operations.

Due to the universal use of technologies such as the Internet and cloud computing to conduct business, the Company is susceptible to operational, information security and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through “hacking” or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make network services unavailable to intended users). Cyber incidents affecting the Company’s, the Trustee’s or the Investment Manager’s service providers have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with the Company’s ability to value its investments, impediments to trading, the inability of shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, or additional compliance costs. Similar adverse consequences could result from cyber incidents affecting counterparties with which the Company engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties. In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. While the Company’s service providers have established business continuity plans in the event of, and risk management systems to prevent, such cyber incidents, there are inherent limitations in such plans and systems including the possibility that certain risks have not been identified. Furthermore, the Company cannot control the cyber security plans and systems put in place by its service providers or any other third parties whose operations may affect the Company or its shareholders. The Company and its shareholders could be negatively impacted as a result.

Cash and Cash Equivalents

Pending investment in the Company’s target assets, the Company may hold cash, cash equivalents, and other short-term investments. These types of investments may include the following, to the extent consistent with the Company’s intended qualification as a REIT (i) cash, money market instruments and other cash equivalents, (ii) U.S. government or government agency securities and (iii) credit-rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit-rated debt securities of foreign governments or multi-national organizations. Generally, such securities offer less potential for gains than other types of securities and are subject to inflation risk.

Failing to Qualify for an Exemption Under U.S. Federal and State Securities Laws

The Company’s Shares are being offered and sold in its ongoing private offering in reliance upon an exemption from the registration requirements of the Securities Act provided by Regulation D promulgated under the Securities Act and applicable state securities law exemptions. While the Trustee believes reliance on such exemption is justified, there can be no assurance that factors such as the manner in which offers and sales are made, concurrent offerings by other companies, the scope of disclosure provided, failures to make notices, filings or changes in applicable laws, regulations or interpretations will not cause the Company to fail to qualify for such exemptions under U.S. federal or one or more states’ securities laws. Failure to so qualify could result in, among other possible penalties, the rescission of sales of Shares, which could have a material and adverse effect on the Company’s performance and business. Further, even non-meritorious claims that offers and sales of Shares were not made in compliance with applicable securities laws could materially and adversely affect the Company’s ability to conduct its business.

Not Registered as an Investment Company

The Trustee believes that the nature of the Company’s investments will not subject the Company to, and the Trustee intends for the Company to rely on exemptions from, the registration requirements of the Investment Company Act. There is no assurance that the Trustee’s belief in this regard is or will continue to be correct or that such exemptions will remain available. If the Company was registered as an investment company, the Investment Company Act would require, among other things, that the Company has a board of trustees (some of whom were independent), compel certain custodial arrangements, and regulate the relationship and transactions between the Company and the Trustee and the Company’s affiliates. Compliance with some of those provisions could possibly reduce certain risks of loss by the Company or its shareholders. However, the performance of the Company’s investment portfolio could be materially adversely affected if the Company or the Trustee were to become subject to the Investment Company Act because of the burdens of the additional compliance requirements thereunder. Neither the Company nor its counsel can assure prospective investors that, under certain conditions, changing circumstances or changes in the law, the Company may not become subject to such regulation.

Pandemics and Natural Disasters

Pandemics and epidemics, and natural or environmental disasters, such as earthquakes, droughts, fires, floods, hurricanes, tsunamis and climate-related phenomena generally, can be highly disruptive to economies and markets, adversely impacting individual companies, sectors, industries, markets, currencies, interest and inflation rates, credit ratings, investor sentiment, and other factors affecting the value of the Company’s investments. Economies and financial markets throughout the world have become increasingly interconnected, which increases the likelihood that events or conditions in one region or country will adversely affect markets or issuers in other regions or countries, including the United States. Additionally, market disruptions may result in increased market volatility; regulatory trading halts; closure of domestic or foreign exchanges, markets, or governments; or market participants operating pursuant to business continuity plans for indeterminate periods of time. Further, market disruptions can (i) prevent the Company from executing advantageous investment decisions in a timely manner, (ii) negatively impact the Company’s ability to achieve its investment objectives, and (iii) may exacerbate the risks discussed elsewhere herein, including political, social, and economic risks.

In response to the COVID-19 pandemic, the Investment Manager implemented a business continuity plan to permit personnel to work remotely and effectively. Although the majority of the Investment Manager’s personnel are no longer working remotely, there can be no guarantee that widespread remote working will not become required in the future, or that the measures implemented to permit such remote working conditions will work effectively at all times. Further, although the Investment Manager will continue to perform due diligence and monitor the Company’s investments, other outbreaks of contagious disease and any associated limitations on travel or other governmental regulations may impact the ability of the Investment Manager to travel and conduct on-site visits in the future.

Market Disruptions

The Company may incur major losses in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to the Company from its banks, dealers and other counterparties will typically be reduced in disrupted markets. Such a reduction may result in substantial losses to the Company. Market disruptions may from time to time cause dramatic losses for the Company, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk.

Financial Regulatory Changes in the United States

The financial services industry continues to be the subject of heightened regulatory scrutiny in the United States. There has been active debate over the appropriate extent of regulation and oversight of private investment funds and their managers. The Company may be adversely affected as a result of new or revised regulations imposed by the SEC or other U.S. governmental regulatory authorities or self-regulatory organizations that supervise the financial markets. The Company also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities and self-regulatory organizations. Further, new regulations or interpretations of existing laws may result in enhanced disclosure obligations, including with respect to climate change or environmental, social and governance factors, which could negatively affect the Company and materially increase its regulatory burden. Increased regulations generally increase the Company’s costs, and the Company could continue to experience higher costs if new laws require the Company to spend more time or buy new technology to comply effectively.

Any changes in the regulatory framework applicable to the Company’s business, including the changes described above, may impose additional compliance and other costs, increase regulatory investigations of investment activities, require the attention of the Company’s senior management, affect the manner in which the Company conducts its business and adversely affect its profitability. The full extent of the impact on the Company of any new laws, regulations or initiatives that may be proposed is impossible to determine.

Use of Social Media and Publicity Platforms

The use of social networks, message boards, internet channels and other platforms has become widespread in the United States and globally. As a result, individuals now have the ability to rapidly and broadly disseminate information or misinformation without independent or authoritative verification. Any such information or misinformation regarding the Company, the Investment Manager or their affiliates could have adverse effects on the Company or its investments.

Risks Related to Artificial Intelligence

Technological developments in artificial intelligence, including machine learning technology and generative artificial intelligence (collectively, “AI Technologies”) and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving. The full extent of current or future risks related thereto is not possible to predict and the Company may not be able to anticipate, prevent, mitigate or remediate all of the potential risks, challenges or impacts of such changes. Any of these technological innovations could result in harm to the Company, the Investment Manager or their affiliates, significantly disrupt the market in which they operate and subject them to increased competition, which could materially and adversely affect their business, financial condition and results of operations, and have an adverse impact on the

Company. Advancements in computing and AI Technologies, including efficiency improvements, without related increases in the adoption and development of such technologies, could also negatively impact demand for, and the valuation of, digital infrastructure assets.

The use of AI Technologies presents a number of risks that cannot be fully mitigated. For example, AI Technologies are highly reliant on the collection and analysis of large amounts of data and complex algorithms, but it is not possible or practicable to incorporate all relevant data into models that AI Technologies utilize to operate. Moreover, with the use of AI Technologies, there often exists a lack of transparency of how inputs are converted to outputs, and this process and its accuracy cannot be fully validated. The accuracy of such inputs and the resulting impact on the results of AI Technologies cannot be verified and could result in a diminished quality of work product that includes or is derived from inaccurate or erroneous information. Further, inherent bias in the construction of AI Technologies can lead to a wide array of risks including but not limited to accuracy, efficacy and reputational harm. Therefore, it is expected that data in such models will contain a degree of inaccuracy and error, and potentially materially so, and that such data as well as algorithms in use could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI Technologies and could adversely impact the Company or the Investment Manager to the extent they rely on the work product of such AI Technologies. The volume and reliance on data and algorithms also make AI Technologies, and in turn the Company and the Investment Manager, more susceptible to cybersecurity threats, including the compromise of underlying models, training data, or other intellectual property. The Company could be exposed to risks to the extent third-party service providers, or any counterparties use AI Technologies in their business activities. At the same time, to the extent utilized by the Company or the Investment Manager, any interruption of access to or use of AI Technologies could impede the ability of the Company or the Investment Manager to generate information and analysis that could be beneficial to the Company’s business, financial condition and results of operations. AI Technologies will likely also be competitive with certain business activities or increase the obsolescence of certain organizations’ products or services, particularly as AI Technologies improve.

AI Technologies can also be misused or misappropriated by third parties and/or employees of the Investment Manager or its affiliates. Moreover, the Company and the Investment Manager will not necessarily be in a position to control the manner in which third-party AI Technologies are developed or maintained or the manner in which third parties use AI Technologies to provide services, even where they have sought contractual protections. The use of AI Technologies, including potential inadvertent disclosure of confidential information or personal identifiable information, could also lead to legal and regulatory investigations and enforcement actions.

Regulations related to AI Technologies could also impose certain obligations and costs related to monitoring and compliance. AI Technologies and their current and potential future applications including in the private investment and financial sectors, as well as the legal and regulatory frameworks within which they operate, continue to rapidly evolve, and it is not possible to predict the full extent of current or future risks related thereto.

Risks Relating to Investments In Real Estate

Nature of Investments

The Investment Manager will have broad discretion in making the Company’s investments. There can be no assurance that the Investment Manager will correctly evaluate the nature or magnitude of the various factors that could affect the value of and return on the Company’s investments. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the Company’s activities and the value of its investments. These factors and others may significantly affect the results of the Company’s activities and the value of its investments.

Investing in the real estate sector involves significant inherent risks that, if realized, could result in little or no return on the Company’s investments or a loss of capital invested. An investment in Shares is suitable only for those investors willing to risk losing some or all of their principal investment and who have the experience and ability to evaluate the risks and merits of an investment in Shares. Potential investors should consult with their investment advisors, attorneys, and accountants prior to investing in Shares. The following is a description of certain factors which, along with the information discussed herein and such other matters as may be material to an investment in Shares, should be considered by prospective investors in Shares.

General Real Estate Risks

The Company is subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	adverse economic conditions as a result of an epidemic, pandemic or other health-related issue in one or more geographic markets where the Company owns property;

•	changes in supply of or demand for similar properties in a given market or metropolitan area, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by the Company’s investment strategy;

•	bankruptcies, financial difficulties or lease defaults by the Company’s tenants;

•	inflation;

•	increases in interest rates and lack of availability of financing; and

•

changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond the Company’s control. Any negative changes in these factors could affect the Company’s performance and its ability to meet its obligations and make distributions to its shareholders.

Portfolio Concentration

The Company’s portfolio may be heavily concentrated at any time in only a limited number of industries, geographies or investments, and, as a consequence, the Company’s aggregate return may be substantially affected by the unfavorable performance of even a single investment. Concentration of the Company’s investments in a particular type of asset or geography makes the Company more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. For investments that the Investment Manager intends to finance (directly or by selling assets), there is a risk that such financing may not be completed, which could result in the Company holding a larger percentage of its assets in a single investment and asset type than desired. Investors have no assurance as to the degree of diversification in the Company’s investments, either by geographic region or asset type.

Changes to Investment and Operational Policies

The Company may change its investment and operational policies, including its policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of its shareholders, which could result in it making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described herein. A change in the Company’s investment strategy may, among other things, increase its exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect the Company’s results of operations and financial condition.

Difficulty Selling Properties

Because real estate investments and certain real estate-related investments are relatively illiquid, it could be difficult for the Company to promptly sell one or more of its properties on favorable terms. Additionally, the Company may agree to a lock-out or other provisions when the Company acquires a property that materially restrict the Company from selling such property or the Company’s interest in such property for a period of time. This may limit the Company’s ability to change its portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, U.S. federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit the Company’s ability to sell properties and may affect the Company’s ability to sell properties without adversely affecting returns to its shareholders. These restrictions could adversely affect the Company’s results of operations and financial condition.

Risks Associated with Property Acquisitions

The Company acquires properties and portfolios of properties, including large portfolios that could result in changes to the Company’s capital structure. The Company’s acquisition activities and their success are subject to the following risks:

•	the Company may be unable to complete an acquisition after making a non-refundable deposit or guarantee and incurring certain other acquisition-related costs;

•	the Company may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•

acquired properties may be located in new geographic markets in which the Company may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	the Company may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into the Company’s existing operations.

In addition, while the Company will invest primarily in stabilized, income-generating real estate, the Company may also acquire assets that require some amount of capital investment in order to be renovated or repositioned. These investments are generally subject to higher risk of loss than investments in stabilized real estate and there is no guarantee that any renovation or repositioning will be successful, or that the actual costs will not be greater than the Company’s estimates.

Litigation Risks Related to the Disposition of Properties

The acquisition, ownership, and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by the Company in relation to activities that took place prior to the Company’s acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of the Company’s efforts to maximize sale proceeds. Similarly, successful buyers may later sue the Company under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

Competition for Investment Opportunities

The Company faces competition from various entities for investment opportunities in properties, including REITs, real estate operating companies, pension funds, insurance companies, investment funds and companies, partnerships and developers. In addition to third-party competitors, other programs sponsored by the Investment Manager and its affiliates, particularly those with investment strategies that overlap with the Company’s, may compete with the Company for investment opportunities. Some of these entities may have greater access to capital to acquire properties than the Company has. Competition from these entities may reduce the number of suitable investment opportunities offered to the Company or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets could have a material impact on the cost and availability of debt to finance real estate acquisitions, which is a key component of the Company’s acquisition strategy. The lack of available debt on reasonable terms or at all could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than the Company has. In addition, over the past several years, a number of real estate funds and publicly traded and non-traded REITs have been formed and others have been consolidated (and many such existing funds have grown in size) for the purpose of investing in real estate or real estate-related assets. Additional real estate funds, vehicles and REITs with similar investment objectives are expected to be formed in the future by other unrelated parties and further consolidations may occur (resulting in larger funds and vehicles). Consequently, it is expected that competition for appropriate investment opportunities would reduce the number of investment opportunities available to the Company and adversely affect the terms, including price, upon which investments can be made. This competition may cause the Company to acquire properties and other investments at higher prices or by using less-than-ideal capital structures, and in such case the Company’s returns will be lower and the value of the Company’s assets may not appreciate or may decrease significantly below the amount the Company paid for such assets. If such events occur, investors may experience a lower return on their investment.

Risks Associated with Joint Venture Investments

The Company may co-invest with affiliates of the Investment Manager or third parties in partnerships or other entities that own real estate properties. The Company may acquire non-controlling interests in joint ventures. Even if the Company has some control in a joint venture, the Company would not be able to exercise sole decision-making authority. Investments in joint ventures may, under certain circumstances, involve risks not present were another party not involved, including the possibility that joint venture partners might become bankrupt or fail to fund their required capital contributions. Joint venture partners may have economic or other business interests or goals that are inconsistent with the Company’s business interests or goals and may be in a position to take actions contrary to the Company’s policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither the Company nor the joint venture partner would have full control over the joint venture. Disputes between the Company and joint venture partners may result in litigation or arbitration that would increase the Company’s expenses and prevent its officers and directors from focusing their time and effort on the Company’s business. Consequently, actions by or disputes with joint venture partners might result in subjecting properties owned by the joint venture to additional risk. In addition, the Company may in certain circumstances be liable for the actions of the Company’s joint venture partners.

The Company will not participate in joint ventures in which the Company does not have or share control to the extent that the Company believes such participation would potentially threaten the Company’s status as a non-investment company exempt from the Investment Company Act. This may prevent the Company from receiving an allocation with respect to certain investment opportunities that are otherwise suitable for the Company.

If the Company has a right of first refusal to buy out a joint venture partner, it may be unable to finance such a buy-out if it becomes exercisable or the Company is required to purchase such interest at a time when it would not otherwise be in the Company’s best interest to do so. If the Company’s interest is subject to a buy/sell right, it may not have sufficient cash, available borrowing capacity or other capital resources to allow the Company to elect to purchase an interest of a joint venture partner subject to the buy/sell right, in which case it may be forced to sell the Company’s interest as the result of the exercise of such right when the Company would otherwise prefer to keep its interest. In some joint ventures the Company may be obligated to buy all or a portion of the Company’s joint venture partner’s interest in connection with a triggering event, and the Company may be unable to finance such a buy-out when such triggering event occurs, which may result in interest or other penalties accruing on the purchase price. If the Company buys its joint venture partner’s interest, it will have increased exposure in the underlying investment. The price the Company uses to buy its joint venture partner’s interest or sell its interest will typically be determined by negotiations between the Company and its joint venture partner and there is no assurance that such price will be representative of the value of the underlying property or equal to its then-current valuation of the Company’s interest in the joint venture that is used to calculate its NAV. Finally, the Company may not be able to sell its interest in a joint venture if the Company desires to exit the venture for any reason or if the Company’s interest is likewise subject to a right of first refusal of the Company’s joint venture partner, its ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with affiliates of the Investment Manager may also entail further conflicts of interest. Joint venture partners may receive ongoing fees in connection with providing service to the joint venture or its properties, including promote fees, beyond their equity investment, which would reduce the amount of the Company’s economic interest.

Some additional risks and conflicts related to the Company’s joint venture investments (including joint venture investments with affiliates) include:

•

the joint venture partner may have economic or other interests that are inconsistent with the Company’s interests, including interests relating to the financing, management, operation, leasing or sale of the assets purchased by such joint venture;

•

the Company’s joint venture partners may receive ongoing fees from its joint ventures, including promote payments and potential buyouts of their equity investments, all of which may reduce amounts otherwise payable to the Company;

•	tax, Investment Company Act and other regulatory requirements applicable to the joint venture partner may cause it to want to take actions contrary to the Company’s interests;

•	the joint venture partner may have joint control of the joint venture even in cases where the Company’s economic stake in the joint venture is significantly less than the Company’s;

•

under the joint venture arrangement, it is possible that neither the Company nor the joint venture partner will be in a position to unilaterally control the joint venture, and deadlocks may occur which could adversely impact the operations and profitability of the joint venture, including as a result of the inability of the joint venture to act quickly in connection with a potential acquisition or disposition;

•

under the joint venture arrangement, the Company and the joint venture partner may have a buy/sell right and, as a result of an impasse that triggers the exercise of such right, the Company may be forced to sell its investment in the joint venture, or buy the joint venture partner’s share of the joint venture at a time when it would not otherwise be in the Company’s best interest to do so;

•

the Company’s participation in investments in which a joint venture partner participates will be less than what the Company’s participation would have been had such joint venture partner not participated, and because there may be no limit on the amount of capital that such joint venture partner can raise, the degree of the Company’s participation in such investments may decrease over time;

•

under the joint venture arrangement, the Company and the joint venture partner could each have preemptive rights in respect of future issuances by the joint venture, which could limit a joint venture’s ability to attract new third-party capital;

•

under the joint venture arrangement, the Company and the joint venture partner could be subject to lock-ups, which could prevent the Company from disposing of its interests in the joint venture at a time the Company determines to be advantageous; and

•

the joint venture partner could have a right of first offer, tag-along rights, drag-along rights, consent rights or other similar rights in respect of any transfers of the ownership interests in the joint venture to third parties, which could have the effect of making such transfers more complicated or limiting or delaying the Company from selling its interest in the applicable investment.

Furthermore, the Company may have conflicting fiduciary obligations if it acquire properties with its affiliates or other related entities. As a result, in any such transaction the Company may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Acquiring or Attempting to Acquire Multiple Properties in a Single Transaction

The Company may acquire multiple properties in a single transaction. Portfolio acquisitions typically are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in the Company owning investments in geographically dispersed markets, placing additional demands on the Investment Manager in managing the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package or also include certain additional investments or transactions even though, were it not part of the overall transaction, the Company may not want to purchase one or more properties included in such portfolio or participate in additional investments or transactions. In these situations, if the Company is unable to identify another person or entity to acquire the unwanted properties or investments, or if the seller imposes a lock-out period or other restriction on a subsequent sale, the Company may be required to operate such properties or attempt to dispose of such properties or investments (if not subject to a lock-out period). The Company may share the acquisition of large portfolios of properties with its affiliates, which can result in conflicts of interest, including as to the allocation of properties within the portfolio and the prices attributable to such properties. It may also be difficult for the Investment Manager to fully analyze each property in a large portfolio, increasing the risk that properties do not perform as anticipated. The Company also may be required to accumulate a large amount of cash to fund such acquisitions. The Company would expect the returns that it earns on such cash to be less than the returns on investments in real property. Therefore, acquiring multiple properties in a single transaction may reduce the overall yield on its portfolio.

Options to Acquire Properties

The Company may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to its shareholders.

Reliance on Property Managers and Leasing Agents

The Investment Manager will hire property managers to manage the Company’s properties and leasing agents to lease vacancies in the Company’s properties. These property managers may be the Company’s affiliates or partners in joint ventures that it enters into. The Company may also use portfolio entities owned by the Company to provide these property management, leasing, and similar services. The property managers have significant decision-making authority with respect to the management of the Company’s properties. The Company will be particularly dependent on property managers of any hotels it invests in. In cases where the Company uses third party property managers, its ability to direct and control how its properties are managed on a day-to-day basis may be limited. Thus, the success of the Company’s business may depend in large part on the ability of its property managers to manage the day-to-day operations and the ability of its leasing agents to lease vacancies in its properties. In cases where the Company uses one of its portfolio entities to provide property management services, the Company will directly incur the expenses of property management and the other costs and obligations associated with operating the portfolio entity, including the compensation of the Company’s portfolio entity employees. Any adversity experienced by, or problems in the Company’s relationship with, its property managers or leasing agents could adversely impact the operation and profitability of its properties.

Dependence on Tenants for Revenue

Rental income from real property, directly or indirectly, constitutes a significant portion of the Company’s income. Delays in collecting accounts receivable from tenants could adversely affect the Company’s cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect the Company’s income. Therefore, the Company’s financial success is indirectly dependent on the success of the businesses operated by the tenants in its properties or in the properties securing debts the Company may own. The weakening of the financial condition of or the bankruptcy or insolvency of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases may adversely affect the Company’s operations, performance and its ability to pay distributions.

Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court for an additional 90 days. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, the Company will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full.

Some of the Company’s properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. The Company may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Similarly, it is expected that certain of the Company’s other properties, including certain industrial warehouses and student housing properties, will be leased out to single tenants or tenants that are otherwise reliant on a single enterprise to remain in business and the Company’s hotel properties will generally be operated by a single operator. Adverse impacts to such tenants, businesses or operators, including as a result of changes in market or economic conditions, natural disasters, outbreaks of an infectious disease, pandemic or any other serious public health concern, political events or other factors that may impact the operation of these properties, may have negative effects on the Company’s business and financial results. As a result, such tenants or operators may be required to suspend operations at the Company’s properties for what could be an extended period of time. Further, if such tenants default under their leases or such operators are unable to operate the Company’s properties, the Company may not be able to promptly enter into a new lease or operating arrangement for such properties, rental rates or other terms under any new leases or operating arrangement may be less favorable than the terms of the current lease or operating arrangement or the Company may be required to make capital improvements to such properties for a new tenant or operator, any of which could adversely impact the Company’s operating results.

Inability to Renew Leases as Leases Expire

The Company may not be able to lease properties that are vacant or become vacant because a tenant decides not to renew its lease or by the continued default of a tenant under its lease. In addition, certain of the properties the Company acquires may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after the Company acquires them. Even if a tenant renews its lease or the Company enters into a lease with a new tenant, the terms of the new lease may be less favorable than the terms of the old lease. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases. If the Company is unable to promptly renew or enter into new leases, or if the rental rates are lower than expected, the Company’s results of operations and financial condition will be adversely affected. For example, following the termination or expiration of a tenant’s lease there may be a period of time before the Company will begin receiving rental payments under a replacement lease. During that period, the Company will continue to bear fixed expenses such as interest, real estate taxes, maintenance, security, repairs, and other operating expenses. In addition, declining economic conditions may impair the Company’s ability to attract replacement tenants and achieve rental rates equal to or greater than the rents paid under previous leases. Increased competition for tenants may require the Company to make capital improvements to properties which would not have otherwise been planned. Any unbudgeted capital improvements that the Company undertakes may divert cash that would otherwise be available for distributions. Ultimately, to the extent that the Company is unable to renew leases or re-let space as leases expire, decreased cash flow from tenants will result, which could adversely impact the Company’s operating results.

The Company may be required to expend funds to correct defects or to make improvements before a tenant can be found for a property at an attractive lease rate or an investment in a property can be sold. No assurance can be given that the Company will have funds available to correct those defects or to make those improvements. In acquiring a property, the Company may agree to lock-out provisions that materially restrict it from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed on that property. These factors and others that could impede the Company’s ability to respond to adverse changes in the performance of its properties could significantly affect the Company’s financial condition and operating results.

Potential Development and Construction Delays

The Company will not invest in unimproved land or ground-up real estate construction or development projects. However, the Company may acquire real estate assets that allow for future ground-up development as a secondary (and not primary) investment strategy. For example, the Company might acquire an income-generating commercial real estate property that would also support development of multifamily housing on the property site. Any investments the Company makes in such secondary ground-up development projects will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities or community groups and builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, the Company may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. The Company may incur additional risks when it makes periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of the Company’s investment. In addition, the Company will be subject to normal lease-up risks relating to any newly constructed projects. The Company must also rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time it acquires a to-be-constructed property. If the Company’s projections are inaccurate, the Company may pay too much for a property, and the return on its investment could suffer.

Properties Face Significant Competition

The Company faces significant competition from owners, operators, and developers of properties. Substantially all of the Company’s properties will face competition from similar properties in the same market. This competition may affect the Company’s ability to attract and retain tenants and may reduce the rents the Company is able to charge. These competing properties may have vacancy rates higher than the Company’s properties, which may result in their owners being willing to lease available space at lower prices than the space in the Company’s properties. If one of the Company’s properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result.

Properties may be Leased at Below-Market Rates under Long-Term Leases

The Company may seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are generally included. In addition, where appropriate, the Company will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If the Company does not accurately judge the potential for increases in market rental rates, or if the Company’s negotiated increases provide for a discount to then-current market rental rates (in exchange for lower volatility), the Company may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, the Company may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, the Company’s income and distributions to its shareholders could be lower than if the Company did not enter into long-term leases.

Material Losses or Damage may Not be Covered by Insurance

The Company may experience material losses related to its properties arising from natural disasters, such as extreme weather events, climate change, earthquakes or floods, and acts of God, vandalism or other crime, faulty construction or accidents, fire, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, acts of terrorism or other catastrophes. The Company plans to carry insurance covering its properties under policies the Investment Manager deems appropriate. The Investment Manager will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on its properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but the Company cannot assure investors that it will be adequate to cover all losses and some of its policies will be insured subject to limitations involving large deductibles or co-payments and policy limits that may not be sufficient to cover losses. In general, losses related to terrorism are becoming harder and more expensive to insure against. In some cases, the insurers exclude terrorism, in others the coverage against terrorist acts is limited, or available only for a significant price. A similar dynamic has been unfolding with respect to certain weather and fire events, with insurers excluding certain investments that have high risk of weather, earthquake or fire events. As the effects of climate change increase, the Company expects the frequency and impact of weather and climate related events and conditions could increase as well. Climate change may also increase the cost of, or decrease the availability of, property insurance on terms the Company finds acceptable. As a result, not all investments may be insured against terrorism, weather, or fire. If the Company or one or more of its tenants experience a loss that is uninsured or that exceeds policy limits, the Company could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, the Company would continue to be liable for the indebtedness, even if these properties were irreparably damaged. Certain of these events, such as war or an outbreak of an infectious disease, could have a broader negative impact on the global or local economy, thereby affecting the Company or the Investment Manager.

Potential Liability for Environmental Violations

The Company could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of the Company’s properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect its ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on the Company’s properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent the Company from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the environmental condition of the Company’s properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on the Company’s business, results of operations or financial condition. The Company could also suffer losses if reserves or insurance proceeds prove inadequate to cover any such matters. The cost to perform any remediation, and the cost to defend against any related claims, could exceed the value of the relevant investment, and in such cases the Company could be forced to satisfy the claims from other assets and investments. The Company may have an indemnity from a third party purporting to cover these liabilities, but there can be no assurance as to the financial viability of any indemnifying party at the time a claim arises. In addition, some environmental laws create a lien on a contaminated asset in favor of governments or government agencies for costs they may incur in connection with the contamination.

Costs Associated with Complying with the Americans with Disabilities Act of 1990 (the “ADA”)

Properties that the Company acquires will generally be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. The Company may not acquire properties that comply with the ADA or the Company may not be able to allocate the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA in all cases.

Property Taxes

The Company’s properties will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Some of the Company’s leases may provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, the Company is ultimately responsible for payment of the taxes to the government. If property taxes increase, the Company’s tenants may be unable (or not obligated) to make the required tax payments, ultimately requiring the Company to pay the taxes. In addition, the Company is generally responsible for property taxes related to any vacant space. If the Company purchases residential properties, the leases for such properties typically will not allow it to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect the Company’s results of operations at such properties.

Ground Leases

The Company may invest from time to time in real properties that are subject to ground leases. As a lessee under a ground lease, the Company may be exposed to the possibility of losing the property upon termination, or an earlier breach by the Company, of the ground lease, which may adversely impact its investment performance. Furthermore, ground leases generally provide for certain provisions that limit the ability to sell certain properties subject to the lease. In order to assign or transfer rights and obligations under certain ground leases, the Company will generally need to obtain consent of the landlord of such property, which, in turn, could adversely impact the price realized from any such sale.

Certain Properties May Require an Expedited Transaction

Investment analyses and decisions by the Investment Manager may be required to be undertaken on an expedited basis to take advantage of investment opportunities. In such cases, the information available to the Investment Manager at the time of making an investment decision may be limited, and the Investment Manager may not have access to detailed information regarding the investment property or portfolio of properties, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting such investment. Therefore, no assurance can be given that the Investment Manager will have knowledge of all circumstances that may adversely affect an investment, and the Company may make investments which it would not have made if more extensive due diligence had been undertaken. Because large portfolios of properties still generally require diligence to analyze individual properties, these risks are exacerbated in expedited transactions of large portfolios. In addition, the Investment Manager may use consultants, legal advisors, appraisers, accountants, investment banks and other third parties in connection with its evaluation or diligence of certain investments. No assurance can be given as to the accuracy or completeness of the information provided by such third parties, and the Company may incur liability as a result of such third parties’ actions.

Risks in Effecting Operating Improvements

In some cases, the success of an investment will depend, in part, on the Company’s ability to restructure and effect improvements in the operations of a property. The activity of identifying and implementing restructuring programs and operating improvements at property entails a high degree of uncertainty. There can be no assurance that the Company will be able to successfully identify and implement such restructuring programs and improvements.

Risks Relating to Complex Structures

The Company’s investments will often be governed by a complex series of legal documents and contracts and will often involve complex ownership and control structures. As a result, the risk of dispute over interpretation or enforceability of such documentation may be higher than for other investments. In addition, it is not uncommon for the Company’s investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

Industrial Properties

Certain of the Company’s industrial properties may include special use or build-to-suit properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets and this illiquidity will limit the Company’s ability to quickly change its portfolio in response to changes in economic or other conditions. With such properties, if the current lease is terminated or not renewed, the Company may be required to renovate the property or to make rent concessions in order to lease the property to another tenant, finance the property or sell the property. In addition, in the event the Company is forced to sell the property, the Company may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed. These and other limitations may affect the Company’s ability to sell or relet its industrial properties and adversely affect its results of operations at such properties.

Industrial Tenants may be Adversely Affected by a Decline in Manufacturing Activity

Fluctuations in manufacturing activity in the United States may adversely affect the Company’s industrial tenants and therefore the demand for and profitability of its industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of its industrial tenants and the demand for and profitability of its industrial properties.

Trends in the Office Real Estate Industry

Some businesses are rapidly evolving to make employee telecommuting, flexible work schedules, open workplaces, and teleconferencing increasingly common. These practices enable businesses to reduce their space requirements. A continuation of the movement towards these practices could over time erode the overall demand for office space and, in turn, place downward pressure on occupancy, rental rates and property valuations, each of which could have an adverse effect on the Company’s financial position, results of operations, cash flows and ability to make expected distributions to the Company’s shareholders. The Company may also be negatively impacted by competition from other short-term office or shared space leasing companies.

Retail Tenants Face Competition from Numerous Retail Channels

Retailers leasing the Company’s properties will face continued competition from shopping via the internet, discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators and television shopping networks. Such competition could adversely affect the Company’s tenants and, consequently, its revenues and funds available for distribution.

Leases with Retail Properties’ Tenants May Restrict Re-leasing

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

Retail Properties Depend on Anchor Tenants

Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to the Company as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, the Company may experience delays and costs in enforcing its rights as landlord to recover amounts due to the Company under the terms of its agreements with those parties.

Short-term Residential leases

Substantially all of the Company’s residential leases will be on a short-term basis. Because these leases will generally permit the residents to leave at the end of the lease term without penalty, the Company’s rental revenues would be impacted by declines in market rents more quickly than if its leases were for longer terms.

Increased Unemployment Levels could Adversely Affect the Occupancy and Rental Rates of Multifamily Properties

Increased levels of unemployment in multifamily markets could significantly decrease occupancy and rental rates. In times of increasing unemployment, multifamily occupancy and rental rates have historically been adversely affected by:

•	rental residents deciding to share rental units and therefore rent fewer units;

•	potential residents moving back into family homes or delaying leaving family homes;

•	a reduced demand for higher-rent units;

•	a decline in household formation;

•	persons enrolled in college delaying leaving college or choosing to proceed to or return to graduate school in the absence of available employment;

•	the inability or unwillingness of residents to pay rent increases; and

•	increased collection losses.

These factors generally have contributed to lower rental rates. To the extent that the Company invests in multifamily properties, its results of operations, financial condition and ability to make distributions to shareholders may be adversely affected if these factors do not improve or worsen.

Multifamily Properties may Face Increased Competition from Single-Family Homes and Condominiums for Rent

Any multifamily communities in which the Company invests may compete with numerous housing alternatives in attracting residents, including single-family homes and condominiums available for rent. Such competitive housing alternatives may become more prevalent in a particular area in the event of any tightening of mortgage lending underwriting criteria, homeowner foreclosures, declines in single-family home and condominium sales or lack of available credit. The number of single-family homes and condominiums for rent in a particular area could limit the Company’s ability to retain residents, lease apartment units or increase or maintain rents.

Compliance with the Fair Housing Amendment of 1988

Any multifamily residential properties in which the Company invests must comply with the Fair Housing Amendment Act of 1988 (“FHAA”) which requires that multifamily communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors. Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA. Recently there has been heightened scrutiny of multifamily housing communities for compliance with the requirements of the FHAA and the ADA and an increasing number of substantial enforcement actions and private lawsuits have been brought against multifamily communities to ensure compliance with these requirements. Noncompliance with the FHAA and the ADA could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

Inflation

An increase in inflation could have an adverse impact on the Company’s floating rate mortgages, credit facility and general and administrative expenses, as these costs could increase at a rate higher than its rental and other revenue. Inflation could also have an adverse effect on consumer spending, which could impact the Company’s tenants’ revenues and, in turn, the Company’s percentage rents, where applicable.

In addition, leases of long-term duration or which include renewal options that specify a maximum rate increase may result in below-market lease rates over time if the Company does not accurately estimate inflation or market lease rates. Provisions of the Company’s leases designed to mitigate the risk of inflation and unexpected increases in market lease rates, such as periodic rental increases, may not adequately protect the Company from the impact of inflation or unexpected increases in market lease rates. If the Company is subject to below-market lease rates on a significant number of the Company’s properties pursuant to long-term leases and the Company’s operating and other expenses are increasing faster than anticipated, the Company’s business, financial condition, results of operations, cash flows or the Company’s ability to satisfy the Company’s debt service obligations or to pay distributions could be materially adversely affected.

Rising Interest Rates

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important, including real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high quality properties. Capitalization rates tend to be durable due to the long term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Market Risk

The success of the Company’s activities will be affected by general economic and market conditions, such as interest rates, inflation rates, industry conditions, competition, technological developments, tax laws, availability of credit, economic uncertainty, changes in laws (including laws relating to taxation of the Company’s investments), trade barriers, currency exchange controls, and national and international political circumstances (including wars, terrorist acts or security operations). These factors may affect, among other things, the liquidity of the Company’s investments and the availability of certain investments. Volatility or illiquidity could impair the Company’s profitability or result in losses. Global markets have recently experienced unprecedented volatility and losses. The effects thereof are continuing and there can be no assurance that the Company will not be materially adversely affected. Furthermore, none of these conditions is within the control of the Trustee or the Investment Manager.

Insolvency of Issuers, Counterparties, and Intermediaries

Issuers of securities held by the Company or counterparties to its transactions that become insolvent or declare bankruptcy can pose special investment risks. In each circumstance, risk of loss, valuation uncertainty, increased illiquidity, and other unpredictable occurrences may negatively impact an investment.

Force Majeure

The Company’s investments may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, extreme weather events, fire, flood, earthquakes, war, civil unrest, terrorism, pandemics and other public health emergencies, and labor strikes). Some force majeure events may adversely affect the ability of a party (including a tenant of the Company’s properties) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to a tenant of repairing or replacing damaged assets resulting from such force majeure event could be considerable. To the extent the Company leases its properties to companies that as a group are exposed to such force majeure events, the risks and potential losses to the Company are enhanced.

The Impacts of Climate Change and Climate-Related Initiatives at the U.S. Federal and State Levels

The physical effects of climate change could have an adverse impact on the Company’s properties, operations, and business. The Company’s properties could be damaged or destroyed by either singular extreme weather events (e.g., hurricanes and other severe storms, wildfires and floods) or the long-term, cumulative impacts of climate change (e.g., temperature changes, changes in precipitation frequency, weather instability and rising sea levels). Such effects could also adversely impact the Company’s tenants if they are unable to operate their businesses due to damage resulting from such events. If the Company fails to adequately prepare for such physical effects of climate change, its revenues, results of operations and financial condition may be impacted. Climate change could also increase utility and other costs of operating the Company’s properties, including increased costs for energy, water and other supply chain materials, which, if not offset by rising rental income or paid by tenants, could have a material adverse effect on the Company’s properties, operations and business. In addition, the Company may incur significant costs in preparing for possible future climate change or climate related events or in response to the Company’s tenants’ requests for such investments and it may not realize desirable returns on those investments.

Awareness of severe weather and other climate events outside of the historical norm and concern from government agencies about the effects of climate change continue to increase. Transition risks, such as government restrictions, standards or regulations intended to reduce greenhouse gas emissions and potential climate change impacts, may increase in the future in the form of restrictions or additional requirements on the development of commercial real estate. Government authorities and various interest groups are promoting laws and regulations that could limit greenhouse gas, or GHG, emissions due to concerns over contributions to climate change. Such laws and regulations could increase the Company’s costs or require additional technology and capital investment by its borrowers, which could adversely affect its operations. The United States Environmental Protection Agency, or EPA, has moved to regulate GHG emissions from large stationary sources, including electricity producers, and mobile sources, through fuel efficiency and other requirements, using its existing authority under the Clean Air Act. Moreover, certain state and regional programs are being implemented to require reductions in GHG emissions. This is a particular concern in the western United States, where some of the most extensive and stringent environmental laws and building construction standards in the United States have been enacted. The U.S. Congress has, from time to time, considered adopting additional legislation to reduce emissions.

Any additional taxation or regulation of energy use, including as a result of (i) the regulations that EPA has proposed or may propose in the future, (ii) state programs and regulations, or (iii) renewed GHG legislative efforts by future Congresses, could result in increased operating costs that the Company may not be able to effectively pass on to the Company’s tenants. In addition, any increased regulation of GHG emissions could impose substantial costs on the Company’s industrial tenants. These costs include, for example, an increase in the cost of the fuel and other energy purchased by the Company’s industrial tenants and capital costs associated with updating or replacing their trucks earlier than planned. Any such increased costs could impact the financial condition of the Company’s industrial tenants and their ability to meet their lease obligations and to lease or re-lease the Company’s properties.

Investments Longer than Term

The Company may make investments which may not be advantageously disposed of prior to the date the Company is dissolved. Although the Trustee expects that the Company’s investments will be disposed of prior to dissolution or be suitable for in-kind distribution at dissolution, it may have to sell, distribute or otherwise dispose of investments at a disadvantageous time as a result of dissolution. In addition, although upon the Company’s dissolution, the Trustee (or the relevant liquidator) will be required to use its best efforts to reduce to cash and cash equivalents such of the Company’s assets as the Trustee or such liquidator shall deem it advisable to sell, subject to obtaining fair value for such assets and any tax or other legal considerations, there can be no assurances with respect to the time frame in which the winding up and the final distribution of proceeds to the Company’s shareholders will occur.

Tax Protection Agreements

The Company is organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. However, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property (or their interests in the entities that own the property) to the Operating Partnership in exchange for limited partnership interests in the Operating Partnership on a tax-free basis. In connection with such transactions, the Operating Partnership may enter into what are commonly referred to as “tax protection agreements” with the parties that contribute properties to the Operating Partnership in exchange for limited partnership interests.

The primary purpose of such tax protection agreements is to protect the contributor of the property from recognizing gain upon the contribution transaction and for a specified period thereafter. Pursuant to a typical tax protection agreement, the Operating Partnership would agree that, for the specified period (i) there will be sufficient Operating Partnership liabilities allocated, for income tax purposes, to the contributing limited partner or available to be guaranteed by the contributing limited partner to prevent the recognition of gain, and (ii) the Operating Partnership will not dispose of the contributed property in a taxable transaction that triggers the taxable built-in gain to the contributing limited partner. The additional costs associated with indemnifying property contributors from tax liabilities resulting from the sale of the contributed assets and other terms of any tax protection agreements that the Operating Partnership enters into may restrict the Company’s ability to sell one or more properties or pay off indebtedness when it would otherwise be favorable or prudent.

Ongoing Military Conflicts and Political Instability

There are currently ongoing military conflicts between Russia and Ukraine (the “Russia-Ukraine Conflict”) and between Israel and Hamas (collectively, “Current Military Actions”). The Current Military Actions have caused, and are currently expected to continue to cause, disruptions to global financial systems, international trade, and the transportation and energy sectors, among other disruptions. In addition, the Current Military Actions have displaced millions of people, causing an acute global refugee crisis, and have increased the threat of nuclear accidents or attacks, cyberattacks and further regional or global conflicts (including a potential expansion of the Current Military Actions to other countries as well as other potential conflicts, including, but not limited to, conflicts in other geographic locations and between other state and non-state actors), among other potentially serious consequences.

In response to Russia’s actions during the Russia-Ukraine Conflict, multiple countries and governing bodies, including the United States and the European Union, have put in place global sanctions and other severe restrictions or prohibitions on the activities of certain individuals and businesses connected to Russia or Belarus. Private companies have also implemented restrictions that severely limit, and in some cases, reverse or cancel, business transactions in or involving certain individuals or businesses connected to or associated with Russia or Belarus. Further, some private companies have moved to divest of Russia-based subsidiaries and assets.

The ultimate impact of the Current Military Actions on global economic and commercial activity and conditions, and on the Company’s operations, financial condition and performance, is impossible to predict. The Current Military Actions may have a significant adverse impact on the Company and its investments. This impact may include reductions in revenue and growth, unexpected operational losses and liabilities and reductions in the availability of capital. The Current Military Actions may also limit the Company’s ability to source, diligence and execute new investments and to manage, finance and exit investments in the future. Developing and further governmental actions (military or otherwise) may cause additional disruption and constrain or alter existing financial, legal and regulatory frameworks and systems in ways that are adverse to the Company’s investment strategy, all of which could adversely affect the Company’s ability to fulfill its investment objectives.

Risks Relating to investments In Real Estate-Related Securities

Cash and Other Investments

The Company may invest all or a portion of its assets in cash or cash items for investment purposes, pending other investments or as provision of margin for futures or forward contracts. These cash items may include, but are not limited to, a number of money market instruments such as negotiable or non-negotiable securities issued by or short-term deposits with the U.S. and non-U.S. governments and agencies or instrumentalities thereof, bankers’ acceptances, commercial paper, repurchase agreements, bank certificates of deposit, short-term debt securities of U.S. or non-U.S. issuers deemed to be creditworthy by the Investment Manager, and money market funds, including those advised by the Investment Manager or its affiliates. While these investments generally involve relatively low risk levels, they may produce lower than expected returns and could result in losses. Investments in cash items may also provide less liquidity than anticipated by the Company at the time of investment.

Investments in Corporate Debt and other Fixed Income Securities

The Company may invest in bonds or other fixed income securities, including, without limitation, bonds, notes and debentures issued by corporations, limited partnerships and other similar entities. The Company may also invest in debt securities issued or guaranteed by the U.S. or a foreign government or one of its agencies or instrumentalities, commercial paper, and “higher yielding” (and, therefore, higher risk) debt securities of the former categories. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk). A major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default for such securities.

Investments in Real Estate-Related Equity

The Company expects to invest from time to time in non-controlling preferred equity positions, common equity and other real estate-related interests of companies that invest in commercial properties. Preferred equity investments generally rank junior to all existing and future indebtedness, including commercial mezzanine and mortgage loans, but rank senior to the owners’ common equity. Preferred equity investments typically pay a dividend rather than interest payments and often have the right for such dividends to accrue if there is insufficient cash flow to pay currently. These interests are not secured by the underlying real estate, but upon the occurrence of a default, the preferred equity provider typically has the right to effectuate a change of control with respect to the ownership of the property. In addition, equity investments may be illiquid or have limited liquidity due to lock-out periods, limited trading volume or other limitations or prohibitions against their transfer, sale, pledge or disposition, including any necessary registration with the SEC requiring coordination with the issuer for the sale of such securities. The Company’s investments in real estate-related equity securities will involve risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with investments in real estate.

Investments in Equity Securities of other REITs and Other Real Estate-Related Companies

Any investments the Company makes in equity securities of REITs and other real estate-related companies will be subject to the risks of the real estate market and securities market.

REITs are dependent upon specialized management skills, have limited diversification and are, therefore, subject to risks inherent in financing a limited number of projects. REITs may be subject to management fees and other expenses, and therefore when the Company invests in REITs, it will bear the Company’s proportionate share of the costs of the REITs’ operations. Investing in REITs and real estate- related companies involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. The market value of REIT shares and the ability of the REIT to distribute income may be adversely affected by several factors, including the risks described herein that relate to an investment in the Shares. REITs depend generally on their ability to generate cash flow to make distributions to shareholders, and certain REITs have self-liquidation provisions by which mortgages held may be paid in full and distributions of capital returns may be made at any time. In addition, distributions received by the Company from REITs may consist of dividends, capital gains, or return of capital. Generally, dividends received by the Company from REIT shares and distributed to its shareholders will not constitute “qualified dividend income” eligible for the reduced tax rate applicable to qualified dividend income. In addition, the performance of a REIT may be affected by changes in the tax laws or by its failure to qualify for tax-free pass-through of income.

A REIT may impose limits on how much of its securities any one investor may own. These ownership limitations may result in an investor being unable to purchase (or otherwise obtain economic exposure to) the desired amounts of certain REITs. In some circumstances, the Company may seek and obtain a waiver from a REIT to exceed the REIT’s ownership limitations without being subject to the adverse consequences of exceeding such limit were a waiver not obtained, provided that the Company complies with the provisions of the waiver.

REITs are subject to interest rate risk. Rising interest rates may cause REIT investors to demand a higher annual yield, which may, in turn, cause a decline in the market price of the equity securities issued by a REIT.

Investing in certain REITs and real estate-related companies, which often have small market capitalizations, may also involve the same risks as investing in other small capitalization companies. REITs and real estate-related companies may have limited financial resources and their securities may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities.

Investments in Open Market Purchases or Investments in Publicly Traded Securities

The Company may invest in securities that are publicly traded and are, therefore, subject to the risks inherent in investing in public securities. When investing in public securities, the Company may be unable to obtain financial covenants or other contractual rights, including management rights that it might otherwise be able to obtain in making privately negotiated investments. Moreover, the Company may not have the same access to information in connection with investments in public securities, either when investigating a potential investment or after making an investment, as compared to privately negotiated investments. In addition, an investment may be sold by the Company to a public company where the consideration received is a combination of cash and stock of the public company, which may, depending on the securities laws of the relevant jurisdiction, be subject to lock-up periods.

Lack of Liquidity in Securities Investments

There can be no assurance that there will be a ready market for the resale of the Company’s real estate-related securities investments because such investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by the Company, particularly for certain of its loan investments. The credit markets have periodically experienced decreased liquidity on the primary and secondary markets during periods of market volatility. Such market conditions could re-occur and would impact the valuations of the Company’s investments and impair its ability to sell such investments if it was required to liquidate all or a portion of its investments quickly. Additionally, certain of the Company’s investments in securities may be subject to holding period and other restrictions that limit its ability to sell such investments.

Risks Related to Debt Financing

Adverse Changes in the Credit Markets

Any adverse changes in the global credit markets could make it more difficult for the Company to obtain favorable financing. The Company’s ability to generate attractive investment returns for its shareholders will be adversely affected to the extent it is unable to obtain favorable financing terms. If the Company is unable to obtain favorable financing terms, it may not be able to adequately leverage its portfolio, may face increased financing expenses or may face increased restrictions on its investment activities, any of which would negatively impact the Company’s performance.

Mortgage Indebtedness and other Borrowings may Increase Business Risks

The acquisition of investment properties may be financed in substantial part by borrowing, which increases the Company’s exposure to loss. The Company’s target leverage ratio with respect to indebtedness is approximately 40% to 50%. See “Investment Objectives and Strategies—Leverage Policies.” The Company may exceed its target leverage ratio at any time, particularly during a market downturn or in connection with a large acquisition. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy, or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. The Company’s investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

The Company may incur or increase its mortgage debt by obtaining loans secured by a portfolio of some or all of the real estate acquired and may borrow under mortgages on properties after they are acquired. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the properties may be lost (and the Company’s investment therein rendered valueless) as a result of foreclosure by the mortgagee(s). A foreclosure may also have substantial adverse tax consequences for the Company.

Many of these same issues also apply to any credit facilities which the Company enters into. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within the Company’s control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable. The Company may also rely on short-term financing that would be especially exposed to changes in availability.

Although borrowings by the Company have the potential to enhance overall returns that exceed the Company’s cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Company’s cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides the Company with the advantages of leverage, but exposes it to greater market risks and higher current expenses.

Inability to Access Funding

The Company’s results of operations, financial condition and business may be impacted by the Company’s ability to secure bank credit facilities (including term loans and revolving facilities), warehouse facilities and structured financing arrangements, public and private debt or bond issuances (including through securitizations), repurchase agreements and derivative instruments, in addition to transaction or asset specific funding arrangements and additional repurchase agreements on acceptable terms. The Company may also rely on short-term financing that would be especially exposed to changes in availability. The Company’s access to sources of financing will depend upon a number of factors, over which the Company has little or no control, including:

•	general economic or market conditions;

•	the market’s view of the quality of the Company’s assets;

•	the market’s perception of the Company’s growth potential; and

•	the Company’s current and potential future earnings and cash distributions.

The Company may need to periodically access the capital markets to, among other things, raise cash to fund new loans and investments. Unfavorable economic conditions, such as those caused by the COVID-19 pandemic, or capital market conditions may increase the Company’s funding costs, limit its access to the capital markets or could result in a decision by its potential lenders not to extend credit. An inability to successfully access the capital markets could limit the Company’s ability to grow its business and fully execute its business strategy and could decrease the Company’s earnings and liquidity. In addition, any dislocation or weakness in the capital and credit markets could adversely affect the Company’s lenders and could cause one or more of its lenders to be unwilling or unable to provide the Company with financing or to increase the costs of that financing. In addition, as regulatory capital requirements imposed on the Company’s lenders are increased, they may be required to limit, or increase the cost of, financing they provide to the Company. In general, this could potentially increase the Company’s financing costs and reduce its liquidity or require the Company to sell assets at an inopportune time or price. The Company cannot make assurances that it will be able to obtain any additional financing on favorable terms or at all.

Financings for Properties may be Recourse to the Company

Generally, commercial real estate financings are structured as non-recourse to the borrower, which limits a lender’s recourse to the property pledged as collateral for the loan, and not the other assets of the borrower or to any parent of borrower, in the event of a loan default. However, lenders customarily will require that a creditworthy parent entity enter into so-called “recourse carveout” guarantees to protect the lender against certain bad-faith or other intentional acts of the borrower in violation of the loan documents. A “bad boy” guarantee typically provides that the lender can recover losses from the guarantors for certain bad acts, such as fraud or intentional misrepresentation, intentional waste, willful misconduct, criminal acts, misappropriation of funds, voluntary incurrence of prohibited debt and environmental losses sustained by lender. In addition, “bad boy” guarantees typically provide that the loan will be a full personal recourse obligation of the guarantor, for certain actions, such as prohibited transfers of the collateral or changes of control and voluntary bankruptcy of the borrower. These financing arrangements with respect to the Company’s investments generally require “bad boy” guarantees from the Company or the Operating Partnership and in the event that such a guarantee is called, the Company’s assets could be adversely affected. Moreover, the Company’s “bad boy” guarantees could apply to actions of the joint venture partners associated with its investments. While the Investment Manager expects to negotiate indemnities from such joint venture partners to protect against such risks, there remains the possibility that the acts of such joint venture partner could result in liability to the Company under such guarantees.

Risks Related to Lines of Credit

The Company has obtained the Line of Credit from FMR, and it may seek to obtain additional lines of credit in an effort to provide for a ready source of liquidity for any business purpose. There can be no assurances that the Company will be able to borrow under or maintain any such line of credit or obtain any such line of credit on financially reasonable terms. In addition, the Company may not be able to obtain lines of credit of an appropriate size for its business. The Company’s leverage may remain at the higher level until it receives additional net proceeds from its private offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness. In connection with a line of credit, distributions may be subordinated to payments required in connection with any indebtedness contemplated thereby.

Default on Loan Obligations

In the event the Company defaults under a mortgage loan, credit facility or other financing arrangement, its business could be adversely affected. In the event of such a default, the Company may be forced to sell a portion of its investments quickly and prematurely at prices that may be disadvantageous to the Company in order to meet its outstanding payment obligations or support working capital requirements under the loan documents, any of which would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders could assume control of the disposition of any or all of the Company’s assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on the Company’s business, financial condition, results of operations and cash flows.

Increases in Interest Rates

Interest the Company pays on its loan obligations will reduce cash available for distributions. The Company has and will likely in the future obtain variable rate loans, and as a result, increases in interest rates could increase or interest costs, which could reduce the Company’s cash flows and its ability to make distributions to shareholders. In addition, if the Company needs to repay existing loans during periods of rising interest rates, it could be required to liquidate one or more of the Company’s investments at times that may not permit realization of the maximum return on such investments.

Volatility in Financial Markets and Challenging Economic Conditions Could Adversely Affect the Company’s Ability to Secure Debt Financing on Attractive Terms

The volatility of the global credit markets could make it more difficult to obtain favorable financing for investments. During periods of volatility, which often occur during economic downturns, generally credit spreads widen, interest rates rise, and investor demand for high yield debt declines. These trends result in reduced willingness by investment banks and other lenders to finance new investments and deterioration of available terms. If the overall cost of borrowing increases, either by increases in the index rates or by increases in lender spreads, the increased costs may result in future acquisitions generating lower overall economic returns and potentially reducing future cash flow available for distribution. Disruptions in the debt markets negatively impact the Company’s ability to borrow monies to finance the purchase of, or other activities related to, real estate assets. If the Company is unable to borrow monies on terms and conditions that it finds acceptable, it likely will have to reduce the number of properties the Company can purchase, and the return on the properties it does purchase may be lower. In addition, the Company may find it difficult, costly, or impossible to refinance indebtedness that is maturing. Moreover, to the extent that such marketplace events are not temporary, they could have an adverse impact on the availability of credit to businesses generally and could lead to an overall weakening of the U.S. economy.

Lenders may Require Restrictive Covenants Relating to the Company’s Operations

When providing financing, a lender may impose restrictions on the Company that affects the Company’s distribution and operating policies and its ability to obtain additional loans. Loan documents the Company enters into may contain covenants that limit its ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit the Company’s ability to enter into or terminate certain operating or lease agreements related to the property. Loan documents may also require lender approval of certain actions and as a result of the lender’s failure to grant such approval, the Company may not be able to take a course of action it deems most profitable. These or other limitations may adversely affect the Company’s flexibility and its ability to make distributions and the value of an investment in Shares.

Financing Arrangements Involving Balloon Payment Obligations

Some of the Company’s financing arrangements may require it to make a lump-sum or “balloon” payment at maturity. The Company’s ability to make a balloon payment is uncertain and may depend upon its ability to obtain replacement financing or its ability to sell particular properties. At the time the balloon payment is due, the Company may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of the Company’s assets.

Failure to Hedge Effectively Against Interest Rate Changes

Subject to any limitations required to maintain qualification as a REIT, the Company may seek to manage its exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing the Company’s exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. Hedging may reduce the overall returns on the Company’s investments. Failure to hedge effectively against interest rate changes may materially adversely affect its results of operations and financial condition.

Risks Related to the Company’s REIT Status and Certain Other Tax Items

If the Company Fails to Qualify to be Taxed as a REIT, it will Face Serious Tax Consequences that will Substantially Reduce the Funds Available to Satisfy the Company’s Obligations, Implement its Business Strategy and Make Distributions to Shareholders for Each Year Involved

The Company intends to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, the Company may fail to comply with various compliance requirements and could jeopardize the Company’s REIT status. Further, the Trustee may revoke or otherwise terminate the Company’s REIT election without shareholder approval if it determines that it is no longer in the Company’s best interest to continue to qualify as a REIT, which may cause adverse consequences to shareholders. If the Company fails to qualify as a REIT in any tax year (or the Trustee revokes the Company’s REIT election), then:

•

the Company would be taxed as a regular domestic corporation, with no deduction for dividends distributed to shareholders in computing its taxable income and being subject to federal and applicable state and local income tax on the Company’s taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on the Company’s NAV and cash available for distribution to shareholders; and

•	the Company generally would not be eligible to re-elect to be taxed as a REIT for the subsequent four full taxable years.

The Company’s Qualification as a REIT could be Jeopardized as a Result of an Interest in Joint Ventures or Investment Funds

The Company may hold certain limited partner or non-managing member interests in partnerships or limited liability companies that are joint ventures or investment funds. Such investments may be substantial and may take the form of non-managing, non-controlling interests. The Company’s ability to qualify as a REIT will be affected by such investments. To the extent that the Company’s investment in an entity that is classified as a partnership for U.S. federal income tax purposes is not held through a TRS, its shares of the gross income of the entity will be taken into account for purposes of determining whether the Company satisfies the REIT gross income tests and its share of the assets of the entity will be taken into account for purposes of determining whether the Company satisfies the REIT asset tests. If a partnership or limited liability company in which the

Company owns an interest takes or expects to take actions that could jeopardize its qualification as a REIT or requires the Company to pay tax, it may be forced to dispose of its interest in such entity or contribute such interest to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Company to fail a REIT gross income or asset test, and that the Company would not become aware of such actions in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In addition, the Company will have to take into account its share of the income of such joint ventures and investment funds that are classified as partnerships for tax purposes without regard to whether such joint ventures or funds make distributions to the Company to fund the REIT distribution requirements.

The Company May be Subject to Adverse Legislative or Regulatory Tax Changes

The U.S. federal income taxation of REITs and REIT shareholders may be modified, possibly with retroactive effect, by legislative, administrative or judicial action at any time. The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Further changes to the tax laws are possible. Potential shareholders are urged to consult with their tax advisors with respect to the impact of potential legislative, regulatory or administrative changes and their potential effect on an investment in Shares.

To Maintain REIT Status, the Company May Borrow Funds on a Short-Term Basis During Unfavorable Market Conditions

To qualify as a REIT, the Company generally must distribute annual dividends to shareholders equal to at least 90% of its REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. The Company will be subject to regular corporate income taxes on any undistributed REIT taxable income, each year, including any undistributed net capital gains. Additionally, the Company will be subject to a 4% nondeductible excise tax on any amount by which its distributions paid in any calendar year are less than the sum of 85% of the Company’s ordinary income, 95% of the Company’s capital gain net income and 100% of its undistributed income from previous years. If the Company does not have sufficient cash to make distributions necessary to preserve REIT status for any year or to avoid taxation, the Company may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements May Cause the Company to Forego Otherwise Attractive Opportunities, which May Hinder or Delay its Ability to Meet its Investment Objectives and Reduce Overall Returns to Shareholders

To qualify as a REIT, the Company is required at all times to satisfy tests relating to, among other things, the sources of its gross income, the nature and diversification of its assets, the ownership of its shares and the amounts it distributes to shareholders. Compliance with the REIT requirements may impair the Company’s ability to operate solely on the basis of maximizing profits. For example, the Company may be required to make distributions to shareholders at disadvantageous times or when the Company does not have funds readily available for distribution.

Compliance with REIT Requirements May Force the Company to Liquidate or Restructure Otherwise Attractive Investments

To qualify as a REIT, at the end of each calendar quarter, at least 75% of the value of the Company’s assets must consist of cash, cash items, government securities, and qualified real estate assets. The remainder of the Company’s investments in securities (other than good assets for purposes of the 75% asset test and, subject to separate limits, securities of TRSs) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities (other than securities that qualify for the straight debt safe harbor) of any one issuer. Debt will generally meet the “straight debt” safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on profits, the borrower’s discretion, or similar factors. Additionally, no more than 5% of the value of the Company’s assets (other than good assets for purposes of the 75% asset test and, subject to separate limits, securities of TRSs) can consist of the securities of any one issuer, and no more than 20% of the value of the Company’s assets may be represented by securities of one or more TRSs for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%. In order to satisfy these requirements and maintain REIT qualification, the Company may be forced to liquidate assets from its portfolio or not make otherwise attractive investments. These actions could have the effect of reducing amounts available for distribution to shareholders.

Non-U.S. holders May be Required to File U.S. Federal Income Tax Returns and Pay U.S. Federal Income Tax upon Disposition of Shares or upon Receipt of Certain Distributions

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined for purposes of the Code, that disposes of a “United States real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the gain from such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S. federal income tax rates. Such tax does not apply, however, to the gain on disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. While the Company expects to qualify as a domestically controlled REIT, there are no assurances that it will qualify as a domestically controlled REIT.

In addition, a non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with its liquidation is generally subject to U.S. federal income tax under FIRPTA.

Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of Shares.

The Company May Incur Tax Liabilities that Reduce its Cash Available for Distribution to Shareholders

Even if the Company qualifies to be taxed as a REIT, it may be subject to U.S. federal income and excise taxes and related state and local taxes. For example, net income from the sale of properties that are “dealer” properties sold by a REIT (a “prohibited transaction” under the Code) will be subject to a 100% tax. REITs are subject to income tax on undistributed income, including net capital gain, and excise taxes on insufficiently distributed income. If the Company was to fail a gross income test (and did not lose its REIT status because such failure was due to reasonable cause and not willful neglect), it would be subject to tax on the nonqualifying income. The Company may decide to retain net capital gain from the sale or other disposition of its investments and pay income tax directly on such income. In that event, shareholders would be treated as if they earned that income and paid the tax on it directly. However, shareholders that are tax-exempt entities would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and seek a refund of such tax. The Company also may be subject to state and local income, property and other taxes. Any TRS of the Company’s will be subject to full U.S. federal, state and local corporate-level income taxes. Any taxes the Company pays will reduce cash available for distribution to shareholders.

Restrictions on the Deduction of the Operating Partnership’s Interest Expense Could Prevent the Company from Satisfying the REIT Distribution Requirements and Avoiding the Incurrence of Income or Excise Taxes

The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with the Company’s taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years that began before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The rules for business interest expense will apply to the Operating Partnership, the Company and at the level of each entity in which or through which the Operating Partnership invests that is not a disregarded entity for U.S. federal income tax purposes. To the extent that interest expense is not deductible, taxable income will be increased, as will REIT distribution requirements and the amounts needed to distribute to avoid incurring income and excise taxes.

Shareholders May Have Current Tax Liability on Distributions Reinvested in Shares

Shareholders that participate in the DRIP will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in Shares to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, Ordinary Dividends Paid by REITs do Not Qualify for Reduced U.S. Federal Income Tax Rates

Dividends paid by REITs generally are not eligible for the reduced rates applicable to qualified dividend income. REIT dividends that are not designated as qualified dividend income or capital gain dividends are taxable as ordinary income. However, non-corporate U.S. taxpayers may be entitled to claim a deduction in determining their taxable income of up to 20% of qualified REIT dividends (which are dividends other than capital gain dividends and dividends attributable to certain qualified dividend income). Such non-corporate U.S. taxpayers are urged to consult with their tax advisors regarding the deduction for qualified REIT dividends.

Any TRSs Owned by the Company Would be Subject to Special Rules that may Result in Increased Taxes

The Company may conduct certain activities or invest in assets through one or more TRSs. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock and that has made a joint election with such REIT to be treated as a TRS. Other than some activities relating to management of hotel and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of services to tenants of its parent REIT. A domestic taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation.

No more than 20% of the value of a REIT’s total assets may consist of stock or securities of one or more TRSs for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, that percentage limit is increased from 20% to 25%. This requirement limits the extent to which the Company can conduct activities through TRSs. In addition, a REIT must pay a 100% penalty tax on IRS adjustments to certain payments between a REIT and its TRS if the economic arrangements are not comparable to similar arrangements between unrelated parties.

Complying with REIT Requirements May Limit the Company’s Ability to Hedge Effectively

The REIT provisions of the Code may limit the Company’s ability to hedge its assets and operations. Under these provisions, any income from hedging transactions will be excluded from gross income for purposes of the

75% and 95% REIT gross income tests if: (i) the instrument (A) hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets, (B) hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests or (C) hedges a position entered into pursuant to clause (A) or (B) after the extinguishment of such liability or disposition of the asset producing such income; and (ii) such instrument is properly identified under applicable Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute non-qualifying income for purposes of both the 75% and 95% gross income tests. As a result of these rules, the Company may have to limit its use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS.

Recharacterization of Sale-Leaseback Transactions May Cause the Company to Lose REIT Status

The Company may purchase real properties and lease them back to the sellers of such properties. The IRS could challenge the Company’s characterization of any sale-leaseback transactions. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, it would not be treated as owning the property for purposes of the assets tests or receiving rents for purposes of the gross income tests. If a sale-leaseback transaction were so recharacterized, the Company might fail to satisfy the REIT “asset tests” or “gross income tests” and, consequently, lose its REIT status. Alternatively, the amount of the Company’s REIT taxable income could be recalculated which might also cause it to fail to meet the distribution requirements for a taxable year.

Sales of the Company’s Properties at Gains are Potentially Subject to the Prohibited Transaction Tax

The Company’s ability to dispose of property is restricted as a result of its REIT status. The Company will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) it owns, directly or through a subsidiary entity, including the Operating Partnership, but excluding the Company’s TRSs or other corporations, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless a safe harbor applies under the Code. Whether property held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. The Company intends to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a TRS, (2) conducting operations in such a manner so that no sale or other disposition, other than through a TRS, will be treated as a prohibited transaction, or (3) structuring certain dispositions to comply with certain safe harbors available under the Code. However, no assurance can be given that any particular property will not be treated as property held primarily for sale to customers in the ordinary course of a trade or business or that a safe harbor will apply.

Changes in Tax Laws Governing IRAs Could Result in Adverse Tax Consequences to IRA Owners and Beneficiaries

A change in the current tax laws under the Code or other applicable tax rules governing individual retirement accounts (“IRAs”) and their investments (including, without limitation, the Code provisions governing the maximum contributions that may be made to IRAs, the types of investments that IRAs may hold, the maximum amount that may be invested in IRAs, and/or the annual minimum required distributions that IRAs must make) could result in adverse tax consequences to IRAs (and their owners and beneficiaries) that invest in the Company. Such changes could include, for example, a prohibition on IRAs holding investments such as Shares or a limitation on the aggregate investments that an IRA may hold, which may cause an IRA to lose its tax-exempt status if it is unable to divest from the necessary investments to satisfy any such rules or be exposed to penalty taxes for failure to comply with such rules.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the Company’s financial condition and results of operations should be read together with “Item 1. Business” of this Registration Statement, as well as the consolidated financial statements and the related notes included in this Registration Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Registration Statement, including information with respect to the Company’s plans and strategies for its business, includes forward-looking statements that involve risks and uncertainties. You should read “Item 1A. Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” section of this Registration Statement for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by these forward-looking statements.

Overview

The Company invests primarily in stabilized, income-generating real estate assets located in the United States. The Company also, to a lesser extent, invests in real estate debt investments and securities. The Company owns all or substantially all of its investments through the Operating Partnership. The Company is externally managed by the Investment Manager. The Company currently operates its business as one reportable segment.

The Company has elected to be taxed as a REIT under the Code, commencing with its taxable year ended December 31, 2023. REITs generally will not be subject to U.S. federal income taxes on taxable income to the extent they annually distribute all of their net taxable income to shareholders and maintain their qualification as a REIT. As of May 31, 2026, the Company had received cumulative proceeds of $396.8 million from the sale of 36.3 million Shares in the Company’s continuous private offering, inclusive of DRIP proceeds. The Company contributed the net proceeds from the sale of Shares to the Operating Partnership in exchange for a corresponding number of Operating Partnership units. The Operating Partnership has primarily used the net proceeds to make investments in real estate and real estate debt and for other general corporate purposes as further described below under “Investment Portfolio.” The Company intends to continue selling Shares on a monthly basis through its continuous private offering.

Q1 2026 Highlights

Operating Results

•

The Company declared quarterly distributions totaling $4.4 million for the three months ended March 31, 2026. The details of the average annualized distribution rates and total net returns are shown in the following table:

As of March 31, 2026
Average Annualized Distribution Rate(1)	4.6%
Year-to-Date Total Return(2)	1.5%
Inception-to-Date Total Return(2)	9.2%

(1)

The annualized distribution rate is calculated by averaging each of the quarters’ annualized distribution, divided by the prior quarter’s NAV, which is inclusive of all fees and expenses. The Company believes the annualized distribution rate is a useful measure of the Company’s overall investment performance.

(2)

Total return is calculated as the change in NAV per Share during the respective periods plus any distributions per Share declared in the period, and assumes any distributions are reinvested under the DRIP. Total return for periods greater than one year are annualized. The Company believes total return is a useful measure of its overall investment performance.

Investments

•	During the three months ended March 31, 2026, the Company did not acquire any real estate investments.

Capital Activity

•	The Company raised $24.5 million from the sale of Shares exclusive of the DRIP during the three months ended March 31, 2026.

Current Portfolio

•

The Company’s portfolio as of March 31, 2026, based on the gross asset value of its investments, consisted of investments in real estate (95%), investments in real estate debt (5%), and investments in real estate securities (0%). Gross asset value is measured as the fair value of the Company’s real estate and other investments, net of non-controlling interests in joint ventures.

•

The Company’s total real estate portfolio, including wholly owned property investments and the Company’s share of property investments held through joint ventures, based on fair value as of March 31, 2026, consisted of Industrial (41%), Retail (33%), Residential (21%), and Other (5%), and was concentrated in the following U.S. regions: East (40%), West (33%) and South (27%).

•

The Company’s investments in real estate debt as of March 31, 2026, consisted of CMBS. For further details on credit rating and underlying real estate collateral, refer to “Investment Portfolio – Investments in Real Estate Debt” below.

2025 Highlights

Operating Results

•

The Company declared quarterly distributions totaling $14.4 million for the year ended December 31, 2025. The details of the average annualized distribution rates and total net returns are shown in the following table:

As of December 31, 2025
Average Annualized Distribution Rate(1)	4.7%
Year-to-Date Total Return(2)	7.0%
Inception-to-Date Total Return(2)	9.5%

(1)

The annualized distribution rate is calculated by averaging each of the four quarters’ annualized distribution, divided by the prior quarter’s NAV, which is inclusive of all fees and expenses. The Company believes the annualized distribution rate is a useful measure of the Company’s overall investment performance.

(2)

Total return is calculated as the change in NAV per Share during the respective periods plus any distributions per Share declared in the period, and assumes any distributions are reinvested under the DRIP. Total return for periods greater than one year are annualized. The Company believes total return is a useful measure of its overall investment performance.

Investments

•	The Company acquired four additional real estate investments during the year ended December 31, 2025 for an aggregate net purchase price of $132.1 million, inclusive of acquisition-related costs.

Capital Activity

•	The Company raised $125.1 million from the sale of Shares exclusive of the DRIP during the year ended December 31, 2025.

Current Portfolio

•

The Company’s portfolio as of December 31, 2025, based on the gross asset value of its investments, consisted of investments in real estate (96%), investments in real estate debt (4%), and investments in real estate securities (0%). Gross asset value is measured as the fair value of the Company’s real estate and other investments, net of non-controlling interests in joint ventures.

•

The Company’s total real estate portfolio, including wholly owned property investments and the Company’s share of property investments held through joint ventures, based on fair value as of December 31, 2025, consisted of Industrial (41%), Retail (33%), Residential (21%), and Other (5%), and was concentrated in the following U.S. regions: East (40%), West (33%) and South (27%).

•

The Company’s investments in real estate debt as of December 31, 2025, consisted of CMBS. For further details on credit rating and underlying real estate collateral, refer to “Investment Portfolio – Investments in Real Estate Debt” below.

Investment Portfolio

Portfolio Summary

The following chart allocates the Company’s investments in real estate and real estate debt based on fair value as of March 31, 2026:

Investment Allocation [1]

Real Estate Debt
5%
Real Estate
95%

Real Estate Investments

The following charts further describe the diversification of the Company’s investments in real estate based on fair value as of March 31, 2026:

(1)

Real estate investments include wholly owned property investments and the Company’s share of property investments held through joint ventures. Real estate debt includes the Company’s investments in CMBS. Property type weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all real estate investments, excluding the value of any third party interests in such real estate investments. Property regions represent regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all real estate properties, excluding the value of any third party interests in such real estate properties.

The following table provides a summary of the Company’s portfolio by property type as of March 31, 2026:

Property Type	Number of Properties	Sq. Feet / Units	Occupancy Rate(1)	Gross Asset Value(2)	Property Type Revenue(3) For the Three Months Ended March 31,
					2026	2025
Industrial	5	1,096,320 sq. ft.	100%	188,500,000	3,318,885	2,611,148
Retail	4	683,183 sq. ft.	97%	152,257,000	3,903,744	2,578,793
Residential	3	213 units	91%	99,185,000	1,791,920	1,126,890
Other	1	60,192 sq. ft.	100%	21,502,458	574,633	554,548

Total	13			461,444,458	9,589,182	6,871,379

(1)

The occupancy rate for the Company’s Industrial, Retail, and Other investments is defined as all leased square footage divided by the total available square footage as of March 31, 2026. The occupancy rate for the Company’s Residential investments is defined as the number of leased units divided by the total unit count as of March 31, 2026.

(2)	Based on fair value as of March 31, 2026, net of non-controlling interests in joint ventures.
(3)

Property type revenue is determined in accordance with GAAP for the three months ended March 31, 2026 and includes the Company’s share of revenues generated by property investments held through joint ventures.

Real Estate

The following table provides additional information regarding the Company’s real estate portfolio as of March 31, 2026:

Property Type and Investment	Number of Properties	Location	Acquisition Date	Ownership Interest(1)	Sq. Feet / Units	Occupancy Rate(2)
Industrial
Chandler Crossroads I	1	Chandler, AZ	February 21, 2023	100%	100,243 sq. ft.	100%
Chandler Crossroads II	1	Chandler, AZ	February 21, 2023	100%	116,079 sq. ft.	100%
Northmark Commerce Center	1	Haltom City, TX	December 1, 2023	100%	234,478 sq. ft.	100%
Thurmon Tanner Logistics Center A	1	Flowery Branch, GA	February 1, 2024	100%	447,120 sq. ft.	100%
85 Exchange Building F	1	Concord, NC	November 12, 2025	100%	198,400 sq. ft.	100%

Total Industrial	5				1,096,320 sq. ft.
Retail
Trails at Silverdale	1	Silverdale, WA	November 2, 2023	90%	225,711 sq. ft.	99%
Riverway Plaza	1	Weymouth, MA	June 27, 2024	100%	250,572 sq. ft.	100%
Independence Square	1	Plano, TX	March 27, 2025	100%	140,218 sq. ft.	87%
Gold Star Crossing	1	Worcester, MA	December 22, 2025	100%	66,682 sq. ft.	100%

Total Retail	4				683,183 sq. ft.
Residential
Millside at Heritage Park	1	Canton, MA	February 3, 2023	100%	60 units	87%
Sylva on Main	1	Bellevue, WA	September 12, 2024	90%	76 units	93%
3200 Washington	1	Boston, MA	July 29, 2025	100%	77 units	91%

Total Residential	3				213 units
Other
Creekstone	1	Durham, NC	May 25, 2023	100%	60,192 sq. ft.	100%

Total Other	1				60,192 sq. ft.

Total Investments in Real Estate	13

(1)

The Company’s joint venture agreements provide the joint venture partners a profits interest based on achieving certain internal rate of return hurdles. Such investments are consolidated by the Company and any profits interest due to joint venture partners are reported within non-controlling interests.

(2)

The occupancy rate for the Company’s Industrial, Retail, and Other investments is defined as all leased square footage divided by the total available square footage as of March 31, 2026. The occupancy rate for the Company’s Residential investments is defined as the number of leased units divided by the total unit count as of March 31, 2026.

Lease Expirations

The following tables detail the expiring leases at the Company’s consolidated Industrial, Retail, and Other properties by annualized base rent and square footage as of March 31, 2026. Residential properties are excluded as substantially all leases at such properties expire within 12 months.

Industrial
Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2026 (remaining)	3	$748,104	3%	68,904	4%
2027	2	$572,192	3%	51,081	3%
2028	2	$2,269,330	10%	280,978	15%
2029	1	$186,364	1%	17,817	1%
2030	1	$325,750	1%	32,020	2%
2031	0	$—	0%	—	0%
2032	0	$—	0%	—	0%
2033	1	$3,568,298	16%	447,120	25%
2034	1	$1,868,628	8%	198,400	11%
2035	0	$—	0%	—	0%
Thereafter	0	$—	0%	—	0%

Total Industrial	11	$9,538,666	42%	1,096,320	61%

Retail
Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2026 (remaining)	4	$169,001	1%	6,224	0%
2027	14	$1,857,981	8%	119,630	7%
2028	7	$400,296	2%	17,814	1%
2029	8	$713,575	3%	27,002	1%
2030	11	$1,778,164	8%	112,227	6%
2031	10	$4,115,140	18%	143,734	8%
2032	10	$1,587,590	7%	200,093	11%
2033	3	$381,294	2%	10,580	1%
2034	1	$105,329	0%	3,670	0%
2035	3	$210,780	1%	14,800	1%
Thereafter	3	$32,272	0%	6,145	0%

Total Retail	74	$11,351,422	50%	661,919	36%

Other
Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2026 (remaining)	0	$—	0%	—	0%
2027	0	$—	0%	—	0%
2028	0	$—	0%	—	0%
2029	0	$—	0%	—	0%
2030	0	$—	0%	—	0%
2031	0	$—	0%	—	0%
2032	0	$—	0%	—	0%
2033	1	$1,788,587	8%	60,192	3%
2034	0	$—	0%	—	0%
2035	0	$—	0%	—	0%
Thereafter	0	$—	0%	—	0%

Total Other	1	$1,788,587	8%	60,192	3%

Total
Year	Number of Expiring Leases	Annualized Base Rent(1)	% of Total Annualized Base Rent Expiring	Square Feet	% of Total Square Feet Expiring
2026 (remaining)	7	$917,105	4%	75,128	4%
2027	16	$2,430,173	11%	170,711	9%
2028	9	$2,669,626	12%	298,792	16%
2029	9	$899,939	4%	44,819	3%
2030	12	$2,103,914	9%	144,247	8%
2031	10	$4,115,140	18%	143,734	8%
2032	10	$1,587,590	7%	200,093	11%
2033	5	$5,738,179	25%	517,892	29%
2034	2	$1,973,957	9%	202,070	11%
2035	3	$210,780	1%	14,800	1%
Thereafter	3	$32,272	0%	6,145	0%

Total	86	$22,678,675	100%	1,818,431	100%

(1)

Annualized base rent is determined based on the annualized base rent per leased square foot as of March 31, 2026, and excludes tenant recoveries, straight-line rent, and above-market and below-market lease amortization.

As of and for the three months ended March 31, 2026, there were no leases at the Company’s properties that contained early termination options. As of and for the years ended December 31, 2025 and 2024, there were no leases at the Company’s properties that contained early termination options.

Tenant Concentration

The percentage of total revenue attributable to tenants at the Company’s properties accounting for 10% or more of total revenue for the three months ended March 31, 2026 and for the year ended December 31, 2025, and the corresponding percentage of accounts receivable, are as follows:

Property	Tenant	Weighted Average Lease Term Remaining	Percentage of Total Revenue (three months ended March 31, 2026)	Percentage of Total Revenue (year ended December 31, 2025)	Percentage of Total Accounts Receivable (as of March 31, 2026)	Percentage of Total Accounts Receivable (as of Dec 31, 2025)
Thurmon Tanner Logistics Center A	Tenant A	7.5 years	12%	15%	49%	46%

Total		7.5 years	12%	15%	49%	46%

The loss of the tenant discussed in the table above could have a material adverse effect on the Company’s financial condition and results of operations.

Investments in Real Estate Debt

The following charts describe the diversification of the Company’s investments in real estate debt by credit rating and collateral type, based on fair value as of March 31, 2026:

(1)	Includes the Company’s investments in real estate debt. BBB represents credit ratings of BBB+, BBB, and BBB-. BB represents credit ratings of BB+, BB, and BB-.

Please see Note 6 – “Investments in Real Estate Debt, at Fair Value” to the consolidated financial statements included in this Registration Statement for details on the Company’s investments in real estate debt.

Results of Operations

The following table sets forth information regarding the Company’s consolidated results of operations for three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,		Change
	2026	2025	$
Revenues
Revenue from leases	$9,833,895	$7,113,150	$2,720,745

Total revenues	$9,833,895	$7,113,150	$2,720,745

Expenses
Rental property operating	$2,734,923	$1,874,645	$860,278
General & administrative	785,153	569,551	215,602
Management fee	958,895	610,081	348,814
Incentive fee	800,823	537,674	263,149
Depreciation & amortization	5,266,131	4,285,708	980,423

Total expenses	$10,545,925	$7,877,659	$2,668,266
Other income (expense)
Realized gain (loss) on real estate securities	$(2,266)	$4,989	$(7,255)
Change in unrealized gain (loss) on real estate securities	24,252	8,469	15,783
Change in unrealized gain (loss) on real estate debt	(102,295)	—	(102,295)
Interest expense	(2,323,993)	(2,114,720)	(209,273)
Dividend & interest income	810,231	524,516	285,715

Total other income (expense)	$(1,594,071)	$(1,576,746)	$(17,325)

Total net income (loss) attributable to Fidelity Core Real Estate Fund	$(2,306,101)	$(2,341,255)	$35,154

Net income (loss) attributable to redeemable non-controlling interests in consolidated joint ventures	$(51,788)	(107,866)	56,078

Net income (loss) attributable to common shareholders	$(2,254,313)	$(2,233,389)	$(20,924)

Net income (loss) per share of common stock - basic & diluted	$(0.07)	$(0.10)	$0.04

Weighted-average shares of common stock outstanding, basic & diluted	$33,104,362	21,489,011	11,615,351

Revenues

During the three months ended March 31, 2026, revenue from leases increased $2.7 million as compared to three months ended March 31, 2025. The change can primarily be attributed to an increase in investments in real estate as a result of property acquisitions, as well as an increase in average rental rates across the Company’s portfolio.

Expenses

During the three months ended March 31, 2026, rental property operating expenses increased $0.9 million as compared to the three months ended March 31, 2025. The change can primarily be attributed to an increase in investments in real estate as a result of property acquisitions.

During the three months ended March 31, 2026, general & administrative expenses increased $0.2 million as compared to the three months ended March 31, 2025. The change can primarily be attributed to an increase in investments in real estate as a result of property acquisitions as well as increased audit fees.

During the three months ended March 31, 2026, the management fee payable to the Investment Manager increased $0.3 million compared to the three months ended March 31, 2025. The increase is due to a higher average NAV during the three months ended March 31, 2026 as compared to the three months ended March 31, 2025.

During the three months ended March 31, 2026, the Incentive Fee payable to the Investment Manager increased $0.3 million compared to the three months ended March 31, 2025. The increase can be attributed to a larger total return driven by a higher average NAV.

During the three months ended March 31, 2026, depreciation & amortization expenses increased $1.0 million as compared to the three months ended March 31, 2025. The change can primarily be attributed to an increase in investments in real estate as a result of property acquisitions.

Other Income (Expense)

During the three months ended March 31, 2026, interest expense increased $0.2 million as compared to the three months ended March 31, 2025. The increase is primarily due to additional property mortgage borrowings.

During the three months ended March 31, 2026, dividend & interest income increased $0.3 million as compared to the three months ended March 31, 2025. The increase can primarily be attributed to interest earned on higher average real estate debt and money market balances.

During the three months ended March 31, 2026, total other expenses increased $0.09 million as compared to the three months ended March 31, 2025. The increase was primarily driven by an increased unrealized loss on real estate debt and real estate securities.

The following table sets forth information regarding the Company’s consolidated results of operations for the year ended December 31, 2025 and 2024:

	Year Ended December 31,		Change
	2025	2024	$
Revenues
Revenue from leases	$32,410,787	$24,158,172	$8,252,615

Total revenues	$32,410,787	$24,158,172	$8,252,615

Expenses
Rental property operating	$8,786,589	$5,567,315	$3,219,274
General & administrative	2,726,609	1,997,113	729,496
Management fee	3,001,402	1,927,298	1,074,104
Performance participation allocation		2,731,835	(2,731,835)
Incentive fee	2,873,858	—	2,873,858
Depreciation & amortization	19,123,158	11,853,933	7,269,225

Total expenses	$36,511,616	$24,077,494	$12,434,122
Other income (expense)
Realized gain (loss) on real estate securities	$13,213	$5,091	$8,122
Change in unrealized gain (loss) on real estate securities	(25,650)	16,394	(42,044)
Change in unrealized gain (loss) on real estate debt	(13,624)	—	(13,624)
Interest expense	(9,016,553)	(6,893,012)	(2,123,541)
Dividend & interest income	3,513,448	1,425,586	2,087,862

Total other income (expense)	$(5,529,166)	$(5,445,941)	$(83,225)

Total net income (loss) attributable to Fidelity Core Real Estate Fund	$(9,629,995)	$(5,365,263)	$(4,264,732)

Net income (loss) attributable to redeemable non-controlling interests in consolidated joint ventures	(396,079)	(67,929)	(328,150)

Net income (loss) attributable to common shareholders	$(9,233,916)	$(5,297,334)	$(3,936,582)

Net income (loss) per share of common stock - basic & diluted	$(0.35)	$(0.30)	$(0.05)

Weighted-average shares of common stock outstanding, basic & diluted	26,145,231	17,481,192	8,664,039

Revenues

During the year ended December 31, 2025, revenue from leases increased $8.3 million as compared to the year ended December 31, 2024. The increase can primarily be attributed to a higher average investments in real estate balance as a result of property acquisitions as well as an increase in average rental rates across the Company’s portfolio.

Expenses

During the year ended December 31, 2025, rental property operating expenses increased $3.2 million as compared to the year ended December 31, 2024. The increase can primarily be attributed to a higher average investments in real estate balance as a result of property acquisitions.

During the year ended December 31, 2025, general & administrative expenses increased $0.7 million as compared to the year ended December 31, 2024. The increase can primarily be attributed to an increase in property management fees, property management payroll, and audit fees.

During the year ended December 31, 2025, the management fee payable to the Investment Manager increased $1.1 million compared to the year ended December 31, 2024. The increase is due to a higher average NAV during the year ended December 31, 2025 as compared to the year ended December 31, 2024.

Effective January 1, 2025, the Company and the Operating Partnership amended their respective operating documents to replace the performance participation allocation to the Special Limited Partner (as defined below) with an Incentive Fee payable to the Investment Manager. The Incentive Fee is calculated in a manner consistent with the previous performance participation allocation to the Special Limited Partner, as disclosed in Note 11 — “Related Party Transactions” to the Company’s consolidated financial statements included in this Registration Statement. For additional information, see also “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Investment Manager.” The increase of $0.1 million between the performance participation allocation and the Incentive Fee during the year ended December 31, 2025 as compared to the year ended December 31, 2024 can be attributed to a larger total return driven by a higher average NAV.

During the year ended December 31, 2025, depreciation & amortization expenses increased $7.3 million as compared to the year ended December 31, 2024. The increase can primarily be attributed to a higher average investments in real estate balance as a result of property acquisitions.

Other Income (Expense)

During the year ended December 31, 2025, interest expense increased $2.1 million as compared to the year ended December 31, 2024. The increase is primarily due to additional property mortgage borrowings.

During the year ended December 31, 2025, dividend & interest income increased $2.1 million as compared to the year ended December 31, 2024. The increase can primarily be attributed to interest earned on higher average money market balances as well as interest earned on initial investments in real estate debt.

During the year ended December 31, 2025, total other expenses increased $0.05 million as compared to the year ended December 31, 2024. The increase was primarily driven by an increased unrealized loss on real estate securities and real estate debt.

Liquidity and Capital Resources

Liquidity

The Company believes it has sufficient liquidity to operate its business, with $122.1 million of liquidity as of March 31, 2026 and $85.9 million of liquidity as of December 31, 2025. When the Company refers to its liquidity, this includes amounts available under its undrawn revolving credit facility of $50 million as well as unrestricted cash and investments in money market funds of $72.1 million. The Company also generates incremental liquidity through its operating cash flows, which were $5.1 million for the three months ended March 31, 2026 and $10.9 million for the year ended December 31, 2025. The Company may also generate further incremental liquidity through the sale of its real estate debt or real estate securities investments, which were carried at their estimated fair value of $26.2 million and $0.5 million, respectively, as of March 31, 2026.

In addition, the Company’s leverage ratio was 20% as of March 31, 2026. The Company can generate additional liquidity through incurring additional indebtedness secured by its real estate and real estate debt investments, unsecured financings, and other forms of indebtedness. The Company’s leverage ratio is measured by dividing (i) consolidated property-level (consisting of mortgages secured by real properties) and entity-level

(consisting of the Company’s line of credit) debt net of cash and debt-related restricted cash, by (ii) the asset value of real estate investments (measured using the greater of fair market value and cost) plus the equity in settled real estate debt and real estate related investments. All of the above components of the leverage ratio are net of non-controlling interests in joint ventures.

In addition to the Company’s current liquidity, the Company obtains incremental liquidity through the sale of Shares in its continuous private offering, from which it has received cumulative proceeds of $396.8 million as of May 31, 2026.

Capital Resources

As of March 31, 2026, the Company’s indebtedness included loans secured by its properties and an unsecured revolving credit facility. The following table sets forth a summary of the Company’s indebtedness as of March 31, 2026 and December 31, 2025 (with respect to principal balance outstanding), all components of which are net of non-controlling interests in joint ventures:

	March 31, 2026			Principal Balance as of
Indebtedness	Weighted Average Interest Rate	Weighted Average Maturity Date	Maximum Facility Size	March 31, 2026	December 31, 2025
Fixed rate loans secured by our properties:
Fixed rate mortgages	5.24%	November 9, 2031	N/A	$163,694,590	$148,194,590

Total loans secured by our properties				163,694,590	148,194,590
Secured financings of investments in real estate debt:
Secured financings of investments in real estate debt	—	—	—	—	—
Unsecured loans:
Affiliate revolving credit facility	0.00%	March 18, 2029	$50,000,000	—	—

Total unsecured loans			$50,000,000	—	—

Total indebtedness				$163,694,590	$148,194,590

Capital Uses

The Company primarily uses its capital from the sale of Shares to acquire investments, which it also funds with other capital resources. The Company continues to believe that its current liquidity position is sufficient to meet the needs of its business over the next 12 months. In addition, the Company may have other funding obligations, which it expects to satisfy with the cash flows generated from its investments and capital resources described above. Such obligations may include distributions to its shareholders, operating expenses, capital expenditures, repayment of indebtedness, and debt service on its outstanding indebtedness. The Company’s operating expenses include, among other things, the Management Fee and Incentive Fee (as defined below) it pays to the Investment Manager, both of which will impact the Company’s liquidity to the extent the Investment Manager elects to receive such payments in cash, or subsequently redeem Shares previously issued to it. To date, the Investment Manager has elected to receive the Management Fee in Shares, resulting in a non-cash expense.

Cash Flows

The following table provides a breakdown of the net change in the Company’s cash and cash equivalents and restricted cash for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Cash flows provided by operating activities	$5,085,536	$530,297
Cash flows used in investing activities	(41,755,965)	(27,397,748)
Cash flows provided by financing activities	38,430,786	26,659,608

Net increase (decrease) in cash and restricted cash	$1,760,357	$(207,843)

Cash flows provided by operating activities increased $4.6 million during the three months ended March 31, 2026, compared to the three months ended March 31, 2025, primarily due to operations related to acquisitions of investments in real estate and the timing of the payment of the 2024 performance participation allocation made in 2025.

Cash flows provided by investing activities decreased $14.4 million during the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The decrease was primarily due to purchases of money market funds as well as investments in real estate debt, partially offset by a decrease in acquisitions of real estate.

Cash flows used in financing activities increased $11.8 million during the three months ended March 31, 2026, compared to the three months ended March 31, 2025. The increase was primarily due to increased proceeds from mortgages partially offset by a decrease in proceeds from the sale of Shares.

The following table provides a breakdown of the net change in the Company’s cash and cash equivalents and restricted cash for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
Cash flows provided by operating activities	$10,941,636	$9,058,456
Cash flows used in investing activities	(147,247,815)	(119,454,378)
Cash flows provided by financing activities	135,063,890	112,878,122

Net increase (decrease) in cash and restricted cash	$(1,242,289)	$2,482,200

Cash flows provided by operating activities increased $1.9 million during the year ended December 31, 2025, compared to the year ended December 31, 2024, primarily due to operations related to acquisitions of investments in real estate.

Cash flows provided by investing activities decreased $27.8 million during the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase was primarily due to acquisitions of investments in real estate as well as investments in real estate debt, partially offset by an increase in proceeds from money market funds and a reduction in capital improvements.

Cash flows used in financing activities increased $22.2 million during the year ended December 31, 2025, compared to the year ended December 31, 2024. The increase was primarily due to increased proceeds from the sale of Shares partially offset by decreased proceeds from mortgages.

Critical Accounting Policies and Estimates

The preparation of the Company’s financial statements in accordance with GAAP involves significant judgments and assumptions and require estimates about matters that are inherently uncertain. These judgments will affect the Company’s reported amounts of assets and liabilities and its disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in the Company’s consolidated financial statements. The following is a summary of the Company’s accounting policies and estimates that it believes are the most critical, as they are affected by significant judgments, estimates, and assumptions. See Note 2 to the Company’s consolidated financial statements included in this Registration Statement for further descriptions of the below accounting policy.

Purchase Price Allocation of Acquired Real Estate

Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including building and improvements, land and land improvements, furniture, fixtures and equipment, above-market leases, below-market leases, in place tenant leases, leasing commissions, and legal and marketing) and allocates the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative fair values. The most significant portion of the allocation is typically to building and land and requires the use of market based estimates and assumptions. The Company estimates building fair value utilizing a cost approach, which assesses a buildup of characteristics including class and quality of the property type, replacement cost of a new property, inclusive of indirect and entrepreneurial costs and compares that to a “go-dark” approach which requires market rate estimates and/or capitalization rates, as well as other available market information. Estimates are based on a number of factors including known and anticipated trends and market and economic conditions. The Company generally uses a sales comparison approach when estimating land fair value, by evaluating recent sales transactions in the market and making adjustments for certain characteristics such as market conditions, timing and possible appreciation, and location.

The fair value of other tangible assets of an acquired property considers a market rate per square foot for improvements and applies that rate to the square footage of the acquired property.

The Company also considers an allocation of purchase price of other acquired intangibles, including acquired in-place leases that are based on the Company’s evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include various market leasing assumptions such as market rent, market expenses, downtime assumptions, and expectations of lease renewals.

Acquired above-market and below-market leases are recorded at their fair values (using a discount rate which reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid pursuant to each in place lease and (2) management’s estimate of fair market lease rates for each corresponding in place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for leasing commissions, legal and other related costs during hypothetical expected lease-up periods. A change in any of the assumptions above, which are subjective, could have a material impact on the Company’s results of operations.

The allocation of the purchase price directly affects the following in the Company’s consolidated financial statements:

•	The amount of purchase price allocated to the various tangible and intangible assets and liabilities on the Company’s Consolidated Balance Sheets.

•

The amounts allocated to the value of above-market and below-market lease values are amortized to rental income over the remaining non-cancelable terms of the respective leases. The amount allocated to the value of debt premium (discount) is amortized to interest expense over the respective debt term. The amounts allocated to all other tangible and intangible assets are recognized in depreciation or amortization expense. Thus, depending on the amounts allocated between land and other depreciable assets, changes in the purchase price allocation among the Company’s assets could have a material impact on net income.

•

The period of time over which tangible and intangible assets are depreciated varies greatly, and thus, changes in the amounts allocated to these assets will have a direct impact on the Company’s results of operations. Intangible assets are generally amortized over the respective life of the leases. The Company depreciates its buildings over a maximum of 40 years, but does not depreciate land. These differences in timing could have a material impact on results of operations.

Recent Accounting Pronouncements

See Note 2 — “Significant Accounting Policies” to the Company’s consolidated financial statements included in this Registration Statement for a discussion concerning recent accounting pronouncements.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The Company is exposed to interest rate risk with respect to its variable-rate indebtedness; generally an increase in interest rates would directly result in higher interest expense. The only variable rate indebtedness the Company has entered into is its revolving line of credit, which had no amounts outstanding at March 31, 2026 and December 31, 2025.

Investments in Real Estate Debt

As of March 31, 2026, the Company held $26.2 million of investments in real estate debt on its Consolidated Balance Sheet. The Company’s investments in real estate debt are primarily floating-rate and are indexed to various benchmark rates, and as such, exposed to interest rate risk. The Company’s net income will increase or decrease depending on interest rate movements. While the Company cannot predict factors that may or may not affect interest rates, a 10 basis point increase or decrease in the various benchmark rates would have resulted in an increase or decrease to dividend & interest income of $26,285 for the three months ended March 31, 2026.

The Company may also be exposed to market risk with respect to its investments in real estate debt due to changes in the fair value of those investments. The Company seeks to manage its exposure to market risk with respect to its investments in real estate debt by making investments in real estate debt backed by different types of collateral and varying credit ratings. The fair value of these investments may fluctuate, therefore the amount the Company will realize upon any sale of its investments in real estate debt is unknown.

Item 3. Properties

For an overview of the Company’s real estate investments, see “Item 2. Financial Information—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Investment Portfolio.”

The Company’s principal executive and administrative offices are located at 245 Summer Street, Boston MA 02210. The Company considers these facilities to be suitable and adequate for the management and operations of its business.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of May 31, 2026, the amount of Shares beneficially owned (unless otherwise indicated) by: (1) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding Shares; (2) the Trustee; (3) each of the Company’s executive officers; and (4) all of the Company’s executive officers and the Trustee in the aggregate. Unless otherwise noted below, the address for each of the persons or entities named in the following table is 245 Summer Street, Boston Massachusetts, 02210.

	Shares
	Beneficially Owned(1)
	Number of Shares	Percentage of Total Shares
Trustee and Executive Officers
Fidelity CRET Trustee LLC	—	—
Ellen Hall	5,108.530	*
Karen R. Korn	87,421.262	*
Simon Fisk (2)	—	—
Heather Bonner	—	—
All executive officers and Trustee as a group (5 persons)	92,529.792	*
Greater than 5.0% Shareholders
FMR LLC	3,066,888.432	8.49%

*	Less than 1% of the outstanding Shares.
(1)

Beneficial ownership is determined in accordance with the rules of the SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote, or to direct the voting of, such security, or “investment power,” which includes the right to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

(2)	Mr. Fisk’s address is 25 Cannon Street London, EC4M 5SB Great Britain.

Item 5. Trustees and Executive Officers

Trustee

The Company operates under the direction of its sole Trustee, Fidelity CRET Trustee LLC. Except as set forth in the Declaration of Trust, the Trustee has exclusive and absolute power, control and authority over the Company’s business, affairs and property, and its shareholders shall have no right to participate in or exercise control or management power over its business and affairs. Pursuant to the Investment Management Agreement, the Trustee has delegated to the Investment Manager the authority to, among other things, source, evaluate and monitor investment opportunities and negotiate and execute upon the acquisition, management, financing and disposition of its assets, subject in all cases to the terms of the Declaration of Trust, applicable law and the ultimate oversight of the Trustee.

The Trustee will serve until its resignation or removal in accordance with the terms of the Declaration of Trust. The Trustee may resign, effective upon delivery of notice of such resignation to the Trust, or at any future date specified in the resignation. In connection with its resignation, the Trustee may appoint its successor.

Pursuant to the Declaration of Trust, following the occurrence of a Cause Event (as defined below), the Company’s shareholders will have the right to remove the Trustee as its sole trustee upon the affirmative vote or consent of the Company’s shareholders holding at least 75% of the issued and outstanding Shares not held by the

Trustee, the Investment Manager, FMR and their respective subsidiaries, executives, employees, owners, officers and affiliates (and the family members and estate planning vehicles of the foregoing persons) (“Fidelity Persons”).

A “Cause Event” is defined by the Declaration of Trust as the entry of a final, non-appealable judgment, verdict or order by any court or governmental body of competent jurisdiction that either the Trustee or Investment Manager has committed acts or omissions in connection with the performance of their respective duties that constitute fraud, bad faith, willful misconduct or gross negligence. The removal of the Trustee by the Company’s shareholders will constitute a Dissolution Event under its Declaration of Trust upon which it will be dissolved and terminated; provided, however, that no Dissolution Event will be deemed to have occurred, and the Company will not be required to be dissolved and terminated, by reason of such a removal of the Trustee if, within 90 days after the date of such removal, shareholders entitled to cast at least a majority of the votes entitled to be cast and not held by Fidelity Persons agree to continue the business of the Company and to the election, effective as of the date of such removal, of a replacement trustee.

Executive Officers

The Trustee may, from time to time, appoint, remove and replace the Company’s officers, to serve at the pleasure of the Trustee, with such powers and duties as the Trustee may determine. The Company’s officers may include a chief executive officer, a president, one or more vice presidents, a chief financial officer, a treasurer, a secretary, and such other officers with such powers and duties as the Trustee may deem necessary or desirable. Any officer or agent of the Trust may be removed and replaced, with or without cause, by the Trustee.

The Company’s executive officers will act as its agents, execute contracts and other instruments in its name and on the Company’s behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by the Trustee from time to time. The Company’s executive officers will devote such portion of their time to its affairs as is required for the performance of their duties, but they are not required to devote all of their time to the Company.

Each of the Company’s current executive officers is also an executive officer of the Trustee and an employee of FMR, an affiliate of the Investment Manager.

Information regarding the Company’s current executive officers is set forth below.

Name	Age	Position
Ellen Hall	54	President
Karen R. Korn	63	Vice President
Simon Fisk	64	Vice President
Heather Bonner	48	Treasurer

(1)	As of May 31, 2026.

Ellen Hall. Ms. Hall has served as the Company’s President and as the President of the Trustee since 2022. Ms. Hall has served as the Company’s interim Portfolio Manager since November 2025 and as the Company’s lead Portfolio Manager since January 2026. Ms. Hall joined Fidelity in 2020 as Head of Direct Real Estate. Ms. Hall has over 25 years of real estate investment experience and has led several multinational ventures. She brings a functional expertise in developing, acquiring, and divesting properties and assets in industrial, logistics, data center and multi-family categories. Prior to joining Fidelity, Ms. Hall was Global Head of Real Estate Investment and Corporate Development at Iron Mountain from 2015 to 2019 and previously held executive roles at Prologis and its legacy acquired entity, AMB Property Corporation, from 1998 to 2015. She also serves as a Non-Executive Director at Grosvenor Property Americas. Ms. Hall received a B.S. from Boston University and an M.B.A from the University of Cambridge.

Karen R. Korn. Ms. Korn has served as the Company’s Vice President and as a Vice President of the Trustee since 2022. Ms. Korn leads the Alternative Product Group at Fidelity where she oversees all aspects of product design, investing, and distribution. She has over 30 years of investment experience and has been associated with Fidelity since 2005 in a variety of investment leadership roles including Managing Director of Research in the Equity Division, Head of Fundamental Research in Fidelity’s Strategic Advisers’ managed account division, and Head of Investment Services, which provides investment-related support for Fidelity’s retirement offerings. Prior to Fidelity, Ms. Korn was a Principal and Director of Research for Essex Investment Management Company from 2001 to 2005, and held a variety of positions at Putnam Investments from 1994 to 2001 and PaineWebber, Inc. from 1988 to 1993. Ms. Korn received a B.A. from Barnard College and an M.B.A. from Harvard Business School.

Simon Fisk. Mr. Fisk has served as the Company’s Vice President and as a Vice President of the Trustee since 2022. Mr. Fisk is the Head of Direct Real Estate Finance and Operations at Fidelity in its Alternative Investments Real Estate Group where he oversees the finance team of the private real estate fund products. Mr. Fisk was previously a Managing Director of Pembroke Real Estate, LLC (“Pembroke”) and also served for several years as Pembroke’s Chief Financial Officer. His responsibilities included overseeing strategy and investment at Pembroke and supporting senior leadership in management of the company. Mr. Fisk joined Pembroke in 2008 after a career in both commercial and investment banking, where he specialized in capital markets and corporate advisory work for real estate companies and corporate clients with operational real estate. Mr. Fisk received an L.L.B. from University College London and is an FCT (Fellow of the Association of Corporate Treasurers).

Heather Bonner. Ms. Bonner has served as the Company’s Treasurer and as the Treasurer of the Trustee since 2024. Ms. Bonner serves as a Senior Vice President at Fidelity and also serves as Vice President, Treasurer, or Assistant Treasurer of certain Fidelity-affiliated entities. Prior to joining Fidelity in 2022, Ms. Bonner served as Managing Director at AQR Capital Management from 2013 to 2022 and was the Treasurer and Principal Financial Officer of the AQR Funds from 2013 to 2022. Ms. Bonner received a B.S. from Boston College and is a Certified Public Accountant.

Real Estate Investment Committee

The members of the Real Estate Investment Committee are set forth below. Simon Fisk is the Chairperson of the Real Estate Investment Committee.

Emil Iantchev. Mr. Iantchev is a team leader in the Asset Allocation Research Team (“AART”) at Fidelity Investments. In this role, Mr. Iantchev leads a team of research analysts for AART, which conducts economic, fundamental, and quantitative research to develop asset allocation recommendations for Fidelity’s portfolio managers and investment teams. AART is responsible for analyzing and synthesizing investment perspectives across Fidelity’s asset management unit to generate insights on macroeconomic and financial market trends and their implications for asset allocation. Prior to joining Fidelity in 2013, Mr. Iantchev was an economics lecturer at Boston University and Bentley University, as well as an assistant professor of economics at Syracuse University. He has been in the financial industry since 2013. Mr. Iantchev received a B.A. in economics and mathematics from Eckerd College and a PhD in economics from the University of Chicago. He has also published peer-reviewed research on topics such as the evolutionary foundations of investor preferences and their implications for asset prices.

Mark Takeuchi. Mr. Takeuchi is Managing Director of Asset Management and Development at Pembroke. Mr. Takeuchi is responsible for the strategic management of Pembroke’s global portfolio of over nine million square feet of leasable real estate and oversight of Pembroke developments projects. He has over 25 years of experience with asset management, development and acquisitions in office, residential and retail real estate. Since joining Pembroke in 2002, he has held executive positions for Pembroke in Europe and Asia and brings an international perspective to real estate. Mr. Takeuchi is a trained architect, is fluent in Japanese and received a B.A. from Washington University in St Louis.

William Maclay, CFA. Mr. Maclay is a portfolio manager in the High Income and Alternatives division at Fidelity Investments. In this role, Mr. Maclay manages Fidelity Real Estate Income Fund, Fidelity Real Estate Opportunistic Income Fund, and Fidelity Real Estate High Income Fund, as well as a portion of Fidelity Strategic Real Return Fund and Fidelity Total Bond Fund. He also manages numerous institutional accounts focused on real estate stock and bond investing. Prior to assuming his current position in February 2019, Mr. Maclay was a research analyst covering various segments of the real estate markets at Fidelity from 2001 to 2019. Prior to joining Fidelity in 2001, Mr. Maclay was an analyst at Clarion Partners. Mr. Maclay received a B.A. from the University of Washington and a M.A. in Finance from Boston College. Mr. Maclay is also a CFA® charterholder.

Ellen Hall. See Ms. Hall’s biography in “Executive Officers” immediately above.

Karen R. Korn. See Ms. Korn’s biography in “Executive Officers” immediately above.

Simon Fisk. See Mr. Fisk’s biography in “Executive Officers” immediately above.

Item 6. Executive Compensation

Compensation of the Company’s Executive Officers

The Company is externally managed by the Investment Manager. The Company does not currently have any employees nor does it currently intend to hire any employees who will be compensated directly by the Company. The Company’s executive officers are not its employees and do not receive any compensation of any type from the Company for services rendered to it as its executive officers. Each of the Company’s executive officers serves as an officer of the Trustee and is an employee of FMR, an affiliate of the Investment Manager, and receives compensation for his or her services from such entity. The Company does not reimburse its Trustee or its affiliates for compensation any such entities pay to its executive officers. Furthermore, the Company does not have employment agreements with its executive officers, it does not provide pension or retirement benefits, perquisites or other personal benefits to its executive officers, its executive officers have not received any nonqualified deferred compensation and it does not have arrangements to make payments to its executive officers upon their termination or in the event of the Company’s change in control.

Although the Company does not pay its executive officers any compensation, it pays the Investment Manager and its affiliates the fees described in “Item 7. Certain Relationships and Related Transactions, and Trustee Independence—Investment Manager.”

Compensation of the Company’s Trustee

The Company is governed by its sole Trustee. The Trustee does not receive any compensation of any type from the Company.

Compensation Committee Interlocks and Insider Participation

The Company currently does not have a compensation committee or equivalent body or position because it currently does not, and does not plan to, pay any compensation to its officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Item 7. Certain Relationships and Related Transactions, and Trustee Independence

Investment Manager

Overview

The Company is externally managed by the Investment Manager. Pursuant to the Investment Management Agreement, the Trustee has delegated to the Investment Manager the authority to, among other things, source, evaluate and monitor investment opportunities and negotiate and execute upon the acquisition, management, financing and disposition of the Company’s assets, subject in all cases to the terms of the Declaration of Trust, applicable law and the ultimate oversight of the Trustee.

Pursuant to the Investment Management Agreement, the Investment Manager has authority to engage and supervise, on the Company’s and the Operating Partnership’s behalf and at its and Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers and other service providers (which may include affiliates of the Investment Manager) that provide various services with respect to the Company and the Operating Partnership.

The Investment Manager will refrain from any action that, in its sole good faith judgment, (i) is not in compliance with the Company’s investment strategy and objectives, (ii) would adversely and materially affect the Company’s qualification as a REIT under the Code or the Operating Partnership’s status as entities excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or that would otherwise not be permitted by the Declaration of Trust or the Operating Partnership Agreement.

Services

Pursuant to the Investment Management Agreement, the Investment Manager is responsible for, among other things:

•	serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Company’s investment guidelines;

•	sourcing, evaluating and monitoring the Company’s investment opportunities and executing the acquisition, management, financing and disposition of its assets;

•

with respect to prospective acquisitions, purchases, sales, exchanges or other dispositions of investments, conducting negotiations on the Company’s behalf with sellers, purchasers, and other counterparties and determining the structure and terms of such transactions;

•	providing portfolio management and other related services;

•	advising with respect to the Company’s financings, borrowings or hedging activities;

•

engaging and supervising, on the Company’s behalf and at its expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents and other service providers (which may include affiliates of the Investment Manager);

•	coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting matters with the joint venture or co-investment partners;

•	taking all reasonable actions which the Investment Manager in good faith believes are appropriate to facilitate the ongoing operation of the Company’s assets in emergencies;

•	granting options and exercising all rights, powers, privileges and other incidents of ownership or possession with respect to all assets or investments held or owned by the Company;

•

opening, maintaining and closing accounts, including margin and discretionary accounts, with brokers and/or dealers, and paying commissions, fees and other charges applicable to transactions in all such accounts;

•	reviewing and confirming the NAV per Share and overseeing the process around the calculation of the NAV per Share as performed by the Administrator, and in connection therewith, among other things,

obtaining appraisals performed by independent third party appraisal firms of the value of the Company’s real properties, all in accordance with the Company’s valuation guidelines; and

•

doing such other acts and providing such other services as the Trustee may reasonably request or that the Investment Manager may deem necessary or advisable under the particular circumstances or that are contemplated by the terms of the Declaration of Trust or the Operating Partnership Agreement.

Management Fee

Pursuant to the Investment Management Agreement, the Company pays the Investment Manager a management fee (the “Management Fee”) equal to 1.0% of the Company’s NAV per annum, calculated monthly and payable quarterly in arrears.

The Management Fee may be paid, at the Investment Manager’s election, in either (i) cash, (ii) Shares with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per Share), or (iii) any combination of cash and Shares (with such Shares valued based upon the then-current NAV per Share). If the Investment Manager elects to receive any portion of its Management Fee in Shares, the Investment Manager may elect to have the Company repurchase such Shares from the Investment Manager at a later date. Shares held by the Investment Manager will not be subject to any repurchase limits, minimum holding periods or reduction or penalty for an early repurchase otherwise applicable pursuant to the terms of the of the SRP.

The Management Fee will cease to be payable upon any termination of the Investment Management Agreement; provided, however, that upon any termination of the Investment Management Agreement, the Company will promptly pay the Investment Manager any Management Fee on a pro-rated basis for such quarter though the effective date of such termination. The Investment Manager may, in its sole discretion, elect to waive all or a portion of the Management Fee.

For the three months ended March 31, 2026, the Company paid the Investment Manager Management Fees of $1.0 million. For the years ended December 31, 2025 and 2024, the Company paid the Investment Manager Management Fees of $3.0 million and $1.9 million, respectively. For all such periods, the Investment Manager elected to receive the Investment Management Fees in the form of Shares with a value equivalent to the cash fee otherwise payable (with such Shares valued based upon the then-current NAV per Share). Since inception, this has resulted in the issuance of an aggregate of 524,474 Shares to the Investment Manager.

Offset Fees

Pursuant to the Investment Management Agreement, each installment of the Management Fees otherwise payable to the Investment Manager will be reduced (but not below zero) by an amount (the “Offset Amount”) equal to 100% of any Offset Fees (as defined below) received by the Trustee, the Investment Manager, any of their respective affiliates or any of their respective members, partners, shareholders, directors, principals and employees during the preceding fiscal quarter. If any such Offset Amounts exceeds the amount of the Management Fees then payable, then the amount of the excess will be carried forward and will reduce future installments of the Management Fees, provided that upon the Company’s dissolution, any Offset Amount that has not been applied to offset shall be distributed by the Company to its shareholders. The Investment Management Agreement defines “Offset Fees” as any loan origination fees, collateral agent fees, directors fees, consulting fees, advisory fees, management fees, transaction fees, work fees, monitoring fees, closing fees, break-up fees, commitment fees, extension fees, exit fees or any other similar fees or remuneration of any kind or nature, whether in cash or in-kind, received from third parties in connection with an investment or potential investment; provided, however, that Offset Fees will not include (i) any Permitted Affiliate Fees (as defined below) and (ii) any management or similar fees received by an affiliate of the Investment Manager in connection with the Company’s investments in money market funds.

The Investment Management Agreement defines “Permitted Affiliate Fees” as certain fees the Company pays to the Investment Manager’s or Trustee’s affiliates, including the Administrator (as defined below), for services relating to its investments or operations, which may include property management services, property accounting services and leasing services and fund administration services. The Investment Manager will seek to ensure that any such Permitted Affiliate Fees will be at or below market rates, and any Permitted Affiliate Fees paid with respect to property management services will be at rates usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by the Investment Manager.

For the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024, there were no Offset Amounts.

Fund Incentive Fee

Pursuant to the Investment Management Agreement, the Company will pay the Investment Manager an incentive fee (the “Fund Incentive Fee”), which shall accrue on a monthly basis, promptly following the end of each calendar year in an amount equal to:

(i)

First, if the Total Return (as defined below) for the applicable period exceeds the sum of (A) the Hurdle Amount (as defined below) for that period and (B) the Loss Carryforward Amount (as defined below) (any such excess, “Excess Profits”), 100% of such Excess Profits until the total amount payable to the Investment Manager equals 12.5% of the sum of (x) the Hurdle Amount for that period and (y) any amount allocated to the Investment Manager pursuant to this clause; and

(ii)	Second, to the extent there are remaining Excess Profits, 12.5% of such remaining Excess Profits.

Any amount by which Total Return falls below the Hurdle Amount and that does not constitute Loss Carryforward Amount will not be carried forward to subsequent periods.

“Total Return” for any period since the end of the prior calendar year will equal the sum of: (i) all distributions accrued or paid (without duplication) on the Shares outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate NAV of such Shares since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Shares, and (y) any allocation or accrual to the Fund Incentive Fee. For the avoidance of doubt, the calculation of Total Return will include any appreciation or depreciation in the NAV of Shares issued during the then-current calendar year but exclude the proceeds from the initial issuance of such Shares.

“Hurdle Amount” for any period during a calendar year means that amount that results in a 5.0% annualized internal rate of return on the NAV of the Shares outstanding at the beginning of the then-current calendar year and all Shares issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such Shares and all issuances of Shares over the period and calculated in accordance with recognized industry practices. The ending NAV of the Shares used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the Fund Incentive Fee, provided that the calculation of the Hurdle Amount for any period will exclude any Shares repurchased during such period, which Shares will be subject to the Fee upon such repurchase as described below.

“Loss Carryforward Amount” will initially equal zero and will cumulatively increase by the absolute value of any negative annual Total Return and decrease by any positive annual Total Return, provided that the Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the Loss Carryforward Amount will exclude the Total Return related to any Shares repurchased during such year, which Shares will be subject to the Fund Incentive Fee upon such repurchase as described below.

The Investment Manager will be entitled to a Fund Incentive Fee with respect to all Shares that are repurchased at the end of any quarter pursuant to the SRP in an amount calculated as described above with respect to the portion of the year for which such Shares were outstanding, and the proceeds for any such Shares repurchases will be reduced by the amount of any such Fund Incentive Fee.

The Fund Incentive Fee may be paid, at the Investment Manager’s election, in (i) cash, (ii) Shares with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current NAV per Share), or (iii) any combination of cash and Shares (with such Shares valued based upon the then-current NAV per Share). If the Investment Manager elects to receive any portion of its Fund Incentive Fee in Shares, the Investment Manager may elect to have the Company repurchase such Shares from the Investment Manager at a later date. Such Shares held by the Investment Manager will not be subject to any repurchase limits, minimum holding periods or reduction or penalty for an early repurchase otherwise applicable pursuant to the terms of the SRP.

The Investment Manager will not be obligated to return any portion of the Fund Incentive Fee paid due to the Company’s subsequent performance. The Investment Manager may, in its sole discretion, elect to waive all or a portion of the Fund Incentive Fee.

For the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024, the Investment Manager did not earn a Fund Incentive Fee.

OP Incentive Fee

Pursuant to the Investment Management Agreement, to the extent that the Operating Partnership issues partnership units to anyone other than the Company (such units, “OP Incentive Units”), it will pay, or will cause the Company’s subsidiary to pay, the Investment Manager an incentive fee (the “OP Incentive Fee” and, together with the Fund Incentive Fee, the “Incentive Fee”), which will accrue on a monthly basis, promptly following the end of each calendar year in an amount equal to:

(i)

First, if the OP Total Return (as defined below) for the applicable period exceeds the sum of (A) the OP Hurdle Amount (as defined below) for that period and (B) the OP Loss Carryforward Amount (as defined below) (any such excess, “OP Excess Profits”), 100% of such OP Excess Profits until the total amount payable to the Investment Manager equals 12.5% of the sum of (x) the OP Hurdle Amount for that period and (y) any amount allocated to the Investment Manager pursuant to this clause; and

(ii)	Second, to the extent there are remaining OP Excess Profits, 12.5% of such remaining OP Excess Profits.

Any amount by which OP Total Return falls below the OP Hurdle Amount and that does not constitute OP Loss Carryforward Amount will not be carried forward to subsequent periods.

“OP Total Return” for any period since the end of the prior calendar year will equal the sum of: (i) all distributions accrued or paid (without duplication) on the OP Incentive Units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate net asset value of the Operating Partnership (the “OP NAV”) of such OP Incentive Units since the beginning of such year, before giving effect to (x) changes resulting solely from the proceeds of issuances of OP Incentive Units, and (y) any allocation or accrual to the OP Incentive Fee. For the avoidance of doubt, the calculation of OP Total Return will include any appreciation or depreciation in the OP NAV of OP Incentive Units issued during the then-current calendar year but will exclude the proceeds from the initial issuance of such OP Incentive Units.

“OP Hurdle Amount” for any period during a calendar year means that amount that results in a 5.0% annualized internal rate of return on the OP NAV of the OP Incentive Units outstanding at the beginning of the then current calendar year and all OP Incentive Units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such OP Incentive Units and all issuances of OP Incentive Units over the period and calculated in accordance with recognized industry practices. The ending OP NAV of the OP Incentive Units used in calculating the internal rate of return will be calculated before giving effect to any allocation or accrual to the OP Incentive Fee, provided that the calculation of the OP Hurdle Amount for any period will exclude any OP Incentive Units repurchased during such period, which OP Incentive Units will be subject to the OP Incentive Fee upon such repurchase as described below.

“OP Loss Carryforward Amount” will initially equal zero and will cumulatively increase by the absolute value of any negative annual OP Total Return and decrease by any positive annual OP Total Return, provided that the OP Loss Carryforward Amount will at no time be less than zero and provided further that the calculation of the OP Loss Carryforward Amount will exclude the OP Total Return related to any OP Incentive Units repurchased during such year, which OP Incentive Units will be subject to the OP Incentive Fee upon such repurchase as described below.

The Investment Manager will be entitled to an OP Incentive Fee with respect to all OP Incentive Units that are repurchased pursuant to the Operating Partnership Agreement calculated as described above with respect to the portion of the year for which such OP Incentive Units were outstanding, and the proceeds for any such unit repurchases will be reduced by the amount of any such OP Incentive Fee.

The OP Incentive Fee may be paid, at the Investment Manager’s election, in (i) cash, (ii) Operating Partnership units with an aggregate value equivalent to the cash fee otherwise payable (based upon the then-current OP NAV), or (iii) any combination of cash and Operating Partnership units (with such units valued based upon the then-current OP NAV). If the Investment Manager elects to receive any portion of the OP Incentive Fee in Operating Partnership units, the Investment Manager may elect at a later date to have the Operating Partnership repurchase such units for cash unless the Trustee determines that any such repurchase for cash would be prohibited by applicable law or the Company’s organizational documents, in which case such units will be repurchased for Shares with an equivalent aggregate NAV.

The Investment Manager will not be obligated to return any portion of the OP Incentive Fee paid due to the subsequent performance of the Operating Partnership. The Investment Manager may, in its sole discretion, elect to waive all or a portion of the OP Incentive Fee.

For the three months ended March 31, 2026, the Company accrued an OP Incentive Fee of $0.8 million payable to the Investment Manager. For the year ended December 31, 2025, the Company paid the Investment Manager an OP Incentive Fee of $2.9 million.

Performance Participation Allocation

Prior to the amendment and restatement of the Operating Partnership Agreement and the Investment Management Agreement, each effective as of January 1, 2025, in order to provide for the Incentive Fee as discussed above, Fidelity CRET LP, an affiliate of the Investment Manager (the “Special Limited Partner”), was entitled to certain distributions from the Operating Partnership (the “Performance Participation Allocation”), as discussed below. The Performance Participation Allocation was paid for the year ended December 31, 2024. For subsequent periods, the Investment Manager is compensated pursuant to the Incentive Fee (as discussed above).

The Performance Participation Allocation entitled the Special Limited Partner to receive, for so long as the Investment Management Agreement remained in effect, an allocation from the Operating Partnership equal to 12.5% of the Performance Participation Total Return, subject to a 5.0% Performance Participation Hurdle Amount and a high water mark, with a Performance Participation Catch-Up (each term as defined below). Such allocation was made and paid annually and accrued monthly. The Performance Participation Allocation entitled the Special Limited Partner to receive distributions from the Operating Partnership in an amount equal to:

•

First, if the Performance Participation Total Return for the applicable period exceeded the sum of (i) the Performance Participation Hurdle Amount for that period and (ii) the Performance Participation Loss Carryforward Amount, if any, 100% of such excess profits until the total amount allocated to the Special Limited Partner equals 12.5% of the sum of (x) the Performance Participation Hurdle Amount

for that period and (y) any amount allocated to the Special Limited Partner pursuant to this clause (the “Performance Participation Catch-Up”); and

•	Second, to the extent there are remaining excess profits, 12.5% thereof.

“Performance Participation Total Return” for any period since the end of the prior calendar year equaled the sum of (i) all distributions accrued or paid (without duplication) on the Operating Partnership units outstanding at the end of such period since the beginning of the then-current calendar year, plus (ii) the change in aggregate NAV of such units since the beginning of the year, before giving effect to (x) changes resulting solely from the proceeds of issuances of Operating Partnership units, and (y) any allocation/accrual to the Performance Participation Allocation.

“Performance Participation Hurdle Amount” for any period during a calendar year meant that amount that resulted in a 5.0% annualized internal rate of return on the NAV of the Operating Partnership units outstanding at the beginning of the then-current calendar year and all Operating Partnership units issued since the beginning of the then-current calendar year, taking into account the timing and amount of all distributions accrued or paid (without duplication) on all such units and all issuances of Operating Partnership units over the period and calculated in accordance with recognized industry practices. The ending NAV of the Operating Partnership units used in calculating the internal rate of return was calculated before giving effect to any allocation/accrual to the Performance Participation Allocation.

“Performance Participation Loss Carryforward Amount” initially equaled zero and was cumulatively increased by the absolute value of any negative annual Performance Participation Total Return and decreased by any positive annual Performance Participation Total Return, provided that the Performance Participation Loss Carryforward Amount would at no time be less than zero.

Distributions on the Performance Participation Allocation were payable in cash or Operating Partnership units at the election of the Special Limited Partner. To the extent that the Special Limited Partner elected to receive such distributions in Operating Partnership units, the Special Limited Partner may request the Operating Partnership to repurchase such Operating Partnership units from the Special Limited Partner at a later date, subject to the terms of the Operating Partnership Agreement.

For the year ended December 31, 2024, the Operating Partnership paid the Special Limited Partner a Performance Participation Allocation in the amount of $2.7 million. The Special Limited Partner elected to receive $10,000 worth of such Performance Participation Allocation in the form of 892 Operating Partnership units and the remainder in cash.

Expenses

Investment Manager Expenses. The Investment Manager bears and pays all normal operating costs and expenses incurred in connection with the management of the Investment Manager, without any right to reimbursement from the Company for such expenses. Such normal operating expenses borne by the Investment Manager include, without limitation, expenditures on account of salaries, wages, benefits and other expenses of employees of the Investment Manager, general overhead, utilities and rentals payable for space used by the Investment Manager, office supplies, expenses for clerical, bookkeeping services, office equipment expenses, and expenses for complying with the Advisers Act, and exclude salaries, wages and other personnel costs allocable to employees of the Investment Manager providing legal, tax, accounting and administrative services to us.

O&O Expenses. The Investment Manager and its affiliates advanced and paid on the Company’s behalf all costs and expenses related to organizing and establishing the Company and the Operating Partnership and the offer and sale of Shares in its ongoing private offering (“O&O Expenses”) through February 1, 2023, the date upon which the Company first sold Shares in its ongoing private offering of Shares (the “Initial Closing”). The Company reimbursed the Investment Manager and its affiliates for all of such advanced O&O Expenses in one or more payments following the Initial Closing. Following the Initial Closing, the Company reimburses the Investment Manager and its affiliates for all O&O Expenses incurred on the Company’s behalf as and when such expenses are incurred.

For the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024, the Investment Manager and its affiliates did not incur any O&O Expenses on the Company’s behalf, and the Company did not reimburse the Investment Manager for any O&O Expenses.

Operating Expenses. Pursuant to the Investment Management Agreement and the Declaration of Trust, the Company will pay, directly or through reimbursement of the Investment Manager, the Trustee or their respective affiliates, all costs and expenses relating to the activities, operations and investments of the Company and the performance by the Investment Manager, the Trustee and their respective affiliates of their respective obligations to the Company and the Operating Partnership, excluding any fees covered in “Investment Manager Expenses” above (collectively, “Operating Expenses”).

For the three months ended March 31, 2026 and for the years ended December 31, 2025 and 2024, the Investment Manager and its affiliates have incurred no material Operating Expenses on the Company’s behalf, and the Company has not reimbursed the Investment Manager and its affiliates for any Operating Expenses.

Term and Termination

The Investment Management Agreement will remain in effect until the Company is terminated and dissolved in accordance with the terms of the Declaration of Trust; provided, however, that either the Company or the Investment Manager may terminate the Investment Management Agreement at any time upon not less than 75 days’ prior written notice to the other party. In addition, the Investment Management Agreement will automatically terminate in the event that the Trustee or one of its affiliates ceases to be the Company’s trustee.

Indemnification

Pursuant to the Investment Management Agreement, the Company and the Operating Partnership will indemnify and hold harmless the Investment Manager and its affiliates and other related parties. For additional information, see “Item 12. Indemnification of Directors and Officers.”

Amendment

The Investment Management Agreement may only be amended with the written approval of the Company, the Operating Partnership, and the Investment Manager.

Assignment

The Investment Manager may assign or transfer its rights and obligations under the Investment Management Agreement to an affiliate of the Investment Manager without the prior consent of the Company, its shareholders, the Operating Partnership or any partners of the Operating Partnership; provided, however, that any such assignment by the Investment Manager must comply with the Investment Advisers Act in all respects.

Administrative Services Agreement

Fidelity Service Company, Inc., an affiliate of the Investment Manager, serves as the Company’s administrator (the “Administrator”). The Administrator may delegate certain of its responsibilities to third parties, from time to time, but will ultimately be responsible for the Company’s administration.

The Company pays the Administrator a quarterly administrative fee (the “Administrative Fee”) as set forth in the table below. The Trustee reserves the right to change the fee upon at least 60 days’ notice to the Company’s shareholders (provided that no consent of the Company’s shareholders will be required for any change to the Administrative Fee).

Net Asset Value (As Applicable)	Administrative Fee Rate (Percentage of NAV per Annum)
Up to $200 million	0.08%
Greater than $200 million to $400 million	0.07%
Greater than $400 million	0.06%

In addition, the Company may reimburse the Administrator for certain additional reconciliation, reporting, and out of pocket expenses (i.e., online storage, mailings, etc.), the amount of which may fluctuate based on the Company’s needs and activities. All such charges and fees, including the base Administrative Fee, will be borne by the Company and will not be included in Offset Fees.

For the three months ended March 31, 2026, the Company paid the Administrator an Administrative Fee of $0.1 million. For the years ended December 31, 2025 and 2024, the Company paid the Administrator an Administrative Fee of $0.2 million and $0.2 million, respectively.

Affiliated Shareholder

An affiliate of FMR has committed to purchase up to $50 million in Shares from time to time as mutually agreed upon by the Company and such affiliate, subject to reduction to the extent any Shares are issued as payment for the Management Fee.

As of May 31, 2026, FMR’s affiliate has acquired Shares with an aggregate price of $16.4 million pursuant to the aforementioned commitment.

Line of Credit

Effective January 27, 2023 (and as amended as of March 18, 2026), the Operating Partnership obtained the $50 million revolving Line of Credit from FMR, an affiliate of the Investment Manager. Loans under the Line of Credit may be used for, among other things, facilitating property acquisitions, funding working capital needs, and providing funds in anticipation of financing events or the receipt of the proceeds from the sale of Shares in the Company’s ongoing private offering. Loans under the Line of Credit bear interest at a rate per annum equal to SOFR plus a margin of 1.75%. Upon the occurrence and during the continuation of any event of default under the Line of Credit, the outstanding principal balance of all loans will bear interest at a rate per annum equal to 2.00% plus the rate otherwise applicable.

The Company will pay an annual facility fee in the amount of 0.15% of the total commitment under the Line of Credit as well as an undrawn commitment fee of 0.15% of any undrawn commitment under the Line of Credit. To the extent the Company elects to decrease the total commitment available under the Line of Credit, it must mandatorily prepay any outstanding borrowings that exceed the decreased total available commitment. Additionally, the Company must ensure that any outstanding amounts drawn on the Line of Credit combined with the Company’s other indebtedness does not exceed 66.67% of the gross asset value of the Company’s investments in real estate.

The maturity date of the Line of Credit is March 18, 2029. The maturity date will be extended automatically for one three-year period unless either FMR or the Company elects not to extend the agreement 30 days before the then-current maturity date. The aggregate outstanding principal balance of all outstanding loans, and all accrued and unpaid interest thereon due under the Line of Credit will be due and payable in full on the earlier of (i) 180 days following the borrowing date thereof and (ii) the maturity date of the Line of Credit. See Note 7 to the Company’s consolidated financial statements included in this Registration Statement for further details on the terms of the Line of Credit.

As of March 31, 2026 and as of December 31, 2025 and 2024, there were no amounts outstanding under the Line of Credit.

Policies Regarding Transactions With Related Persons

Permitted Affiliate Fees. The Company may compensate certain of the Investment Manager’s or Trustee’s affiliates from time to time for services relating to the Company’s investments or operations, which may include property management services, property accounting services and leasing services and fund administration services. The Investment Manager will seek to ensure that any such Permitted Affiliate Fees will be at or below market rates, and any Permitted Affiliate Fees paid with respect to property management services will be at rates usual and customary for comparable property management services rendered to similar properties in the geographic market of the property, as determined by the Investment Manager in its discretion.

Warehoused Investments. The Trustee, the Investment Manager or an affiliate thereof may acquire (or enter into agreements to acquire) investments falling within the Company’s investment objectives (each, a “Warehoused Investment”). The Trustee may cause any such Warehoused Investments to be sold to the Company at a price equal to the sum of: (i) the lesser of (a) the acquisition cost of such Warehoused Investment, including any unreimbursed expenses, fees, taxes, and costs incurred in connection with the purchase and holding of such Warehoused Investment and (b) the fair market value, as determined by the Investment Manager (less any interim cash flow amounts received from such Warehoused Investment), plus (ii) interest thereon at a per annum rate equal to the three-month U.S. treasuries rate plus 175 basis points, plus (iii) all fees, taxes, expenses and costs incurred in connection with the transfer of such Warehoused Investment to the Company.

Trustee Independence

The Trustee is not independent of the Company. The Company’s Declaration of Trust does not define “independence” with respect to the Trustee, and it does not currently employ any definition of independence with respect to the Trustee.

Waiver of Fiduciary Duties

The Declaration of Trust provides that, to the maximum extent permitted by Maryland law as in effect from time to time, neither the Trustee nor any officer of the Company has any duties, fiduciary or otherwise, to the Company or any shareholder or creditor of the Company, except that the Trustee has a duty to perform its obligations under Maryland law and the Declaration of Trust in good faith.

Competing Activities; Corporate Opportunities

The Declaration of Trust provides that the Trustee, the Investment Manager and their respective affiliates, principals, officers and employees (which include the Company’s executive officers and members of the Real Estate Investment Committee), may enter into and engage in any transaction or activity of any kind, including, without limitation, forming, sponsoring, advising, managing or investing in other investment funds, companies, vehicles and firms, including those with investment strategies and objectives similar to or in competition with the Company’s investment strategies and objectives, and will not be required to refrain from any activity, to disgorge profits from any such activity or to devote all or any particular amount of time or effort to the Company and its affairs. Potential conflicts of interest will arise in allocating such persons’ time and services among the Company and such other clients or business activities unrelated to the Company.

As discussed above, the Declaration of Trust waives all fiduciary duties of the Company and its officers to the maximum extent permitted by applicable law, including any duty or obligation to present or offer any business opportunity to the Company (other than any business opportunity which is presented to the Trustee or an officer of the Company solely in such capacity) or to refrain from competing with the Company.

Pursuant to the Investment Management Agreement, the Investment Manager and its employees and affiliates are expressly permitted to provide investment advice and other services to entities other than the Company and the Operating Partnership and to engage in any other business ventures, and the Investment Manager is not obligated to refer all suitable investment opportunities to the Company or the Operating Partnership.

Pursuant to the Operating Partnership Agreement, the Company (as general partner) has no obligation to communicate or offer any opportunities or interest in any business ventures, interests and activities to the Operating Partnership or any limited partner of the Operating Partnership, even if such opportunity is of a character which, if presented to the Operating Partnership or any limited partner, could be taken by such person.

UPREIT Structure

The Trustee and the Company’s officers have certain duties to the Company and its shareholders under Maryland law and the Declaration of Trust in connection with their management of the Company. At the same time, the Company, as general partner of the Operating Partnership, has fiduciary duties under Delaware law to the Operating Partnership and to the limited partners of the Operating Partnership in connection with the management of the Operating Partnership. The Company’s duties as general partner of the Operating Partnership may come into conflict with the duties of the Trustee and the Company’s officers to the Company and its shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the Operating Partnership Agreement. The Operating Partnership Agreement provides that, for so long as the Company owns a controlling interest in the Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either the Company’s shareholders or the limited partners may be resolved in favor of the Company’s shareholders. The Company, in its capacity as general partner of the Operating Partnership, will not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by limited partners of the Operating Partnership in connection with such decisions, provided that the Company has acted in good faith.

Item 8. Legal Proceedings

From time to time, the Company may be involved in various claims and legal actions arising in the ordinary course of business. As of the date of this filing, the Company was not involved in any material litigation.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters

Market Information

The Shares are not listed for trading on any exchange or other securities market. There is currently no established public trading market for the Shares, and it does not expect for such a market to develop.

The Shares are being offered and sold in an ongoing private offering in transactions exempt from registration under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. The Shares may not be sold or transferred (i) except as permitted under its Declaration of Trust and (ii) unless the Shares are registered under applicable securities laws or specifically exempted from registration thereunder. Accordingly, a shareholder must be willing to bear the economic risk of investment in the Shares unless and until it accepts their repurchase or transfer request. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on the Company’s books.

The Company has not agreed to register any of its securities under the Securities Act for sale by shareholders.

Holders

As of May 31, 2026, there were 2,208 holders of record of Shares.

Distributions

See “Item 11. Description of Registrant’s Securities to be Registered—Distribution Policy” for information regarding the Company’s distribution policy.

Funds from Operations, Adjusted Funds from Operations and Funds Available for Distribution

The Company believes Funds from Operations (“FFO”) is a meaningful non-GAAP supplemental measure of its operating results. The Company’s consolidated financial statements are presented using historical cost accounting which, among other things, requires depreciation of real estate investments. As a result, the Company’s operating results imply that the value of its real estate investments have decreased over time. However, the Company believes that the value of its real estate investments will fluctuate over time based on market conditions and, as such, depreciation under historical cost accounting may be less informative as a measure of performance. FFO is an operating measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) that is broadly used in the REIT industry. FFO, as defined by NAREIT and presented below, is calculated as net income or loss (computed in accordance with GAAP), excluding (i) depreciation and amortization, (ii) impairment of investments in real estate, (iii) net gains or losses from sales of real estate, (iv) net gains or losses from change in control, and (v) similar adjustments for non-controlling interests and unconsolidated entities.

The Company also believes that Adjusted FFO (“AFFO”) is an additional meaningful non-GAAP supplemental measure of its operating results. AFFO further adjusts FFO to reflect the performance of the Company’s portfolio by adjusting for items the Company believes are not directly attributable to its operations. The Company’s adjustments to FFO to arrive at AFFO include removing the impact of (i) changes in fair value of real estate related securities and real estate debt, (ii) straight-line rental income, (iii) amortization of deferred financing costs, (iv) amortization of mortgage premium/discount, (v) amortization of above- and below-market lease intangibles, and adding (vi) similar adjustments for non-controlling interests.

The Company also believes that Funds Available for Distribution (“FAD”) is an additional meaningful non-GAAP supplemental measure of its operating results. FAD provides useful information for considering the Company’s operating results and certain other items relative to the amount of its distributions, and the Company believes is therefore meaningful to shareholders. FAD is calculated as AFFO adjusted for (i) management fees paid in Shares, even if subsequently repurchased by the Company, (ii) incentive fees paid from sources other than operations, (iii) other capital expenditures, (iv) realized gains or losses on real estate related securities and real estate debt, and (v) similar adjustments for non-controlling interests. FAD is not indicative of cash available to fund the Company’s cash needs and does not represent cash flows from operating activities in accordance with GAAP, as FAD is adjusted for other capital expenditures, which are not considered when determining cash flows from operations.

FFO, AFFO, and FAD should not be considered more relevant or accurate than GAAP net income (loss) in evaluating the Company’s operating performance. In addition, FFO, AFFO, and FAD should not be considered as alternatives to net income (loss) as indications of the Company’s performance or as alternatives to cash flows from operating activities as indications of the Company’s liquidity, but rather should be reviewed in conjunction with these and other GAAP measurements. Further, FFO, AFFO, and FAD are not intended to be used as liquidity measures indicative of cash flow available to fund the Company’s cash needs, including its ability to make distributions to its shareholders. In addition, the Company’s methodology for calculating AFFO and FAD may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported AFFO and FAD may not be comparable to the AFFO and FAD reported by other companies.

The following tables present reconciliations of net income (loss) attributable to the Company’s shareholders to FFO, AFFO, and FAD attributable to the Company’s shareholders:

	Three Months Ended March 31,
	2026	2025
Net income (loss) attributable to common shareholders	$(2,254,313)	$(2,233,389)
Adjustments to arrive at FFO:
Depreciation & amortization	5,266,131	4,285,708
Amount attributable to non-controlling interests for above adjustments	(136,062)	(185,916)

FFO attributable to common shareholders	$2,875,756	$1,866,403
Adjustments to arrive at AFFO:
Straight-line rent	(221,612)	(209,714)
Amortization of above and below-market lease intangibles	(351,208)	(358,994)
Amortization of debt issuance and deferred financing costs	119,287	103,343
Unrealized (gain) loss on real estate related securities	(24,252)	(8,469)
Unrealized (gain) loss on real estate debt	102,295	—
Amortization of debt (premium)/discount	218,171	218,171
Amount attributable to non-controlling interests for above adjustments	(22,407)	(18,071)

AFFO attributable to common shareholders	$2,696,030	$1,592,669
Adjustments to arrive at FAD:
Non-cash management fee	958,895	610,081
Incentive fee	800,823	537,674
Other capital expenditures(1)	14,236	—
Realized (gain) loss on real estate related securities	2,266	(4,989)
Amount attributable to non-controlling interests for above adjustments	(1,424)	—

FAD attributable to common shareholders	$4,470,826	$2,735,435

	Year Ended December 31,
	2025	2024
Net income (loss) attributable to common shareholders	$(9,233,916)	$(5,297,334)
Adjustments to arrive at FFO:
Depreciation & amortization	19,123,158	11,853,933
Amount attributable to non-controlling interests for above adjustments	(713,756)	(384,366)

FFO attributable to common shareholders	$9,175,486	$6,172,233
Adjustments to arrive at AFFO:
Straight-line rent	(850,098)	(993,235)
Amortization of above and below-market lease intangibles	(1,545,292)	(773,332)
Amortization of debt issuance and deferred financing costs	442,100	295,055
Unrealized (gain) loss on real estate related securities	25,650	(16,394)
Unrealized (gain) loss on real estate debt	13,624	—
Accretion of real estate debt discount	382	—
Amortization of debt (premium)/discount	872,686	872,686
Amount attributable to non-controlling interests for above adjustments	(77,669)	(68,336)

AFFO attributable to common shareholders	$8,056,869	$5,488,677
Adjustments to arrive at FAD:
Non-cash management fee	3,001,402	1,927,298
Incentive fee & performance participation allocation	2,873,858	2,731,835
Other capital expenditures(1)	195,135	7,025
Realized (gain) loss on real estate related securities	(13,213)	(5,091)
Amount attributable to non-controlling interests for above adjustments	(19,513)	—

FAD attributable to common shareholders	$14,094,538	$10,149,744

(1)	Other capital expenditures include non-recurring project work required to maintain the Company’s investments.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company has not adopted, or issued any securities in accordance with, any equity compensation plans.

Net Asset Value Calculation and Valuation Guidelines

The Company’s NAV is based on the net asset values of its investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities, including the allocation/accrual of any Incentive Fees in all cases as described below. The Company commenced determining a monthly NAV per Share in February 2023.

General

The Investment Manager has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by the Investment Manager and the Company’s independent valuation service provider in connection with estimating the values of its assets and liabilities for purposes of the Company’s NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for its investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about its investments. The Company’s independent valuation service provider (discussed below) will review its valuation guidelines and methodologies related to direct investments in real property with the Investment Manager at least annually. The Investment Manager’s Fair Value Committee similarly reviews and provides ongoing oversight over its valuation guidelines and methodologies for real estate investments, including direct investments and investments in real estate-related securities, such as publicly-traded REITs. From time to time, the Investment Manager may adopt changes to the valuation guidelines if it (a) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (b) otherwise reasonably believes a change is appropriate for the determination of NAV.

The Company’s NAV per Share is determined by taking the market value of its investments, cash and other assets, subtracting its total liabilities, and dividing the result by the total number of Shares outstanding, and will likely differ from the book value of the Company’s equity reflected in its financial statements. The Company issues financial statements based on historical cost in accordance with GAAP. To calculate the Company’s NAV for the purpose of establishing a purchase and repurchase price for the Shares, it has adopted a model, as explained below, that adjusts the value of the Company’s assets and liabilities from historical cost to fair value generally in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements. The Investment Manager calculates the fair value of the Company’s real estate properties based in part on values provided by third-party independent appraisers and valuation service providers and reviewed by the Investment Manager’s Fair Value Committee. The Investment Manager may retain additional third-parties to assist with the Company’s valuations of certain investments. Because these fair value calculations involve material professional judgment in the application of both observable and unobservable attributes, the calculated fair value of the Company’s assets may differ from their actual realizable value or future fair value. While the Company believes its NAV calculation methodologies are consistent with standard industry practices, there is no rule or regulation that requires that the Company calculates NAV in a certain way. In addition, NAV is not a measure used under GAAP and the valuations of, and certain adjustments made to, the Company’s assets and liabilities used in the determination of NAV will differ from GAAP. NAV should not be considered an equivalent to shareholders’ equity or any other GAAP measure.

The Company’s Independent Valuation Service Provider

The Investment Manager has engaged Altus Group U.S. Inc. (“Altus Group”), to serve as the Company’s independent valuation service provider with respect to its real properties. Altus Group reviews annual third-party appraisals of the Company’s properties and prepares interim valuations on a monthly basis of properties that are not externally contemporaneously appraised. Altus Group is a multidisciplinary provider of independent, commercial real estate consulting and advisory services with multiple offices around the world, including in Canada, the U.K., Australia, the United States and Asia Pacific. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with the Company or the Investment Manager. The Investment Manager, with the consent of the Investment Manager’s Fair Value Committee, may engage a different valuation service provider to substitute for Altus Group and/or additional independent valuation providers in the future. While the Company’s independent valuation service provider reviews for reasonableness the assumptions, methodologies and valuation conclusions applied in the appraisals of the Company’s real properties, the independent valuation service provider is not responsible for, and does not calculate, the Company’s NAV. The Investment Manager is ultimately responsible for the determination of the Company’s NAV. The Trustee is not involved in the valuation of the Company’s assets and liabilities or the calculation of its NAV, but will periodically review such information about the NAV calculation process prepared by the Investment Manager as it deems necessary to exercise its oversight responsibility.

The Company’s independent valuation service provider may be replaced at any time, in accordance with agreed-upon notice requirements, by the Investment Manager. The Company will disclose to its shareholders any changes to the identity or role of the Company’s independent valuation service provider.

The independent valuation service provider discharges its responsibilities in accordance with the Company’s valuation guidelines. The Company’s NAV per Share is calculated by the Administrator, and such calculation is reviewed and confirmed by the Investment Manager. Pursuant to the Company’s valuation services agreement with its independent valuation service provider, the Investment Manager receives appraisal reports for its property investments from third-party appraisal firms that have been reviewed by the Company’s independent valuation service provider along with the independent valuation service provider’s own valuations. Based in part on these appraisals, the Investment Manager renders a final valuation in order for the Administrator to calculate the Company’s NAV. The appraisals for the Company’s property investments performed by independent third-party appraisal firms and reviewed by the Company’s independent valuation service provider are one of several components considered by the Investment Manager in determining the values of the Company’s properties that are used when the Administrator calculates its NAV per Share.

The Company agreed to pay fees to its independent valuation service provider on a quarterly basis. The Company has also agreed to indemnify its independent valuation service provider against certain liabilities arising out of this engagement. The compensation the Company pays to the independent valuation service provider is not based on the estimated values of its properties.

The Company’s independent valuation service provider and certain of the independent third-party appraisers have provided, and are expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to FMR and its affiliates and have received, and are expected to continue to receive, fees in connection with such services. The Company’s independent valuation service provider and certain of the independent third-party appraisers and their respective affiliates may from time to time in the future perform other commercial real estate and financial advisory services for FMR and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for the Company, or otherwise, so long as such other services do not adversely affect the independence of the independent valuation service provider or the applicable appraiser as certified in the applicable appraisal report.

Valuation of Investments

Consolidated Properties

For the purposes of calculating the Company’s monthly NAV, its properties are valued at cost at acquisition, which the Company expects to represent fair value at that time, subject to any variation pursuant to the Company’s valuation guidelines. In accordance with GAAP, the Company determines whether the acquisition of a property qualifies as an asset acquisition or business combination. The Company capitalizes acquisition-related costs associated with asset acquisitions and expense such costs associated with business combinations.

Each property is valued by an independent third-party appraisal firm annually. Annual appraisals may be delayed for a short period in exceptional circumstances. Third-party appraisals are performed in accordance with the Uniform Standards of Professional Appraisal Practice, or the similar industry standard for the country where the property appraisal is conducted and reviewed by the Company’s independent valuation service provider and the Investment Manager’s Fair Value Committee for reasonableness. Upon conclusion of the appraisal, the independent third-party appraisal firm prepares a written report with an estimated fair value of the property. The Company believes its policy of obtaining appraisals by independent third parties materially enhances the accuracy of its NAV calculations. Any appraisal provided by an independent third-party appraisal firm will be performed in accordance with the Company’s valuation guidelines and will not be considered in the Investment Manager’s valuation of the applicable property until the Company’s independent valuation service provider and the Investment Manager’s Fair Value Committee has confirmed the reasonableness of such appraisal.

Each month the independent valuation service provider values those properties not being externally valued by an independent third-party appraisal firm in such month, based on current material market data and other information deemed relevant, with review and confirmation for reasonableness by the Investment Manager’s Fair Value Committee. The Investment Manager’s reasonableness reviews are based on market, asset, and portfolio level information, including historical or forecasted operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned estimated capital expenditures, the then-most recent annual third-party appraisals, and any other information relevant to valuing the real estate property.

The Investment Manager monitors the Company’s properties for events that the Investment Manager believes may be expected to have a material impact on the most recent estimated values of such properties and notifies its independent valuation service provider of any such events. If, in the opinion of the Investment Manager, an event becomes known to the Investment Manager (including through communication with its independent valuation service provider) that is likely to have any material impact on previously provided estimated values of the affected properties, the Investment Manager will engage the independent service provider to revalue such properties, subject to review and confirmation for reasonableness by the Investment Manager. If deemed appropriate by the Investment Manager or the Company’s independent valuation service provider, any necessary revaluation will be determined as soon as practicable. Annual appraisals may also trigger a revaluation in the value of a property when received.

For example, a revaluation may be appropriate to reflect the occurrence of an unexpected property specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a property to change materially. Revaluations may also be appropriate to reflect the occurrence of broader market-driven events identified by the Investment Manager or the Company’s independent valuation service provider, which may impact more than a specific property. Any such revaluations will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. In general, the Company expects that any revaluations will be calculated promptly after a determination that a material change has occurred, and the financial effects of such change are quantifiable by the Investment Manager. However, rapidly changing market conditions or material events may not be immediately reflected in the Company’s monthly NAV. The resulting potential disparity in the Company’s NAV may be detrimental to shareholders whose Shares are repurchased or new purchasers of Shares, depending on whether the Company’s NAV per Share is overstated or understated.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. The Company expects to use the discounted cash flow methodology (income approach) as the primary methodology to value properties, whereby a property’s value is calculated by discounting the estimated cash flows and the anticipated terminal value of the subject property at a market derived discount rate applicable for the subject property. Consistent with industry practices, the income approach also incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset as components in determining value.

Other methodologies that may also be used to value properties include sales comparisons and cost approaches. Under the sales comparison approach, the independent third-party appraiser develops an opinion of value by comparing the subject property to similar, recently sold properties in the surrounding or competing area. The cost approach is based on the understanding that market participants relate value to cost. The value of a property is derived by adding the estimated land value to the current cost of constructing a replacement for the improvements and then subtracting the amount of depreciation in the structures from all causes. Because the appraisals performed by the independent third party appraisal firms, valuations of the Company’s properties by its independent valuation service provider, and the Investment Manager’s determination of the reasonableness of valuations for the Company’s properties provided in such reports involve subjective judgments, the estimated fair value of its assets that will be included in its NAV may not reflect the liquidation value or net realizable value of its properties.

In conducting their investigations and analyses, the Company’s independent valuation service provider and other independent third party appraisal firms take into account customary and accepted financial and commercial procedures and considerations as they deem relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by the Company, such as (i) historical or forecasted operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned estimated capital expenditures; and (v) any other information relevant to valuing the real estate property. Although the Company’s independent valuation service provider may review information supplied or otherwise made available by the Company for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. The Company’s independent valuation service provider will not make or obtain an independent valuation or appraisal of any of the Company’s other assets or liabilities (contingent or otherwise) other than its real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with the Company’s independent valuation service provider, its independent valuation service provider will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting currently available estimates and judgments of its management and the Investment Manager, and will rely upon the Investment Manager to advise its independent valuation service provider promptly if any material information previously provided becomes inaccurate or was required to be updated during the period of review.

In performing their analyses, the Investment Manager, the Company’s independent valuation service provider and other independent third-party appraisal firms make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and the Company’s control, as well as certain factual matters. For example, the Company’s independent valuation service provider and other independent third-party appraisal firms assume that the Company has clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, the Company’s independent valuation service provider’s review, opinions and conclusions are necessarily based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect the Company’s independent valuation service provider’s review and conclusions. The Company’s independent valuation service provider’s review reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the review, opinions and conclusions set forth therein. As such, the carrying values of the Company’s real properties may not reflect the price at which the properties could be sold in the market, and the difference between carrying values and the ultimate sales prices could be material. In addition, accurate valuations are more difficult to obtain in times of low transaction volume because there are fewer market transactions that can be considered in the context of the appraisal.

Pursuant to the Company’s valuation services agreement with its independent valuation service provider, each individual appraisal report for its assets is addressed solely to the Company to assist the Investment Manager in determining the Company’s NAV. The appraisal reports relating to the Company’s properties are not addressed to the public, do not contain any conclusion regarding its NAV, may not be relied upon by any other person to establish an estimated value of its Shares and do not constitute a recommendation to any person to purchase or sell any Shares. In preparing appraisal reports, independent third-party appraisal firms do not, and have not been requested to, solicit third-party indications of interest for Shares or any of the Company’s properties in connection with possible purchases thereof or the acquisition of all or any part of the Company.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures are generally valued by the Investment Manager in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal and the Company determines the fair value of any other assets and liabilities of the joint venture, the value of the Company’s interest in the joint venture would then be determined by the Investment Manager using a hypothetical liquidation calculation to value the Company’s interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate Debt and Other Securities

In general, real estate debt and other securities are valued by the Investment Manager based on market quotations or at fair value determined in accordance with GAAP. GAAP defines fair value as the price that would be received to sell an asset or be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

Readily Available Market Quotations for Equity Securities

Equity securities (including common stock, ETFs, closed-end funds, preferred equity securities and other instruments that trade on recognized stock exchanges) are valued at the last sale price, official closing price or, if there are no reported sales, at the closing bid price on the primary exchange on which they are listed for trading.

No Readily Available Market Quotations

When market quotations, official closing prices, or information furnished by a pricing service are not readily available or, in the opinion of the Investment Manager’s Fair Value Committee, are deemed unreliable, then the impacted investments will be fair valued in good faith by the Investment Manager’s Fair Value Committee in accordance with the fair value methodologies set forth within the Fair Value Committee Policies and Procedures. The fair value methodologies established within the Fair Value Committee Policies and Procedures identify various reasons for which fair value determinations are necessary and provide corresponding fair value methodologies and methodology descriptions determined by the Investment Manager’s Fair Value Committee to be appropriate in each instance. Where multiple methodologies are available, the fair value methodology to be applied is selected by the Investment Manager’s Fair Value Committee based on the relevant facts and circumstances and a determination of which available methodology is most appropriate. Selected methodologies are consistently applied but may be changed by the Investment Manager’s Fair Value Committee if a different available methodology is determined to be equally or more representative of the fair value of the investment. Due to the inherent uncertainty of these estimates, estimates of fair value may differ from the values that would have been used had a ready market for these investments existed and the differences could be material.

Liabilities

The Company expects that its liabilities will include the Management Fees and Incentive Fees payable to the Investment Manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities, and other liabilities. Other than debt (as discussed below), the Company includes the fair value of its liabilities as part of its NAV calculation. All liabilities are valued using widely accepted methodologies specific to each type of liability in accordance with GAAP.

The Investment Manager’s valuation of each investment’s liabilities, including any third-party incentive fee payments or investment level debt, deal terms and structure is not reviewed by the Company’s independent valuation service provider or appraised.

Property-Level Mortgages

The Company’s property level mortgages and corporate level credit facilities that are intended to be held to maturity, including those subject to interest rate hedges, are valued at par (i.e., at their respective outstanding balances) by the Investment Manager. Since the Company may utilize interest rate hedges to stabilize interest payments (i.e., to fix all-in interest rates through interest rate swaps or to limit interest rate exposure through interest rate caps) on individual loans, each loan and associated interest rate hedge are treated as one financial instrument which are valued at par if intended to be held to maturity (which for fixed rate debt not subject to interest rate hedges may be the date near maturity at which time the debt will be eligible for prepayment at par for the purposes herein). This policy of valuing at par will apply regardless of whether any given interest rate hedge is considered an asset or liability for GAAP purposes.

In the event the Company acquires an investment and assumes associated in-place debt from the seller that is above or below market, then consistent with how the Company recognizes assumed debt for GAAP purposes when acquiring an asset with pre-existing debt in place, the liabilities used in determining its NAV will include the market value of such debt. The associated premium or discount on such debt as at closing that is reflected in the Company’s liabilities will then be amortized through loan maturity. Per the real estate valuation policy described above, the corresponding investment is valued on an unlevered basis for the purposes of determining NAV. Accordingly, all else being equal, the Company would not recognize an immediate gain or loss to its NAV upon acquisition of an investment whereby it assumes associated pre-existing debt that is above or below market.

The Company’s property-level mortgages and corporate-level credit facilities that are not intended to be held to maturity (in conjunction with any associated interest rate hedges that are not intended to be held to maturity) are valued at par. Debt that is not intended to be held to maturity refers to any property level mortgages that the Company definitely intends to prepay in association with any asset considered as held for sale from a GAAP perspective, other than property level mortgages or corporate level credit facilities that the Company definitely intends to prepay, or any interest rate hedge that the Company definitely intends to terminate.

In addition, for non-recourse mortgages and interest rate hedges, the combined value of the net liability for each mortgage and associated interest rate hedge is limited to the value of the underlying asset(s), so as to not make the equity of such asset(s) less than zero.

Costs and expenses incurred to secure financings are amortized over the life of the applicable loan. Unless costs can be specifically identified, the Company allocates the financing costs and expenses incurred with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amounts of proceeds from each loan.

NAV and NAV Per Share Calculation

The Company’s NAV is calculated by the Administrator, however the Investment Manager is ultimately responsible for the determination of the Company’s NAV. The Investment Manager oversees the process by which the Administrator calculates the NAV and reviews and confirms the NAV as calculated by the Administrator.

NAV per Share is calculated as of the last calendar day of each month, using a process that reflects several components (each as described above), including the estimated fair value of (1) each of the Company’s properties based in part upon individual appraisal reports provided annually by third-party independent valuation firms and reviewed for reasonableness by the Company’s independent valuation service provider and the Investment Manager’s Fair Value Committee, as finally determined and updated monthly by the Company’s independent valuation service provider, with review and confirmation for reasonableness by the Investment Manager’s Fair Value Committee, (2) the Company’s real estate debt and other securities for which third-party market quotes are available, (3) the Company’s other real estate debt and other securities, if any, and (4) the Company’s other assets and liabilities.

The Company’s NAV is based on the net asset values of its investments (including real estate debt and other securities), the addition of any other assets (such as cash on hand), and the deduction of any liabilities (including the allocation/accrual of any Incentive Fees). The NAV calculation as of the last calendar day of each month is generally available within 15 days following the end of such month.

Changes in the Company’s monthly NAV include, without limitation, accruals of its net portfolio income, interest expense, the Management Fee, any accrued Incentive Fee, distributions, unrealized/realized gains and losses on assets, and other expenses. Changes in the Company’s monthly NAV also include material non-recurring events, such as capital expenditures and material property acquisitions and dispositions occurring during the month. Notwithstanding anything herein to the contrary, the Investment Manager may in its discretion consider material market data and other information that becomes available after the end of the applicable month in valuing the Company’s assets and liabilities and calculating its NAV for a particular month. On an ongoing basis, the Investment Manager will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of monthly accruals for which financial information is available.

The Company’s NAV will be reduced to reflect the accrual of a liability to pay any distribution to its shareholders of record as of the record date in the month a distribution is declared. NAV per Share is calculated by dividing the aggregate NAV as of the last calendar day of each month by the number of Shares outstanding at the end of such month.

Operating Partnership units are valued in the same fashion as set forth above. The Company’s Operating Partnership has units that are economically equivalent to its Shares. The NAV of the Company’s Operating Partnership on the last calendar day of each month equals the sum of the NAVs of each outstanding Operating Partnership unit on such day.

Relationship between NAV and Share Purchase and Repurchase Price

Shares are sold in the Company’s private offering on a monthly basis at the then-current “transaction price,” which will vary and will generally equal the most recently determined NAV per Share. The Company’s NAV may vary significantly from one month to the next. Although the transaction price for Shares is generally based on the most recently determined NAV per Share, the NAV per Share as of the date on which a shareholder’s purchase is settled may be significantly different. The Company generally does not expect to change the transaction price from the most recently determined NAV per Share, but may offer Shares at a price that it believes reflects the NAV per Share more appropriately than the most recently determined NAV per Share, including by updating a previously disclosed transaction price, or suspend its offering in exceptional cases where it believes there has been a material change (positive or negative) to its NAV per Share since the most recently determined NAV due to the aggregate impact of factors such as general significant market events or disruptions or force majeure events. If a previously disclosed transaction price is changed, then the Company will (i) update such price on the Company’s website at https://i.fidelity.com/corereit and (ii) provide notice of such transaction price directly to subscribing investors when it is made available. Subscribers are not committed to purchase Shares at the time their subscriptions are submitted and any subscription may be canceled at any time up to the third business day before the time it has been accepted. The Company will not update a previously disclosed transaction price after the date by which a subscriber is permitted to cancel a submitted subscription. Pursuant to the terms of the SRP, a shareholder may withdraw a redemption request at any time prior to 4:00 p.m. (Eastern time) on the last business day of the applicable quarter. Pursuant to the SRP, if the transaction price applicable to a quarter is not made available by the tenth business day prior to the last business day of such quarter (or is changed after such date), then no repurchase requests will be accepted for such quarter and shareholders who wish to have their shares repurchased the following quarter must resubmit their repurchase requests.

Shares will be repurchased pursuant to the SRP on a quarterly basis at a repurchase price equal to the transaction price applicable to the Repurchase Date (which will generally be equal to the Company’s prior month’s NAV per Share), subject to the terms of the SRP.

Generally, within 15 calendar days after the last calendar day of each month, the Company will determine its NAV per Share as of the last calendar day of such month, which will generally be the transaction price for the following month. See below for most recently available transaction price information.

The transaction price for the Company’s Shares for subscriptions accepted as of July 1, 2026 is as follows:

Transaction Price Per Share
Common Stock	$11.61

The July 1, 2026 transaction price is equal to the NAV per Share as of May 31, 2026. A detailed presentation of the NAV per Share is set forth below.

NAV per Share is calculated in accordance with the valuation guidelines discussed above. The following table provides a breakdown of the major components of the Company’s NAV as of May 31, 2026:

Components of NAV	May 31, 2026
Investments in real estate	$544,454,595
Investments in money market funds	68,845,183
Investments in real estate debt	26,234,666
Cash	6,507,313
Receivables	1,998,784
Investments in real estate securities	598,714
Restricted cash	640,241
Other assets	2,004,996
Mortgages payable, net	(215,510,736)
Incentive fee payable	(1,373,310)
Management fee payable	(1,639,754)
Deferred revenue	(1,150,804)
Due to affiliate	(231)
Accounts payable, accrued expenses, and other liabilities	(4,034,971)
Redeemable non-controlling interest in consolidated joint ventures	(8,170,721)

Net Asset Value	$419,403,965

Number of Outstanding Shares	36,135,556

The following table provides a breakdown of the Company’s total NAV and NAV per Share as of May 31, 2026:

NAV Per Share	Common Stock
Net asset value	$419,403,965
Number of outstanding Shares	36,135,556
NAV per Share as of May 31, 2026	$11.61

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the May 31, 2026 valuations, based on property types:

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	7.34%	5.66%
Retail	7.48%	6.18%
Residential	7.08%	5.16%
Other	7.00%	6.00%

These assumptions are determined by the Investment Manager (except for investments valued by a third party appraisal firm), and reviewed by the Company’s independent valuation advisor and the Investment Manager’s Fair Value Committee. A change in these assumptions would impact the calculation of the value of the Company’s property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on investment values:

Input	Hypothetical Change	Industrial Investment Values	Retail Investment Values	Residential Investment Values	Other Investment Values
Discount Rate	0.25% decrease	1.90%	1.87%	1.94%	2.07%
(weighted average)	0.25% increase	-1.90%	-1.85%	-1.94%	-1.84%
Exit Capitalization Rate	0.25% decrease	2.90%	2.50%	3.26%	3.00%
(weighted average)	0.25% increase	-2.64%	-2.32%	-2.96%	-2.76%

The following table presents the Company’s monthly NAV per Share from February 28, 2023 through May 31, 2026:

Date	NAV Per Share (Common Stock)
February 28, 2023	$9.98
March 31, 2023	$10.45
April 30, 2023	$10.49
May 31, 2023	$10.51
June 30, 2023	$10.51
July 31, 2023	$10.58
August 31, 2023	$10.62
September 30, 2023	$10.56
October 31, 2023	$10.61
November 30, 2023	$10.75
December 31, 2023	$10.70
March 31, 2024	$10.80
April 30, 2024	$10.85
May 31, 2024	$10.92
June 30, 2024	$10.85
July 31, 2024	$10.91
August 31, 2024	$10.96
September 30, 2024	$10.91
October 31, 2024	$11.00
November 30, 2024	$11.29
December 31, 2024	$11.21
January 31, 2025	$11.27
February 28, 2025	$11.33
March 31, 2025	$11.27
April 30, 2025	$11.34
May 31, 2025	$11.44
June 30, 2025	$11.37
July 31, 2025	$11.43
August 31, 2025	$11.53
September 30, 2025	$11.44
October 31, 2025	$11.47
November 30, 2025	$11.56
December 31, 2025	$11.46
January 31, 2026	$11.51
February 28, 2026	$11.57
March 31, 2026	$11.49
April 30, 2026	$11.55
May 31, 2026	$11.61

Limits on the Calculation of the Company’s NAV Per Share

The overarching principle of the Company’s valuation guidelines is to produce reasonable estimated values for each of its investments (and other assets and liabilities), or the price that would be received for that investment in orderly transactions between market participants. However, the majority of the Company’s assets will consist of real estate properties and, as with any real estate valuation protocol and as described above, the valuation of its properties (and other assets and liabilities) is based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions, or opinions would likely result in a different estimate of the value of the Company’s real estate properties (and other assets and liabilities). Any resulting potential disparity in the Company’s NAV per Share may be in favor of shareholders whose Shares are repurchased, existing shareholders or new purchasers of Shares, as the case may be, depending on the circumstances at the time.

Additionally, while the methodologies contained in the Company’s valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, major political disruption event, or an act of nature), the Company’s ability to calculate its NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which it may rely upon in determining the monthly value of its NAV. In these circumstances, a more accurate valuation of the Company’s NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in the Investment Manager’s reasonable judgment, the administration of the valuation guidelines would result in a valuation that does not represent a fair and accurate estimate of the value of the Company’s investments, alternative methodologies may be applied. Notwithstanding the foregoing, the Company may suspend its private offering or the SRP if it determines that the calculation of its NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of its assets.

The Company includes no discounts to its NAV for the illiquid nature of the Shares, including the limitations on the SRP and its ability to make exceptions to, modify or suspend the SRP at any time. The Company’s NAV generally does not consider exit costs that would likely be incurred if its assets and liabilities were liquidated or sold. While the Company may use market pricing concepts to value individual components of its NAV, its NAV per Share is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

The Company does not represent, warrant or guarantee that:

•	a shareholder would be able to realize the NAV per Share for the Shares they own if the shareholder attempts to sell its Shares;

•	a shareholder would ultimately realize distributions per Share equal to the NAV per Share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;

•	shares would trade at their NAV per Share on a national securities exchange;

•	a third party would offer the NAV per Share in an arm’s-length transaction to purchase all or substantially all of the Shares; or

•	the NAV per Share would equate to a market price of an open-ended real estate fund.

Item 10. Recent Sales of Unregistered Securities

On February 1, 2023, the Company commenced its ongoing continuous private offering of Shares. The Company is offering up to $750 million in Shares, provided that the Trustee may increase the amount of Shares offered and may terminate the offering at any time.

As of May 31, 2026, the Company has sold (i) 34,030,317 Shares in the private offering for gross proceeds of approximately $371,328,698, and (ii) 2,283,684 Shares pursuant to the DRIP for gross proceeds of approximately $25,468,181, for aggregate Shares issued and gross proceeds, each inclusive of the DRIP, of 36,314,001 Shares and $396,796,879, respectively.

The following table sets forth additional information regarding the sale of Shares pursuant to the Company’s ongoing private offering (inclusive of the DRIP) through May 31, 2026.

Month and Year	Total Proceeds - Private Offering Shares (Dollars)	Shares Sold in Private Offering	Total Proceeds - DRIP Shares	Shares Issued Pursuant to DRIP	Total Proceeds (Inclusive of DRIP)	Total Shares Issued (Inclusive DRIP Shares)
23-Feb	$20,441,318.00	2,044,131.800	$0.00	0.000	$20,441,318.00	2,044,131.800
23-Mar	$20,280,739.00	2,032,138.159	$0.00	0.000	$20,280,739.00	2,032,138.159
23-Apr	$27,336,729.45	2,615,804.763	$87,732.34	8,394.958	$27,424,461.79	2,624,199.721
23-May	$18,503,376.45	1,764,713.738	$0.00	0.000	$18,503,376.45	1,764,713.738
23-Jun	$18,537,770.00	1,764,510.413	$0.00	0.000	$18,537,770.00	1,764,510.413
23-Jul	$14,338,086.50	1,363,908.347	$559,205.22	53,194.333	$14,897,291.72	1,417,102.680
23-Aug	$8,948,109.96	845,765.075	$0.00	0.000	$8,948,109.96	845,765.075
23-Sep	$7,300,062.41	687,278.150	$0.00	0.000	$7,300,062.41	687,278.150
23-Oct	$4,439,556.23	420,368.737	$1,136,597.10	107,621.127	$5,576,153.33	527,989.864
23-Nov	$4,930,552.76	464,817.607	$0.00	0.000	$4,930,552.76	464,817.607
23-Dec	$3,855,555.00	358,763.074	$0.00	0.000	$3,855,555.00	358,763.074
24-Jan	$5,126,172.00	479,224.820	$1,555,869.13	145,451.888	$6,682,041.13	624,676.708
24-Feb	$5,344,405.49	495,375.254	$0.00	0.000	$5,344,405.49	495,375.254
24-Mar	$3,587,500.00	330,492.855	$0.00	0.000	$3,587,500.00	330,492.855
24-Apr	$4,409,466.70	408,268.829	$1,833,180.26	169,732.650	$6,242,646.96	578,001.479
24-May	$3,641,216.00	335,475.360	$0.00	0.000	$3,641,216.00	335,475.360
24-Jun	$4,217,103.73	386,040.255	$0.00	0.000	$4,217,103.73	386,040.255
24-Jul	$2,697,421.23	248,722.577	$2,026,625.67	186,870.152	$4,724,046.90	435,592.729
24-Aug	$3,545,281.56	325,004.726	$0.00	0.000	$3,545,281.56	325,004.726
24-Sep	$1,691,685.47	154,353.679	$0.00	0.000	$1,691,685.47	154,353.679
24-Oct	$2,655,577.00	243,391.991	$2,130,764.71	195,291.280	$4,786,341.71	438,683.271
24-Nov	$3,244,961.23	295,074.269	$0.00	0.000	$3,244,961.23	295,074.269
24-Dec	$4,008,242.00	354,903.257	$0.00	0.000	$4,008,242.00	354,903.257
25-Jan	$11,934,053.00	1,064,267.127	$2,237,995.22	199,582.230	$14,172,048.22	1,263,849.357
25-Feb	$9,035,031.75	801,446.926	$0.00	0.000	$9,035,031.75	801,446.926
25-Mar	$6,291,209.20	555,172.012	$0.00	0.000	$6,291,209.20	555,172.012
25-Apr	$17,520,364.01	1,555,057.287	$2,125,464.91	188,650.168	$19,645,828.92	1,743,707.455
25-May	$7,104,381.60	626,731.857	$0.00	0.000	$7,104,381.60	626,731.857
25-Jun	$11,497,562.63	1,005,251.367	$0.00	0.000	$11,497,562.63	1,005,251.367
25-Jul	$9,059,511.27	796,489.564	$2,654,154.79	233,346.582	$11,713,666.06	1,029,836.146
25-Aug	$13,468,228.04	1,177,982.558	$0.00	0.000	$13,468,228.04	1,177,982.558
25-Sep	$9,124,858.00	791,703.509	$0.00	0.000	$9,124,858.00	791,703.509
25-Oct	$8,833,906.00	772,052.849	$3,024,974.94	264,374.860	$11,858,880.94	1,036,427.709
25-Nov	$10,644,881.21	928,273.299	$0.00	0.000	$10,644,881.21	928,273.299
25-Dec	$10,591,859.31	916,044.775	$0.00	0.000	$10,591,859.31	916,044.775
26-Jan	$12,694,860.05	1,108,053.636	$3,002,126.81	262,036.625	$15,696,986.86	1,370,090.261
26-Feb	$0.00	0.000	$0.00	0.000	$0.00	0.000
26-Mar	$11,817,465.37	1,026,918.096	$0.00	0.000	$11,817,465.37	1,026,918.096
26-Apr	$7,568,985.92	654,043.680	$3,093,489.95	269,137.233	$10,662,475.87	923,180.913
26-May	$21,060,652.00	1,832,301.099	$0.00	0.000	$21,060,652.00	1,832,301.099

Total	$371,328,697.53	34,030,317.376	$25,468,181.05	2,283,684.086	$396,796,878.58	36,314,001.462

None of the Shares set forth in the table above were registered under the Securities Act in reliance upon the exemptions from registration under the Securities Act provided by Section 4(a)(2) of the Securities Act and Rule 506(b) under Regulation D promulgated under the Securities Act. Shares are available for purchase only to persons who represent to the Company in writing that they qualify as an “accredited investor,” as such term is defined by Rule 501(a) of the Securities Act.

Item 11. Description of Registrant’s Securities to Be Registered

Description of the Company’s Shares

General

The Company was formed as a statutory trust under the laws of the State of Maryland. The rights of its shareholders are governed by Maryland law as well as its Certificate of Trust and Declaration of Trust. The following is a summary of certain provisions concerning the Shares. You should refer to the Maryland Statutory Trust Act (the “MSTA”) and the Company’s Certificate of Trust and Declaration of Trust for a full description of the matters summarized below. The following summary is qualified in its entirety by the more detailed information contained in the Company’s Certificate of Trust and Declaration of Trust, each of which will be made available upon request and is filed as an exhibit to this Registration Statement.

The beneficial interest of the Company is divided into shares of beneficial interest (referred to herein as “shares” or “shares of beneficial interest”). The Company has authority to issue an unlimited number of common shares of beneficial interest without par value (referred to herein as “Shares”). As of the date hereof the Company has not authorized any additional classes or series of the Company’s Shares.

Common Shares

Subject to the restrictions on ownership and transfer of the Company’s Shares set forth in the Company’s Declaration of Trust and except as may otherwise be specified in the terms of any class or series of shares of beneficial interest or as set forth in the Company’s Declaration of Trust, the holders of Shares are entitled to one vote per Share on all matters voted on by shareholders. Subject to the provisions in the Company’s Declaration of Trust regarding the restriction on ownership and transfer of its Shares, shareholders are entitled to such distributions as may be authorized from time to time by the Company’s Trustee and declared by the Company out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to its shareholders. Upon issuance for full payment in accordance with the terms of the Company’s private offering, all Shares issued in its private offering will be fully paid and non-assessable. Shareholders will not have preemptive rights, which means that shareholders will not have an automatic option to purchase any new Shares that the Company issues.

Subject to the restrictions on ownership and transfer of the Company’s Shares set forth in the Declaration of Trust and the terms of any class or series of shares of beneficial interest at the time outstanding, the Trustee may, by amendment to the Declaration of Trust and without any action by the shareholders, classify or reclassify any unissued shares of beneficial interest from time to time and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of Shares. If shares of beneficial interest of one class or series are classified or reclassified into shares of beneficial interest of another class or series by the Trustee, then, except to the extent that the Company is authorized to issue an unlimited number of shares of beneficial interest of any such class or series, the number of authorized shares of the former class or series shall be automatically decreased and the number of authorized shares of beneficial interest of the latter class or series shall be automatically increased, in each case by the number of shares of beneficial interest so classified or reclassified.

The Trustee may authorize or cause the Company to issue from time to time shares of beneficial interest of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of beneficial interest of any class or series, whether now or hereafter authorized, for such consideration, whether in cash, property, past or future services, obligation for future payment or otherwise, or without consideration (including in connection with a share split or distribution of shares), determined by the Trustee.

The Company may, without the consent or approval of any shareholder, issue fractional Shares, eliminate any outstanding fraction of a Share by rounding up to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it or pay cash for the fair value of a fraction of a Share.

Except as may be otherwise provided by the Trustee, the Company’s shareholders are not entitled to certificates evidencing their Shares. In the event that the Company issues shares evidenced by certificates, such certificates may be in any form approved by the Trustee or any of its officers and will be signed by the Trustee or one or more of its officers. In the event that the Company issues shares without certificates, it may provide to the record holders of such shares such information as the Trustee or any officer determines to be necessary or advisable. The Company has engaged Fidelity Investments Institutional Operations Company LLC to act as the Company’s registrar and as the transfer agent for the Company’s Shares.

Meetings and Special Voting Requirements

The Company is not required, by the Declaration of Trust or otherwise, to hold an annual meeting of its shareholders in any year. The Trustee may cause the Company to call meetings of the shareholders to act on any matter that may properly be brought before the shareholders and will cause the Company to call a meeting of the shareholders to act on any matter that may properly be brought before the shareholders upon the written request of shareholders entitled to cast at least a majority of the votes entitled to be cast on such matter, stating the purpose of such meeting. If there is no Trustee, the Company’s officers (or, if there are none then serving, any shareholder) will promptly call a special meeting of the shareholders for the purpose of electing a successor Trustee. Any meeting of the shareholders will be held at the date, time and place as is fixed by the Trustee (or, if there is no Trustee, the officer calling such meeting) and stated in the notice of the meeting. Except as specified in the Declaration of Trust, shareholders are not entitled to call meetings of the shareholders. The Company will cause notice of any meeting of the shareholders, stating the time and place of the meeting, to be delivered to each shareholder entitled to vote at such meeting, and to each shareholder not entitled to vote who is entitled to notice of the meeting, not less than ten nor more than 90 days before such meeting. No business may be transacted at a meeting of the Company’s shareholders except as specifically designated in the notice of the meeting.

At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter that may properly come before the meeting will constitute a quorum. If a quorum is not established at any meeting of shareholders, the chairman of the meeting may conclude the meeting or adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally notified.

Under the Company’s Declaration of Trust, subject to certain exceptions, shareholders generally are entitled to vote at a duly held meeting at which a quorum is present only on (1) amendments to its Declaration of Trust as provided in the Company’s Declaration of Trust, (2) a merger, consolidation or transfer of all or substantially all of its assets as provided in its Declaration of Trust, (3) removal of a trustee upon the occurrence of a “Cause Event” (as defined below) and the continuation of the Company’s business and election of a replacement trustee as provided in its Declaration of Trust, (4) in the event that there is no trustee, the election of a successor trustee and (5) such other matters that the Company’s Trustee has declared advisable and submitted to its shareholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Company’s shareholders will in any way bind it or its Trustee. The affirmative vote of a majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present is generally sufficient to approve any matter that may properly come before the shareholders at such meeting (other than (a) the removal of a trustee, which requires the affirmative vote of holders of Shares entitled to cast at least 75% of all the votes entitled to be cast on the matter and not held by the Trustee, the Investment Manager or their respective affiliates, executives, employees and officers (collectively, “Fidelity Persons”), (b) the continuation of the Company’s business and election of a replacement trustee following removal of a trustee, which requires the affirmative vote of holders of Shares entitled to cast a majority of the votes entitled to be cast and not held by the Fidelity Persons, (c) a merger, consolidation, or transfer of all or substantially all of the Company’s assets as provided in its Declaration of Trust, each of which requires the affirmative vote of shareholders entitled to cast a majority of all votes entitled to be cast on the matter, and (d) amendments to the Company’s Declaration of Trust that materially and adversely affect the contract rights of outstanding Shares, which require the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter). Shareholders have the power to remove its Trustee following the occurrence of a Cause Event and then only by the affirmative vote of holders of shares entitled to cast at least 75% of the votes entitled to be cast on the matter and not held by Fidelity Persons. “Cause Event” is defined by the Declaration of Trust as the entry of a final, non-appealable judgment, verdict or order by any court or governmental body of competent jurisdiction that either the Trustee or Investment Manager has committed acts or omissions in connection with the performance of their respective duties under the Declaration of Trust or the Investment Management Agreement, as applicable, that constitute fraud, bad faith, willful misconduct or gross negligence.

Any action required or permitted to be taken at a meeting of the Company’s shareholders may be taken without a meeting if a consent in writing or by electronic transmission of shareholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of shareholders at which all shareholders are present and voting and setting forth the action is delivered to the Company.

Shareholders are not entitled to exercise any appraisal rights or the rights of an objecting shareholder.

Pursuant to the Company’s Declaration of Trust, shareholders may, during usual business hours, inspect and copy the Declaration of Trust and all amendments thereto, minutes of the proceedings of the shareholders, the annual statement of affairs of the Company and any voting trust agreements on file at the Company’s principal office to the extent permitted by the MSTA, but only if, and to the extent, such inspection is approved by the Trustee.

Restrictions on Ownership and Transfer

The Company’s Declaration of Trust contains restrictions on the number of shares of beneficial interest that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.9% in value or number of Shares, whichever is more restrictive, of the Company’s outstanding Shares or 9.9% in value or number of shares, whichever is more restrictive, of the Company’s outstanding shares of beneficial interest of all classes or series unless such person or group receives an exemption (prospectively or retroactively) from the Trustee.

Subject to certain limitations, the Trustee, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by the Declaration of Trust and as the Trustee may determine. The Trustee may grant limited exemptions to certain persons who directly or indirectly own the Company’s shares of beneficial interest.

The Declaration of Trust further prohibits any person from beneficially or constructively owning shares that would result in the Company’s being “closely held” under Section 856(h) of the Code, or otherwise cause the Company to fail to qualify as a REIT and any person from transferring shares if the transfer would result in shares of beneficial interest being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares that may violate any of these restrictions, or who is the intended transferee of shares which are transferred to the Charitable Trust (as defined below), is required to give the Company immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide the Company with such information as it may request in order to determine the effect of the transfer on its status as a REIT. The above restrictions will not apply if the Trustee determines that it is no longer in the Company’s best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for the Company to qualify as a REIT.

Any attempted transfer of shares which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee will acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust (the “Charitable Trust”) for the exclusive benefit of one or more charitable beneficiaries designated by the Company and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in the Declaration of Trust, prior to the date of the transfer. Shares held in the Charitable Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Charitable Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares held in the Charitable Trust. The trustee of the Charitable Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Charitable Trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to the Company’s discovery that shares have been transferred to the Charitable Trust will be paid by the recipient to the trustee of the Charitable Trust upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee of the Charitable Trust. Any dividend or other distribution paid to the trustee of the Charitable Trust will be held in trust for the charitable beneficiaries. Subject to Maryland law, the trustee of the Charitable Trust will have the authority to rescind as void any vote cast by the proposed transferee prior to the Company’s discovery that the shares have been transferred to the Charitable Trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if the Company has already taken irreversible corporate action, then the trustee of the Charitable Trust will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from the Company that shares have been transferred to the Charitable Trust, the trustee of the Charitable Trust will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the Charitable Trust, such as a gift, devise or other similar transaction, the market price, as defined in the Declaration of Trust, of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee of the Charitable Trust from the sale or other disposition of the shares (net of any commissions and other expenses of sale). The trustee of the Charitable Trust may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferee and are owed by the proposed transferor to the transferee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to the Company’s discovery that shares have been transferred to the Charitable Trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the Charitable Trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount such proposed transferee was entitled to receive, the excess will be paid to the trustee of the Charitable Trust upon demand.

In addition, shares held in the Charitable Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Charitable Trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date the Company, or its designee, accepts the offer. The Company will have the right to accept the offer until the trustee of the Charitable Trust has sold the shares. Upon a sale to the Company, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. The Company may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions which have been paid to the proposed transferor and are owed to the proposed transferor to the trustee. The Company may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.

If the transfer to the Charitable Trust as described above is not automatically effective for any reason to prevent violation of the above limitations or the Company failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee will acquire no rights in such shares.

All certificates, if any, evidencing shares issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5.0% of the outstanding shares of beneficial interest during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by the Trustee, within 30 days after the end of each taxable year, is required to give the Company written notice, stating the owner’s name and address, the number of shares of each class and series which such owner beneficially owns and a description of the manner in which the shares are held. Each such owner is required to provide the Company with such additional information as it may request in order to determine the effect, if any, of the Company’s beneficial ownership on the Company’s status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will, upon demand, provide the Company with such information as it may request in good faith in order to determine its status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Without the consent of the Trustee, which consent may be withheld in the Trustee’s sole and absolute discretion, no transfer of shares may be made if the transfer would (i) violate the restrictions on ownership and transfer of Shares described above or otherwise cause the Company to cease to qualify as a REIT, or (ii) the transfer would violate the terms and conditions of any federal or state securities laws or other law, rule or regulation applicable to the transfer or the transferring shareholder. The Trustee may, in its sole and absolute discretion, condition any such transfer on the receipt of an opinion of counsel (satisfactory to the Trustee as to the opinion and counsel), documentation and information as the Trustee may reasonably request.

Number of Trustees; Vacancies; Removal of Trustee

The Company’s Declaration of Trust provides that its business and affairs is managed exclusively by or under the direction of a single trustee, who is appointed and serves in accordance with the Declaration of Trust. The Trustee may resign at any time and may appoint its successor. The Trustee may be removed by the affirmative vote of holders of Shares entitled to cast at least 75% of the votes entitled to be cast and not held by Fidelity Persons upon the occurrence of a Cause Event. The removal of a Trustee by the shareholders will constitute a Dissolution Event and will require the Company’s dissolution unless, within 90 days after the date of such removal, holders of Shares entitled to cast at least a majority of the votes entitled to be cast and not held by Fidelity Persons agree to continue its business and to the election of a replacement trustee.

Amendment to the Company’s Declaration of Trust

Except as provided by the Company’s Certificate of Trust or the terms of any classes or series of shares and as provided below, the Company’s Declaration of Trust may be amended by its Trustee, without any action by its shareholders. Amendments to the Company’s Declaration of Trust that materially and adversely affect the contract rights of the Company’s outstanding shares, but excluding amendments to classify or reclassify any unissued shares and set or change the number, par value, designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the class or series of shares, must be approved by the Company’s Trustee and shareholders entitled to cast a majority of the votes entitled to be cast on the matter.

Conversion Event

The Company may convert into another form of entity provided that such conversion is approved by the Trustee. No vote of the Company’s shareholders is required in connection with any conversion approved by the Trustee. In addition, the Trustee may, in its sole and absolute discretion and without any action by the shareholders, cause the Company to take all actions deemed necessary and appropriate by the Trustee and its legal and other professional advisers in order to effect its transition into an investment vehicle that intends to, among other things, offer one or more classes of shares in a continuous public offering registered under the Securities Act and applicable state securities laws (the “Public REIT Conversion”), including conducting a public offering as a non-listed real estate investment trust subject to the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007 (the “NASAA REIT Guidelines”). In connection with such determination and the conduct of such public offering, the Trustee may amend the Company’s Declaration of Trust as the Trustee deems necessary or appropriate in connection with a Public REIT Conversion in order to (i) incorporate the terms and conditions required by the NASAA REIT Guidelines into the Declaration of Trust and (ii) allow the Company to complete the Public REIT Conversion in accordance with all applicable federal and state laws, rules and regulations and prevailing market norms.

Effect of Certain Provisions of Maryland Law and of the Company’s Declaration of Trust

Certain provisions of Maryland law and the Company’s Declaration of Trust could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for shareholders or otherwise be in their best interest.

Distribution Policy

Pursuant to the Declaration of Trust, the Trustee may from time to time authorize or cause the Company to pay such distributions to its shareholders, in cash or other assets of the Company’s or in its securities or from any other source as the Trustee may determine. Before payment of any distributions, the Trustee may set aside out of any of the Company’s funds available for distributions such amounts as the Trustee may from time to time reserve for any Trust purpose, and the Trustee may modify or abolish any such reserve. Shareholders have no right to any distribution unless and until authorized by the Trustee and declared by the Company, and then only at the time and in the amount and form authorized by the Trustee.

The Company commenced paying a quarterly distribution in March 2023. The Company intends to continue to declare distributions based on record dates established by the Trustee and to pay such distributions on a quarterly basis. The Company’s distribution policy is set by the Trustee and is subject to change based on available cash flows. The Company cannot guarantee the amount of distributions paid, if any. In connection with a distribution to the shareholders, the Trustee approves a quarterly distribution for a certain dollar amount per Share. The Company then calculates each shareholder’s specific distribution amount using applicable record and declaration dates.

To qualify as a REIT, the Company is required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. The Company intends to distribute sufficient income so that it satisfies the requirements for qualification as a REIT. In order to qualify as a REIT, the Company is required to distribute to its shareholders 90% of its annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions will be authorized at the discretion of the Trustee, in accordance with the Company’s earnings, cash flows, and general financial condition. The Trustee’s discretion is directed, in substantial part, by its obligation to cause the Company to comply with the REIT requirements. Because the Company may receive income from interest or rents at various times during its fiscal year, distributions may not reflect the Company’s income earned in that particular distribution period but may be made in anticipation of cash flows which it expects to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, the Company may be required to borrow money, use proceeds from the issuance of securities or sell assets in order to distribute amounts sufficient to satisfy the requirement that it distributes at least 90% of the Company’s REIT taxable income in order to qualify as a REIT.

There is no assurance that it will pay distributions in any particular amount, if at all. The Company may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of its assets, borrowings or offering proceeds, and the Company has no limits on the amounts that it may pay from such sources. The extent to which the Company pays distributions from sources other than cash flow from operations will depend on various factors, including how quickly the Company invests the proceeds from its ongoing private offering and any future securities offerings and the performance of its investments. Funding distributions from the sale of the Company’s assets, borrowings or proceeds of its private offering will result in the Company having less funds available to make investments. As a result, the return that the Company’s shareholders realize on an investment in Shares may be reduced. Doing so may also negatively impact its ability to generate cash flows. Funding distributions from the sale of additional securities will dilute existing shareholders’ interest in the Company on a percentage basis and may impact the value of an investment in Shares.

The Company’s distributions paid for the quarter ended March 31, 2026 and for the years ended December 31, 2025 and December 31, 2024 were funded from cash flows from operations. During these same periods, the Company’s Incentive Fees and Performance Participation Allocation were funded from cash flow sources other than operations.

Shareholder Liability

Shareholders are entitled to the same limitation of personal liability extended to shareholders of a Maryland corporation as provided for by the MSTA. The Company’s Declaration of Trust provides that no shareholder is liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of being a shareholder, nor will any shareholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any person in connection with the Company’s assets by reason of being a shareholder.

Distribution Reinvestment Plan

The Company has adopted a DRIP whereby its shareholders may elect to have the cash distributions otherwise payable to them by the Company automatically reinvested in additional Shares. If any shareholder initially elects not to be a participant in the DRIP, they may later become a participant by subsequently completing and executing an enrollment form or any appropriate authorization form as the Company may make available. Shares acquired under the DRIP will entitle the participant to the same rights and be treated in the same manner as Shares purchased in the Company’s private offering.

Any cash distributions attributable to the Shares owned by participants who elect to participate in the DRIP will be immediately reinvested in additional Shares on behalf of the participants on the business day such distributions would have been paid to such participants. The per Share purchase price for Shares purchased pursuant to the DRIP will be equal to the transaction price for Shares at the time the distribution is payable (which will generally be equal to the most recently determined NAV per Share as of the distribution payment date). For example, with respect to a quarterly distribution with a March 31st record date that is paid on

April 25th, the price per Share pursuant to the DRIP will generally be the NAV per Share calculated as of March 31st (the most recently determined NAV per Share as of distribution payment date).

The Trustee may amend or suspend the DRIP for any reason at any time without the consent of its shareholders, provided that notice of any such amendment or suspension will be disclosed in a notice to its shareholders. Participants may terminate their participation in the DRIP upon ten business days’ prior written notice to the Company. If a participant in the DRIP requests that it repurchases all of the participant’s Shares pursuant to the SRP, the participant’s participation in the DRIP will be automatically terminated, whether or not all of the participant’s Shares are actually repurchased.

Each participant in the DRIP is required to promptly notify the Company in writing if such participant experiences a material change in his, her or its financial condition, including without limitation the failure to continue to qualify as an “accredited investor” (as defined by Regulation D of the Securities Act) or any other investment suitability standards imposed by the Company. In addition, each participant in the DRIP may be required to provide an annual certification of its continued qualification as an accredited investor.

Each participant in the DRIP will receive statements of account describing, as to such participant, (i) the distributions reinvested during the applicable period, (ii) the number of Shares purchased during the applicable period, (iii) the per Share purchase price for such Shares and (iv) the total number of Shares purchased on behalf of the participant under the DRIP. On an annual basis, tax information with respect to income earned on Shares under the DRIP for the calendar year will be provided to each applicable participant.

Share Repurchase Plan

General

Pursuant to the Company’s Declaration of Trust, the Company’s shareholders have no right to require the redemption of their Shares or to otherwise withdraw from the Company. However, the Declaration of Trust authorizes the Company to adopt from time to time programs by which the Company voluntarily repurchases Shares.

While the Company’s shareholders should view an investment in the Shares as long term with limited liquidity, pursuant to the SRP, the Company’s shareholders may request that the Company repurchase all or any portion of their Shares on a quarterly basis. Due to the illiquid nature of investments in real estate, the Company may not have sufficient liquid resources to fund repurchase requests. In addition, the Company has established limitations on the amount of funds it may use for repurchases during any calendar quarter. See “—Repurchase Limitations” below. The first quarterly Repurchase Date (as defined below) upon which Shares were eligible for repurchase by the Company pursuant to the SRP was March 31, 2026.

Shareholders may request that the Company repurchase Shares through their financial intermediary or directly through Fidelity’s online portal or the Company’s transfer agent. The procedures relating to the repurchase of Shares are as follows:

•

Financial intermediaries will require that their clients process repurchases through such financial intermediary, which may impact the time necessary to process such repurchase request, impose more restrictive deadlines than described under the SRP, impact the timing of a shareholder receiving repurchase proceeds and require different paperwork or process than described in the SRP. Shareholders should contact their financial intermediary or financial advisor for additional instructions.

•

Under the SRP, to the extent the Company chooses to repurchase Shares in any particular quarter, the Company will only repurchase Shares as of the opening of the last calendar day of that quarter (a “Repurchase Date”). To have Shares repurchased, a shareholder’s repurchase request and required documentation must be received by the Company’s transfer agent in good order by 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter. Settlements of Share repurchases will generally be made within five business days of the Repurchase Date. Repurchase requests received and processed by the Company’s transfer agent will be effected on each Repurchase Date at a repurchase price equal to the transaction price applicable to such Repurchase Date (which will generally be equal to the most recently determined NAV per Share as of the Repurchase Date), subject to any Early Repurchase Deduction (as defined below). A shareholder will not be entitled to receive any distributions declared with respect to any Shares that are repurchased prior to the applicable time of the record date for such distributions.

•

For example, if a shareholder wishes to request the repurchase of its Shares as of the June 30, 2026 Repurchase Date, its repurchase request must be received in good order by 4:00 p.m. (Eastern time) on June 29, 2026 (i.e., the second to last Business Day of that quarter). The repurchase price received by such investor when its Shares are repurchased (if at all) on the June 30, 2026 Repurchase Date will generally equal the NAV per Share as of May 31, 2026 (i.e., the most recently determined NAV per Share as of the Repurchase Date).

•

A shareholder may withdraw such shareholder’s repurchase request by utilizing Fidelity’s online portal or notifying the Company’s transfer agent, directly or through the shareholder’s financial intermediary. Repurchase requests must be cancelled before 4:00 p.m. (Eastern time) on the last business day of the applicable quarter.

•

If a repurchase request is received by the Company’s transfer agent after 4:00 p.m. (Eastern time) on the second to last business day of the applicable quarter, the repurchase request will be executed, if at all, on the next quarter’s Repurchase Date at the transaction price applicable to that quarter (subject to any Early Repurchase Deduction), unless such request is withdrawn prior to the repurchase. Repurchase requests received and processed by the Company’s transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be deemed received on the next business day. All questions as to the form and validity (including time of receipt) of repurchase requests and notices of withdrawal will be determined by the Company, in its sole discretion, and such determination shall be final and binding.

•

Shareholders may make repurchase requests by contacting the shareholder’s financial intermediary. Repurchase requests will be subject to the terms of the SRP. A shareholder’s financial intermediary may require the shareholder to execute a repurchase authorization form and provide certain other documentation or information.

•	Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases.

•	Shareholders that hold Shares directly through their Fidelity brokerage account will generally have the repurchase proceeds credited to their brokerage account.

•

Shareholders may also receive repurchase proceeds via wire transfer, provided that wiring instructions for their brokerage account or designated U.S. bank account are provided. For all repurchases paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the shareholder has made the necessary funds transfer arrangements. Shareholders should contact their Fidelity advisor or other financial intermediary for detailed instructions on establishing funding arrangements and designating a bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

If a Shareholder has made multiple purchases of Shares, any repurchase request will be processed (i) for shareholders who purchased their Shares directly through their Fidelity brokerage account, on the basis specified on the shareholder’s Fidelity brokerage account, and (ii) for shareholders who purchased their Shares via a different financial intermediary, on a first in/first out basis unless otherwise requested in the repurchase request. Notwithstanding the foregoing, any repurchase by any shareholder that is subject to the Early Repurchase Deduction will be processed on a first in/first out basis.

Minimum Account Repurchases

In the event that any shareholder holds less than a single Share, the Company may repurchase the remaining percentage of such partial Share held by that shareholder at the repurchase price in effect on the date the Company determines that such shareholder has failed to meet the single Share ownership requirement, less any Early Repurchase Deduction if applicable. In the event that a shareholder submits a partial repurchase request that would result in such shareholder holding less than one full Share, the Company may in its discretion request that such shareholder request a complete redemption of all of its Shares or modify the repurchase request such that the shareholder holds at least a single full Share.

Sources of Funds for Repurchases

The Company may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds (including from sales of Shares or Operating Partnership units), and the Company has no limits on the amounts it may pay from such sources.

Repurchase Limitations

The Company may repurchase fewer Shares than have been requested in any particular quarter to be repurchased under the SRP, or none at all, in its discretion at any time. In addition, the aggregate NAV of total repurchases of Shares of all classes under the SRP will be limited to no more than 5% of the Company’s aggregate NAV per calendar quarter (measured using the average aggregate NAV attributable to shareholders as of the end of the immediately preceding three months). For example, such 5% limitation for a June 30th Repurchase Date will be based upon the average of the Company’s March 31st, April 30th and May 31st NAVs.

In the event that the Company determines to repurchase some, but not all of the Shares submitted for repurchase during any quarter under the SRP, Shares submitted for repurchase during such quarter will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted by the shareholder, or upon the recommencement of the SRP, as applicable.

If the transaction price applicable to a quarter is not made available by the tenth business day prior to the last business day of such quarter (or is changed after such date), then no repurchase requests will be accepted for such quarter and shareholders who wish to have their Shares repurchased the following quarter must resubmit their repurchase requests. The transaction price applicable to each quarter will be made available on the Company’s website at https://i.fidelity.com/corereit.

Should repurchase requests, in the Trustee’s judgment, place an undue burden on the Company’s liquidity, adversely affect the Company’s operations or impose an adverse impact on the Company as a whole, or should the Trustee otherwise determine that investing the Company’s liquid assets in real properties or other investments rather than repurchasing Shares is in the best interests of the Company as a whole, the Trustee may determine to repurchase fewer Shares in any particular quarter than have been requested to be repurchased (including relative to the 5% quarterly limit under the SRP), or none at all. Further, the Trustee may, in certain circumstances, make exceptions to such repurchase limitations (or repurchase fewer Shares than such repurchase limitations), or modify or suspend the SRP if, in its reasonable judgment, it deems such action to be in the best interest of the Company and its shareholders. Shareholders will be promptly notified of material modifications to and suspensions of the SRP. In addition, the Company may disclose such material amendments to or suspensions of the SRP in a supplement to the Company’s private placement memorandum or in a special or periodic report filed by the Company with the Securities and Exchange Commission. In addition, the Company may determine to suspend the SRP due to regulatory changes, changes in law or if the Company becomes aware of undisclosed material information that it believes should be disclosed before Shares are repurchased. Upon the determination by the Trustee to (i) suspend the SRP or (ii) materially modify the SRP in a manner that reduces liquidity available to the shareholders, the Trustee will consider, at least quarterly, whether continuing to restrict repurchases or resuming repurchases at the original repurchase limits set forth in the SRP would be in the best interests of the Company and its shareholders. The Trustee must affirmatively authorize the recommencement of the SRP if it is suspended before shareholder requests will be considered again. The Trustee cannot terminate the SRP absent a liquidity event which results in shareholders receiving cash or securities listed on a national securities exchange or where otherwise required by law.

Shares held by the Investment Manager acquired as payment of the Management Fee or the Incentive Fee will not be subject to the SRP, including with respect to any repurchase limits or the Early Repurchase Deduction.

Shareholders who are exchanging a class of Shares for an equivalent aggregate NAV of another class of Shares will not be subject to, and will not be treated as repurchases for the calculation of, the 5% quarterly limitation on repurchases and will not be subject to the Early Repurchase Deduction.

Early Repurchase Deduction

There is no minimum holding period for Shares and shareholders can request that the Company repurchase their Shares at any time. However, subject to limited exceptions, Shares that have not been outstanding for at least one year will be repurchased at 98% of the applicable transaction price (an “Early Repurchase Deduction”) on the applicable Repurchase Date. The Early Repurchase Deduction will generally apply to minimum account repurchases. The Early Repurchase Deduction will not apply to shares acquired through the DRIP.

The one-year holding period is measured as of the first calendar day immediately following the prospective Repurchase Date (for example, Shares repurchased as of a June 30th Repurchase Date will not be subject to the Early Repurchase Deduction if, as of July 1st (the calendar day immediately following the Repurchase Date), such Shares have been issued and outstanding for at least 365 days).

Shares repurchased will be treated as having been repurchased on a “first-in–first-out” basis for purposes of determining whether and to what extent the Early Repurchase Deduction is applicable. Therefore, the portion of Shares repurchased will be deemed to have been taken from the earliest Shares purchased by such shareholder for purposes of determining whether and to what extent the Early Repurchase Deduction is applicable, except that in all cases shares issued pursuant to the DRIP will be treated as having been repurchased first.

The Company may waive the Early Repurchase Deduction due to a trade or operational error.

Items of Note

When shareholders make a request to have Shares repurchased, shareholders should note the following:

•	Under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld.

•

IRS regulations require the Company to determine and disclose on Form 1099-B the adjusted cost basis for Shares sold or repurchased. For shareholders who hold their Shares directly through their Fidelity brokerage account, the Company will utilize the basis specified on the shareholder’s Fidelity brokerage account. For shareholders who purchased their Shares via a different financial intermediary, the Company will utilize the first in/first out basis unless otherwise requested in the repurchase request. Notwithstanding the foregoing, for any repurchase by any shareholder that is subject to the Early Repurchase Deduction, the Company will utilize the first in/first out basis.

•

All Shares requested to be repurchased must be beneficially owned by the shareholder of record making the request or his or her estate, heir or beneficiary, or the party requesting the repurchase must be authorized to do so by the shareholder of record of the Shares or his or her estate, heir or beneficiary, and such Shares must be fully transferable and not subject to any liens or encumbrances. In certain cases, the Company may ask the requesting party to provide evidence satisfactory to the Company that the Shares requested for repurchase are not subject to any liens or encumbrances. If the Company determines that a lien exists against the Shares, the Company will not be obligated to repurchase any Shares subject to the lien.

Frequent Trading and Other Policies

The Company may reject for any reason, or cancel as permitted or required by law, any purchase orders for Shares. For example, the Company may reject any purchase orders from market timers or investors that, in the Company’s opinion, may be disruptive to its operations. Frequent purchases and sales of Shares can harm shareholders in various ways, including reducing the returns to long-term shareholders by increasing the Company’s costs, disrupting portfolio management strategies and diluting the value of the Shares of long-term shareholders.

Mandatory Redemptions

Pursuant to the Declaration of Trust, the Company has the right, in the sole and absolute discretion of the Trustee, to redeem any shareholder’s outstanding Shares, in whole or in part, for any reason, including, without limitation, if it is determined by the Trustee in its sole and absolute discretion that such shareholder’s continued ownership of Shares:

(i)

would result in the Company’s failing or ceasing to qualify as a REIT (as a result of, without limitation, a violation of the share ownership limitations discussed in “Item 11. Description of Registrant’s Securities to Be Registered—Restrictions on Ownership and Transfer”);

(ii)	would result in all or any portion of the Company’s assets constituting Plan Assets (as defined in Section 3(42) of the Employee Income Retirement Security Act of 1974, as amended); or

(iii)	would otherwise violate any law applicable to the Company.

Any Shares redeemed by the Company in accordance with the foregoing will be purchased for cash at a price per Share equal to the NAV per Share as of the last day of the month immediately prior to the applicable redemption date. The Trustee will cause the Company to provide advance written notice of any such redemption to the applicable shareholder. The Company has not redeemed any Shares in accordance with the foregoing provisions and expects to do in the future (if at all) only as and to the extent necessary to avoid or mitigate a material adverse legal or regulatory consequence to the Company.

Reports to Shareholders

Pursuant to the Declaration of Trust, the Company will cause to be prepared and transmitted or made available to the Company’s shareholders, (i) within 120 days after the end of each fiscal year or as soon as is reasonably practicable thereafter, audited financial statements of the Company prepared in accordance with the terms of GAAP, and (ii) within 60 days after the end of the first three fiscal quarters of each fiscal year or as soon as is reasonably practicable thereafter, quarterly financial updates.

Item 12. Indemnification of Trustees and Officers

Declaration of Trust

Maryland law provides that a trustee will not have any liability by reason of being or having been a trustee so long as he or she performs or performed his or her duties as a trustee in accordance with the applicable standard of conduct. In addition, the Company’s Declaration of Trust limits the personal liability of its Trustee and the Company’s officers, to the Company or its shareholders, for monetary damages, to the maximum extent permitted by Maryland law. Neither the amendment nor repeal of the provisions of the Declaration of Trust so limiting the liability of the Trustee and the Company’s officers, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with such provisions, will apply to or affect in any respect such limitation of the liability of the Trustee and the Company’s officers with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

To the maximum extent permitted by Maryland law in effect from time to time, the Company will indemnify and hold harmless the Trustee, the Investment Manager, any of their respective affiliates, any officer, director, member, manager, partner, shareholder, employee, consultant or agent of any of the foregoing, and any other person who serves at the request of the Trustee on the Company’s behalf (each, an “Indemnified Person”), from and against any loss or damage incurred by any such Indemnified Person, for any act or omission or any alleged act or omission taken or suffered by each Indemnified Person (including, without limitation, any act or omission performed or omitted by such Indemnified Person in reasonable reliance upon, and in accordance with, the opinion or advice of experts, including, without limitation, legal counsel as to matters of law, accountants as to matters of accounting, or investment bankers or appraisers as to matters of valuation) in connection with the Company or its investments, including costs and reasonable attorneys’ fees, all judgments and claims and any amount expended in the settlement of, or defense of, any actual or threatened claim, proceeding or action; provided, however, that no such indemnification will be provided to any Indemnified Person with respect to any act or omission: (i) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order or with respect to which such Indemnified Person has entered a plea of nolo contendere or its equivalent, as the case may be, that such Indemnified Person acted with bad faith or active or deliberate dishonesty, received an improper personal benefit in money, property or services, was grossly negligent, engaged in willful misconduct or fraud or, in the case of any criminal proceeding, had reasonable cause to believe that such Indemnified Person’s act or omission was unlawful, was grossly negligent, or engaged in willful misconduct or fraud, (ii) by such Indemnified Person that constitutes a willful and material breach of the Declaration of Trust (and such breach, if curable, was not cured within 30 days after receipt of notice of such breach or 30 days after such Indemnified Person becomes aware of such breach) and such breach of the Declaration of Trust has or is reasonably likely to have a material adverse effect on the Company, or (iii) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order that such Indemnified Person materially violated applicable U.S. federal or state securities laws and such violation has or is reasonably likely to have a material adverse effect on the Company.

In addition, the Company will promptly pay or reimburse, in advance of final disposition of a proceeding, expenses reasonably incurred by an Indemnified Person in defense or settlement of any claim, action or proceeding that may be subject to a right of indemnification under the Declaration of Trust (including, without limitation, attorneys’ fees and other costs and expenses) upon receipt of an undertaking by, or on behalf, of such Indemnified Person to repay such amount to the extent that it shall be determined upon final decision, judgment or order that such Indemnified Person is not entitled to be indemnified hereunder.

Neither the amendment nor repeal of the provisions of the Declaration of Trust providing for such indemnification of and advancement of expenses to Indemnified Persons, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with such provisions, will apply to or affect in any respect the applicability of such rights to indemnification and advancement of expenses with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Indemnification Agreements

The Company has not entered into any separate indemnification agreements with its Trustee or any of the Company’s officers.

Investment Management Agreement

Pursuant to the Investment Management Agreement, the Company and the Operating Partnership will, to the fullest extent permitted by applicable law, jointly and severally indemnify and hold harmless and pay all judgments and claims against the Investment Manager and any of its respective affiliates, officers, directors, members, managers, partners, shareholders, employees, consultants or agents (each, an “Investment Manager Indemnitee”) from and against any loss or damage incurred by them, for any act or omission or any alleged act or omission taken or suffered by each Investment Manager Indemnity (including, without limitation, any act or omission performed or omitted by any Investment Manager Indemnitee in reasonable reliance upon, and in accordance with, the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the Company, the Operating Partnership, or the Company’s investments, including costs and reasonable attorneys’ fees and any amount expended in the settlement of, or defense of, any actual or threatened claim, proceeding or action, except with respect to any Indemnified Person, any act or omission: (i) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order or upon entering a plea of nolo contendere or its equivalent, as the case may be, that such Investment Manager Indemnitee was grossly negligent, or engaged in willful misconduct or fraud; (ii) by such Investment Manager Indemnitee that constitutes a willful and material breach of the Investment Management Agreement (and such breach, if curable, was not cured within 30 days after receipt of notice of such breach from the Trustee or 30 days after such Investment Manager Indemnitee becomes aware of such breach) and such breach has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership; or (C) with respect to which a court of competent jurisdiction (or other similar tribunal) has issued a final, non-appealable decision, judgment or order that such Investment Manager Indemnitee materially violated applicable U.S. federal or state securities laws and such violation has or is reasonably likely to have a material adverse effect on the Company or the Operating Partnership.

Item 13. Financial Statements and Supplementary Data

See “Index to Financial Statements” on page F-1 of this Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits

Financial	Statements

See “Index to Financial Statements and Schedule” on page F-1 of this Form 10.

Exhibits No.	Description

3.1**	Certificate of Trust of Fidelity Core Real Estate Fund

3.2**	Amendment to Certificate of Trust of Fidelity Core Real Estate Fund

3.3**	Amendment to Certificate of Trust of Fidelity Core Real Estate Fund

3.4**	Declaration of Trust of Fidelity Core Real Estate Fund

4.1**	Fidelity Core Real Estate Fund Distribution Reinvestment Plan

4.2**	Fidelity Core Real Estate Fund Share Repurchase Program

Exhibits No.	Description

10.1**	Second Amended and Restated Investment Management Agreement, dated December 19, 2024 and effective as of January 1, 2025, by and among Fidelity Core Real Estate Fund, Fidelity Core Real Estate Operating Partnership LP, and Fidelity Diversifying Solutions LLC

10.2**	Second Amended and Restated Limited Partnership Agreement of Fidelity Core Real Estate Operating Partnership LP, dated December 19, 2024 and effective as of January 1, 2025

10.3**	Amended and Restated Credit Agreement, dated as of March 18, 2026, among Fidelity Core Real Estate Operating Partnership LP, FMR LLC, and the Additional Borrowers party thereto

21.1*	List of Subsidiaries of Fidelity Core Real Estate Fund

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Fidelity Core Real Estate Fund

Date: June 24, 2026	/s/ Ellen Hall
Name: Ellen Hall
Title: President (principal executive officer)

Fidelity Core Real Estate Fund

Date: June 24, 2026	/s/ Heather Bonner
Name: Heather Bonner
Title: Treasurer (principal financial officer and principal accounting officer)

Fidelity Core Real Estate Fund

Consolidated Financial Statements

Consolidated Balance Sheets (Unaudited)

	March 31, 2026	December 31, 2025
Assets
Investments in real estate, net of accumulated depreciation	$384,836,683	$387,846,750
Investments in money market funds, at fair value	65,732,888	31,308,636
Intangible assets, net	26,569,328	28,603,318
Investments in real estate debt, at fair value	26,180,221	19,273,251
Cash	6,344,007	4,582,524
Receivables	4,276,105	4,384,553
Investments in real estate securities, at fair value	545,484	518,631
Restricted cash	483,884	485,010
Other assets	1,300,498	1,080,149

Total assets	$516,269,098	$478,082,822

Liabilities
Mortgages payable, net	$162,021,431	$146,535,081
Intangible liabilities, net	18,830,421	19,285,352
Repurchases of common stock payable	7,915,905	—
Distributions payable	4,386,142	4,173,578
Incentive fee payable	3,674,681	2,873,858
Management fee payable	958,895	885,646
Deferred revenue	938,309	911,686
Accounts payable, accrued expenses, and other liabilities	3,127,686	2,733,480

Total liabilities	$201,853,470	$177,398,681

Commitments & contingencies (See Note 12)

Redeemable non-controlling interest in consolidated joint ventures	7,002,984	6,660,132
Redeemable common stock (unlimited shares authorized, $0.00 par value, 524,474 and 447,513 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	6,028,352	5,127,105

Common stock (unlimited shares authorized, $0.00 par value, 32,855,602 and 31,146,566 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	$—	$—
Additional paid-in capital	356,586,929	336,988,380
Accumulated deficit and cumulative distributions	(55,202,637)	(48,091,476)

Total equity	$301,384,292	$288,896,904

Total liabilities, redeemable equity and equity	$516,269,098	$478,082,822

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenues
Revenue from leases	$9,833,895	$7,113,150

Total revenues	$9,833,895	$7,113,150

Expenses
Rental property operating	$2,734,923	$1,874,645
General & administrative	785,153	569,551
Management fee	958,895	610,081
Incentive fee	800,823	537,674
Depreciation & amortization	5,266,131	4,285,708

Total expenses	$10,545,925	$7,877,659
Other income (expense)
Realized gain (loss) on real estate securities	$(2,266)	$4,989
Change in unrealized gain (loss) on real estate securities	24,252	8,469
Change in unrealized gain (loss) on real estate debt	(102,295)	—
Interest expense	(2,323,993)	(2,114,720)
Dividend & interest income	810,231	524,516

Total other income (expense)	$(1,594,071)	$(1,576,746)

Total net income (loss) attributable to Fidelity Core Real Estate Fund	$(2,306,101)	$(2,341,255)

Net income (loss) attributable to redeemable non-controlling interest in consolidated joint ventures	(51,788)	(107,866)

Net income (loss) attributable to common shareholders	$(2,254,313)	$(2,233,389)

Net income (loss) per share of common stock — basic & diluted	$(0.07)	$(0.10)

Weighted-average shares of common stock outstanding, basic & diluted	33,104,362	21,489,011

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Changes in Equity (Unaudited)

	Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Equity
Balance as of December 31, 2024	19,270,139	$—	$201,829,983	$(22,589,969)	$179,240,014
Issuance of common stock	2,420,886	—	27,270,294	—	27,270,294
Net income (loss)	—	—	—	(2,233,389)	(2,233,389)
Interest in redeemable non-controlling interest in joint ventures	—	—	—	(280,153)	(280,153)
Interest in redeemable common stock	—	—	—	(11,434)	(11,434)
Distributions declared on common stock	—	—	—	(2,698,213)	(2,698,213)
Distribution reinvestment	199,582	—	2,237,995	—	2,237,995

Balance as of March 31, 2025	21,890,607	$—	$231,338,272	$(27,813,158)	$203,525,114

	Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Equity
Balance as of December 31, 2025	31,146,566	$—	$336,988,380	$(48,091,476)	$288,896,904
Issuance of common stock	2,134,972	—	24,512,327	—	24,512,327
Net income (loss)	—	—	—	(2,254,313)	(2,254,313)
Interest in redeemable non-controlling interest in joint ventures	—	—	—	(455,105)	(455,105)
Interest in redeemable common stock	—	—	—	(15,601)	(15,601)
Repurchases of common stock, net of early repurchase deductions	(687,973)	—	(7,915,905)	—	(7,915,905)
Distributions declared on common stock	—	—	—	(4,386,142)	(4,386,142)
Distribution reinvestment	262,037	—	3,002,127	—	3,002,127

Balance as of March 31, 2026	32,855,602	$—	$356,586,929	$(55,202,637)	$301,384,292

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(2,306,101)	$(2,341,255)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Issuance of redeemable common stock as consideration for management fee	885,646	537,689
Depreciation and amortization	5,266,131	4,285,708
Change in unrealized (gain) loss on real estate securities	(24,252)	(8,469)
Change in unrealized (gain) loss on real estate debt	102,295	—
Realized (gain) loss on investments in real estate securities	2,266	(4,989)
Amortization of straight line rent	(221,612)	(209,714)
Amortization of above and below-market lease intangibles	(351,208)	(358,994)
Amortization of debt (premium)/discount	218,171	218,171
Amortization of debt issuance and deferred financing costs	119,287	103,343
Net accretion of discount (amortization of premium) on real estate debt	(828)	—

Change in assets and liabilities:
Decrease (increase) in other assets	(221,830)	(408,578)
Decrease (increase) in receivables	330,061	13,280
Increase (decrease) in performance participation allocation payable	—	(2,731,835)
Increase (decrease) in incentive fee payable	800,823	537,674
Increase (decrease) in due to affiliate	—	985
Increase (decrease) in management fee payable	73,249	72,393
Increase (decrease) in deferred revenue	26,623	—
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	386,815	824,888

Net cash provided by operating activities	$5,085,536	$530,297

Cash flows from investing activities:
Acquisitions of real estate and related intangibles	$18,000	$(24,677,532)
Capital improvements to real estate	(336,407)	(129,421)
Net proceeds (purchases) for money market funds	(34,424,252)	(2,597,006)
Purchase of real estate debt	(7,008,438)	—
Purchase of real estate securities	(46,282)	(23,955)
Proceeds from sale of real estate securities	41,414	30,166

Net cash used in investing	$(41,755,965)	$(27,397,748)

Cash flows from financing activities:
Proceeds from issuance of common stock	$24,512,327	$27,270,294
Proceeds from mortgages payable	15,500,000	—
Payment of deferred financing costs	(349,625)	—
Distributions paid	(1,171,451)	(515,186)
Distributions paid to non-controlling interest in consolidated joint ventures	(80,000)	(95,500)
Contributions from non-controlling interest in consolidated joint ventures	19,535	—

Net cash provided by financing activities	$38,430,786	$26,659,608

Net increase (decrease) in cash and restricted cash during the period	$1,760,357	$(207,843)
Cash and restricted cash, beginning of period	5,067,534	6,309,823

Cash and restricted cash, end of period	$6,827,891	$6,101,980

Reconciliation of cash and restricted cash to the Consolidated Balance Sheets, end of period:
Cash	$6,344,007	$5,768,217
Restricted cash	483,884	333,763

Total cash and restricted cash	$6,827,891	$6,101,980

Supplemental disclosures:
Interest paid on mortgages payable & revolving line of credit	$1,993,781	$1,792,631

Supplemental non-cash financing and investing activities
Accrued capital improvements	$27,015	$19,625
Distribution reinvestments	$3,002,127	$2,237,995
Accrued distributions	$4,386,142	$2,698,213
Accrued repurchases of common stock	$7,915,905	$—

The accompanying notes are an integral part of the consolidated financial statements.

Fidelity Core Real Estate Fund

Notes to Consolidated Financial Statements (Unaudited)

Note 1. Organization & Business Purpose

Fidelity Core Real Estate Fund, a Maryland statutory trust, (the “Company”) acquires and actively manages a diversified portfolio of stabilized, income-generating real estate assets located in the United States. On February 1, 2023, the Company commenced its ongoing continuous private offering of common stock (the “Offering”). The Company is offering up to $750 million in common stock, provided that the Trustee, as defined below, may increase the amount of common stock offered and may terminate the offering at any time. The Company owns all or substantially all of its investments through Fidelity Core Real Estate Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). Fidelity CRET Trustee LLC, a Delaware limited liability company, is the sole trustee (the “Trustee”) of the Company. The Company is externally managed by Fidelity Diversifying Solutions LLC, a Delaware limited liability company and an affiliate of the Trustee (the “Investment Manager” or “FDS”). Fidelity Service Company, Inc (the “Administrator” or “FSC”) serves as the Company’s Administrator. FMR LLC (“FMR”) is the parent company of the Trustee, the Investment Manager, and the Administrator. The Company invests in real estate securities and real estate debt to serve as a cash management strategy before investing the Offering proceeds into longer-term real estate assets. All investments are made through the Company’s wholly owned subsidiary FCREF Liquidity Vehicle LLC. The Company intends to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “IRC”), commencing with its taxable year ended December 31, 2023. The Company consolidates FCREF TRS LLC, which it has elected to treat as a taxable REIT subsidiary (“TRS”).

Note 2. Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and consolidate the financial statements of the Company and its controlled subsidiaries. All significant intercompany transactions, balances, revenues, and expenses are eliminated upon consolidation. In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, which are necessary for a fair statement of the Company’s financial condition and results of operations for the periods presented.

Principles of Consolidation

The Company consolidates all entities in which it has a controlling financial interest through majority ownership or voting rights.

For partially owned entities, such as ownership in an entity through joint venture arrangements (“JV” or “JVs”), the Company must determine whether it has a controlling financial interest. The Company first considers whether the entity is a variable interest entity (“VIE”), and if so, whether it is the primary beneficiary. The Company is the primary beneficiary of a VIE when it has both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE. If the partially owned entity is not determined to be a VIE, the Company then must consider if it has a controlling financial interest via the voting interest entity model (“VOE”). The Company would have a controlling financial interest if it has the power to control the decisions made in the ordinary course of the entity’s business. If it is determined that the Company is the primary beneficiary of the VIE or has a controlling financial interest via the VOE model, the Company would consolidate the JV entity. See Note 9 for a detailed description of the Company’s consolidated JVs and their treatment.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Investments in Real Estate, Intangible Assets, and Intangible Liabilities

Investments in real estate, recorded within Investments in Real Estate, Net of Accumulated Depreciation on the Company’s Consolidated Balance Sheets, comprise all tangible assets held by the Company for purposes of earning rental revenue from leases and are recognized at cost less accumulated depreciation. Third party costs related to asset acquisitions are capitalized.

In accordance with the guidance for business combinations, the Company determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, the Company accounts for the transaction as an asset acquisition. All property acquisitions to date have been determined to be and accounted for as asset acquisitions.

Whether the acquisition of a property acquired is considered a business combination or asset acquisition, the Company recognizes the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquired entity as applicable.

Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including building and improvements, land and land improvements, furniture, fixtures and equipment, above-market leases, below-market leases, in place tenant leases, leasing commissions, and legal and marketing) and allocates the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative fair values.

Acquired land and land improvements have been valued using a sales comparison approach, identifying recent transactions of similar types in the general market area with appropriate adjustments. Building and site improvements as well as furniture, fixtures, and equipment have been valued at the replacement cost less depreciation. Lease origination costs including legal and marketing costs have been valued using a sales comparison approach. Acquired above-market and below-market leases are recorded at their fair values (using a discount rate which reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid pursuant to each in place lease and (2) management’s estimate of fair market lease rates for each corresponding in place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases. Other intangible assets acquired include amounts for in place lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, the Company considers leasing commissions, legal and other related expenses.

The Company may also record debt premium/discount on acquired debt if it has been determined that there has been a difference in value between the acquired loan balance and the present value of the contractual debt payments discounted at current rates on the date of acquisition. The unamortized debt premium/discount is recorded as a component of Mortgages Payable, Net on the Company’s Consolidated Balance Sheets and the corresponding amortization is recorded as a component of Interest Expense on the Company’s Consolidated Statements of Operations.

Intangible assets and intangible liabilities are recorded as Intangible Assets, Net and Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets. On the Company’s Consolidated Statements of Operations, the amortization of above or below market leases is recorded as a component of Revenue from Leases, and amortization of all other lease intangibles is recorded as a component of Depreciation and Amortization Expense. Included within the Company’s Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets are below-market leases acquired upon acquisition of a property and below-market leases from land rights, representing land subject to long-term ground leases in which the Company owns and holds the land rights. Ground leases generally represent ownership of the land underlying commercial real estate buildings that are net leased by the owner of the land to the owners/operators of the real estate buildings built thereon. Under a ground lease, the tenant is generally responsible for all property operating expenses, such as maintenance, real estate taxes and insurance and is also responsible for development costs and capital expenditures. Ground leases are long-term contracts with base terms typically ranging from 30 to 99 years, often inclusive of tenant renewal options. For the Company, these land rights represent the below market value of the related ground leases. The Company assessed the acquired ground leases to determine if the lease terms were favorable or unfavorable, given market conditions at the acquisition date. As the market rents to be received under the Company’s ground leases were determined to be lower than prevailing market rates, the Company concluded that the ground leases were below market and were therefore required to be recorded as definite lived intangible liabilities on its books.

The Company’s investments in real estate and intangible assets and liabilities are stated at cost and are generally depreciated or amortized on a straight-line basis over the estimated useful lives of the assets and liabilities as follows:

Description	Depreciable Life
Building	30-40 years
Building and site improvements	10 years
Leasehold improvements	Earlier of lease term or 10 years
Furniture, fixtures, and equipment	7 years
Lease intangibles	Remaining lease term
Debt premium/discount	Remaining loan term

Depreciation expense is recorded as a component of Depreciation and Amortization Expense on the Company’s Consolidated Statements of Operations. Depreciation expense amounted to $3,348,336 and $2,558,602 for the three months ended March 31, 2026 and 2025, respectively. Amortization of above-market and below-market leases is recorded on the Company’s Consolidated Statements of Operations as an adjustment to Revenue from Leases. Amortization of above-market and below-market leases amounted to $351,208 and $358,994 for the three months ended March 31, 2026 and 2025, respectively. Amortization of all other intangible assets is recorded as a component of Depreciation and Amortization Expense on the Company’s Consolidated Statements of Operations. Amortization of all other intangible assets amounted to $1,917,795 and $1,727,106 for the three months ended March 31, 2026 and 2025, respectively.

Significant improvements to properties are capitalized. When investments in real estate are sold or retired, their costs and related accumulated depreciation or amortization are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Maintenance and repair expenses are charged to expense as incurred and are included in Rental Property Operating Expense on the Company’s Consolidated Statements of Operations.

The Company’s management reviews its real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances, referred to as a triggering event, that indicates the carrying value of an asset is not recoverable.

Upon identification of a triggering event, management will review if the GAAP depreciated cost basis of a real estate investment exceeds the undiscounted cash flows of such real estate investment. If this analysis results in the cost basis exceeding the undiscounted cash flows, the investment could be impaired, and a discounted cash flow analysis is required to determine the fair value of the investment. If the cost basis exceeds the discounted cash flows, the investment is considered impaired, and an impairment loss must be recognized to reduce the GAAP depreciated cost basis to the fair value of the investment. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates, and capital requirements that could differ materially from actual results.

No impairments of real estate properties occurred during three months ended March 31, 2026 or 2025.

Cash

Cash represents cash held in banks and cash on hand. The Company may have bank balances in excess of federally insured amounts. The Company deposits its cash with high credit-quality institutions to minimize credit risk.

Restricted Cash

As of March 31, 2026 and December 31, 2025, Restricted Cash on the Company’s Consolidated Balance Sheets consisted of cash received for tenant security deposits.

Fair Value Measurements

The fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e. the exit price). The Company uses a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:

Level 1—quoted prices are available in active markets for identical investments as of the investment date. The Company does not adjust the quoted price for these investments.

Level 2—quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the investment date.

Level 3—pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

Valuation of Financial Instruments Measured at Fair Value

The Company’s investments in money market funds are valued at their closing net asset value (“NAV”) and classified as Level 1. The Company’s investments in real estate securities are recorded at fair value based on the closing price of the common stock as reported by the applicable national securities exchange and are also classified as Level 1. The Company’s investments in real estate debt are reported at fair value. The Company’s investments in real estate debt include commercial mortgage-backed securities (“CMBS”) which are generally classified as Level 2. The Company generally determines the fair value of its CMBS investments by utilizing third party pricing service providers. In determining the value of a particular investment, the pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models to determine the reported price. The internal models of the pricing service providers typically consider the attributes applicable to a particular class of security (e.g. credit rating or seniority), current market data, estimated cash flows for each class, and incorporate deal collateral performance (e.g. prepayment speeds and default rates), as available.

The following table details the Company’s assets measured at fair value on a recurring basis:

	March 31, 2026
Investments:	Level 1	Level 2	Level 3	Total
Money market funds	$65,732,888	$—	$—	$65,732,888
Real estate securities	545,484	—	—	545,484
Real estate debt	—	26,180,221	—	26,180,221

Total	$66,278,372	$26,180,221	$—	$92,458,593

	December 31, 2025
Investments:	Level 1	Level 2	Level 3	Total
Money market funds	$31,308,636	$—	$—	$31,308,636
Real estate securities	518,631	—	—	518,631
Real estate debt	—	19,273,251	—	19,273,251

Total	$31,827,267	$19,273,251	$—	$51,100,518

Valuation of Financial Instruments Not Carried at Fair Value

The fair values of short-term financial instruments such as cash and cash equivalents, restricted cash, accounts receivable, net, other assets, accounts payable and accrued liabilities, and due to affiliates approximate their carrying value on the accompanying Consolidated Balance Sheets due to their short-term nature.

The following table presents the carrying value and estimated fair value of the Company’s financial instruments that are not carried at fair value on the Consolidated Balance Sheets:

	March 31, 2026		December 31, 2025
	Par Value	Estimated Fair Value	Par Value	Estimated Fair Value
Mortgages payable(1)	$168,606,100	$165,479,239	$153,106,100	$150,686,770

Total	$168,606,100	$165,479,239	$153,106,100	$150,686,770

(1)

As of March 31, 2026, mortgages payable does not include unamortized debt issuance costs of ($2,436,505) or unamortized debt premium/(discount) of ($4,148,164). As of December 31, 2025, mortgages payable does not include unamortized debt issuance costs of ($2,204,684) or unamortized debt premium/(discount) of ($4,366,335).

The fair values of the Company’s borrowings are estimated by projecting current debt service payments at the contractual loan terms and discounting them to arrive at a present value using current market interest rates. The Company considers current market rates and conditions by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. The inputs and resulting measurement used in determining the fair value of the Company’s borrowings are considered Level 3.

Income Taxes

The Company intends to qualify to be taxed as a REIT under the IRC for U.S. federal income tax purposes. The Company generally will not be subject to federal corporate income tax to the extent it distributes 100% of its taxable income to its stockholders. REITs are subject to a number of other organizational and operational requirements.

Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and properties, and federal income and excise taxes on its undistributed income.

The Company has elected to treat one or more of its consolidated subsidiaries as a TRS. In general, a TRS may perform additional services for the Company’s tenants and may engage in any real estate or non-real estate-related business. A TRS is subject to federal, state, and local corporate income tax, as applicable.

The Company and TRS file a U.S. federal tax return, in addition to state and local tax returns as required. The Company’s and TRS’s federal income tax returns are generally subject to examination by the Internal Revenue Service (IRS) for a period of three years after they are filed. State and local tax returns may be subject to examination for an additional period of time depending on the jurisdiction.

Investments in Money Market Funds

The Company temporarily sweeps its uninvested cash into short term investment funds. The investment is shown in Investments in Money Market Funds, at Fair Value on the Company’s Consolidated Balance Sheets. Interest earned on short term investment funds is recorded in the current period earnings as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Investments in Real Estate Securities

The Company reports its Investments in Real Estate Securities, at Fair Value on its Consolidated Balance Sheets and any changes in fair value are recorded in the current period earnings as a component of either Realized or Unrealized Gain or Loss on Real Estate Securities on the Company’s Consolidated Statements of Operations. When investments in real estate securities are sold, their costs are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Dividend income is recorded when declared and the resulting dividend income is recorded as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Investments in Real Estate Debt

The Company reports its Investments in Real Estate Debt, at Fair Value on its Consolidated Balance Sheets and any changes in fair value are recorded in the current period earnings as a component of either Realized or Unrealized Gain or Loss on Real Estate Debt on the Company’s Consolidated Statements of Operations. When investments in real estate debt are sold, their costs are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Interest income is recorded when earned as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Deferred Charges

The Company’s deferred charges relate to financing costs. These costs include legal, brokerage, and other costs incurred by the Company for its financing arrangements. Deferred costs related to mortgage financing are treated as debt issuance costs and are recorded as a component of Mortgages Payable, Net on the Company’s Consolidated Balance Sheets. These costs are amortized on a straight-line basis over the term of the associated debt, which approximates the effective interest method, and recorded within Interest Expense on the Company’s

Consolidated Statements of Operations. Unamortized costs would be charged to interest expense upon any early repayment or significant modification of the debt. Deferred costs related to the Company’s revolving line of credit are treated as deferred financing costs and are recorded as a component of Other Assets on the Company’s Consolidated Balance Sheets. These costs are amortized on a straight-line basis over the term of the revolving line of credit, which approximates the effective interest method, and are recorded within Interest Expense on the Company’s Consolidated Statements of Operations.

Redeemable Non-controlling Interest in Consolidated Joint Ventures

The Company evaluates and accounts for non-controlling interest held by third parties in accordance with ASC 480-10. Non-controlling interest represents the portion of equity that the Company does not own in those entities it consolidates and present an unconditional obligation requiring the Company to redeem the interest for cash after a specified or determinable date (or dates) or upon the occurrence of an event that is not solely within the control of the issuer and are determined to be contingently redeemable under this guidance. The interest is included as Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets and classified within the mezzanine section between Total Liabilities and Total Equity. The carrying amount of the Redeemable Non-controlling Interest in Consolidated Joint Ventures will be adjusted at each period end, so that the carrying amount will equal the estimated future redemption value, calculated in accordance with the respective venture agreements, at the redemption date. If the redemption value is lower than the current value of the non-controlling interest on the Company’s Consolidated Balance Sheets, the non-controlling interest will be decreased only to the extent there have been previous accretion adjustments recorded. This is reflected on the Company’s Consolidated Balance Sheets as an adjustment between Accumulated Deficit and Cumulative Distributions and Redeemable Non-controlling Interest in Consolidated Joint Ventures. See Note 9 for a detailed description of the Company’s Redeemable Non-controlling Interest in Consolidated Joint Ventures.

Redeemable Common Stock

The Company classifies common stock issued to the Investment Manager as settlement of the management fee as Redeemable Common Stock on the Company’s Consolidated Balance Sheets. The Company determined that this should be classified as redeemable as the Investment Manager has been deemed to have full control over when the shares can be redeemed. The Company issues Redeemable Common Stock at a value equivalent to the cash fee otherwise payable for the period. The carrying amount of the Redeemable Common Stock will be adjusted so that the carrying amount will equal the estimated redemption value at period end. This is reflected on the Company’s Consolidated Balance Sheets as an adjustment between Accumulated Deficit and Cumulative Distributions and Redeemable Common Stock. Redemption value is determined based on the Company’s NAV per share as of the balance sheet date.

Earnings (Loss) Per Share

The Company calculates basic earnings (loss) per share (“EPS”) by dividing net earnings (loss) attributable to common shareholders for the period by the weighted average number of common shares outstanding during the period, including redeemable common stock. As of March 31, 2026 and 2025, the Company has common stock and redeemable common stock. Both shares have the same rights to the Company’s earnings and neither of the shares have any preference rights to dividends to other shares. The Company calculates diluted EPS considering the effect of dilutive instruments, such as unissued common shares payable at the Investment Manager’s election as settlement for management fees, by dividing net income (loss) attributable to common shareholders for the period by the weighted average number of common shares and common share equivalents outstanding (unless their effect is antidilutive) for the period. For the three months ended March 31, 2026 and 2025, the unissued common shares payable at the Investment Manager’s election as settlement for management fees were deemed to be antidilutive due to the net loss position of the Company.

Revenue Recognition and Receivables

The Company derives revenue pursuant to lease agreements. At the inception of a contract, the Company assesses whether a contract is, or contains, a lease in accordance with ASC 842. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the lease inception, the Company determines whether each lease is a sales-type, direct financing, or operating lease. Such classification is based on whether:

•	The lessee gains control of the underlying asset and the lessor therefore relinquishes control to the lessee under certain criteria (sales-type or direct-financing); or

•	All other leases that do not meet the criteria as sales-type or direct financing leases (operating).

The Company’s current leases are classified as operating leases in accordance with relevant accounting guidance.

Revenue from Leases on the Company’s Consolidated Statements of Operations includes lease components such as base rent and parking, and other non-lease components such as common area maintenance, arising from tenant leases at the Company’s properties. The Company has elected to record, as a practical expedient, non-lease components together with lease components due to consistent revenue recognition patterns. For leases of one year or less, rental income is recognized as received. For leases in excess of one year, base rent is recognized on a straight-line basis over the term of the lease, including any rent steps or abatement provisions. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant has the ability to take possession of the leased space. Upon the termination or vacancy of a tenant lease, the associated straight-line rent receivable is written off. The Company also includes tenant reimbursement income in Revenue from Leases that consists of fixed or variable amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements. The Company evaluates its operating leases for collectability as described below.

The Company evaluates the collectability of rental revenue on an individual lease basis. Management exercises judgment in assessing collectability and considers the length of time a receivable has been outstanding, tenant creditworthiness, payment history, available information about the financial condition of the tenant, and current economic trends, among other factors. For future rents that are not probable of collection, the Company recognizes any such receipts when received. If the Company subsequently determines that it is probable it will collect substantially all of the lessee’s remaining lease payments under the lease term, the Company will record a receivable for the accrued rent balance less previous cash receipts. These amounts are recorded as Receivables on the Company’s Consolidated Balance Sheets.

Rent payments made in advance of the period in which they are due are recorded as Deferred Revenue on the Company’s Consolidated Balance Sheets.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). ASU 2024-03 requires disclosures in the notes to the financial statements on specified information about certain costs and expenses for each interim and annual reporting period. ASU 2024-03 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company currently evaluating the potential impact of adopting this standard on the consolidated financial statements and related disclosures.

Note 3. Investments in Real Estate

Investments in Real Estate, Net consisted of the following:

	March 31, 2026	December 31, 2025
Building & improvements	$306,138,906	$305,828,611
Land and land improvements	101,438,636	101,414,821
Furniture, fixtures, and equipment	2,653,675	2,649,516

Total	410,231,217	409,892,948
Accumulated depreciation	(25,394,534)	(22,046,198)

Investments in real estate, net	$384,836,683	$387,846,750

Acquisitions

During the three months ended March 31, 2026, the Company did not acquire any real estate investments.

The following table details the properties acquired during the year ended December 31, 2025:

Property Name	Property Type	Acquisition Date	Square Footage	Purchase Price(1)
Independence Square	Retail	March 27, 2025	140,218	$24,677,532
3200 Washington	Multifamily	July 29, 2025	62,727	37,965,264
85 Exchange	Industrial	November 12, 2025	198,400	37,909,305
Gold Star Crossing	Retail	December 22, 2025	66,682	31,542,815

				$132,094,916

(1)	Purchase price is inclusive of acquisition-related costs.

The following table summarizes the allocation of the total cost for the properties acquired during the year ended December 31, 2025:

December 31, 2025
Building and building improvements	$87,015,002
Land and land improvements	37,505,006
In place tenant leases	7,731,288
Leasing commissions	1,899,615
Above-market leases	1,167,912
Furniture, fixtures and equipment	957,229
Legal and marketing	143,233
Below-market leases	(4,324,369)

Total purchase price(1)	$132,094,916

(1)	Purchase price is inclusive of acquisition-related costs.

Note 4. Intangibles

When a new property is acquired, the Company assesses the fair value of all acquired intangible assets and liabilities including in place tenant leases, leasing commissions, above and below market leases, and legal and marketing. The value of these intangible assets and liabilities are recorded as components of Intangible Assets, Net and Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets. As of March 31, 2026 and December 31, 2025, the gross carrying amount and accumulated amortization of the Company’s intangible assets and liabilities were:

	March 31, 2026
	Gross	Accumulated Amortization	Net
Intangible assets:
In place tenant leases	$31,521,566	$(13,006,128)	$18,515,438
Leasing commissions	8,649,691	(2,549,098)	6,100,593
Above-market leases	2,284,038	(568,246)	1,715,792
Legal and marketing	363,644	(126,139)	237,505

Total intangible assets	$42,818,939	$(16,249,611)	$26,569,328

Intangible liabilities:
Below-market leases	$22,262,648	$(3,432,227)	$18,830,421

Total intangible liabilities	$22,262,648	$(3,432,227)	$18,830,421

	December 31, 2025
	Gross	Accumulated Amortization	Net
Intangible assets:
In place tenant leases	$31,521,566	$(11,433,033)	$20,088,533
Leasing commissions	8,662,163	(2,223,512)	6,438,651
Above-market leases	2,284,038	(464,524)	1,819,514
Legal and marketing	363,644	(107,024)	256,620

Total intangible assets	$42,831,411	$(14,228,093)	$28,603,318

Intangible liabilities:
Below-market leases	$22,262,649	$(2,977,297)	$19,285,352

Total intangible liabilities	$22,262,649	$(2,977,297)	$19,285,352

As of March 31, 2026 the estimated future amortization on the Company’s in place tenant leases, leasing commissions, above-market leases, and legal and marketing for each of the next five years and thereafter is as follows:

	In Place Tenant Leases	Leasing Commissions	Above-market Leases	Legal and Marketing
2026 (remaining)	$3,539,287	$904,343	$267,387	$50,438
2027	3,115,275	1,006,907	296,193	51,454
2028	2,537,142	871,647	283,463	37,590
2029	1,924,138	685,824	260,628	23,701
2030	1,678,439	615,810	252,360	15,722
2031	1,399,582	479,552	144,357	13,263
Thereafter	4,321,575	1,536,510	211,404	45,337

	$18,515,438	$6,100,593	$1,715,792	$237,505

As of March 31, 2026 the estimated future amortization on the Company’s below-market leases for each of the next five years and thereafter is as follows:

Below-market Leases
2026 (remaining)	$(1,333,866)
2027	(1,536,078)
2028	(1,364,050)
2029	(1,171,932)
2030	(1,120,547)
2031	(1,109,277)
Thereafter	(11,194,671)

$(18,830,421)

Note 5. Investments in Real Estate Securities, at Fair Value

As of March 31, 2026 and December 31, 2025, the Company’s investments in real estate securities consisted of shares of common stock of publicly listed REITs. Investments in real estate securities are valued using the policies and procedures outlined in Note 2.

The following table summarizes the Investments in Real Estate Securities, at Fair Value:

	March 31, 2026	December 31, 2025
Cost	$486,329	$483,728
Unrealized gain (loss)	59,155	34,903

Investments in real estate securities, at fair value	$545,484	$518,631

Note 6. Investments in Real Estate Debt, at Fair Value

As of March 31, 2026 and December 31, 2025, the Company’s investment in real estate debt consisted of CMBS. Investments in real estate debt are valued using the policies and procedures outlined in Note 2.

The following tables detail the Company’s investments in real estate debt:

	March 31, 2026
Type of Security	Weighted Average Coupon	Weighted Average Maturity Date	Face Amount	Amortized Cost Basis	Fair Value
CMBS	6.5%	October 27, 2039	$26,284,985	$26,282,516	$26,180,221

Total investments in real estate debt	6.5%	October 27, 2039	$26,284,985	$26,282,516	$26,180,221

	December 31, 2025
Type of Security	Weighted Average Coupon	Weighted Average Maturity Date	Face Amount	Amortized Cost Basis	Fair Value
CMBS	6.8%	August 24, 2039	$19,284,985	$19,286,875	$19,273,251

Total investments in real estate debt	6.8%	August 24, 2039	$19,284,985	$19,286,875	$19,273,251

The following table summarizes the Company’s Investments in Real Estate Debt, at Fair Value:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Beginning balance	$19,273,251	$—
Additions	7,008,438	25,142,288
Repayments	—	(5,855,031)
Premium amortization (discount accretion)	828	(382)
Change in unrealized gain (loss)	(102,295)	(13,624)

Ending balance	$26,180,221	$19,273,251

Note 7. Debt

Mortgages Payable, Net

The following table details the mortgages obtained by the Company on the following properties:

Property	Interest Rate	Maturity Date	Principal Balance Outstanding as of March 31, 2026	Principal Balance Outstanding as of December 31, 2025
Millside at Heritage Park	5.25%	February 3, 2030	$7,987,500	$7,987,500
Chandler Crossroads I	5.19%	April 1, 2033	6,660,000	6,660,000
Chandler Crossroads II	5.19%	April 1, 2033	9,400,000	9,400,000
Trails at Silverdale	3.28%	January 5, 2031	32,615,100	32,615,100
Northmark Commerce Center	6.59%	January 1, 2031	12,250,000	12,250,000
Thurmon Tanner Logistics Center A	5.80%	September 30, 2033	31,111,000	31,111,000
Creekstone	5.73%	May 1, 2029	10,350,000	10,350,000
Riverway Plaza	5.95%	July 1, 2031	12,732,500	12,732,500
Sylva on Main	5.08%	December 1, 2029	16,500,000	16,500,000
Independence Square	5.96%	June 1, 2032	13,500,000	13,500,000
Gold Star	5.46%	February 26, 2033	15,500,000	—

Total mortgages payable			168,606,100	153,106,100

Debt mark-to-market, net			(4,148,164)	(4,366,335)
Deferred financing costs, net			(2,436,505)	(2,204,684)

Mortgages payable, net			$162,021,431	$146,535,081

As of March 31, 2026 and December 31, 2025, the Company was in compliance with all loan covenants related to its mortgage agreements.

Revolving Line of Credit

The following table details the Company’s revolving credit facility:

Interest Rate	Maturity Date		Maximum Facility Size		Principal Outstanding Balance as of March 31, 2026	Principal Outstanding Balance as of December 31, 2025
3M Term SOFR + applicable margin(1)	March 18, 2029	(2)	$50,000,000	(3)	$—	$—
US 3M + applicable margin(4)	January 27, 2026	(2)(5)	$50,000,000	(3)	$—	$—

(1)

The term 3M Term SOFR refers to the Three-Month forward-looking term Secured Overnight Financing Rate in effect two trading days, as defined by the Securities Industry and Financial Markets Association, prior to the commencement of the applicable interest period. The applicable margin is equal to 1.75%.

(2)	Represents the ultimate maturity date of the agreement. Each draw is due within 180 days.
(3)	This revolving credit facility is from a related party lender, as discussed in Note 11.
(4)

The term US 3M refers to the Three-Month Treasury Bill rate in effect on the last day of the prior quarter from the applicable Borrowing Date, and resets quarterly. The applicable margin is equal to 1.75%. The interest rate was 5.77% as of December 31, 2025.

(5)	The Company’s revolving line of credit agreement with FMR LLC, which matured on January 27, 2026, was extended under the existing terms until it was amended effective March 18, 2026.

Further details of the revolving line of credit can be found in Note 11 Related Party Transactions.

The following table presents the future principal payments due in each of the next five years and thereafter under our outstanding borrowings as of March 31, 2026:

Years	Revolving Line of Credit	Mortgages Payable	Total
2026 (remaining)	$—	$—	$—
2027	—	—	—
2028	—	—	—
2029	—	26,850,000	26,850,000
2030	—	7,987,500	7,987,500
2031	—	57,597,600	57,597,600
Thereafter	—	76,171,000	76,171,000

Total	$—	$168,606,100	$168,606,100

Note 8. Leases

The Company’s real estate properties are leased to tenants under operating lease agreements that expire on various dates. The Company recognizes rental revenue on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. Tenants have the option to extend or terminate certain leases at their discretion per the terms of their contract and also have termination options that may result in additional fees due to the Company. In the instance of the Company’s ground leases, the leases are non-cancelable and contain renewal options.

The following table details the components of Revenue from Leases:

	Three Months Ended March 31,
	2026	2025
Fixed lease payments	$8,341,939	$6,019,201
Variable lease payments	1,491,956	1,093,949

Revenue from leases	$9,833,895	$7,113,150

Aggregate minimum annual fixed base rental payments for real estate investments owned by the Company through the non-cancelable leases with terms longer than one year as of March 31, 2026 are as follows:

Year	Future Minimum Rents
2026 (remaining)	$17,126,758
2027	21,203,383
2028	19,586,447
2029	17,241,947
2030	15,794,542
2031	12,119,604
Thereafter	20,426,994

Total	$123,499,675

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts or contractual increases as defined in the lease agreement. These contractual contingent rentals and rental increases that are not fixed are not included in the table above.

Certain of the Company’s investments in real estate are subject to ground leases in which the Company holds the land rights. The Company’s ground leases are classified as operating leases based on the characteristics of each lease. As of March 31, 2026 and December 31, 2025, the Company had two ground leases classified as operating leases. Each of the Company’s ground leases were acquired as part of the acquisition of real estate and no incremental costs were incurred for such ground leases.

The percentage of total revenue attributable to tenants accounting for 10% or more of total revenue, and the corresponding percentage of accounts receivable, are as follows:

Tenant	Percentage of Total Revenue (Three months ended March 31, 2026)	Percentage of Total Revenue (Three months ended March 31, 2025)	Percentage of Total Accounts Receivable (as of March 31, 2026)	Percentage of Total Accounts Receivable (as of Dec 31, 2025)
Tenant 1	12%	16%	49%	46%

Total	12%	16%	49%	46%

The loss of this tenant could have a material adverse effect on the Company’s financial condition and results of operations.

Note 9. Equity & Redeemable Non-controlling Interest

The Company is authorized to issue an unlimited amount of shares at the current NAV per share value.

Share Repurchase Plan

The Company has adopted a share repurchase plan whereby, following the third anniversary of the initial closing held on February 1, 2023 (the “Lock-Out Period”), shareholders may request that the Company repurchase all or a portion of their shares on a quarterly basis. At the discretion of the Trustee, the Company has commenced the share repurchase program effective as of February 1, 2026. Prior to the commencement of the share repurchase program, exceptions to the Lock-Out Period could be granted in certain limited circumstances in the Trustee’s sole discretion.

Shares will be repurchased as of the last calendar day of such quarter requested at a repurchase price equal to the most recently determined NAV per share provided, however, that any shares that have been held for less than

12 months will be repurchased at a price equal to 98% of the most recently determined NAV per share (an “Early Repurchase Deduction”). The Company is not obligated to repurchase any shares pursuant to the share repurchase plan and may choose to repurchase only some, or none, of the shares that have been requested to be repurchased in any quarter at the Trustee’s sole discretion. In addition, the aggregate NAV of total repurchases of shares in a quarter will be limited to no more than 5.0% of the Company’s aggregate NAV per calendar quarter. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining shareholders.

For the three months ended March 31, 2026, the Company, at the discretion of the Trustee, repurchased 687,973 shares of common stock for $7,915,905, which is net of Early Repurchase Deductions of $45,734. For the three months ended March 31, 2025, no share repurchases were made. The Company accepted all repurchase requests that were made.

Distributions

The Company generally intends to distribute substantially all of its taxable income, which does not necessarily equal net income as calculated in accordance with GAAP, to its shareholders each year to comply with the REIT provisions of the IRC. Accrued distributions are included in Distributions Payable on the Company’s Consolidated Balance Sheets.

The following tables detail the Company’s distributions:

	Three Months Ended March 31, 2026
Declaration Date	Record Date	Payment Date	Cash Distributions Declared per Share	Aggregate Amount
March 30, 2026	March 31, 2026	April 20, 2026	$0.1314	$4,386,142

Total			$0.1314	$4,386,142

	Three Months Ended March 31, 2025
Declaration Date	Record Date	Payment Date	Cash Distributions Declared per Share	Aggregate Amount
March 28, 2025	March 31, 2025	April 28, 2025	$0.1218	$2,698,213

Total			$0.1218	$2,698,213

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan (“DRIP”) whereby shareholders shall have the cash distributions otherwise payable to them by the Company automatically reinvested in additional shares unless they elect to receive such distributions in cash. Any cash distributions attributable to the shares owned by participants who elect into the DRIP will be reinvested effective the first of the month following the declaration date in additional shares on behalf of the participants. The per share purchase price for shares purchased pursuant to the DRIP will be equal to the most recently determined NAV per share at the time the distribution is payable. Shares acquired under the DRIP will entitle the participant to the same rights and be treated in the same manner as shares purchased in the Offering.

Redeemable Non-controlling Interest in Consolidated Joint Ventures

On November 2, 2023, the Company acquired the Trails at Silverdale property through the establishment of a JV. On September 12, 2024, the Company acquired the Sylva on Main property through the establishment of a separate JV. The Company’s JV partners have a right to require the Company to repurchase their interest in the JVs at a defined price any time after a five-year lockout period from the date of purchase. Therefore, the non-controlling partners’ shares of the assets, liabilities and operations of the JVs are included in Redeemable

Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets and reported as mezzanine equity of the Company. The interests of the non-controlling partners are generally calculated as the JV partners’ ownership percentages of the JVs. The arrangements provide the JV partners a profit interest based on agreed upon internal rate of return hurdles being achieved. Any profit interest due to the JV partners is reported within Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets.

The Redeemable Non-controlling Interest in Consolidated Joint Ventures is recorded at the greater of the carrying amount (adjusted for the JV’s share of the allocation of income or loss and distributions) or the redemption value (which is based on fair value) of such interest at the end of each measurement period. The redemption value is determined as of the period-end date based on the JV’s NAV. NAV is equivalent to GAAP equity adjusted for unrealized real estate appreciation, accumulated depreciation and amortization, and straight-line rent adjustments. For purposes of determining the Company’s NAV, the fair value of investments in real estate is determined based on a combination of valuations provided by a third party valuation firm and property appraisals performed externally by third party appraisal firms.

The redemption values of the JVs were greater than the adjusted carrying values for the three months ended March 31, 2026, as such an adjustment of $455,105 was recorded to Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheet. The redemption values of the JVs were greater than the adjusted carrying values for the year ended December 31, 2025, as such an adjustment of $1,762,859 was recorded to Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheet.

The following table details the changes in Redeemable Non-controlling Interest in Consolidated Joint Ventures:

	Three Months Ended March 31, 2026	Year Ended December 31, 2025
Beginning balance	$6,660,132	$5,585,486
Net income (loss) attributed to redeemable non-controlling interest	(51,788)	(396,079)
Contributions	19,535	73,366
Distributions	(80,000)	(365,500)
Redemption value adjustment	455,105	1,762,859

Ending balance	$7,002,984	$6,660,132

Note 10. Segment Reporting

The Company currently operates as one segment, which is also its sole reportable segment. The Company’s chief operating decision maker (“CODM”) is a group consisting of its Lead- and Co-Portfolio Managers. The accounting policies of the Company’s single reportable segment are consistent with those in its summary of significant accounting policies outlined in Note 2.

The Company generates its revenue primarily from acquiring and actively managing a diversified portfolio of stabilized, income-generating real estate assets located in the United States. The CODM evaluates the performance of real estate assets with the other real estate-related debt and real estate securities investments held. Additionally, the Company seeks to enhance returns on equity by utilizing leverage, and generally finance the real estate assets acquired with leverage obtained through a variety of sources, including mortgages obtained on select properties acquired and a revolving credit facility. The CODM evaluates performance and allocates resources based on net income (loss) and total assets, as reported on the Company’s Consolidated Statements of Operations and Balance Sheets. The Company’s net income (loss) is primarily derived through the difference between the revenue earned from leases and the expenses incurred to acquire and manage the real estate assets.

Accordingly, depreciation and amortization and rental property operating expenses, which are already separately reported on the Company’s Consolidated Statements of Operations, are the most significant segment expenses.

The CODM uses net income (loss) to make key operating decisions, such as identifying attractive investment opportunities, evaluating the performance of investments in real estate assets held, determining the appropriate level of leverage to enhance returns on equity and deciding on the sources of financing.

Note 11. Related Party Transactions

Management Fee

The Company pays the Investment Manager a management fee equal to 1% of the NAV per year, payable quarterly in arrears. This fee is offset by any non-permitted affiliate fees incurred.

The management fee may be paid, at the Investment Manager’s election, in either (i) cash or (ii) shares with an aggregate value equivalent to the cash fee otherwise payable.

For the three months ended March 31, 2026 and 2025, the Investment Manager elected to receive the management fee in shares which amounted to $958,895 and $610,081, respectively. Shares are settled at the prevailing NAV of the subscription period. These shares are recorded as Redeemable Common Stock on the Company’s Consolidated Balance Sheets. The following table summarizes changes in redeemable common stock for the year ended December 31, 2025 and the three months ended March 31, 2026:

	Shares Outstanding	Redeemable Common Stock
Balance as of December 31, 2024	214,513	$2,405,418
Issuance of redeemable common stock	233,000	2,653,447
Adjustment to carrying value of common stock	—	68,240

Balance as of December 31, 2025	447,513	$5,127,105

Issuance of redeemable common stock	76,961	885,646
Adjustment to carrying value of common stock	—	15,601

Balance as of March 31, 2026	524,474	$6,028,352

Performance Participation Allocation & Incentive Fee

Through December 31, 2024, the Special Limited Partner (“SLP”), Fidelity CRET LP, an affiliated entity of the Investment Manager and the Trustee, held a performance participation interest in the Operating Partnership that entitled the SLP to receive an allocation from the Operating Partnership equal to 12.5% of the total return (sum of all distributions plus change in aggregate NAV for the period). Per the terms of the agreement, the SLP was entitled to start receiving this allocation once the shareholders had received a 5% return, including recovering any loss carryforward. The allocation continued until the total allocation between the SLP and the shareholders was 12.5% and 87.5%, respectively. Such allocation was made and paid annually and accrued monthly. The performance participation allocation could be paid, at the SLP’s election, in either (i) cash or (ii) Operating Partnership units with an aggregate value equivalent to the cash fee otherwise payable. For the year ended December 31 2024, the SLP elected to receive $10,000 of the performance participation allocation in Operating Partnership units and the remainder of their allocation in cash.

Effective January 1, 2025, the Company amended the performance participation allocation described above to change the nature of the performance participation from an allocation to an incentive fee. With this amendment, the incentive fee is payable to the Investment Manager and is no longer an allocation to the SLP. The incentive fee is calculated in a consistent manner as the previous performance participation allocation as disclosed above.

Such fee accrues monthly and is paid annually. The fee can be paid, at the Investment Manager’s election, in either (i) cash or (ii) Operating Partnership units with an aggregate value equivalent to the cash fee otherwise payable.

The fee is recognized as Incentive Fee on the Company’s Consolidated Statements of Operations in the amounts of $800,823 and $537,674 for the three months ended March 31, 2026 and 2025, respectively.

Expense Limitation

The Investment Manager and the Trustee agreed to waive reimbursement from the Company, or to reimburse the Company for, any operating expenses to the extent necessary to ensure that the cumulative Company operating expenses do not, as of the last day of any calendar year, exceed an amount equal to 0.40% of the average monthly NAV (as calculated as of the last calendar day of each month) for the calendar year.

The limitation on operating expenses automatically terminated upon the earlier to occur of (i) the two-year anniversary of the date of the Initial Closing (February 1, 2023) or (ii) the date that the NAV has been at least $200 million for two consecutive complete fiscal quarters. The expense limitation was terminated on February 1, 2025. There was no expense limitation recognized for the three months ended March 31, 2025 prior to the termination.

Revolving Line of Credit

Through March 18, 2026, the Company held a revolving line of credit agreement with FMR LLC, the parent company of the Trustee and the Investment Manager. The revolving line of credit included a $50M commitment and the interest rate on each draw was equal to the Three-Month Treasury Bill rate plus a 1.75% margin. The maturity date of the agreement was January 27, 2026, but was subsequently extended under the existing terms until it was amended effective March 18, 2026.

Effective March 18, 2026, the Company amended its revolving line of credit agreement with FMR LLC. The revolving line of credit includes a $50M commitment and the interest rate on each draw is equal to the three-month term SOFR plus a 1.75% margin. The Company will also pay an annual facility fee in the amount of 0.15% of the total commitment as well as an undrawn commitment fee of 0.15% of any undrawn amount, which are included in Interest Expense on the Company’s Consolidated Statements of Operations. The maturity date of the agreement is March 18, 2029. The maturity date shall be extended automatically for one three-year period unless either FMR LLC or the Company states that they do not intend to extend the agreement 30 days before the then-current maturity date.

Pricing & Bookkeeping Fees

The Company pays the Administrator an administrative fee equal to a percentage of NAV on a tiered basis:

Net Asset Value	Rate
Up to $200M	0.08%
Greater than $200M to $400M	0.07%
Greater than $400M	0.06%

The Company records these costs as a component of General & Administrative Expenses on the Company’s Consolidated Statements of Operations. The Company incurred $71,693 and $47,419 in pricing & bookkeeping fees for the three months ended March 31, 2026 and 2025, respectively.

Affiliate Ownership

An affiliate of the Investment Manager held 1,727,127 shares (5.17% of total shares outstanding) of the Company’s common stock as of March 31, 2026 and 1,631,356 shares (5.16% of total shares outstanding) as of December 31, 2025.

Note 12. Commitments and Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. As of March 31, 2026 and December 31, 2025, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Note 13. Subsequent Events

In preparation of these consolidated financial statements, the Company has evaluated the events and transactions subsequent to March 31, 2026, through June 24, 2026, the date when the consolidated financial statements were available to be issued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Company’s consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Fidelity Core Real Estate Fund

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fidelity Core Real Estate Fund and its subsidiaries (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations, of changes in equity and of cash flows for the years then ended, including the related notes and financial statement schedule listed in the accompanying index (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 25, 2026, except for the additional disclosures made in preparation for an SEC filing discussed in Note 2, as to which the date is April 28, 2026

We have served as the Company’s auditor since 2023.

Fidelity Core Real Estate Fund

Consolidated Financial Statements

Consolidated Balance Sheets

	December 31, 2025	December 31, 2024
Assets
Investments in real estate, net of accumulated depreciation	$387,846,750	$271,820,331
Investments in money market funds, at fair value	31,308,636	37,714,624
Intangible assets, net	28,603,318	25,572,926
Investments in real estate debt, at fair value	19,273,251	—
Cash	4,582,524	5,976,243
Receivables	4,384,553	2,639,441
Investments in real estate securities, at fair value	518,631	509,361
Restricted cash	485,010	333,580
Other assets	1,080,149	477,492

Total assets	$478,082,822	$345,043,998

Liabilities
Mortgages payable, net	$146,535,081	$132,024,372
Intangible liabilities, net	19,285,352	16,792,110
Distributions payable	4,173,578	2,753,181
Performance participation allocation payable	—	2,731,835
Incentive fee payable	2,873,858	—
Management fee payable	885,646	537,689
Deferred revenue	911,686	573,859
Accounts payable, accrued expenses, and other liabilities	2,733,480	2,400,034

Total liabilities	$177,398,681	$157,813,080

Commitments & contingencies (See Note 12)
Redeemable non-controlling interest in consolidated joint ventures	6,660,132	5,585,486
Redeemable common stock (unlimited shares authorized, $0.00 par value, 447,513 and 214,513 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	5,127,105	2,405,418
Common stock (unlimited shares authorized, $0.00 par value, 31,146,566 and 19,270,139 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively)	$—	$—
Additional paid-in capital	336,988,380	201,829,983
Accumulated deficit and cumulative distributions	(48,091,476)	(22,589,969)

Total equity	$288,896,904	$179,240,014

Total liabilities, redeemable equity and equity	$478,082,822	$345,043,998

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Operations

	Year Ended December 31,
	2025	2024
Revenues
Revenue from leases	$32,410,787	$24,158,172

Total revenues	$32,410,787	$24,158,172

Expenses
Rental property operating	$8,786,589	$5,567,315
General & administrative	2,726,609	1,997,113
Management fee	3,001,402	1,927,298
Performance participation allocation	—	2,731,835
Incentive fee	2,873,858	—
Depreciation & amortization	19,123,158	11,853,933

Total expenses	$36,511,616	$24,077,494
Other income (expense)
Realized gain (loss) on real estate securities	$13,213	$5,091
Change in unrealized gain (loss) on real estate securities	(25,650)	16,394
Change in unrealized gain (loss) on real estate debt	(13,624)	—
Interest expense	(9,016,553)	(6,893,012)
Dividend & interest income	3,513,448	1,425,586

Total other income (expense)	$(5,529,166)	$(5,445,941)

Total net income (loss) attributable to Fidelity Core Real Estate Fund	$(9,629,995)	$(5,365,263)

Net income (loss) attributable to redeemable non-controlling interest in consolidated joint ventures	(396,079)	(67,929)

Net income (loss) attributable to common shareholders	$(9,233,916)	$(5,297,334)

Net income (loss) per share of common stock — basic & diluted	$(0.35)	$(0.30)

Weighted-average shares of common stock outstanding, basic & diluted	26,145,231	17,481,192

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Changes in Equity

	Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Equity
Balance as of December 31, 2023	14,531,410	$—	$150,276,726	$(6,716,263)	$143,560,463
Issuance of common stock	4,056,328	—	44,169,032	—	44,169,032
Net income (loss)	—	—	—	(5,297,334)	(5,297,334)
Interest in redeemable non-controlling interest in joint ventures	—	—	—	(538,061)	(538,061)
Interest in redeemable common stock	—	—	—	(68,435)	(68,435)
Repurchases of common stock	(14,945)	—	(162,216)	—	(162,216)
Distributions declared on common stock	—	—	—	(9,969,876)	(9,969,876)
Distribution reinvestment	697,346	—	7,546,441	—	7,546,441

Balance as of December 31, 2024	19,270,139	$—	$201,829,983	$(22,589,969)	$179,240,014

	Shares Outstanding	Common Stock	Additional Paid-in Capital	Accumulated Deficit and Cumulative Distributions	Total Equity
Balance as of December 31, 2024	19,270,139	$—	$201,829,983	$(22,589,969)	$179,240,014
Issuance of common stock	10,990,473	—	125,115,846	—	125,115,846
Net income (loss)	—	—	—	(9,233,916)	(9,233,916)
Interest in redeemable non-controlling interest in joint ventures	—	—	—	(1,762,859)	(1,762,859)
Interest in redeemable common stock	—	—	—	(68,240)	(68,240)
Distributions declared on common stock	—	—	—	(14,436,492)	(14,436,492)
Distribution reinvestment	885,954	—	10,042,551	—	10,042,551

Balance as of December 31, 2025	31,146,566	$—	$336,988,380	$(48,091,476)	$288,896,904

The accompanying notes are an integral part of the consolidated financial statements.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$(9,629,995)	$(5,365,263)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Issuance of redeemable common stock as consideration for management fee	2,653,445	1,770,755
Depreciation and amortization	19,123,158	11,853,933
Change in unrealized (gain) loss on real estate securities	25,650	(16,394)
Change in unrealized (gain) loss on real estate debt	13,624	—
Realized (gain) loss on real estate securities	(13,213)	(5,091)
Amortization of straight line rent	(850,098)	(993,235)
Amortization of above and below-market lease intangibles	(1,545,292)	(773,332)
Amortization of debt (premium)/discount	872,686	872,686
Amortization of debt issuance and deferred financing costs	442,100	295,055
Accretion of real estate debt discount	382	—
Change in assets and liabilities:
Decrease (increase) in due from affiliate	—	126,667
Decrease (increase) in receivables	(895,014)	(553,627)
Decrease (increase) in other assets	(620,455)	(243,262)
Increase (decrease) in performance participation allocation payable	(2,731,835)	1,421,797
Increase (decrease) in incentive fee payable	2,873,858	—
Increase (decrease) in management fee payable	347,957	156,543
Increase (decrease ) in deferred revenue	337,827	138,545
Increase (decrease) in accounts payable, accrued expenses, and other liabilities	536,851	372,679

Net cash provided by operating activities	$10,941,636	$9,058,456

Cash flows from investing activities:
Acquisitions of real estate and related intangibles	$(132,094,916)	$(112,310,069)
Capital improvements to real estate	(2,249,922)	(2,628,037)
Net proceeds (purchases) for money market funds	6,405,988	(4,462,143)
Purchase of real estate debt	(25,142,288)	—
Proceeds from repayment of real estate debt	5,855,031	—
Purchase of real estate securities	(154,170)	(161,512)
Proceeds from sale of real estate securities	132,462	107,383

Net cash used in investing	$(147,247,815)	$(119,454,378)

Cash flows from financing activities:
Proceeds from issuance of common stock	$125,115,846	$44,169,032
Proceeds from mortgages payable	13,500,000	70,693,500
Payment of deferred financing costs	(286,278)	(1,450,047)
Repurchases of common stock	—	(162,216)
Distributions paid	(2,973,544)	(1,528,360)
Distributions paid to non-controlling interest in consolidated joint ventures	(365,500)	(1,943,787)
Contributions from non-controlling interest in consolidated joint ventures	73,366	3,100,000

Net cash provided by financing activities	$135,063,890	$112,878,122

Net increase (decrease) in cash and restricted cash during the period	$(1,242,289)	$2,482,199
Cash and restricted cash, beginning of period	6,309,823	3,827,624

Cash and restricted cash, end of period	$5,067,534	$6,309,823

Reconciliation of cash and restricted cash to the Consolidated Balance Sheets, end of period:
Cash	$4,582,524	$5,976,243
Restricted cash	485,010	333,580

Total cash and restricted cash	$5,067,534	$6,309,823

Supplemental disclosures:
Interest paid on mortgages payable & revolving line of credit	$7,618,710	$5,250,264
Supplemental non-cash financing and investing activities
Accrued capital investments	$154,071	$357,476
Distribution reinvestments	$10,042,551	$7,546,441
Accrued distributions	$4,173,578	$2,753,181

The accompanying notes are an integral part of the consolidated financial statements.

Fidelity Core Real Estate Fund

Notes to Consolidated Financial Statements

Note 1. Organization & Business Purpose

Fidelity Core Real Estate Fund, a Maryland statutory trust (the “Company”), acquires and actively manages a diversified portfolio of stabilized, income-generating real estate assets located in the United States. On February 1, 2023, the Company commenced its ongoing continuous private offering of common stock (the “Offering”). The Company is offering up to $750 million in common stock, provided that the Trustee, as defined below, may increase the amount of common stock offered and may terminate the offering at any time. The Company owns all or substantially all of its investments through Fidelity Core Real Estate Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). Fidelity CRET Trustee LLC, a Delaware limited liability company, is the sole trustee (the “Trustee”) of the Company. The Company is externally managed by Fidelity Diversifying Solutions LLC, a Delaware limited liability company and an affiliate of the Trustee (the “Investment Manager” or “FDS”). Fidelity Service Company, Inc. (the “Administrator” or “FSC”) serves as the Company’s Administrator. FMR LLC (“FMR”) is the parent company of the Trustee, the Investment Manager, and the Administrator. The Company invests in real estate securities and real estate debt to serve as a cash management strategy before investing the Offering proceeds into longer-term real estate assets. All investments are made through the Company’s wholly owned subsidiary FCREF Liquidity Vehicle LLC. The Company intends to be taxed as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “IRC”), commencing with its taxable year ended December 31, 2023. The Company consolidates FCREF TRS LLC, which it has elected to treat as a taxable REIT subsidiary (“TRS”).

Note 2. Significant Accounting Policies

Additional Disclosures Made in Preparation for an SEC Filing

Subsequent to the original issuance of the consolidated financial statements, certain disclosures have been either updated or added in order to conform to the requirements for these consolidated financial statements to be included in an SEC filing. Specifically, the Company has added Recent Accounting Pronouncements in Note 2, an Earnings Per Share disclosure, a Segment Reporting disclosure in Note 10, and Schedule III—Real Estate and Accumulated Depreciation.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and consolidate the financial statements of the Company and its controlled subsidiaries. All significant intercompany transactions, balances, revenues, and expenses are eliminated upon consolidation. Certain prior period information has been reclassified to conform to the current period presentation and this has no effect on the Company’s consolidated financial position or the consolidated results of operations as previously reported.

All references to the number of properties, buildings, and square footage in the notes are unaudited.

Principles of Consolidation

The Company consolidates all entities in which it has a controlling financial interest through majority ownership or voting rights.

For partially owned entities, such as ownership in an entity through joint venture arrangements (“JV” or “JVs”), the Company must determine whether it has a controlling financial interest. The Company first considers whether the entity is a variable interest entity (“VIE”), and if so, whether it is the primary beneficiary. The Company is the primary beneficiary of a VIE when it has both the power to direct the most significant activities impacting the economic performance of the VIE and the obligation to absorb losses or receive benefits significant to the VIE. If the partially owned entity is not determined to be a VIE, the Company then must consider if it has a controlling financial interest via the voting interest entity model (“VOE”). The Company would have a controlling financial interest if it has the power to control the decisions made in the ordinary course of the entity’s business. If it is determined that the Company is the primary beneficiary of the VIE or has a controlling financial interest via the VOE model, the Company would consolidate the JV entity. See Note 9 for a detailed description of the Company’s consolidated JVs and their treatment.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Investments in Real Estate, Intangible Assets, and Intangible Liabilities

Investments in real estate, recorded within Investments in Real Estate, Net of Accumulated Depreciation on the Company’s Consolidated Balance Sheets, comprise all tangible assets held by the Company for purposes of earning rental revenue from leases and are recognized at cost less accumulated depreciation. Third party costs related to asset acquisitions are capitalized.

In accordance with the guidance for business combinations, the Company determines whether the acquisition of a property qualifies as a business combination, which requires that the assets acquired and liabilities assumed constitute a business. If the property acquired is not a business, the Company accounts for the transaction as an asset acquisition. All property acquisitions to date have been determined to be and accounted for as asset acquisitions.

Whether the acquisition of a property acquired is considered a business combination or asset acquisition, the Company recognizes the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquired entity as applicable.

Upon acquisition of a property, the Company assesses the fair value of acquired tangible and intangible assets and liabilities (including building and improvements, land and land improvements, furniture, fixtures and equipment, above-market leases, below-market leases, in place tenant leases, leasing commissions, and legal and marketing) and allocates the purchase price to the acquired assets and assumed liabilities. The cost of the acquisition is then allocated to the assets acquired and liabilities assumed based on their relative fair values.

Acquired land and land improvements have been valued using a sales comparison approach, identifying recent transactions of similar types in the general market area with appropriate adjustments. Building and site improvements as well as furniture, fixtures, and equipment have been valued at the replacement cost less depreciation. Lease origination costs including legal and marketing costs have been valued using a sales comparison approach. Acquired above-market and below-market leases are recorded at their fair values (using a discount rate which reflects the risks associated with the leases acquired) equal to the difference between (1) the contractual amounts to be paid pursuant to each in place lease and (2) management’s estimate of fair market lease rates for each corresponding in place lease, measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market fixed rate renewal options for below-market leases.

Other intangible assets acquired include amounts for in place lease values that are based on our evaluation of the specific characteristics of each tenant’s lease. Factors to be considered include estimates of carrying costs during hypothetical expected lease-up periods considering current market conditions, and costs to execute similar leases.

In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up periods, depending on local market conditions. In estimating costs to execute similar leases, the Company considers leasing commissions, legal and other related expenses.

The Company may also record debt premium/discount on acquired debt if it has been determined that there has been a difference in value between the acquired loan balance and the present value of the contractual debt payments discounted at current rates on the date of acquisition. The unamortized debt premium/discount is recorded as a component of Mortgages Payable, Net on the Company’s Consolidated Balance Sheets and the corresponding amortization is recorded as a component of Interest Expense on the Company’s Consolidated Statements of Operations.

Intangible assets and intangible liabilities are recorded as Intangible Assets, Net and Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets. On the Company’s Consolidated Statements of Operations, the amortization of above or below market leases is recorded as a component of Revenue from Leases, and amortization of all other lease intangibles is recorded as a component of Depreciation and Amortization Expense. Included within the Company’s Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets are below-market leases acquired upon acquisition of a property and below-market leases from land rights, representing land subject to long-term ground leases in which the Company owns and holds the land rights. Ground leases generally represent ownership of the land underlying commercial real estate buildings that are net leased by the owner of the land to the owners/operators of the real estate buildings built thereon. Under a ground lease, the tenant is generally responsible for all property operating expenses, such as maintenance, real estate taxes and insurance and is also responsible for development costs and capital expenditures. Ground leases are long-term contracts with base terms typically ranging from 30 to 99 years, often inclusive of tenant renewal options. For the Company, these land rights represent the below market value of the related ground leases. The Company assessed the acquired ground leases to determine if the lease terms were favorable or unfavorable, given market conditions at the acquisition date. As the market rents to be received under the Company’s ground leases were determined to be lower than prevailing market rates, the Company concluded that the ground leases were below market and were therefore required to be recorded as definite lived intangible liabilities on its books.

The Company’s investments in real estate and intangible assets and liabilities are stated at cost and are generally depreciated or amortized on a straight-line basis over the estimated useful lives of the assets and liabilities as follows:

Description	Depreciable Life
Building	30-40 years
Building and site improvements	10 years
Leasehold improvements	Earlier of lease term or 10 years
Furniture, fixtures, and equipment	7 years
Lease intangibles	Remaining lease term(1)
Debt premium/discount	Remaining loan term

(1)	Prior to January 1, 2025, lease intangibles had a depreciable life of average remaining lease term.

Depreciation expense is recorded as a component of Depreciation and Amortization Expense on the Company’s Consolidated Statements of Operations. Depreciation expense amounted to $11,409,223 and $7,935,988 for the years ended December 31, 2025 and 2024, respectively. Amortization of above-market and below-market leases is recorded on the Company’s Consolidated Statements of Operations as an adjustment to Revenue from Leases.

Amortization of above-market and below-market leases amounted to $1,545,292 and $750,095 for the years ended December 31, 2025 and 2024, respectively. Amortization of all other intangible assets is recorded as a component of Depreciation and Amortization Expense on the Company’s Consolidated Statements of Operations. Amortization of all other intangible assets amounted to $7,713,935 and $3,917,945 for the years ended December 31, 2025 and 2024, respectively.

Significant improvements to properties are capitalized. When investments in real estate are sold or retired, their costs and related accumulated depreciation or amortization are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Maintenance and repair expenses are charged to expense as incurred and are included in Rental Property Operating Expense on the Company’s Consolidated Statements of Operations.

The Company’s management reviews its real estate properties for indicators of impairment each quarter or when there is an event or change in circumstances, referred to as a triggering event, that indicates the carrying value of an asset is not recoverable.

Upon identification of a triggering event, management will review if the GAAP depreciated cost basis of a real estate investment exceeds the undiscounted cash flows of such real estate investment. If this analysis results in the cost basis exceeding the undiscounted cash flows, the investment could be impaired, and a discounted cash flow analysis is required to determine the fair value of the investment. If the cost basis exceeds the discounted cash flows, the investment is considered impaired, and an impairment loss must be recognized to reduce the GAAP depreciated cost basis to the fair value of the investment. The evaluation of anticipated future cash flows is highly subjective and is based in part on assumptions regarding future occupancy, rental rates, and capital requirements that could differ materially from actual results.

No impairments of real estate properties occurred during the years ended December 31, 2025 or 2024.

Cash

Cash represents cash held in banks and cash on hand. The Company may have bank balances in excess of federally insured amounts. The Company deposits its cash with high credit-quality institutions to minimize credit risk.

Restricted Cash

As of December 31, 2025 and 2024, Restricted Cash on the Company’s Consolidated Balance Sheets consisted of cash received for tenant security deposits.

Fair Value Measurements

The fair value of an investment is the amount that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date (i.e. the exit price). The Company uses a hierarchical framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is impacted by a number of factors, including the type of investment and the characteristics specific to the investment and the state of the marketplace, including the existence and transparency of transactions between market participants. Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

Investments measured and reported at fair value are classified and disclosed in one of the following levels within the fair value hierarchy:

Level 1—quoted prices are available in active markets for identical investments as of the investment date. The Company does not adjust the quoted price for these investments.

Level 2—quoted prices are available in markets that are not active or model inputs are based on inputs that are either directly or indirectly observable as of the investment date.

Level 3—pricing inputs are unobservable and include instances where there is minimal, if any, market activity for the investment. These inputs require significant judgment or estimation by management or third parties when determining fair value and generally represent anything that does not meet the criteria of Levels 1 and 2. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for these investments existed.

Valuation of Financial Instruments Measured at Fair Value

The Company’s investments in money market funds are valued at their closing net asset value (“NAV”) and classified as Level 1. The Company’s investments in real estate securities are recorded at fair value based on the closing price of the common stock as reported by the applicable national securities exchange and are also classified as Level 1. The Company’s investments in real estate debt are reported at fair value. The Company’s investments in real estate debt include commercial mortgage-backed securities (“CMBS”) which are generally classified as Level 2. The Company generally determines the fair value of its CMBS investments by utilizing third party pricing service providers. In determining the value of a particular investment, the pricing service providers may use broker-dealer quotations, reported trades or valuation estimates from their internal pricing models to determine the reported price. The internal models of the pricing service providers typically consider the attributes applicable to a particular class of security (e.g. credit rating or seniority), current market data, estimated cash flows for each class, and incorporate deal collateral performance (e.g. prepayment speeds and default rates), as available.

The following table details the Company’s assets measured at fair value on a recurring basis:

	December 31, 2025
Investments:	Level 1	Level 2	Level 3	Total
Money market funds	$31,308,636	$—	$—	$31,308,636
Real estate securities	518,631	—	—	518,631
Real estate debt	—	19,273,251	—	19,273,251

Total	$31,827,267	$19,273,251	$—	$51,100,518

	December 31, 2024
Investments:	Level 1	Level 2	Level 3	Total
Money market funds	$37,714,624	$—	$—	$37,714,624
Real estate securities	509,361	—	$—	509,361

Total	$38,223,985	$—	$—	$38,223,985

Valuation of Financial Instruments Not Carried at Fair Value

The fair values of short-term financial instruments such as cash and cash equivalents, restricted cash, accounts receivable, net, other assets, accounts payable and accrued liabilities, and due to affiliates approximate their carrying value on the accompanying Consolidated Balance Sheets due to their short-term nature.

The following table presents the carrying value and estimated fair value of the Company’s financial instruments that are not carried at fair value on the Consolidated Balance Sheets:

	December 31, 2025		December 31, 2024
	Par Value	Estimated Fair Value	Par Value	Estimated Fair Value
Mortgages payable(1)	$153,106,100	$150,686,770	$139,606,100	$131,554,183

Total	$153,106,100	$150,686,770	$139,606,100	$131,554,183

(1)

As of December 31, 2025, mortgages payable does not include unamortized debt issuance costs of ($2,204,684) or unamortized debt premium/(discount) of ($4,366,335). As of December 31, 2024, mortgages payable does not include unamortized debt issuance costs of ($2,342,707) or unamortized debt premium/(discount) of ($5,239,021).

The fair values of the Company’s borrowings are estimated by projecting current debt service payments at the contractual loan terms and discounting them to arrive at a present value using current market interest rates. The Company considers current market rates and conditions by evaluating similar borrowing agreements with comparable loan-to-value ratios and credit profiles. The inputs and resulting measurement used in determining the fair value of the Company’s borrowings are considered Level 3.

Income Taxes

The Company intends to qualify to be taxed as a REIT under the IRC for U.S. federal income tax purposes. The Company generally will not be subject to federal corporate income tax to the extent it distributes 100% of its taxable income to its shareholders. REITs are subject to a number of other organizational and operational requirements. Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and properties, and federal income and excise taxes on its undistributed income.

The Company has elected to treat one or more of its consolidated subsidiaries as a TRS. In general, a TRS may perform additional services for the Company’s tenants and may engage in any real estate or non-real estate-related business. A TRS is subject to federal, state, and local corporate income tax, as applicable.

The Company and TRS file a U.S. federal tax return, in addition to state and local tax returns as required. The Company’s and TRS’s federal income tax returns are generally subject to examination by the Internal Revenue Service (IRS) for a period of three years after they are filed. State and local tax returns may be subject to examination for an additional period of time depending on the jurisdiction.

The Company did not have any uncertain tax positions as of December 31, 2025 and 2024.

Investments in Money Market Funds

The Company temporarily sweeps its uninvested cash into short term investment funds. The investment is shown in Investments in Money Market Funds, at Fair Value on the Company’s Consolidated Balance Sheets. Interest earned on short term investment funds is recorded in the current period earnings as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Investments in Real Estate Securities

The Company reports its Investments in Real Estate Securities, at Fair Value on its Consolidated Balance Sheets and any changes in fair value are recorded in the current period earnings as a component of either Realized or Unrealized Gain or Loss on Real Estate Securities on the Company’s Consolidated Statements of Operations. When investments in real estate securities are sold, their costs are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Dividend income is recorded when declared and the resulting dividend income is recorded as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Investments in Real Estate Debt

The Company reports its Investments in Real Estate Debt, at Fair Value on its Consolidated Balance Sheets and any changes in fair value are recorded in the current period earnings as a component of either Realized or Unrealized Gain or Loss on Real Estate Debt on the Company’s Consolidated Statements of Operations. When investments in real estate debt are sold, their costs are removed from the accounts with the resulting gains or losses reflected in net income or loss for the period. Interest income is recorded when earned as a component of Dividend & Interest Income on the Company’s Consolidated Statements of Operations.

Deferred Charges

The Company’s deferred charges relate to financing costs. These costs include legal, brokerage, and other costs incurred by the Company for its financing arrangements. Deferred costs related to mortgage financing are treated as debt issuance costs and are recorded as a component of Mortgages Payable, Net on the Company’s Consolidated Balance Sheets. These costs are amortized on a straight-line basis over the term of the associated debt, which approximates the effective interest method, and recorded within Interest Expense on the Company’s Consolidated Statements of Operations. Unamortized costs would be charged to interest expense upon any early repayment or significant modification of the debt. Deferred costs related to the Company’s revolving line of credit are treated as deferred financing costs and are recorded as a component of Other Assets on the Company’s Consolidated Balance Sheets. These costs are amortized on a straight-line basis over the term of the revolving line of credit, which approximates the effective interest method, and are recorded within Interest Expense on the Company’s Consolidated Statements of Operations.

Redeemable Non-controlling Interest in Consolidated Joint Ventures

The Company evaluates and accounts for non-controlling interest held by third parties in accordance with ASC 480-10. Non-controlling interest represents the portion of equity that the Company does not own in those entities it consolidates and present an unconditional obligation requiring the Company to redeem the interest for cash after a specified or determinable date (or dates) or upon the occurrence of an event that is not solely within the control of the issuer and are determined to be contingently redeemable under this guidance. The interest is included as Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets and classified within the mezzanine section between Total Liabilities and Total Equity. The carrying amount of the Redeemable Non-controlling Interest in Consolidated Joint Ventures will be adjusted at each period end, so that the carrying amount will equal the estimated future redemption value, calculated in accordance with the respective venture agreements, at the redemption date. If the redemption value is lower than the current value of the non-controlling interest on the Company’s Consolidated Balance Sheets, the non-controlling interest will be decreased only to the extent there have been previous accretion adjustments recorded. This is reflected on the Company’s Consolidated Balance Sheets as an adjustment between Accumulated Deficit and Cumulative Distributions and Redeemable Non-controlling Interest in Consolidated Joint Ventures. See Note 9 for a detailed description of the Company’s Redeemable Non-controlling Interest in Consolidated Joint Ventures.

Redeemable Common Stock

The Company classifies common stock issued to the Investment Manager as settlement of the management fee as Redeemable Common Stock on the Company’s Consolidated Balance Sheets. The Company determined that this should be classified as redeemable as the Investment Manager has been deemed to have full control over when the shares can be redeemed. The Company issues Redeemable Common Stock at a value equivalent to the cash fee otherwise payable for the period. The carrying amount of the Redeemable Common Stock will be adjusted so that the carrying amount will equal the estimated redemption value at period end. This is reflected on the Company’s Consolidated Balance Sheets as an adjustment between Accumulated Deficit and Cumulative Distributions and Redeemable Common Stock. Redemption value is determined based on the Company’s NAV per share as of the balance sheet date.

Earnings (Loss) Per Share

The Company calculates basic earnings (loss) per share (“EPS”) by dividing net earnings (loss) attributable to common shareholders for the period by the weighted average number of common shares outstanding during the period, including redeemable common stock. As of December 31, 2025 and 2024, the Company has common stock and redeemable common stock. Both shares have the same rights to the Company’s earnings and neither of the shares have any preference rights to dividends to other shares. The Company calculates diluted EPS considering the effect of dilutive instruments, such as unissued common shares payable at the Investment Manager’s election as settlement for management fees, by dividing net income (loss) attributable to common shareholders for the period by the weighted average number of common shares and common share equivalents outstanding (unless their effect is antidilutive) for the period. For the years ended December 31, 2025 and 2024, the unissued common shares payable at the Investment Manager’s election as settlement for management fees were deemed to be antidilutive due to the net loss position of the Company.

Revenue Recognition and Receivables

The Company derives revenue pursuant to lease agreements. At the inception of a contract, the Company assesses whether a contract is, or contains, a lease in accordance with ASC 842. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the lease inception, the Company determines whether each lease is a sales-type, direct financing, or operating lease. Such classification is based on whether:

•	The lessee gains control of the underlying asset and the lessor therefore relinquishes control to the lessee under certain criteria (sales-type or direct-financing); or

•	All other leases that do not meet the criteria as sales-type or direct financing leases (operating).

The Company’s current leases are classified as operating leases in accordance with relevant accounting guidance.

Revenue from Leases on the Company’s Consolidated Statements of Operations includes lease components such as base rent and parking, and other non-lease components such as common area maintenance, arising from tenant leases at the Company’s properties. The Company has elected to record, as a practical expedient, non-lease components together with lease components due to consistent revenue recognition patterns. For leases of one year or less, rental income is recognized as received. For leases in excess of one year, base rent is recognized on a straight-line basis over the term of the lease, including any rent steps or abatement provisions. The Company begins to recognize revenue upon the acquisition of the related property or when a tenant has the ability to take possession of the leased space. Upon the termination or vacancy of a tenant lease, the associated straight-line rent receivable is written off. The Company also includes tenant reimbursement income in Revenue from Leases that consists of fixed or variable amounts due from tenants for costs related to common area maintenance, real estate taxes, and other recoverable costs included in lease agreements. The Company evaluates its operating leases for collectability as described below.

The Company evaluates the collectability of rental revenue on an individual lease basis. Management exercises judgment in assessing collectability and considers the length of time a receivable has been outstanding, tenant creditworthiness, payment history, available information about the financial condition of the tenant, and current economic trends, among other factors. For future rents that are not probable of collection, the Company recognizes any such receipts when received. If the Company subsequently determines that it is probable it will collect substantially all of the lessee’s remaining lease payments under the lease term, the Company will record a receivable for the accrued rent balance less previous cash receipts. These amounts are recorded as Receivables on the Company’s Consolidated Balance Sheets.

Rent payments made in advance of the period in which they are due are recorded as Deferred Revenue on the Company’s Consolidated Balance Sheets.

Recent Accounting Pronouncements

In November 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-03 “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” (“ASU 2024-03”). ASU 2024-03 requires disclosures in the notes to the financial statements on specified information about certain costs and expenses for each interim and annual reporting period. ASU 2024-03 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and for interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. The Company currently evaluating the potential impact of adopting this standard on the consolidated financial statements and related disclosures.

Note 3. Investments in Real Estate

Investments in Real Estate, Net consisted of the following:

	December 31, 2025	December 31, 2024
Building & improvements	$305,828,611	$217,345,186
Land and land improvements	101,414,821	63,500,881
Furniture, fixtures, and equipment	2,649,516	1,611,239

Total	409,892,948	282,457,306
Accumulated depreciation	(22,046,198)	(10,636,975)

Investments in real estate, net	$387,846,750	$271,820,331

The following table details the properties acquired during the year ended December 31, 2025:

Property Name	Property Type	Acquisition Date	Square Footage	Purchase Price(1)
Independence Square	Retail	March 27, 2025	140,218	$24,677,532
3200 Washington	Multifamily	July 29, 2025	62,727	37,965,264
85 Exchange	Industrial	November 12, 2025	198,400	37,909,305
Gold Star Crossing	Retail	December 22, 2025	66,682	31,542,815

				$132,094,916

(1)	Purchase price is inclusive of acquisition-related costs.

The following table details the properties acquired during the year ended December 31, 2024:

Property Name	Property Type	Acquisition Date	Square Footage	Purchase Price(1)
Thurmon Tanner Logistics Center A	Industrial	February 1, 2024	447,120	$58,631,582
Riverway Plaza	Retail	June 27, 2024	250,572	23,180,941
Sylva on Main	Multifamily	September 12, 2024	47,830	30,497,546

				$112,310,069

(1)	Purchase price is inclusive of acquisition-related costs.

The following table summarizes the allocation of the total cost for the properties acquired during the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Building and building improvements	$87,015,002	$79,032,019
Land and land improvements	37,505,006	33,941,772
In place tenant leases	7,731,288	8,931,246
Leasing commissions	1,899,615	2,852,472
Above-market leases	1,167,912	190,063
Furniture, fixtures and equipment	957,229	723,617
Legal and marketing	143,233	79,916
Below-market leases	(4,324,369)	(13,441,036)

Total purchase price(1)	$132,094,916	$112,310,069

(1)	Purchase price is inclusive of acquisition-related costs.

Note 4. Intangibles

When a new property is acquired, the Company assesses the fair value of all acquired intangible assets and liabilities including in place tenant leases, leasing commissions, above and below market leases, and legal and marketing. The value of these intangible assets and liabilities are recorded as components of Intangible Assets, Net and Intangible Liabilities, Net on the Company’s Consolidated Balance Sheets. As of December 31, 2025 and 2024, the gross carrying amount and accumulated amortization of the Company’s intangible assets and liabilities were:

	December 31, 2025
	Gross	Accumulated Amortization	Net
Intangible assets:
In place tenant leases	$31,521,566	$(11,433,033)	$20,088,533
Leasing commissions	8,662,163	(2,223,512)	6,438,651
Above-market leases	2,284,038	(464,524)	1,819,514
Legal and marketing	363,644	(107,024)	256,620

Total intangible assets	$42,831,411	$(14,228,093)	$28,603,318

Intangible liabilities:
Below-market leases	$22,262,649	$(2,977,297)	$19,285,352

Total intangible liabilities	$22,262,649	$(2,977,297)	$19,285,352

	December 31, 2024
	Gross	Accumulated Amortization	Net
Intangible assets:
In place tenant leases	$23,790,277	$(4,978,394)	$18,811,883
Leasing commissions	6,674,434	(1,042,714)	5,631,720
Above-market leases	1,116,126	(178,689)	937,437
Legal and marketing	220,412	(28,526)	191,886

Total intangible assets	$31,801,249	$(6,228,323)	$25,572,926

Intangible liabilities:
Below-market leases	$17,938,280	$(1,146,170)	$16,792,110

Total intangible liabilities	$17,938,280	$(1,146,170)	$16,792,110

As of December 31, 2025 the estimated future amortization on the Company’s in place tenant leases, leasing commissions, above-market leases, and legal and marketing for each of the next five years and thereafter is as follows:

	In Place Tenant Leases	Leasing Commissions	Above-market Leases	Legal and Marketing
2026	$5,112,382	$1,230,349	$371,109	$69,553
2027	3,115,275	1,008,079	296,193	51,454
2028	2,537,142	873,007	283,463	37,590
2029	1,924,138	687,184	260,628	23,701
2030	1,678,439	617,170	252,360	15,722
Thereafter	5,721,157	2,022,862	355,761	58,600

	$20,088,533	$6,438,651	$1,819,514	$256,620

As of December 31, 2025 the estimated future amortization on the Company’s below-market leases for each of the next five years and thereafter is as follows:

Below-market Leases
2026	$(1,788,796)
2027	(1,536,078)
2028	(1,364,050)
2029	(1,171,932)
2030	(1,120,547)
Thereafter	(12,303,949)

$(19,285,352)

The remaining weighted-average amortization period for intangible assets and liabilities acquired in connection with the Company’s acquisition during the year ended December 31, 2025 is 9.76 years. This includes a weighted average amortization period of 6.67 years for in place tenant leases, 7.58 years for leasing commissions, 6.30 years for above-market leases, 17.30 years for below-market leases, and 6.23 years for legal and marketing.

Note 5. Investments in Real Estate Securities, at Fair Value

As of December 31, 2025 and 2024, the Company’s investments in real estate securities consisted of shares of common stock of publicly listed REITs. Investments in real estate securities are valued using the policies and procedures outlined in Note 2.

The following table summarizes the Investments in Real Estate Securities, at Fair Value:

	December 31, 2025	December 31, 2024
Cost	$483,728	$448,808
Unrealized gain (loss)	34,903	60,553

Investments in real estate securities, at fair value	$518,631	$509,361

Note 6. Investments in Real Estate Debt, at Fair Value

As of December 31, 2025, the Company’s investment in real estate debt consisted of CMBS. The Company held no investments in real estate debt in 2024. Investments in real estate debt are valued using the policies and procedures outlined in Note 2.

The following tables detail the Company’s investments in real estate debt:

	December 31, 2025
Type of Security	Weighted Average Coupon	Weighted Average Maturity Date	Face Amount	Amortized Cost Basis	Fair Value
CMBS	6.8%	August 24, 2039	$19,284,985	$19,286,875	$19,273,251

Total investments in real estate debt	6.8%	August 24, 2039	$19,284,985	$19,286,875	$19,273,251

The following table summarizes the Company’s Investments in Real Estate Debt, at Fair Value:

Year Ended December 31, 2025
Beginning balance	$—
Additions	25,142,288
Repayments	(5,855,031)
Premium amortization (discount accretion)	(382)
Unrealized gain (loss)	(13,624)

Ending balance	$19,273,251

Note 7. Debt

Mortgages Payable, Net

The following table details the mortgages obtained by the Company on the following properties:

Property	Interest Rate	Maturity Date	Principal Balance Outstanding as of December 31, 2025	Principal Balance Outstanding as of December 31, 2024
Millside at Heritage Park	5.25%	February 3, 2030	$7,987,500	$7,987,500
Chandler Crossroads I	5.19%	April 1, 2033	6,660,000	6,660,000
Chandler Crossroads II	5.19%	April 1, 2033	9,400,000	9,400,000
Trails at Silverdale	3.28%	January 5, 2031	32,615,100	32,615,100
Northmark Commerce Center	6.59%	January 1, 2031	12,250,000	12,250,000
Thurmon Tanner Logistics Center A	5.80%	September 30, 2033	31,111,000	31,111,000
Creekstone.	5.73%	May 1, 2029	10,350,000	10,350,000
Riverway Plaza	5.95%	July 1, 2031	12,732,500	12,732,500
Sylva on Main	5.08%	December 1, 2029	16,500,000	16,500,000
Independence Square	5.96%	June 1, 2032	13,500,000	—

Total mortgages payable			153,106,100	139,606,100

Debt mark-to-market, net			(4,366,335)	(5,239,021)
Deferred financing costs, net			(2,204,684)	(2,342,707)

Mortgages payable, net			$146,535,081	$132,024,372

As of December 31, 2025 and 2024, the Company was in compliance with all loan covenants related to its mortgage agreements.

Revolving Line of Credit

The following table details the Company’s revolving credit facility:

Interest Rate	Maturity Date		Maximum Facility Size		Principal Outstanding Balance as of December 31, 2025	Principal Outstanding Balance as of December 31, 2024
US 3M + applicable margin(1)	January 27, 2026	(2)	$50,000,000	(3)	$—	$—

(1)

The term US 3M refers to the Three-Month Treasury Bill rate in effect on the last day of the prior quarter from the applicable Borrowing Date, and resets quarterly. The applicable margin is equal to 1.75%. The interest rate was 5.77% as of December 31, 2025 and 6.48% as of December 31, 2024.

(2)	Represents the ultimate maturity date of the agreement. Each draw is due within 180 days.
(3)	This revolving credit facility is from a related party lender, as discussed in Note 11. Further details of the revolving line of credit can be found in Note 11 Related Party Transactions.

The following table presents the future principal payments due in each of the next five years and thereafter under our outstanding borrowings as of December 31, 2025:

Years	Revolving Line of Credit	Mortgages Payable	Total
2026	$—	$—	$—
2027	—	—	—
2028	—	—	—
2029	—	26,850,000	26,850,000
2030	—	7,987,500	7,987,500
Thereafter	—	118,268,600	118,268,600

Total	$—	$153,106,100	$153,106,100

Note 8. Leases

The Company’s real estate properties are leased to tenants under operating lease agreements that expire on various dates. The Company recognizes rental revenue on a straight-line basis over the life of the lease, including any rent steps or abatement provisions. Tenants have the option to extend or terminate certain leases at their discretion per the terms of their contract and also have termination options that may result in additional fees due to the Company. In the instance of the Company’s ground leases, the leases are non-cancelable and contain renewal options.

The following table details the components of Revenue from Leases:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Fixed lease payments	$27,205,709	$20,572,024
Variable lease payments	5,205,078	3,586,148

Revenue from leases	$32,410,787	$24,158,172

Aggregate minimum annual fixed base rental payments for real estate investments owned by the Company through the non-cancelable leases with terms longer than one year as of December 31, 2025 are as follows: Aggregate minimum annual fixed base rental payments for real estate investments owned by the Company through the non-cancelable leases with terms longer than one year as of December 31, 2025 are as follows:

Year	Future Minimum Rents
2026	$22,602,390
2027	20,555,697
2028	18,905,439
2029	16,568,399
2030	15,115,992
Thereafter	31,527,055

Total	$125,274,972

Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts or contractual increases as defined in the lease agreement. These contractual contingent rentals and rental increases that are not fixed are not included in the table above.

Certain of the Company’s investments in real estate are subject to ground leases in which the Company holds the land rights. The Company’s ground leases are classified as operating leases based on the characteristics of each lease. As of December 31, 2025 and 2024, the Company had two ground leases classified as operating leases. Each of the Company’s ground leases were acquired as part of the acquisition of real estate and no incremental costs were incurred for such ground leases.

The Company has a significant concentration of revenue from a limited number of tenants. For the years ended December 31, 2025 and 2024, the percentage of total revenue attributable to tenants accounting for 10% or more of total revenue, and the corresponding percentage of accounts receivable, are as follows:

Tenant	Percentage of Total Revenue (2025)	Percentage of Total Revenue (2024)	Percentage of Total Accounts Receivable (as of Dec 31, 2025)	Percentage of Total Accounts Receivable (as of Dec 31, 2024)
Tenant 1	8%	10%	5%	5%
Tenant 2	15%	18%	46%	60%

Total	23%	28%	51%	65%

The loss of either of these tenants could have a material adverse effect on the Company’s financial condition and results of operations.

Note 9. Equity & Redeemable Non-controlling Interest

The Company is authorized to issue an unlimited amount of shares at the current NAV per share value.

Share Repurchase Plan

The Company has adopted a share repurchase plan whereby, following the third anniversary of the initial closing held on February 1, 2023 (the “Lock-Out Period”), shareholders may be able to request that the Company repurchase all or a portion of their shares on a quarterly basis. Exceptions to the Lock-Out Period may be granted in certain limited circumstances in the Trustee’s sole discretion.

Shares will be repurchased as of the last calendar day of such quarter requested effected at a repurchase price equal to the most recently determined NAV per share; provided, however, that any shares that have been held for less than 12 months will be repurchased at a price equal to 98% of the NAV per share. The Company is not obligated to repurchase any shares pursuant to the share repurchase plan and may choose to repurchase only some, or none, of the shares that have been requested to be repurchased in any quarter at the Trustee’s sole discretion. In addition, the aggregate NAV of total repurchases of shares in a quarter will be limited to no more than 5.0% of the Company’s aggregate NAV per calendar quarter.

There were no share repurchases for the year ended December 31, 2025. For the year ended December 31, 2024, the Company, at the discretion of the Trustee, repurchased 14,945 shares for a total price of $162,216.

Distributions

The Company generally intends to distribute substantially all of its taxable income, which does not necessarily equal net income as calculated in accordance with GAAP, to its shareholders each year to comply with the REIT provisions of the IRC. Accrued distributions are included in Distributions Payable on the Company’s Consolidated Balance Sheets.

The following tables detail the Company’s distributions:

	Year Ended December 31, 2025
Declaration Date	Record Date	Payment Date	Cash Distributions Declared per Share	Aggregate Amount
March 28, 2025	March 31, 2025	April 28, 2025	$0.1218	$2,698,213
June 27, 2025	June 30, 2025	July 25, 2025	0.1357	3,471,522
September 29, 2025	September 30, 2025	October 24, 2025	0.1429	4,093,179
December 30, 2025	December 31, 2025	January 28, 2026	0.1321	4,173,578

Total			$0.5325	$14,436,492

	Year Ended December 31, 2024
Declaration Date	Record Date	Payment Date	Cash Distributions Declared per Share	Aggregate Amount
March 30, 2024	March 31, 2024	April 24, 2024	$0.1364	$2,192,042
June 27, 2024	June 30, 2024	July 25, 2024	0.1400	2,435,202
September 27, 2024	September 30, 2024	October 24, 2024	0.1411	2,589,451
December 30, 2024	December 31, 2024	January 27, 2025	0.1413	2,753,181

Total			$0.5588	$9,969,876

Distributions for the year ended December 31, 2025 were characterized, for federal income tax purposes, as 98.31% of return of capital and 1.69% of dividends. Distributions for the year ended December 31, 2024 were characterized, for federal income tax purposes, as 89.08% of return of capital and 10.92% of dividends.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan (“DRIP”) whereby shareholders shall have the cash distributions otherwise payable to them by the Company automatically reinvested in additional shares unless they elect to receive such distributions in cash. Any cash distributions attributable to the shares owned by participants who elect into the DRIP will be reinvested effective the first of the month following the declaration date in additional shares on behalf of the participants. The per share purchase price for shares purchased pursuant to the DRIP will be equal to the most recently determined NAV per share at the time the distribution is payable. Shares acquired under the DRIP will entitle the participant to the same rights and be treated in the same manner as shares purchased in the Offering.

Redeemable Non-controlling Interest in Consolidated Joint Ventures

On November 2, 2023, the Company acquired the Trails at Silverdale property through the establishment of a JV. On September 12, 2024, the Company acquired the Sylva on Main property through the establishment of a separate JV. The Company’s JV partners have a right to require the Company to repurchase their interest in the JVs at a defined price any time after a five-year lockout period from the date of purchase. Therefore, the non-controlling partners’ shares of the assets, liabilities and operations of the JVs are included in Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets and reported as mezzanine equity of the Company. The interests of the non-controlling partners are generally calculated as the JV partners’ ownership percentages of the JVs. The arrangements provide the JV partners a profit interest based on agreed upon internal rate of return hurdles being achieved. Any profit interest due to the JV partners is reported within Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheets.

The Redeemable Non-controlling Interest in Consolidated Joint Ventures is recorded at the greater of the carrying amount (adjusted for the JV’s share of the allocation of income or loss and distributions) or the redemption value (which is based on fair value) of such interest at the end of each measurement period. The redemption value is determined as of the period-end date based on the JV’s NAV. NAV is equivalent to GAAP equity adjusted for unrealized real estate appreciation, accumulated depreciation and amortization, and straight-line rent adjustments. For purposes of determining the Company’s NAV, the fair value of investments in real estate is determined based on a combination of valuations provided by a third party valuation firm and property appraisals performed externally by third party appraisal firms.

The redemption values of the JVs were greater than the adjusted carrying values for the year ended December 31, 2025, as such an adjustment of $1,762,859 was recorded to Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheet. The redemption values of the JVs were greater than the adjusted carrying values for the year ended December 31, 2024, as such an adjustment of $538,061 was recorded to Redeemable Non-controlling Interest in Consolidated Joint Ventures on the Company’s Consolidated Balance Sheet.

The following table details the changes in Redeemable Non-controlling Interest in Consolidated Joint Ventures:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Beginning balance	$5,585,486	$3,959,142
Net income (loss) attributed to redeemable non-controlling interest	(396,079)	(67,929)
Contributions	73,366	3,100,000
Distributions	(365,500)	(1,943,788)
Redemption value adjustment	1,762,859	538,061

Ending balance	$6,660,132	$5,585,486

Note 10. Segment Reporting

The Company currently operates as one segment, which is also its sole reportable segment. The Company’s chief operating decision maker (“CODM”) is a group consisting of its Lead- and Co-Portfolio Managers. The accounting policies of the Company’s single reportable segment are consistent with those in its summary of significant accounting policies outlined in Note 2.

The Company generates its revenue primarily from acquiring and actively managing a diversified portfolio of stabilized, income-generating real estate assets located in the United States. The CODM evaluates the performance of real estate assets with the other real estate-related debt and real estate securities investments held.

Additionally, the Company seeks to enhance returns on equity by utilizing leverage, and generally finance the real estate assets acquired with leverage obtained through a variety of sources, including mortgages obtained on select properties acquired and a revolving credit facility. The CODM evaluates performance and allocates resources based on net income (loss) and total assets, as reported on the Company’s Consolidated Statements of Operations and Balance Sheets. The Company’s net income (loss) is primarily derived through the difference between the revenue earned from leases and the expenses incurred to acquire and manage the real estate assets. Accordingly, depreciation and amortization and rental property operating expenses, which are already separately reported on the Company’s Consolidated Statements of Operations, are the most significant segment expenses.

The CODM uses net income (loss) to make key operating decisions, such as identifying attractive investment opportunities, evaluating the performance of investments in real estate assets held, determining the appropriate level of leverage to enhance returns on equity and deciding on the sources of financing.

Note 11. Related Party Transactions

Management Fee

The Company pays the Investment Manager a management fee equal to 1% of the NAV per year, payable quarterly in arrears. This fee is offset by any non-permitted affiliate fees incurred.

The management fee may be paid, at the Investment Manager’s election, in either (i) cash or (ii) shares with an aggregate value equivalent to the cash fee otherwise payable.

For the years ended December 31, 2025 and 2024, the Investment Manager elected to receive the management fee in shares which amounted to $3,001,402 and $1,927,298, respectively. Shares are settled at the prevailing NAV of the subscription period. These shares are recorded as Redeemable Common Stock on the Company’s Consolidated Balance Sheets. The following table summarizes changes in redeemable common stock for the years ended December 31, 2025 and 2024:

	Shares Outstanding	Redeemable Common Stock
Balance as of December 31, 2023	53,410	$566,228
Issuance of redeemable common stock	161,103	1,770,755
Adjustment to carrying value of common stock	—	68,435

Balance as of December 31, 2024	214,513	$2,405,418

Issuance of redeemable common stock	233,000	2,653,447
Adjustment to carrying value of common stock	—	68,240

Balance as of December 31, 2025	447,513	$5,127,105

Performance Participation Allocation & Incentive Fee

Through December 31, 2024, the Special Limited Partner (“SLP”), Fidelity CRET LP, an affiliated entity of the Investment Manager and the Trustee, held a performance participation interest in the Operating Partnership that entitled the SLP to receive an allocation from the Operating Partnership equal to 12.5% of the total return (sum of all distributions plus change in aggregate NAV for the period). Per the terms of the agreement, the SLP was entitled to start receiving this allocation once the shareholders had received a 5% return, including recovering any loss carryforward. The allocation continued until the total allocation between the SLP and the shareholders was 12.5% and 87.5%, respectively. Such allocation was made and paid annually and accrued monthly. The performance participation allocation could be paid, at the SLP’s election, in either (i) cash or (ii) Operating Partnership units with an aggregate value equivalent to the cash fee otherwise payable. For the year ended

December 31 2024, the SLP elected to receive $10,000 of the performance participation allocation in Operating Partnership units and the remainder of their allocation in cash.

Effective January 1, 2025, the Company amended the performance participation allocation described above to change the nature of the performance participation from an allocation to an incentive fee. With this amendment, the incentive fee is payable to the Investment Manager and is no longer an allocation to the SLP. The incentive fee is calculated in a consistent manner as the previous performance participation allocation as disclosed above. Such fee accrues monthly and is paid annually. The fee can be paid, at the Investment Manager’s election, in either (i) cash or (ii) Operating Partnership units with an aggregate value equivalent to the cash fee otherwise payable.

The allocation is recognized as Performance Participation Allocation on the Company’s Consolidated Statements of Operations in the amount of $2,731,835 for the year ended December 31, 2024. The fee is recognized as Incentive Fee on the Company’s Consolidated Statements of Operations in the amount of $2,873,858 for the year ended December 31, 2025.

Expense Limitation

The Investment Manager and the Trustee have agreed to waive reimbursement from the Company, or to reimburse the Company for, any operating expenses to the extent necessary to ensure that the cumulative Company operating expenses do not, as of the last day of any calendar year, exceed an amount equal to 0.40% of the average monthly NAV (as calculated as of the last calendar day of each month) for the calendar year. The expense limitation is recognized as Expense Limitation on the Company’s Consolidated Statements of Operations. The expense limitation amounted to $0 for the years ended December 31, 2025 and 2024.

The limitation on operating expenses automatically terminated upon the earlier to occur of (i) the two-year anniversary of the date of the Initial Closing (February 1, 2023) or (ii) the date that the NAV has been at least $200 million for two consecutive complete fiscal quarters. The expense limitation was terminated on February 1, 2025.

Revolving Line of Credit

The Company has entered into a revolving line of credit agreement with FMR LLC, the parent company of the Trustee and the Investment Manager. The revolving line of credit includes a $50M commitment and the interest rate on each draw is equal to the Three-Month Treasury Bill rate plus a 1.75% margin. The maturity date of the agreement is January 27, 2026.

Pricing & Bookkeeping Fees

The Company pays the Administrator an administrative fee equal to a percentage of NAV on a tiered basis:

Net Asset Value	Rate
Up to $200M	0.08%
Greater than $200M to $400M	0.07%
Greater than $400M	0.06%

The Company records these costs as a component of General & Administrative Expenses on the Company’s Consolidated Statements of Operations. The Company incurred $228,582 and $152,297 in pricing & bookkeeping fees for the years ended December 31, 2025 and 2024, respectively.

Affiliate Ownership

An affiliate of the Investment Manager held 1,631,356 shares (5.16% of total shares outstanding) of the Company’s common stock as of December 31, 2025 and 1,238,266 shares (6.36% of total shares outstanding) as of December 31, 2024.

Note 12. Commitments and Contingencies

In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. As of December 31, 2025 and 2024, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.

Note 13. Subsequent Events

In preparation of these consolidated financial statements, management has evaluated the events and transactions subsequent to December 31, 2025 through March 25, 2026, the date when the consolidated financial statements were available to be issued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Company’s consolidated financial statements except as disclosed below.

Revolving Line of Credit

The Company’s revolving line of credit agreement with FMR LLC, which was to mature on January 27, 2026, was extended under the existing terms detailed in Note 7 until it was amended effective March 18, 2026. The amended revolving line of credit includes a $50M commitment and the interest rate on each draw is equal to the Secured Overnight Financing Rate (SOFR) plus a 1.75% margin. The Company will also pay an annual facility fee in the amount of 0.15% of the total commitment as well as an undrawn commitment fee of 0.15% of any undrawn commitment. The maturity date of the agreement is on the third anniversary of the amended date, March 18, 2029. The maturity date shall be extended automatically for one three-year period unless either FMR LLC or the Company states that they do not intend to extend the agreement 30 days before the then-current maturity date.

In connection with the reissuance of the financial statements, management has evaluated the events and transactions through April 28, 2026, the date the financial statements were available to be reissued, and determined that there are no subsequent events or transactions that would require adjustments to or disclosures in the Company’s consolidated financial statements.

Schedule III — Real Estate and Accumulated Depreciation as of December 31, 2025

				Initial Cost		Costs Capitalized Subsequent to Acquisition		Gross Amounts at which Carried at the Close of Period (1)
Description	Property Type (3)	Location	Encumbrances	Land & Land Improvements	Building & Building Improvements	Land & Land Improvements	Building & Building Improvements	Land & Land Improvements	Building & Building Improvements	Total	Accumulated Depreciation (2)	Year Acquired
Creekstone	Other	Durham, NC	$10,350,000	$3,087,388	$13,525,654	$—	$152,204	$3,087,388	$13,677,858	$16,765,246	$(1,767,213)	2023
Chandler Crossroads I	Industrial	Chandler, AZ	6,660,000	4,033,625	11,488,069	—	80,413	4,033,625	11,568,482	15,602,107	(1,201,185)	2023
Chandler Crossroads II	Industrial	Chandler, AZ	9,400,000	4,617,791	15,806,537	—	1,671,006	4,617,791	17,477,543	22,095,334	(2,285,122)	2023
Northmark Commerce Center	Industrial	Haltom City, TX	12,250,000	6,248,700	19,650,005	—	1,488,936	6,248,700	21,138,941	27,387,641	(2,034,596)	2023
Thurmon Tanner
Logistics Center A	Industrial	Flowery Branch, GA	31,111,000	9,111,948	43,303,532	—	—	9,111,948	43,303,532	52,415,480	(2,931,859)	2024
85 Exchange Building F	Industrial	Concord, NC	—	5,205,946	29,682,631	—	—	5,205,946	29,682,631	34,888,577	(157,159)	2025
Trails at Silverdale	Retail	Silverdale, WA	32,615,100	7,859,890	51,944,810	153,461	496,837	8,013,351	52,441,647	60,454,998	(5,088,940)	2023
Riverway Plaza	Retail	Weymouth, MA	12,732,500	20,823,390	10,673,504	370,519	79,675	21,193,909	10,753,179	31,947,088	(1,310,952)	2024
Independence Square	Retail	Plano, TX	13,500,000	13,309,334	12,013,057	140,000	144,950	13,449,334	12,158,007	25,607,341	(587,690)	2025
Gold Star Crossing	Retail	Worcester, MA	—	10,548,305	18,322,116	—	—	10,548,305	18,322,116	28,870,421	(64,571)	2025
Millside at Heritage Park	Residential	Canton, MA	7,987,500	3,456,669	21,564,271	—	491,036	3,456,669	22,055,307	25,511,976	(2,383,472)	2023
Sylva on Main	Residential	Bellevue, WA	16,500,000	4,006,434	25,054,984	—	1,197,186	4,006,434	26,252,170	30,258,604	(1,195,723)	2024
3200 Washington	Residential	Boston, MA	—	8,441,421	26,997,198	—	—	8,441,421	26,997,198	35,438,619	(474,686)	2025

Portfolio Total			$153,106,100	$100,750,841	$300,026,368	$663,980	$5,802,243	$101,414,821	$305,828,611	$407,243,432	$(21,483,168)

(1)	As of December 31, 2025, the aggregate tax basis of the portfolio was $427,223,864.
(2)	Refer to Note 2 of the Consolidated Financial Statements for details of depreciable lives.
(3)	Other includes properties that do not meet any of the other asset categories. As of December 31, 2025, Other consists of a medical office property.

The total included on Schedule III does not include Furniture, Fixtures and Equipment totaling $2,649,516. Accumulated Depreciation does not include $563,030 of accumulated depreciation related to Furniture, Fixtures and Equipment.

The following table summarizes activity for real estate and accumulated depreciation for the years ended December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Real Estate
Balance at the beginning of the year	$280,846,067	$164,996,867
Additions during the year	88,483,425	81,652,383
Building and building improvements
Land and land improvements	37,913,940	34,196,817

Balance at the end of the year	$407,243,432	$280,846,067

Accumulated Depreciation
Balance at the beginning of the year	$(10,378,134)	(2,596,291)
Accumulated depreciation	(11,105,034)	(7,781,843)

Balance at the end of the year	$(21,483,168)	$(10,378,134)